EXHIBIT 4.1

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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              Master Servicer No. 1

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                              Master Servicer No. 2

                                    NCB, FSB,
                              Master Servicer No. 3

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                             Special Servicer No. 1

                       NATIONAL CONSUMER COOPERATIVE BANK,
                             Special Servicer No. 2

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT


                            Dated as of March 1, 2006


                                 $3,003,562,222
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1




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

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Certain Calculations..........................................
Section 1.03  General Interpretive Principles...............................
Section 1.04  Certain Matters with Respect to the Saint Louis Galleria
                Total Loan..................................................
Section 1.05  Certain Considerations Regarding Reimbursements of
               Nonrecoverable Advances and Workout-Delayed Reimbursement
               Amounts......................................................


                                   ARTICLE II

                CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Loans...........................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations, Warranties and Covenants of the Depositor;
                Repurchase and Substitution of Loans by the Responsible Parties for Defects in Mortgage Files, Breaches of
                Representations and Warranties and Other Matters............
Section 2.04  Issuance of Carlton Court Apartments Loan REMIC Regular
                Interest and Uncertificated Lower-Tier Interests;
                Execution of Certificates...................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  General Servicing Matters.....................................
Section 3.02  Collection of Loan Payments...................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts..........................................
Section 3.04  The Collection Accounts, Distribution Account and Excess
                Interest Distribution Account...............................
Section 3.05  Permitted Withdrawals from the Collection Accounts and the
                Distribution Account........................................
Section 3.06  Investment of Funds in the Collection Accounts, Junior Loan
                Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest Reserve Account and Excess Liquidation
                Proceeds Account............................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions and
                Fidelity Coverage...........................................
Section 3.08  Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses;
                Assumption Agreements; Defeasance Provisions;
                Other Provisions............................................
Section 3.09  Realization Upon Defaulted Loans..............................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.11  Servicing Compensation........................................
Section 3.12  Reports to the Trustee; Collection Account Statements.........
Section 3.13  [Reserved]....................................................
Section 3.14  [Reserved]....................................................
Section 3.15  Access to Certain Information.................................
Section 3.16  Title to REO Property; REO Account............................
Section 3.17  Management of REO Property....................................
Section 3.18  Sale of Defaulted Loans and REO Properties....................
Section 3.19  Additional Obligations of the applicable Master Servicer and Special Servicer; Inspections; Appraisals...............
Section 3.20  Modifications, Waivers, Amendments and Consents...............
Section 3.21  Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping; Asset Status Report.......
Section 3.22  Sub-Servicing Agreements......................................
Section 3.23  Representations, Warranties and Covenants of the
                Master Servicers............................................
Section 3.24  Representations, Warranties and Covenants of the Special
                Servicers...................................................
Section 3.25  Limitation on Liability of the Directing Certificateholder....
Section 3.26  [Reserved]....................................................
Section 3.27  Lock-Box Accounts and Servicing Accounts......................
Section 3.28  Interest Reserve Account......................................
Section 3.29  Limitations on and Authorizations of the Master Servicers
                and Special Servicers with Respect to Certain Loans.........
Section 3.30  REMIC and Grantor Trust Administration........................
Section 3.31  Master Servicer and Special Servicer May Own Certificates.....
Section 3.32  Certain Matters with Respect to the Saint Louis Galleria
                Total Loan..................................................
Section 3.33  Servicing of the Carlton Court Apartments Non-Pooled Portion..


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.................................................
Section 4.02  Statements to Certificateholders; Reports by Trustee; Other
                Information Available to the Holders and Others.............
Section 4.03  P&I Advances..................................................
Section 4.04  Allocation of Collateral Support Deficit......................
Section 4.05  Allocations of Uncovered Prepayment Interest Shortfall
                Amounts.....................................................
Section 4.06  Reserved......................................................
Section 4.07  Grantor Trust Reporting.......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Transfer and Exchange of Certificates.........
Section 5.03  Book-Entry Certificates.......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.05  Persons Deemed Owners.........................................
Section 5.06  Certification by Certificateholders and Certificate Owners....


                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS

Section 6.01  Liability of the Depositor, the Master Servicers and the
                Special Servicers...........................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor,
                the Master Servicers or the Special Servicers...............
Section 6.03  Limitation on Liability of the Trustee, the Depositor, the
                Master Servicers, the Special Servicers and Others..........
Section 6.04  Master Servicers and Special Servicers Not to Resign..........
Section 6.05  Rights of the Depositor in Respect of the Master Servicers
                and the Special Servicers...................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Master Servicer and Special Servicer
                Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor......................
Section 7.03  Notification to Certificateholders............................
Section 7.04  Waiver of Events of Default...................................
Section 7.05  Trustee Advances..............................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
                Certificates or Loans.......................................
Section 8.04  Trustee May Own Certificates..................................
Section 8.05  Fees and Expenses of Trustee; Reimbursements and Other
                Payments to Trustee.........................................
Section 8.06  Eligibility Requirements for Trustee..........................
Section 8.07  Resignation and Removal of the Trustee........................
Section 8.08  Successor Trustee.............................................
Section 8.09  Merger or Consolidation of Trustee............................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.................
Section 8.11  Appointment of Custodians.....................................
Section 8.12  Access to Certain Information.................................
Section 8.13  Representations, Warranties and Covenants of the Trustee......


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All Loans.......
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement; Counterparts........................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law.................................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Grant of a Security Interest..................................
Section 10.08 Successors and Assigns; Beneficiaries.........................
Section 10.09 Article and Section Headings..................................
Section 10.10 Notices to Rating Agencies....................................


                                   ARTICLE XI

                 EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness.........................
Section 11.02 Reserved......................................................
Section 11.03 Information to be Provided by each Master Servicer, the Special Servicers, the Trustee and each Servicing
                Function Participant........................................
Section 11.04 Reserved......................................................
Section 11.05 Filing Obligations............................................
Section 11.06 Form 10-D Filings.............................................
Section 11.07 Form 10-K Filings.............................................
Section 11.08 Sarbanes-Oxley Certification..................................
Section 11.09 Form 8-K Filings..............................................
Section 11.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments
                to Exchange Act Reports.....................................
Section 11.11 Annual Compliance Statements..................................
Section 11.12 Annual Reports on Assessment of Compliance with Servicing
                Criteria....................................................
Section 11.13 Annual Independent Public Accountants' Attestation............
Section 11.14 Exchange Act Reporting Indemnification........................
Section 11.15 Amendments....................................................
Section 11.16 Exchange Act Report Signatures; Delivery of Notices;
               Interpretation of Grace Periods..............................
Section 11.17 Termination of the Trustee....................................


EXHIBITS

A-1 Form of Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates
A-2      Form of Class A-X and Class A-Y Certificates
A-3      Form of Class G, Class H, Class J, Class K, Class L, Class M,
         Class N, Class O, Class P, Class Q and Class S Certificates
A-4      Form of Class V Certificates
A-5      Form of Class R Certificates
A-6      Form of Class CCA Certificates
B        Mortgage Loan Schedule
C-1      List of Additional Collateral Loans
C-2      List of Mezzanine Loans
D        Form of [Master] [Special] Servicer Request for Release
E        Form of Statement to Certificateholders
F-1A     Form I of Transferor Certificate for Transfers of Non-Registered
         Certificates
F-1B Form II of Transferor Certificate for Transfers of Non-Registered Certificates
F-1C Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-1D Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-2A Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2B Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2C Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
F-2D Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
G-1 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully Registered, Certificated Form)
G-2 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in Book-Entry Form)
H-1      Form of Residual Transfer Affidavit for Transfers of Class R
         Certificates
H-2      Form of Transferor Certificate for Transfers of Class R
         Certificates
I        Form of Acknowledgement of Proposed Special Servicer
J        Form of Lost Note Affidavit
K        List of Sub-Servicers
L        Form of Sarbanes-Oxley Certification
M        List of Broker Strip Loans
N        Reserved
O        Form of Custodial Certification
P        Form of Notice Regarding Defeasance of Mortgage Loan
Q        Form of Subordination Agreement of Co-op Loans
R        Reserved
S-1      Form of Information Request from Certificateholder or Certificate
         Owner
S-2      Form of Information Request from Prospective Investor
T        Class A-AB Targeted Principal Balance Table
U        Relevant Servicing Criteria
V        Additional Form 10-D Disclosure
W        Additional Form 10-K Disclosure
X        Form 8-K Disclosure
Y        Additional Notification Disclosure

      This Pooling and Servicing Agreement (this "Agreement"), is dated as of March 1, 2006, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer No. 1, KEYCORP REAL ESTATE CAPITAL MARKETS, INC, as Master Servicer No. 3, NCB, FSB, as Master Servicer No. 3, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer No. 1, NATIONAL CONSUMER COOPERATIVE BANK, as Special Servicer No. 2, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

      The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued under this Agreement in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Carlton Court Apartments REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest, the Excess Interest Distribution Account and the Broker Strip Interest (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code (the "Grantor Trust"). The Class V Certificates will represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Excess Interest and the Excess Interest Distribution Account and each Broker Strip Payee shall be treated as owning an undivided beneficial interest in the portion of the Grantor Trust consisting of the related Broker Strip Interest. Additionally, the Trust shall not include any Junior Loan, any interest of any Junior Loan Holder or any Junior Loan Custodial Account.

                                UPPER-TIER REMIC

      As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC". The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X, Class A-Y, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class CCA Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC, will be evidenced by the Class R Certificates.

      The following table sets forth the designation, the initial Pass-Through Rate (as defined herein), and the aggregate initial principal amount (the "Original Class Principal Balance") or notional balance ("Original Class Notional Amount"), as applicable, for each Class of Certificates comprising the "regular interests" in the Upper-Tier REMIC:

                                                Original Class
                                            Principal Balance (or,
                                              in the case of the
                             Initial        Class A-X or Class A-Y
                          Pass-Through      Certificates, Original
  Class Designation          Rate(1)        Class Notional Amount)
  -----------------          -------        ----------------------

Class A-1                    4.3670%            $  101,000,000
Class A-2                    5.5120%(2)         $  235,000,000
Class A-3                    5.7110%(3)         $  336,916,000
Class A-AB                   5.6810%(4)         $  155,000,000
Class A-4                    5.6090%(5)         $  698,000,000
Class A-1-A                  5.6110%(6)         $  576,577,000
Class A-X                    0.1380%(7)         $3,003,562,222(8)
Class A-Y                    0.1032%(9)         $  125,306,365(8)
Class A-M                    5.7375%(10)        $  300,356,000
Class A-J                    5.7375%(11)        $  236,531,000
Class B                      5.7375%(11)        $   18,772,000
Class C                      5.7375%(11)        $   37,545,000
Class D                      5.7375%(11)        $   33,790,000
Class E                      5.7375%(11)        $   22,526,000
Class F                      5.7375%(11)        $   33,790,000
Class G                      5.7375%(11)        $   30,036,000
Class H                      5.7375%(11)        $   33,790,000
Class J                      5.7375%(11)        $   30,036,000
Class K                      5.7375%(11)        $   37,544,000
Class L                      5.2400%(12)        $   15,018,000
Class M                      5.2400%(12)        $   11,263,000
Class N                      5.2400%(12)        $   11,264,000
Class O                      5.2400%(12)        $    3,754,000
Class P                      5.2400%(12)        $    3,755,000
Class Q                      5.2400%(12)        $    7,509,000
Class S                      5.2400%(12)        $   33,790,222
Class CCA                    5.6825%(13)        $    1,870,000

--------------------

(1) Expressed as a rate per annum. Approximate in the case of the Class A-X Certificates.

(2) Variable Pass-Through Rate. See definition of "Class A-2 Pass-Through Rate" herein.

(3) Variable Pass-Through Rate. See definition of "Class A-3 Pass-Through Rate" herein.

(4) Variable Pass-Through Rate. See definition of "Class A-AB Pass-Through Rate" herein.

(5) Variable Pass-Through Rate. See definition of "Class A-4 Pass-Through Rate" herein.

(6) Variable Pass-Through Rate. See definition of "Class A-1-A Pass-Through Rate" herein.

(7) Variable Pass-Through Rate. See definition of "Class A-X Pass-Through Rate" herein.

(8) Original Class Notional Amount. The Class A-X and Class A-Y Certificates will not have principal amounts and will not entitle Holders to distributions of principal.

(9) Variable Pass-Through Rate. See definition of "Class A-Y Pass-Through Rate" herein.

(10) Variable Pass-Through Rate. See definition of "Class A-M Pass-Through Rate" herein.

(11) Variable Pass-Through Rate. See definition of "Class A-J Pass-Through Rate" herein

(12) Variable Pass-Through Rate. See definition of "Class L Pass-Through Rate" herein.

(13) Adjusted fixed pass-through rate. The Class CCA Certificates will have a pass-through rate equal to 5.499190% per annum, provided, that in any month that has more or less than 30 days, such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months.

The Class R Certificates will not have a principal amount or notional balance and will not bear interest.

                                LOWER-TIER REMIC

      As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of the Broker Strip Interest and Excess Interest thereon and other than the Carlton Court Apartments Loan) and the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC". The Class LA-1, Class LA-2, Class LA-3, Class LA-AB, Class LA-4, Class LA-1-A, Class LA-M, Class LA-J, Class LA-Y, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ, Class LS and Class LCCA Lower-Tier Interests will constitute "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC, as well as the sole class of "residual interests" in the Upper-Tier REMIC will be evidenced by the Class R Certificates.

      The following table sets forth, for each Class of Sequential Pay Certificates and the Class A-Y Certificates (the "Corresponding Certificates"), the corresponding Uncertificated Lower-Tier REMIC Interest or Interests (the "Corresponding Uncertificated Lower-Tier Interests"), the corresponding Component or Components of the Class A-X Certificates (the "Corresponding Components") and the Original Lower-Tier REMIC Principal Amount or Original Lower-Tier Notional Balance for each Class of Uncertificated Lower-Tier Interests.

                                           Original Lower
                                             Tier REMIC
                        Corresponding     Principal Amount      Corresponding
                       Uncertificated        or Original        Components of
   Corresponding         Lower-Tier          Lower-Tier           Class A-X
    Certificates       Interests(1)(2)    Notional Balance     Certificates(1)
    ------------       ---------------    ----------------     ---------------

     Class A-1              LA-1          $  101,000,000             A-1
     Class A-2              LA-2          $  235,000,000             A-2
     Class A-3              LA-3          $  336,916,000             A-3
     Class A-AB             LA-AB         $  155,000,000            A-AB
     Class A-4              LA-4          $  698,000,000             A-4
    Class A-1-A            LA-1-A         $  576,577,000            A-1-A
     Class A-M              LA-M          $  300,356,000             A-M
     Class A-J              LA-J          $  236,531,000             A-J
      Class B                LB           $   18,772,000              B
      Class C                LC           $   37,545,000              C
      Class D                LD           $   33,790,000              D
      Class E                LE           $   22,526,000             E-
      Class F                LF           $   33,790,000              F
      Class G                LG           $   30,036,000              G
      Class H                LH           $   33,790,000              H
      Class J                LJ           $   30,036,000              J
      Class K                LK           $   37,544,000              K
      Class L                LL           $   15,018,000              L
      Class M                LM           $   11,263,000              M
      Class N                LN           $   11,264,000              N
      Class O                LO           $    3,754,000              O
      Class P                LP           $    3,755,000              P
      Class Q                LQ           $    7,509,000              Q
      Class S                LS           $   33,790,222              S
     Class CCA              LCCA          $    1,870,000             N/A
     Class A-Y              LA-Y          $  125,306,365             N/A

--------------------

(1) The Uncertificated Lower-Tier Interests and the Components of the Class A-X Certificates that correspond to any particular Class of Sequential Pay Certificates (the "Corresponding Class of Sequential Pay Certificates") also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interests" and the "Corresponding Components," respectively, with respect to each other.

(2) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests other than the Class LA-Y and Class LCCA Lower-Tier Interests is the Weighted Average Net Mortgage Rate; with respect to the Class LA-Y Lower-Tier Interest is the Class A-Y Pass-Through Rate; and with respect to the Class LCCA Uncertificated Interest is the Class CCA Pass-Through Rate.

      The Class R Certificates will not have principal amounts or notional balances and will not bear interest.

                       CARLTON COURT APARTMENTS LOAN REMIC

      The Trustee shall elect or shall cause an election to be made to treat the Carlton Court Apartments Loan as a single-loan REMIC (the "Carlton Court Apartments Loan REMIC"). The Loan REMIC Regular Interests will evidence the "regular interests" in the Carlton Court Apartments Loan REMIC and will be held as assets of the Lower-Tier REMIC. The sole class of Carlton Court Apartments Loan REMIC Residual Interest in the Carlton Court Apartments Loan REMIC will be evidenced by the Class R Certificates.

      The following table sets forth the principal amounts and per annum rates of interest for the Carlton Court Apartments Loan REMIC Regular Interests and the Class R Certificates:

                                             Original Loan
                  Class    Interest Rate     REMIC Balance
                  -----    -------------     -------------
                    A        5.499190%(1)    $19,530,000(1)
                    B        5.499190%(2)    $ 1,870,000(2)
                    R(3)      None(4)            None(4)

--------------------

(1) The Carlton Court Apartments Loan REMIC Regular Interest A shall have an interest rate and principal amount equal to the Net Mortgage Pass-Through Rate and Principal Amount of the Carlton Court Apartments Pooled Portion.

(2) The Carlton Court Apartments Loan REMIC Regular Interest B shall have an interest rate and principal amount equal to the Net Mortgage Pass-Through Rate and Principal Amount of the Carlton Court Apartments Non-Pooled Portion.

(3) In respect of the sole class of residual interests in the Carlton Court Apartments Loan REMIC.

(4) The Class R Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Class CCA Distribution Amounts remaining in the Carlton Court Apartments Loan REMIC Distribution Account after distributing the amounts distributable in respect of the Carlton Court Apartments Loan REMIC Regular Interests on each Distribution Date shall be distributed to the Holders of the Class R Certificates as owners of the residual interest in the Carlton Court Apartments Loan REMIC.

      The parties intend that (i) the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a portion of a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and the Class V Certificates shall represent undivided beneficial interests in such portion of the Grantor Trust, and (ii) the portion of the Trust Fund representing the Broker Strip Interest and any amounts on deposit in the Collection Account representing the Broker Strip Interest shall be treated as a portion of a grantor trust under subpart E of
Part I of subchapter J of Chapter 1 of Subtitle A of the Code and the each Broker Strip Payee shall own an undivided beneficial interest in the related portion of the Grantor Trust.

      As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $3,003,562,222.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers, the Special Servicers and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms. Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      "30/360 Basis": The accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis or the Fed Ex Central Distribution Center Loan during the related Fixed Interest Period.

      "A Loan": Each CBA A Loan, each of which are senior in right of payment to the related Junior Loan(s), if any.

      "A Note": With respect to any A Loan, the Mortgage Note included in the Trust Fund, which is senior in right of payment to the related Junior Loan, if any, to the extent set forth in the related Intercreditor Agreement.

      "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates as well as the Class CCA Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class (or, in the case of a Class of Interest-Only Certificates, on the Class Notional Amount thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on a 30/360 Basis.

      "Accrued Component Interest Amount": With respect to each Component of the Class A-X Certificates for any Distribution Date, an amount equal to interest for the related Interest Accrual Period at the Class A-X Strip Rate, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. The Accrued Component Interest Amount for each Component shall be calculated on a 30/360 Basis.

      "Actual/360 Basis": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis or the Fed Ex Central Distribution Center Loan after the expiration of the related Fixed Interest Period.

      "Additional Collateral": With respect to the Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

      "Additional Collateral Loan": Any of the Loans identified on Exhibit C-1 hereto.

      "Additional Disclosure Notification:" The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit Y.

      "Additional Form 10-D Disclosure:" As defined in Section 11.06.

      "Additional Form 10-K Disclosure:" As defined in Section 11.07.

      "Additional Review Period": As defined in Section 3.21(e).

      "Additional Servicer": Individually or collectively, (x) each Affiliate of any party as described by Section 1108(a)(2)(ii) of Regulation AB that Services any of the Loans and (y) each Person who is not an Affiliate of any party as described by Section 1108(a)(2)(iii) of Regulation AB, other than the Trustee, who Services 10% or more of the Loans (calculated by Stated Principal Balance).

      "Additional Servicing Compensation": As defined in Section 3.11(a).

      "Additional Trust Fund Expenses": An expense of the Trust Fund that (i) arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of a Master Servicer and/or a Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

      "Advance": Any P&I Advance or Servicing Advance.

      "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable.

      "Adverse REMIC Event": As defined in Section 3.30(f).

      "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

      "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss. 225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable.

      "Appraisal Reduction Amount": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the applicable Special Servicer equal to the excess, if any, of: (a) the Stated Principal Balance of such Loan; over (b) the excess, if any, of (i) the sum of
(A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the applicable Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the applicable Special Servicer's review of the Appraisal or such other information as the applicable Special Servicer deems relevant) of the related Mortgaged Property as determined (1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or (2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or an internal valuation performed by the applicable Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable Master Servicer which are posted as additional security for payments due on the Loan, over (ii) the sum of (X) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Master Servicer or the Trustee); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to such Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c) the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event; and provided, further, that, if the related Mortgaged Property has become an REO Property, then references to "Loan" above in this definition shall include any successor REO Loan with respect to the subject Loan.

      In the case of the Saint Louis Galleria Loan (or any successor REO Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the Saint Louis Galleria Total Loan (or any successor REO Loans with respect thereto), as if it was a single Loan (or single REO Loan), and any Appraisal Reduction Amount shall be allocated first to the Saint Louis Galleria Junior Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), and then to the Saint Louis Galleria Loan (or any successor REO Loan with respect thereto). In the case of any CBA A Loan (or any successor REO Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related CBA A/B Loan Pair (or any successor REO Loans with respect thereto), as if it was a single Loan (or a single REO Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Loan with respect thereto), up to the outstanding principal balance of such Junior Loan (or REO Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Loan with respect thereto).

      Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Loan or any successor REO Loan with respect thereto will be reduced to zero as of the date such Loan or such REO Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

      "Appraisal Reduction Event": With respect to any Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a Balloon Payment, such date may extend until the Loan becomes a Specially Serviced Loan), (ii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Loan by the applicable Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after such Loan becomes an REO Loan; provided, however, that there shall be no reduction in P&I Advances if an Appraisal Reduction Event shall occur on and after the dates when the aggregate of the Class Principal Balances of all Classes of Sequential Pay Certificates (other than the Class A Sequential Pay Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer, the Trustee and, with respect to any Loan Combination, the related Junior Loan Holder, promptly upon the occurrence of any of the foregoing events

      "Appraised Value": With respect to any Mortgaged Property (other than a residential cooperative property), the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the Loan, and with respect to any Mortgaged Property that is a residential cooperative property, the value of such property as shown in the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement, or obtained in connection with the origination of the Loan, as applicable, and determined as if such property were operated as a cooperatively-owned multifamily residential building (generally equaling the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property).

      "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

      "ARD Loan": Any Loan that is designated as such on the Mortgage Loan Schedule.

      "Asset Status Report": As defined in Section 3.21(e).

      "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to Master Servicer No. 2 or Master Servicer No. 3 or their permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

      "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

      "Assumed Scheduled Payment": For any Due Period shall mean the following:

            (a) with respect to any Loan or Junior Loan that is delinquent in respect of its Balloon Payment (and, if applicable, any successor REO Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on such Loan or Junior Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Loan or Junior Loan, and (ii) one month's interest on the Stated Principal Balance of such Loan or Junior Loan (or, if applicable, any successor REO Loan with respect thereto) as of the end of such Due Period at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any A Loan or Junior Loan shall be calculated solely by reference to the terms of such A Loan or Junior Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Borrower or pursuant to a modification, waiver or amendment thereof granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement; and

            (b) any REO Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on the related Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Loan, and (ii) one month's interest on the Stated Principal Balance of such REO Loan as of the end of such Due Period at the applicable Mortgage Rate.

      "Available Class CCA Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Carlton Court Apartments Loan (and any related REO Property) allocable to the Carlton Court Apartments Non-Pooled Portion as provided in Section 3.33 and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of the following amounts, to the extent allocable to the Carlton Court Apartments Non-Pooled Portion:

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

                  (ii) all Principal Prepayments, Balloon Payments, Liquidation
            Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with a repurchase of the Carlton Court Apartments Loan pursuant to Section 2.03(b), and all other unscheduled recoveries, in each case to the extent received after the related Determination Date;

                  (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xvii), inclusive, of Section 3.05(a);

                  (iv) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (ii) through (iv), inclusive, of Section 3.05(b);

                  (v) all Prepayment Premiums and Yield Maintenance Charges;

                  (vi) any net interest or net investment income on funds on deposit in the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested; and

                  (vii) with respect to any Distribution Date relating to each
            Interest Accrual Period ending in each February or in any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of the Carlton Court Apartments Non-Pooled Portion as of the Distribution Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.29.

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Carlton Court Apartments Non-Pooled Portion from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) all funds released from the Interest Reserve Account for distribution on such Distribution Date to the Carlton Court Apartments Non-Pooled Portion; and

            (d) the portion of any payments made by the Holders of the Class CCA Certificates attributable to interest or principal on the Carlton Court Apartments Non-Pooled Portion pursuant to Section 3.33.

      "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) (other than amounts relating to the Carlton Court Apartments Non-Pooled Portion) on or prior to the related Determination Date and on deposit in the respective Collection Accounts as of the close of business on the Business Day preceding the Master Servicer Remittance Date, exclusive of any portion of such aggregate amount that is comprised of one or more of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

                  (ii) all amounts in the Collection Accounts that are payable or reimbursable to any Person from any such account pursuant to clauses (iii) through (xvii), inclusive, and clauses (xix), (xx) and
            (xxi) of Section 3.05(a);

                  (iii) all amounts that are payable or reimbursable to any
            Person from the Distribution Account pursuant to clauses (iii) through (vi), inclusive, of Section 3.05(b);

                  (iv) all Yield Maintenance Charges and all Static Prepayment
            Premiums;

                  (v) all amounts deposited in any Collection Account in error;

                  (vi) any net interest or net investment income on funds on deposit in any Collection Account or any REO Account or in Permitted Investments in which such funds may be invested;

                  (vii) with respect to any Distribution Date relating to each
            Interest Accrual Period ending in each February or in any January in a year which is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

                  (viii) all amounts received with respect to a Serviced Loan
            Combination that are required to be paid to any related Junior Loan Holder, as applicable, pursuant to the terms of the related Junior Loan, as applicable, and the related Intercreditor Agreement (which amounts will be deposited into the related Junior Loan Custodial Account pursuant to Section 3.04 and/or Section 3.05, and withdrawn from such accounts pursuant to Section 3.05);

                  (ix) Excess Interest; and

                  (x) Excess Liquidation Proceeds;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Loans in the Mortgage Pool from any REO Account to any Collection Account for such Distribution Date pursuant to Section 3.16(c) (other than with respect to the Carlton Court Apartments Non-Pooled Portion);

            (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Pool by the Master Servicers and/or the Trustee, as applicable, for such Distribution Date (other than with respect to the Carlton Court Apartments Non-Pooled Portion) pursuant to Section 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date (other than with respect to the Carlton Court Apartments Non-Pooled Portion);

            (e) the portion of any Cure Payments made by the Holders of the Class CCA Certificates attributable to principal or interest on the Carlton Court Apartments Pooled Portion pursuant to Section 3.33;

            (f) any and all payments required to be made by the Master Servicers pursuant to Section 3.02(f);

            (g) the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

            (h) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the applicable Master Servicer or Special Servicer), made by any Saint Louis Galleria Junior Loan Holder or any CBA B Loan Holder pursuant to the terms of the related Intercreditor Agreement during the related Due Period and allocable to principal or interest with respect to the related Loan.

      "Balloon Loan": Any Loan or Junior Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization prior to its Maturity Date.

      "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Balloon Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

      "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

      "Base Interest Fraction": With respect to any Principal Prepayment or other early collection of principal on any Loan (or any successor REO Loan with respect thereto) and any of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan (or REO Loan) exceeds (ii) the Yield Rate (as provided by the applicable Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan (or REO Loan) and (y) the Pass-Through Rate described in clause
(a)(i) above, then the Base Interest Fraction shall be zero.

      "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

      "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

      "Borrower": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

      "Breach": As defined in Section 2.03(b).

      "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Loan at the Broker Strip Rate for such Loan.

      "Broker Strip Interest": With respect to each Broker Strip Loan, interest accrued on the principal balance of such loan at the Broker Strip Rate for such Loan.

      "Broker Strip Loans": The Loans listed on Exhibit M hereto.

      "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit M hereto with respect to such Loan.

      "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit M hereto with respect to such Loan.

      "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where any Collection Account, the Distribution Account, the Trustee, any Master Servicer or any Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

      "Carlton Court Apartments Collateral Support Deficit": As defined in
Section 4.04.

      "Carlton Court Apartments Loan": The Loan with an original principal balance of $21,400,000 that is secured by a Mortgage on the Carlton Court Apartments Property (including the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion).

      "Carlton Court Apartments Loan REMIC" shall mean, the REMIC constituted by the Carlton Court Apartments Loan (exclusive of any Post-ARD Additional Interest or Default Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account, the Carlton Court Apartments Loan REMIC Distribution Account, the Interest Reserve Account or any REO Account in respect thereof, with respect to which the Trustee will make an election to be treated as a "real estate mortgage investment conduit" within the meaning of the REMIC Provisions.

      "Carlton Court Apartments Loan REMIC Distribution Account" shall mean the account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Carlton Court Apartments Loan REMIC Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account. As of the Closing Date, the Carlton Court Apartments Loan REMIC Distribution Account shall be a sub-account of the Distribution Account.

      "Carlton Court Apartments Loan REMIC Regular Interest" shall mean, each of the two uncertificated regular interests represented by the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion, viz., Carlton Court Apartments Loan REMIC Regular Interest A and Carlton Court Apartments Loan REMIC Regular Interest B, respectively.

      "Carlton Court Apartments Loan REMIC Regular Interest A" shall mean the uncertificated regular interest in the Carlton Court Apartments Loan REMIC corresponding to the Carlton Court Apartments Pooled Portion.

      "Carlton Court Apartments Loan REMIC Regular Interest B" shall mean the uncertificated regular interest in the Carlton Court Apartments Loan REMIC corresponding to the Carlton Court Apartments Non-Pooled Portion.

      "Carlton Court Apartments Loan REMIC Residual Interest" shall mean, the sole class of "residual interest" in the Carlton Court Apartments Loan REMIC, represented by the Class R Certificates.

      "Carlton Court Apartments Non-Pooled Portion": The portion of the Carlton Court Apartments Loan, with a Stated Principal Balance as of the Cut-off Date of $1,870,000, subordinated to the Carlton Court Apartments Pooled Portion, and an interest rate of 5.499190% per annum. The holders of the Class CCA Certificates will be entitled to receive all amounts payable with respect to the Carlton Court Apartments Non-Pooled Portion.

      "Carlton Court Apartments Pooled Portion": The portion of the Carlton Court Apartments Loan, with a Stated Principal Balance as of the Cut-off Date of $19,530,000 senior to the Carlton Court Apartments Non-Pooled Portion, and an interest rate of 5.499190% per annum. The Regular Certificates (other than the Class CCA Certificates and the Class A-Y Certificate) will be entitled to receive all amounts payable with respect to the Carlton Court Apartments Pooled Portion.

      "Carlton Court Apartments Principal Distribution Amount" shall mean, with respect to any Distribution Date, the portion of the Principal Distribution Amount attributable to the Carlton Court Apartments Loan.

      "Carlton Court Apartments Non-Pooled Portion Principal Distribution Amount" shall mean, with respect to any Distribution Date, the portion of the Carlton Court Apartments Principal Distribution Amount attributable to the Carlton Court Apartments Non-Pooled Portion.

      "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into a Collection Account or a Servicing Account, or to remit to the Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

      "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

      "CBA A Loan": The Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Westgate West, Homewood Suites Colorado Springs, AIMCO Trinity Place Apartments, Huck Finn Shopping Center, Bowling Green Plaza and Copperas Cove Plaza, respectively, each of which Loans are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA Intercreditor Agreement.

      "CBA A/B Loan Pair": Any CBA A Loan together with the related CBA B Loan.

      "CBA A/B Material Default": With respect to a CBA A/B Loan Pair, a "Material Default" under, and within the meaning of, the related Intercreditor Agreement.

      "CBA B Loan": With respect to each CBA A Loan, the mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged Property as such CBA A Loan, which subordinate mortgage loan is not included in the Trust Fund.

      "CBA B Loan Holder": With respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.

      "CBA Intercreditor Agreement": With respect to each CBA A/B Loan Pair, the related intercreditor agreement entered into by and between the holder of the related CBA A Loan and the related CBA B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.

      "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2006-C1, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.

      "Certificate Notional Amount": With respect to any Class A-X or Class A-Y Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-Y Notional Amount, as applicable.

      "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

      "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then principal balance of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the subject Class of Sequential Pay Certificates.

      "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

      "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, a Master Servicer or a Special Servicer, any Certificate registered in the name of such Trustee, Master Servicer, Special Servicer or any Affiliate of any of them, as applicable, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class (or the Directing Certificateholder) or the exercise of a Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, a Master Servicer or a Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of a Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

      "Certification Parties" has the meaning set forth in Section 11.08.

      "Certifying Person" has the meaning set forth in Section 11.08.

      "Certifying Servicer" has the meaning set forth in Section 11.11.

      "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical and, if applicable, numerical class designation.

      "Class A Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1-A Certificate.

      "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-1 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.3670%.

      "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-1-A Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6110% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-2 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5120% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-3 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.7110% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-AB Certificate": A Certificate designated as "Class A-AB" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-AB Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6810% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-4 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6090% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class A-M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.7500% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-J" Certificate": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of Exhibit A-2 hereto.

      "Class A-J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, substantially in the form of Exhibit A-2 hereto.

      "Class A-X Component": Each of the Components.

      "Class A-X Notional Amount": With respect to the Class A-X Certificates, as of any date of determination, the sum of then Component Notional Amounts of all of the Class A-X Components.

      "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-X Strip Rates of the Class A-X Components for (and weighted on the basis of their respective Component Notional Balances immediately prior to) for such Distribution Date.

      "Class A-X Strip Rate": With respect to any Class A-X Component (for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (provided, that in no event shall any Class A-X Strip Rate be less than zero).

      "Class A-Y Certificate": A Certificate designated as "Class A-Y" on the face thereof, substantially in the form of Exhibit A-2 hereto.

      "Class A-Y Notional Amount": With respect to the Class A-Y Certificates, as of any date of determination, the then aggregate Stated Principal Balance of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto.

      "Class A-Y Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-Y Strip Rates of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto for (and weighted on the basis of their respective Stated Principal Balances immediately prior to) such Distribution Date.

      "Class A-Y Strip Rate": With respect to any Specially Designated Co-op Loan (and any successor REO Loan with respect thereto), for any Distribution Date, a rate per annum equal to either: (1) if such Loan accrues interest on a 30/360 Basis, 0.10%; and (2) if such Loan accrues interest on an Actual/360 Basis, the product of (a) 0.10%, multiplied by (b) a fraction, the numerator of which is the number of days in the Interest Accrual Period that corresponds to such Distribution Date, and the denominator of which 30.

      "Class B Certificate": A Certificate designated as "Class B" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class CCA Cure Period": As defined in Section 3.33(c).

      "Class CCA Purchase Date": As defined in Section 3.33(b).

      "Class CCA Purchase Notice": As defined in Section 3.33(b).

      "Class CCA Purchase Option Period": As defined in Section 3.33(b).

      "Class CCA Certificate": A Certificate designated as "Class CCA" on the face thereof, in the form of Exhibit A-6 hereto.

      "Class CCA Pass-Through Rate": A per annum rate equal to 5.499190% and multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

      "Class C Certificate": A Certificate designated as "Class C" on the face thereof, substantially in the form of Exhibit A-1 hereto.

      "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class D Certificate": A Certificate designated as "Class D" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class E Certificate": A Certificate designated as "Class E" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class F Certificate": A Certificate designated as "Class F" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class G Certificate": A Certificate designated as "Class G" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class H Certificate": A Certificate designated as "Class H" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class J Certificate": A Certificate designated as "Class J" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class K Certificate": A Certificate designated as "Class K" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class L Certificate": A Certificate designated as "Class L" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class LA-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-1-A Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-AB Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-4 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-M Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-J Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LA-Y Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Notional Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LB Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LC Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LCCA Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LD Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LE Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LF Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LG Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LH Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LJ Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LK Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LL Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LM Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LN Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LO Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class LP Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

      "Class M Certificate": A Certificate designated as "Class M" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class N Certificate": A Certificate designated as "Class N" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class Notional Amount": For any date of determination, the Class A-X Notional Amount or the Class A-Y Notional Amount, as applicable.

      "Class O Certificate": A Certificate designated as "Class O" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class P Certificate": A Certificate designated as "Class P" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class Q Certificate": A Certificate designated as "Class Q" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class Q Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class S Certificate": A Certificate designated as "Class S" on the face thereof, substantially in the form of Exhibit A-3 hereto.

      "Class S Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2400% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "Class Principal Balance": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a principal amount equal to the Original Class Principal Balance of such Class as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.01(a) and (ii) any Collateral Support Deficit allocated to such Class of Sequential Pay Certificates on the subject Distribution
Date pursuant to Section 4.04.

      "Class R Certificate": A Certificate designated as "Class R" on the face thereof, substantially in the form of Exhibit A-5 hereto.

      "Class V Certificate": A Certificate designated as "Class V" on the face thereof, substantially in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Class Principal Balance or Class Notional Amount.

      "Clearstream": Clearstream Banking, Luxembourg, or any successor.

      "Closing Date": March 22, 2006.

      "Clearstream": Clearstream Banking, Luxembourg, or any successor.

      "Closing Date":  March 22, 2006.

      "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers, jointly, and reasonably acceptable to the Trustee, the Special Servicers and the Directing Certificateholder.

      "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

      "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Investor Reporting Package":

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve/LOC Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Operating Statement Analysis Report, (ix) CMSA NOI Adjustment Worksheet, (x) CMSA Reconciliation of Funds and (xi) the CMSA Advance Recovery Report; and

            (c) such other reports as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally;

provided that, in the case of each Mortgaged Property securing a Co-op Loan, the respective files and reports comprising the CMSA Investor Reporting Package shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

      "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Loan Periodic Update File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

      "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Realized Loss Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Realized Loss Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

      "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

      "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

      "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

      "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

      "Collateral Support Deficit":  As defined in Section 4.04.

      "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by each Master Servicer or any Sub-Servicer on behalf of such Master Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and any related Junior Loan Holder(s) (other than a CBA B Loan Holder) and, with respect to any CBA A/B Loan Pair after the occurrence of a CBA A/B Material Default, on behalf of the related CBA B Loan Holder, as applicable, as their interests may appear, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall, subject to Section 3.04(h), be entitled substantially as follows: "[name of subject Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, and each related Junior Loan Holder, as applicable, as their interests appear, Collection Account". Any such account or accounts or, subject to Section 3.04(h), sub-accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC (except with respect to collections on the Carlton Court Apartments Loan, which shall be part of the Carlton Court Apartments Loan REMIC).

      "Column Performance Guarantee": The Guarantee dated as of March 22, 2006, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of the CSMC Mortgage Loan Seller under Section 7 of the CSMC Mortgage Loan Purchase Agreement.

      "Column Performance Guarantor": Credit Suisse USA Inc., its successor in interest or any successor guarantor under the Column Performance Guarantee.

      "Commission": The Securities and Exchange Commission.

      "Component": Any of the components of the Class A-X Certificates, which components are the respective 24 Components listed below.

      "Component A-1": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1 Lower-Tier Interest as of any date of determination.

      "Component A-2": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2 Lower-Tier Interest as of any date of determination.

      "Component A-3": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3 Lower-Tier Interest as of any date of determination.

      "Component A-AB": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB Lower-Tier Interest as of any date of determination.

      "Component A-4": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4 Lower-Tier Interest as of any date of determination.

      "Component A-1-A": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A Lower-Tier Interest as of any date of determination.

      "Component A-J": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-J Lower-Tier Interest as of any date of determination.

      "Component A-M": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-M Lower-Tier Interest as of any date of determination.

      "Component B": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.

      "Component C": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Lower-Tier Interest as of any date of determination.

      "Component D": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Lower-Tier Interest as of any date of determination.

      "Component E": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Lower-Tier Interest as of any date of determination.

      "Component F": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Lower-Tier Interest as of any date of determination.

      "Component G": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Lower-Tier Interest as of any date of determination.

      "Component H": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Lower-Tier Interest as of any date of determination..

      "Component J": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Lower-Tier Interest as of any date of determination.

      "Component K": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Lower-Tier Interest as of any date of determination.

      "Component L": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Lower-Tier Interest as of any date of determination.

      "Component M": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Lower-Tier Interest as of any date of determination.

      "Component N": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Lower-Tier Interest as of any date of determination.

      "Component O": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Lower-Tier Interest as of any date of determination.

      "Component P": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Lower-Tier Interest as of any date of determination.

      "Component Q": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LQ Lower-Tier Interest as of any date of determination.

      "Component S": One of the 24 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LS Lower-Tier Interest as of any date of determination.

      "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Corresponding Uncertificated Lower-Tier Interest.

      "Control Appraisal Event" shall mean with respect to the Carlton Court Apartments Loan that (a) (1) the initial Carlton Court Apartments Non-Pooled Portion principal balance minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Carlton Court Apartments Non-Pooled Portion, (y) any Appraisal Reduction Amounts and (z) any realized losses with respect to the Carlton Court Apartments Loan, is less than (b) 25% of the initial Carlton Court Apartments Non-Pooled Portion principal balance.

      "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance at least equal to 25% of the initial Class Principal Balance of such Class; or, if no such Class exists, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance greater than zero. As of the Closing Date, the Controlling Class shall be the Class O Certificates. For purposes of this definition, the respective Classes of the Class A Sequential Pay Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. With respect to the Class CCA Certificates, the Controlling Class shall be the Class CCA Certificates until a Control Appraisal Event has occurred, provided, that if a Control Appraisal Event has occurred with respect to the Carlton Court Apartments Loan, then the Controlling Class with respect to the Carlton Court Apartments Loan shall be the Controlling Class for the Regular Certificates.

      "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

      "Co-op Loan": Any Loan that, as of the date it is first included in the Trust Fund, is secured by a Mortgage that encumbers a residential cooperative property, as identified on the Mortgage Loan Schedule.

      "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its mortgage-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to Certificate transfers and surrenders, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and, for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicers and the Special Servicers.

      "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments

(for such purposes taking into account any modification or amendment of the subject Loan or any Junior Loan, as the case may be) and as to which Loan or Junior Loan, as the case may be, the Special Servicer has returned servicing to the Master Servicer pursuant to Section 3.21(a).

      "Corresponding Certificates": As defined in the Preliminary Statement hereto.

      "Corresponding Components": As defined in the Preliminary Statement hereto.

      "Corresponding Uncertificated REMIC I Interests": As defined in the Preliminary Statement hereto.

      "Crossed Group": Any group of Loans that is cross-defaulted and cross-collateralized with each other.

      "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

      "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, together with the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, as set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the applicable Special Servicer at the expense of the related Responsible Party and (c) 75%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Responsible Party) to the effect that such repurchase or substitution will not result in the imposition of a tax on the Trust Fund or its assets, income or gain, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

      "CSMC Loans": The mortgage loans transferred to the Depositor pursuant to the CSMC Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the CSMC Mortgage Loan Purchase Agreement.

      "CSMC Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the CSMC Mortgage Loan Seller as seller, dated as of March 1, 2006, relating to the transfer of all of the CSMC Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

      "CSMC Mortgage Loan Seller" or "Column": Column Financial, Inc., a Delaware corporation, and its successors in interest.

      "Cure Event": The exercise by any Saint Louis Galleria Junior Loan Holder of the cure rights set forth in the related Intercreditor Agreement or the Directing Certificateholder of the Class CCA Certificates of the cure rights set forth in this Agreement, whether for one month, or for consecutive months in the aggregate.

      "Cure Payments": Either (X) with respect to any Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Loan, the payment that such Junior Loan Holder makes to the applicable Master Servicer or Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the applicable Master Servicer or Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected or (Y) payments made by the Directing Certificateholder of the Class CCA Certificates pursuant to Section 3.33(c), which payments shall consist (without duplication) of (i) all amounts that would be allocable to the Carlton Court Apartments Pooled Portion pursuant to clauses first through fourth of Section 3.33(a) with respect to the Distribution Date related to the most recent Due Date on the Carlton Court Apartments Loan as if no default existed under the Carlton Court Apartments Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to the Carlton Court Apartments Loan, together with interest thereon, and any other Trust Fund expenses related to the Carlton Court Apartments Loan and (iii) with respect to any default consisting of the failure by the related Borrower to observe a covenant under the Carlton Court Apartments Loan (other than the covenant to pay principal and interest and any other amounts due to the lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the Borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the Servicer or Special Servicer to cure such default.

      "Cut-off Date": Individually and collectively, the respective Due Dates for the Loans in March 2006.

      "Cut-off Date Principal Balance": With respect to any Loan or Junior Loan, the outstanding principal balance of such Loan or Junior Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

      "Debt Service Coverage Ratio": With respect to any Loan (other than Co-op Loans) for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period; and with respect to Co-op Loans, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Loan.

      "Default Interest": With respect to any Loan, Junior Loan or REO Loan, any amounts collected thereon, other than late payment charges or prepayment consideration, that represent interest in excess of interest accrued on the principal balance of such Loan, Junior Loan or REO Loan at the related Mortgage Rate, such excess interest arising out of a default thereunder.

      "Defaulted Loan": A Loan that is (i) at least 60 days delinquent in respect of its Monthly Payments, or (ii) delinquent in respect of its Balloon Payment, if any, in each case, without giving effect to any grace period permitted by the related Mortgage or Note or if any non-monetary event of default occurs that results in the Loan becoming a Specially Serviced Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan or related Junior Loan has not been received.

      "Defaulting Party": As defined in Section 7.01(b).

      "Defeasance Collateral": As defined in Section 3.08.

      "Defeasance Loan": As defined in Section 3.08.

      "Defect": As defined in Section 2.02(e).

      "Deficient Valuation": With respect to any Loan (other than any Loan that constitutes part of a Serviced Loan Combination), the Saint Louis Galleria Total Loan or any CBA A/B Loan Pair, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of such Loan, the Saint Louis Galleria Total Loan or such CBA A/B Loan Pair, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

      "Definitive Certificate": A Certificate issued in registered, definitive physical form.

      "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

      "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

      "Directing Certificateholder": The Controlling Class Certificateholder, or its designee, selected by the holders or beneficial owners of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Principal Balance, as certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior Directing Certificateholder, if any; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class shall be the Directing Certificateholder. The initial Directing Certificateholder will be Hyperion Brookfield Asset Management Inc. No appointment of any other Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicers and the Special Servicers with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed a Directing Certificateholder, the Master Servicers, the Special Servicers and the Trustee shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class as the Directing Certificateholder until such Controlling Class Certificateholder provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). With respect to the Class CCA Certificates, the Directing Certificateholder of such Classes shall be selected by the Holders of 50% of the Percentage Interests in the Class CCA Certificates.

      "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

      "Disclosure Documents": Collectively, the Time of Sale Information and the Prospectus.

      "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Carlton Court Apartments Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      "Distribution Account": The account, accounts or, subject to Section 3.04(i), sub-accounts (including the Carlton Court Apartments Loan REMIC Distribution Account and sub-accounts for the Lower-Tier REMIC and the Upper-Tier REMIC) created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Distribution Account." Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

      "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in April 2006.

      "Do Not Hire List": The list, as may be updated at any time, provided by the Depositor to the Master Servicers (other than Master Servicer No. 1), Special Servicers (other than Special Servicer No. 1) and Trustee, which lists certain parties identified by the Depositor as having materially failed to comply with their respective obligations under Article XI of this Agreement or as having materially failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

      "Due Date": With respect to (i) any Loan or Junior Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan or Junior Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan or Junior Loan had been scheduled to be first due (without giving effect to any grace period) and
(iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan or Junior Loan, as applicable, had been scheduled to be first due (without giving effect to any grace period).

      "Due Period": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

      "EDGAR" The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

      "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by S&P and Fitch (or, in either case, "A" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P or "F1" by Fitch, as applicable), if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "F1" by Fitch, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) in the case of Reserve Accounts and Servicing Accounts with respect to NCB Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000), (iv) an account or accounts maintained with KeyBank so long as KeyBank shall have a long-term unsecured debt rating of at least "A" from each of S&P and Fitch and a short-term rating of at least "A-1" from S&P and "F1" from Fitch, (v) for so long as GMAC Commercial Mortgage Corporation is acting as the Master Servicer, a segregated trust account or accounts maintained at Escrow Bank, Midvale, Utah; provided that Escrow Bank has corporate trust powers, is acting in its fiduciary capacity and is subject to a regulation regarding fiduciary funds substantially similar to Section 9.10(b) of Title 12 of the Code of Federal Regulations or
(vi) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

      "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

      "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

      "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Payment": Any payment received by a Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

      "Euroclear": The Euroclear System.

      "Event of Default": One or more of the events described in Section
7.01(a).

      "Excess Interest": With respect to each of the ARD Loans or any successor REO Loan with respect thereto, interest accrued on such ARD Loan or REO Loan, as the case may be, and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of any Trust REMIC.

      "Excess Interest Distribution Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee]," as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Excess Interest Distribution Account" and which shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of either Trust REMIC or of the Carlton Court Apartments Loan REMIC.

      "Excess Liquidation Proceeds": The excess, if any, of (a) the Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full such Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination) or the related REO Loan(s) and all amounts due with respect thereto.

      "Excess Liquidation Proceeds Account": The trust account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to Section 3.04(d), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1." The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC (other than with respect to the Carlton Court Apartments Loan REMIC), and with respect to the Carlton Court Apartments Loan REMIC shall be an "outside reserve fund" beneficially owned by the Holders of the Class R Certificates, who shall be treated as the beneficial owners thereof for federal income tax purposes and taxable on all reinvestment income thereon, and (notwithstanding that such funds are to be held for the benefit of the Holders of the Regular Certificates until the termination of the Trust Fund pursuant to Section 9.01 hereof) to whom any distribution of Excess Liquidation Proceeds from the Carlton Court Apartments Loan REMIC shall be deemed to be made. Any such account or, subject to Section 3.04(i), sub-account shall be an Eligible Account.

      "Excess Rate": With respect to each ARD Loan (and each REO Loan that relates to an ARD Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as initially set forth in the Mortgage Loan Schedule.

      "Excess Servicing Strip": Solely with respect to the Loans serviced by Master Servicer No. 2 and Master Servicer No. 3,, with respect to any Loan or any successor REO Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

      "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

      "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.

      "Exemption Favored Party": Any of (i) Credit Suisse Securities (USA) LLC,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities
(USA) LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

      "Fair Value": As defined in Section 3.18(b).

      "FDIC": Federal Deposit Insurance Corporation or any successor.

      "Fed Ex Central Distribution Center Loan": The loan on the mortgage schedule identified as the Fed Ex Central Distribution Center Loan the terms of which provide for the payment of a fixed amount of interest during an interest-only period calculated on a 30/360 Basis, followed by fixed payments of principal and interest based on a thirty (30) year amortization schedule and calculated on an Actual/360 Basis.

      "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

      "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

      "Final Recovery Determination": A determination by the applicable Special Servicer with respect to any defaulted Loan, Junior Loan or any REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

      "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

      "Fixed Interest Period": With respect to the Fed Ex Central Distribution Center Loan, the period during which monthly debt service payments with respect to such Fed Ex Central Distribution Center Loan consist of the payment of interest only.

      "FNMA": Federal National Mortgage Association or any successor thereto.

      "Form 8-K Disclosure Information": As defined in Section 11.09.

      "GAAP": Generally Accepted Accounting Principles in the United States.

      "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

      "GMACCM": As defined in the Preliminary Statement to this Agreement.

      "GMACCM Loan": The mortgage loans transferred to the Depositor pursuant to the GMACCM Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the GMACCM Mortgage Loan Purchase Agreement.

      "GMACCM Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the GMACCM Mortgage Loan Seller as seller, dated as of March 1, 2006, relating to the transfer of all of the GMACCM Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

      "Grantor Trust": The portion of the Trust Fund consisting of the Excess Interest, proceeds thereof and the Excess Interest Distribution Account, intended to be treated as a grantor trust as defined under subpart E of Part 1 of subchapter J of the Code.

      "Group A Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

      "Group B Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

      "Group C Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group C, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

      "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

      "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, each Master Servicer, each Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, such Master Servicer, such Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1.0% of the total assets of such Person.

      "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, any Master Servicer or the Trust, delivered to the Trustee and the applicable Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that no Master Servicer or Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Master Servicers and the Special Servicers) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

      "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

      "Initial LTV Co-op Basis": With respect to any Co-op Loan, the related loan-to-value ratio specified on the Mortgage Loan Schedule.

      "Initial Purchaser": Credit Suisse Securities (USA) LLC, as initial purchaser of the Non-Registered Certificates.

      "Initial Resolution Period": As defined in Section 2.03(b).

      "Initial Review Period": As defined in Section 3.21(e).

      "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

      "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan,
(ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner,
(iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The applicable Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

      "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.

      "Insurance Policy": With respect to any Loan, Junior Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan, Junior Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

      "Insured Environmental Event": As defined in Section 3.07.

      "Intercreditor Agreement": The Saint Louis Galleria Intercreditor Agreement or any CBA Intercreditor Agreement, individually or collectively, as the case may be.

      "Interest Accrual Period": With respect to any Class of Regular Certificates, any Uncertificated Lower-Tier Interest or either Carlton Court Apartments Loan REMIC Regular Interest and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

      "Interest-Only Certificates": Collectively, the Class A-X and Class A-Y Certificates.

      "Interest Reserve Account": The account, accounts or, subject to Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Interest Reserve Account," and which shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

      "Interest Reserve Loan": Any Loan that accrues interest on an Actual/360 Basis (or any successor REO Loan with respect thereto).

      "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

      "Interested Person": The Depositor, any Master Servicer, any Special Servicer, any Independent Contractor engaged by a Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

      "Investment Account": As defined in Section 3.06(a).

      "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

      "Junior Loans": The Saint Louis Galleria Junior Loans and the CBA B Loans, collectively or individually, as the case may be, each of which are subordinate in right of payment to the related A Loan.

      "Junior Loan Custodial Account": Each of the custodial accounts or, subject to Section 3.04(h), sub-accounts (none of which are included in the Trust Fund) created and maintained by the applicable Master Servicer pursuant to
Section 3.04 on behalf of the respective Junior Loan Holders. Each Junior Loan Custodial Account shall be maintained as an Eligible Account or, subject to
Section 3.04(h), a sub-account of an Eligible Account.

      "Junior Loan Holder": Any holder of a Junior Loan or any successor REO Loan with respect thereto.

      "KeyBank": KeyBank National Association, a national banking association, and its successors in interest.

      "KeyBank Loans": The mortgage loans transferred to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the KeyBank Mortgage Loan Purchase Agreement.

      "KeyBank Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the KeyBank Mortgage Loan Seller as seller, dated as of March 1, 2006, relating to the transfer of all of the KeyBank Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

      "KeyBank Mortgage Loan Seller": KeyBank National Association, a national banking association, and its successors in interest.

      "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and its successors in interest.

      "Late Collections": With respect to any Loan or Junior Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan or Junior Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (or predecessor Junior Loan, as the case may be) (without regard to any acceleration of amounts due under the predecessor Loan (or predecessor Junior Loan, as the case may be) by reason of default) on a Due Date in a previous Due Period and not previously received.

      "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property; (iii) the repurchase or replacement of such Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSMC Loan, pursuant to the Column Performance Guarantee; (iv) the purchase of such Loan or REO Property by the Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by a related Junior Loan Holder; (vi) the purchase of such Loan by a related mezzanine lender pursuant to the terms of any related intercreditor agreement; (vii) the sale or other liquidation of such REO Property hereunder; (viii) the purchase of the Carlton Court Apartments Loan by the Directing Certificateholder of the Class CCA Certificates pursuant to
Section 3.33; or (ix) the purchase of such Loan or REO Property) by the Holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01.

      "Liquidation Fee": A fee payable to the applicable Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the applicable Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii), (iv) (so long as the subject repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as extended), (v) (with respect to purchases of the Defaulted Loan by the related Junior Loan Holder, so long as such repurchase occurs within 60 days (or 90 days in the case of the Saint Louis Galleria Loan) from the date the related Loan becomes a Specially Serviced
Loan), or, (vii) (if the Carlton Court Apartments Loan is being purchased by the Directing Certificateholder of the Class CCA Certificates so long as such Loan is purchased during the Class CCA Purchase Option Period) or (viii) of the definition of "Liquidation Proceeds" or, in connection with the purchase of a Specially Serviced Loan by the applicable Special Servicer or the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee.

      "Liquidation Fee Rate":  As defined in Section 3.11.

      "Liquidation Proceeds": Cash amounts (other than REO Revenues) actually received by or on behalf of the Trust, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan or Loan Combination (including in the case of any Loan Combination, the default of the related Loan or Junior Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the applicable Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase or replacement of a Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a CSMC Loan, pursuant to the Column Performance Guarantee; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by any related Junior Loan Holder; (vi) the purchase of any Loan or Loan Combination by a related mezzanine lender; (vii) the purchase of the Carlton Court Apartments Loan by the Directing Certificateholder of the Class CCA Certificates pursuant to Section 3.33; or
(viii) the purchase of all Loans by Holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01.

      "Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including (i) any Loan that becomes a Specially Serviced Loan, and (ii) the Carlton Court Apartments Loan, but which does not include any Junior Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

      "Loan Agreement": With respect to any Loan or Junior Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan or Junior Loan was made.

      "Loan Combination": With respect to any A Loan, such A Loan and the related Junior Loan(s), collectively.

      "Loan Documents": With respect to each Loan or Junior Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan or Junior Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

      "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

      "Loan Group No. 1": Collectively, all of the Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Loans with respect thereto.

      "Loan Group No. 2": Collectively, all of the Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Loans with respect thereto.

      "Loan REMIC Balance": With respect to the Carlton Court Apartments Loan REMIC Regular Interests, the sum of the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and Carlton Court Apartments Non-Pooled Portion from time to time.

      "Loan REMIC Regular Interest": Each of the Carlton Court Apartments Loan REMIC Regular Interests.

      "Loan REMIC Remittance Rate": With respect to any Loan REMIC Regular Interest for any Distribution Date, the Net Mortgage Pass-Through Rate in effect for such Distribution Date with respect to the Carlton Court Apartments Pooled Portion, the Carlton Court Apartments Non-Pooled Portion, as applicable, or any successor REO Loan with respect thereto.

      "Loan REMIC Residual Interest": The Carlton Court Apartments Loan REMIC Residual Interest.

      "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

      "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and
Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

      "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

      "Lower-Tier Notional Balance": With respect to the Class LA-Y Lower-Tier Interest, as of any date of determination, a notional amount equal to the then Class A-Y Notional Amount.

      "Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), as of any date of determination, a principal amount equal to the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any deemed distributions of principal with respect to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.01 and (ii) any Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.04.

      "Lower-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Loans (other than the Carlton Court Apartments Loan and exclusive of any Broker Strip Interest and any Excess Interest thereon), the Carlton Court Apartments Loan REMIC Regular Interests, any REO Property with respect thereto (exclusive of any interest therein that a Junior Loan Holder may have), such amounts (exclusive of any Broker Strip Interest and any Excess Interest) as shall from time to time be held in a Collection Account (other than with respect to the Carlton Court Apartments
Loan), the Interest Reserve Account (other than with respect to the Carlton Court Apartments Loan), any REO Account (exclusive of any such amounts that are allocable to a Junior Loan or the Carlton Court Apartments Loan), if any, and related amounts held in the Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC and the Carlton Court Apartments Loan REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

      "Lower-Tier Remittance Rate": With respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, either: (a) in the case of the Class LA-Y Lower-Tier Interest, a per annum rate equal to the Class A-Y Pass-Through Rate for such Distribution Date; (b) in the case of the Class LCCA Lower-Tier Interest, the Pass-Through Rate of the Corresponding Certificates; and (c) in the case of any other Uncertificated Lower-Tier Interest, the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

      "MAI": Member of the Appraisal Institute.

      "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

      "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

      "Master Servicer": With respect to (a) the Group A Loans and related Junior Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1, (b) the Group B Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 2, and (c) the Group C Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 3.

      "Master Servicer No. 1": GMAC Commercial Mortgage Corporation, in its capacity as master servicer with respect to the Group A Loans and related Junior Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group A Loans and related Junior Loans and any related REO Properties.

      "Master Servicer No. 2": KRECM, in its capacity as master servicer with respect to the Group B Loans and related Junior Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group B Loans and related Junior Loans and any related REO Properties.

      "Master Servicer No. 3": NCB, FSB, in its capacity as master servicer with respect to the Group C Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group C Loans and any related REO Properties.

      "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date, commencing in April 2006.

      "Master Servicing Fee": With respect to each Loan (and any successor REO Loan with respect thereto), the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a), computed on the same basis and in the same manner as interest is computed on the related Loan.

      "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule; and with respect to each NCB Loan (or any successor REO Loan with respect thereof), 0.08% per annum.

      "Material Breach": As defined in Section 2.03(b).

      "Material Document Defect": As defined in Section 2.03(b).

      "Maturity Date": With respect to any Loan or Junior Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan or Junior Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan or Junior Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

      "Mezzanine Loan": Any loan constituting "Mezzanine Debt," a "Mezzanine Loan" or "Future Mezzanine Debt" as identified in Exhibit C-2 hereto.

      "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

      "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

      "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, an amount of interest equal to (a) the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to Section 4.05(a). As to any Distribution Date and any Uncertificated Lower-Tier Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Uncertificated Lower-Tier Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Uncertificated Lower-Tier Interest pursuant to Section 4.05(b). As to any Distribution Date and any Loan REMIC Regular Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Loan REMIC Regular Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date, that is allocable to such Loan REMIC Regular Interest pursuant to Section 4.06(c). As to any Distribution Date and any Component of the Class A-X Certificates, an amount of interest equal to (a) the Accrued Component Interest Amount for such Component for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Component pursuant to Section 4.05(a).

      "Monthly Payment": With respect to any Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

      "Mortgage": With respect to any Loan or Junior Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

      "Mortgage File":

      With respect to any Loan, the following documents on a collective basis:

            (i) the original Note (or a lost note affidavit with a customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, without recourse, representation or warranty, express or implied";

            (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1";

            (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective under applicable law);

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

            (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Loan;

            (xi) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the related Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the related Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (xiii) either: (A) for NCB Loans, an original or copy of any subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to subordinate indebtedness, including any mezzanine loan documents or preferred equity documents; or
      (B) for all other Loans with respect to any debt of a Borrower or mezzanine borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the Note relating to such other debt (if such other debt is also secured by the related Mortgage);

            (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement;

            (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

            (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

            (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

            (xviii) originals or copies of the ground lease, ground lease memorandum and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

            (xix) for properties other than residential cooperative properties, the original or copy of any property management agreement (except with respect to the GMACCM Loans, for which such agreement will be included in the Servicing File);

            (xx) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents;

            (xxi) except in the case of NCB Loans, the checklist of the related Loan Documents, if any, that is included in the Mortgage File for the related Loan; and

            (xxii) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

      "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

      "Mortgage Loan Originator": Any institution that originated a Loan.

      "Mortgage Loan Purchase Agreement": Any of the CSMC Mortgage Loan Purchase Agreement, the GMACCM Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the NCB, FSB Mortgage Loan Purchase Agreement.

      "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Loan:

            (i) the loan number (as specified in Annex A to the Prospectus Supplement);

            (ii) the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at the Cut-off Date;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii) the Loan interest accrual method;

            (xiii) the total of the Trustee Fee Rate, the applicable Primary Servicing Fee Rate, the applicable Master Servicing Fee Rate and the applicable Broker Strip Rate, if any;

            (xiv) the Due Date;

            (xv) whether such loan is an ARD Loan;

            (xvi) whether the Loan is subject to lockout/defeasance;

            (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

            (xviii) whether such Loan has the benefit of an Environmental Insurance Policy;

            (xix) whether such Loan is secured by the related Borrower's interest in ground leases;

            (xx) which Servicing Group includes such Loan;

            (xxi) if such Loan is a Co-op Loan, the Initial LTV Co-op Basis; and

            (xxii) whether such Loan is secured by a letter of credit.

      Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

      "Mortgage Loan Seller": Any of (i) the CSMC Mortgage Loan Seller, (ii) the GMACCM Mortgage Loan Seller, (iii) the KeyBank Mortgage Loan Seller and (iv) the NCB, FSB Mortgage Loan Seller.

      "Mortgage Pool": All of the Loans and any successor REO Loans with respect thereto, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Junior Loan.

      "Mortgage Rate": With respect to: (i) any Loan or Junior Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan or Junior Loan, as the case may be from time to time in accordance with the related Note and applicable law; (ii) any Loan or Junior Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan or Junior Loan, as the case may be, had remained outstanding.

      "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

      "NCB/FSB Loans": The mortgage loans transferred to the Depositor pursuant to the NCB/FSB Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the NCB/FSB Mortgage Loan Purchase Agreement.

      "NCB, FSB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the NCB, FSB Mortgage Loan Seller as seller, dated as of March 1, 2006, relating to the transfer of all of the NCB, FSB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.

      "NCB, FSB Mortgage Loan Seller": NCB, FSB, a federal savings bank, or its successor in interest.

      "NCB Subordinate Debt Conditions": With respect to a Borrower encumbering a Mortgaged Property relating to an NCB, FSB Loan that is a Co-op Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCB, FSB or any Affiliate thereof, (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCB, FSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed 40%,
(v) NCB, FSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit Q hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $7,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraisal" shall mean an appraisal of the applicable Mortgaged Property by an Appraiser made in conformance with NCB, FSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Loan and reviewed by Master Servicer No. 3.

      "Net Investment Earnings": With respect to any Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account, for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with Section 3.06.

      "Net Investment Loss": With respect to any of any Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with
Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account.

      "Net Mortgage Pass-Through Rate":

      (A) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on a 30/360 Basis and the Fed Ex Central Distribution Center Loan during the related Fixed Interest Period, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), such Original Net Mortgage Rate minus 0.10% per annum); and

      (B) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis and the Fed Ex Central Distribution Center Loan after the expiration of the related Fixed Interest Period, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

      (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period, multiplied by (b) the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), such Original Net Mortgage Rate minus 0.10% per annum); and

      (2) the denominator of which is the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding that Distribution Date.

      Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2006 (or February, if the final Distribution Date occurs in such month) then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

      "Net Mortgage Rate": With respect to any Loan, Junior Loan or REO Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate then in effect, minus the sum of the related Master Servicing Fee Rate, the related Primary Servicing Fee Rate (if any), the related Broker Strip Rate (if any) and the Trustee Fee Rate.

      "Net Operating Income": With respect to any Mortgaged Property (other than a residential cooperative property), for any Borrower's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than (i) non-cash items such as depreciation,
(ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan or Loan Combination, as applicable.

      "New Lease": Any lease of REO Property entered into at the direction of the applicable Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

      "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

      "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of a Master Servicer or Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by a Master Servicer, a Special Servicer or the Trustee that it has made (or, in the case of a determination made by the applicable Special Servicer, that a Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of a Special Servicer, (iii) to the Depositor and the applicable Master Servicer, in the case of the Trustee, and
(iv) in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the certifying party has actual knowledge of the identity thereof, any related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer, or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to
Section 3.03(c), paid out of the applicable Collection Account). In addition, in considering whether a P&I Advance is nonrecoverable, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on and be bound by the applicable Special Servicer's determination that a P&I Advance is nonrecoverable, provided, however, that in the absence of such determination by the applicable Special Servicer, the applicable Master Servicer and the Trustee will be entitled to make their own determination that a P&I Advance is nonrecoverable, and in no event shall a determination by the applicable Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

      Notwithstanding the foregoing, with respect to any P&I Advances on the Carlton Court Apartments Non-Pooled Portion, the applicable Master Servicer or Special Servicer shall have the right to determine based upon whatever information, facts and circumstances that it deems appropriate that while such P&I Advance is currently recoverable, in the judgment of the Special Servicer, there is a reasonable likelihood that such advance could become a Nonrecoverable P&I Advance, and that it is in the best interest of the Certificateholders (other than the Class CCA Certificateholders) that no further P&I Advances be made on the Carlton Court Apartments Non-Pooled Portion. With respect to advances relating to the Carlton Court Apartments Non-Pooled Portion, the Master Servicer No. 2, Special Servicer No. 1 and the Trustee will be entitled to recover any such advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the underlying mortgage loans on deposit in the Collection Account (first from principal collections and then from interest collections).

      "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of a Master Servicer or Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by a Master Servicer, a Special Servicer or the Trustee that it has made (or, in the case of a determination made by the applicable Special Servicer, that a Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of a Special Servicer,
(iii) to the Depositor and the applicable Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the certifying party has actual knowledge of the identity thereof, any related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to
Section 3.03(c), paid out of the applicable Collection Account). In addition, in considering whether a Servicing Advance is nonrecoverable, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the Servicing Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on and be bound by the applicable Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance, provided, however, that in the absence of such determination by the applicable Special Servicer, the applicable Master Servicer and the Trustee will be entitled to make their own determination that a Servicing Advance is a Nonrecoverable Servicing Advance, and in no event shall a determination by the applicable Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

      "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class A-Y, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R, Class CCA and Class V Certificates will constitute Non-Registered Certificates.

      "Non-United States Tax Person": Any Person other than a United States Tax Person.

      "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Loan or Junior Loan, as the case may be, together with any rider, addendum or amendment thereto.

      "NRSRO": A nationally recognized statistical rating organization as the term is used in federal securities laws.

      "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or a Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

      "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, a Master Servicer or a Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, a Master Servicer or a Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

      "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such Distribution Date. As to any Distribution Date and any Loan REMIC Regular Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Loan REMIC Regular Interest for such Distribution Date. As to any Distribution Date and any Component of the Class A-X Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Component for such Distribution Date.

      "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates or the Class CCA Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

      "Original Loan REMIC Balance": As specified in the Preliminary Statement hereto.

      "Original Lower-Tier Notional Balance": With respect to the Class LA-Y Lower-Tier Interest, the initial notional balance thereof as of the Closing Date, as specified in the Preliminary Statement hereto.

      "Original Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest (other than the Class LA-Y Lower-Tier Interest), the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

      "Original Net Mortgage Rate": With respect to any Loan, the Net Mortgage Rate in effect for such Loan as of the Closing Date (or, in the case of any Loan substituted in replacement of another Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

      "Original Class Notional Amount": With respect to any Class of Interest-Only Certificates, the initial aggregate notional balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

      "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

      "Origination Required Insurance Amounts": As defined in Section 3.07(h).

      "OTS": The Office of Thrift Supervision or any successor thereto.

      "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      "P&I Advance": As to any Loan (or any successor REO Loan with respect thereto) (including, for the avoidance of doubt, the Carlton Court Apartments Non-Pooled Portion), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

      "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

      "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

               Class A-1:         Class A-1 Pass-Through Rate
               Class A-1-A:       Class A-1-A Pass-Through Rate
               Class A-2:         Class A-2 Pass-Through Rate
               Class A-3:         Class A-3 Pass-Through Rate
               Class A-AB:        Class A-AB Pass-Through Rate
               Class A-4:         Class A-4 Pass-Through Rate
               Class A-X:         Class A-X Pass-Through Rate
               Class A-Y:         Class A-Y Pass-Through Rate
               Class A-M:         Class A-M Pass-Through Rate
               Class A-J:         Class A-J Pass-Through Rate
               Class B:           Class B Pass-Through Rate
               Class C:           Class C Pass-Through Rate
               Class D:           Class D Pass-Through Rate
               Class E:           Class E Pass-Through Rate
               Class F:           Class F Pass-Through Rate
               Class G:           Class G Pass-Through Rate
               Class H:           Class H Pass-Through Rate
               Class J:           Class J Pass-Through Rate
               Class K:           Class K Pass-Through Rate
               Class L:           Class L Pass-Through Rate
               Class M:           Class M Pass-Through Rate
               Class N:           Class N Pass-Through Rate
               Class O:           Class O Pass-Through Rate
               Class P:           Class P Pass-Through Rate
               Class Q:           Class Q Pass-Through Rate
               Class S:           Class S Pass-Through Rate
               Class CCA:         Class CCA Pass-Through Rate


      "PCAOB": The Public Company Accounting Oversight Board.

      "Penalty Charges": With respect to any Loan, Junior Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest.

      "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Class Principal Balance (or, in the case of a Class of Interest-Only Certificates, the Class Notional Amount) of such Class of Certificates as of the Closing Date. With respect to a Class V or Class R Certificate, the percentage interest as set forth on the face thereof.

      "Performance Certification":  As defined in Section 11.08.

      "Performing Party":  As defined in Section 11.14.

      "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, a Master Servicer, a Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, provided such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

            (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and, if rated by S&P, the obligation must not have an "r" highlighter affixed to its rating, and must have a predetermined fixed dollar of principal due at maturity that cannot vary or change.

      "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the applicable Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

      "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

      "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

      "Prepayment Assumption": With respect to all Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made; provided that, in the case of ARD Loans, it is further assumed that such ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

      "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

      "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by a Master Servicer or Special Servicer for application to such Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest (net of related Master Servicing Fees, Primary Servicing Fees and any Broker Strip Interest payable therefrom) accrued at the Mortgage Rate for such Loan on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by or remitted to the applicable Master Servicer or Special Servicer.

      "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by a Master Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest (net of related Master Servicing Fees, Primary Servicing Fees and any Broker Strip Interest payable therefrom) that would have accrued at the Mortgage Rate for such Loan, on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the subject Loan and ending on (and including) the day immediately preceding such Due Date.

      "Primary Servicer": Any initial Master Servicer or any other subservicer specifically identified as a "Primary Servicer" on Exhibit K hereto or in a Sub-Servicing Agreement dated as of March 1, 2006 between a Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto. Notwithstanding any other provision herein to the contrary, each initial Master Servicer shall be a "Primary Servicer" hereunder with respect to the Loans for which it acts as a Master Servicer hereunder, and no Sub-Servicing Agreement shall be required with respect to any such Primary Servicer.

      "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of March 1, 2006, by and between a Master Servicer and a Primary Servicer.

      "Primary Servicing Fee": Any primary servicing fee payable to the Primary Servicer pursuant to the Primary Servicing Agreement.

      "Principal Distribution Adjustment Amount": As to any Distribution Date and any Servicing Group, the sum of (i) the amount of any Nonrecoverable Advance (or interest thereon) that was reimbursed to the applicable Master Servicer or the Trustee from such Servicing Group and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount (or interest thereon) that was reimbursed to the applicable Master Servicer or the Trustee from such Servicing Group and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.

      "Principal Distribution Amount": As to any Distribution Date (other than the final Distribution Date), an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior
Loan) during the related Due Period, exclusive of any portion of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in March 2006 or on a due date for the related Loan subsequent to the end of the related Due Period, (ii) the principal portion of all Monthly Payments received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior Loan) prior to, but that are due during, the related Due Period,
(iii) all other collections, including Liquidation Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of any Junior Loan) or any related REO Properties during the related Due Period and that were identified and applied by the applicable Master Servicer as recoveries of principal of the subject Loan (but not in respect of any Junior Loan) or, in the case of an REO Property, of the related REO Loan (but not an REO Loan in respect of a predecessor Junior Loan), in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in March 2006, (iv) all Advances of principal made with respect to the Mortgage Pool for that Distribution Date, provided that if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Loan or REO Property during the related Due Period, then that portion, if any, of the aggregate amount described in clause (i) through (iv) above that is specifically attributable to such Loan or REO Property, shall be reduced to not less than zero by any Special Servicing Fees or Liquidation Fees previously paid hereunder with respect to such Loan or REO Property from collections on the Mortgage Pool other than Penalty Charges collected during the Due Period. For the final Distribution Date, an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.

      The "Principal Distribution Amount" shall not include the Carlton Court Apartments Non-Pooled Portion Principal Distribution Amount.

      Notwithstanding the foregoing, (i) the Principal Distribution Amount for any Distribution Date for any Loan Group will be reduced by the Principal Distribution Adjustment Amount for such Loan Group for such Distribution Date; and (ii) the Principal Distribution Amount for any Loan Group will be increased by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan, but only if and to the extent such Advance was previously reimbursed from principal collections that would otherwise have constituted part of the Principal Distribution Amount for such Loan Group for a prior Distribution Date in a manner that resulted in a Principal Distribution Adjustment Amount for such Loan Group for such prior Distribution Date.

      "Principal Prepayment": Any payment of principal made by the Borrower on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

      "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each Junior Loan Holder, any Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit S, and any other Person designated by the Depositor. The Trustee shall (and a Master Servicer may) provide all Privileged Persons with access to certain restricted information on its Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

      "Prohibited Party": Any party that (i) is listed on the Depositor's Do Not Hire List or (ii) is a proposed Servicing Function Participant for which the applicable Master Servicer (other than Master Servicer No. 1), Special Servicer (other than Special Servicer No. 1) or Trustee that seeks to retain such Servicing Function Participant has actual knowledge that such party at any point prior to such hiring, assignment or transfer failed to comply in all material respects with the Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

      "Projected Debt Service Coverage Ratio": With respect to any Co-op Loan, as of any date of determination, the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis, divided by the annualized Monthly Payments for such Co-op Loan.

      "Projected Net Cash Flow": With respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Co-op Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      "Prospectus":   The  Prospectus  dated  March 7,   2006,  as
supplemented by the Prospectus Supplement.

      "Prospectus Supplement": The Prospectus Supplement dated March 7, 2006, relating to the offering of the Public Certificates.

      "PTCE": A prohibited transaction class exemption, as issued by the United States Department of Labor.

      "PTE": A prohibited transaction exemption, as issued by the United States Department of Labor.

      "Purchase Price": With respect to any Loan to be purchased (a) by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, (b) by the Directing Certificateholder pursuant to Section 3.18(b), a Special Servicer pursuant to Section 3.18(c), or an assignee of either thereof, in any case, pending determination of Fair Value,
(c) with respect to any Loan Combination, if the related Intercreditor Agreement so provides for a purchase option, by any Junior Loan Holder, (d) by the Directing Certificateholder of the Class CCA Certificates pursuant to Section
3.33 or (e) by the holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

            (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan Combination and the related Junior Loan Holder has previously made a Cure Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

            (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

            (iii) all related unreimbursed Servicing Advances (and any related Servicing Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

            (iv) if such Loan is being repurchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

            (v) if such Loan is being purchased by a Junior Loan Holder pursuant to the related Intercreditor Agreement following 90 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer;.

            (vi) if the Carlton Court Apartments Loan is being purchased by the Directing Certificateholder of the Class CCA Certificates so long as such Loan is purchased more than 90 days following the date upon which such Loan became a Specially Serviced Loan, the amount of any Liquidation Fee payable to the Special Servicer; and

            (vii) if such Loan is being purchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the applicable Master Servicer, the applicable Special Servicer, the Depositor and the Trustee in respect of the Breach, Defect or defeasance giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Junior Loan.

      With respect to any Defaulted Loan to be purchased by the Directing Certificateholder (or any assignee thereof) or a Special Servicer pursuant to
Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan(s).

      "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

      "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

      "Qualified Insurer": (i) With respect to any Loan, Junior Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A-" by Fitch (if then rated by Fitch) and "A-" by S&P, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A-" by Fitch (if then rated by Fitch) and "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw any then-current rating assigned to any of the Certificates that are then- currently being rated by such Rating Agency.

      "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Loan; (iii) have the same Due Date as the deleted Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Loan (provided that, with respect to Co-op Loans and any related replacement Loans, such Debt Service Coverage Ratios shall mean Projected Debt Service Coverage Ratio); (x) be determined by an Opinion of Counsel (at the applicable Responsible Party's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Responsible Party); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel and (xvi) be secured by a residential cooperative property if it is replacing a Co-op Loan. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that no Net Mortgage Rate shall be less than the Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Loan, the applicable Responsible Party shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Any Qualifying Substitute Mortgage Loan substituted for the Carlton Court Apartments Loan shall be an asset solely of the Carlton Court Apartments Loan REMIC.

      "Rated Final Distribution Date": As to each Class of Sequential Pay Certificates, other than the Class S Certificates, the Distribution Date occurring in February 2039.

      "Rating Agency": Each of S&P and Fitch, or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of Fitch and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure.

      "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

      "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates constitute Registered Certificates.

      "Registrar Office":  As defined in Section 5.02(a).

      "Regular Certificate": Any Sequential Pay Certificate or Interest-Only Certificate.

      "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Regulation S": Regulation S under the Securities Act.

      "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

      "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

      "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

      "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

      "Relevant Servicing Criteria": The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to each Master Servicer, each Special Servicer and the Trustee, on Exhibit U attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, a Master Servicer or a Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

      "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Sequential Pay Certificates (exclusive of the Class A Sequential Pay Certificates), the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date to all Classes of Sequential Pay Certificates (including the Class A Sequential Pay Certificates) senior to the subject Class.

      "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

      "REO Account": A segregated custodial account or accounts created and maintained by a Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s), which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for [name of Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related Junior Loan Holder(s), as their interests may appear, Series 2006-C1, REO Account". Any such account or accounts shall be an Eligible Account.

      "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

      "REO Acquisition Date": With respect to any REO Property, the first day on which such REO Property is acquired by the Trust Fund and the Lower-Tier REMIC, or with respect to the Carlton Court Apartments Loan, the Carlton Court Apartments Loan REMIC, within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC or the Carlton Court Apartments REMIC, as applicable, is treated as the owner of such REO Property (or any interest therein) for federal income tax purposes.

      "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

      "REO Extension": As defined in Section 3.16(a).

      "REO Loan": Any Loan or Junior Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan or Junior Loan, as the case may be, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan or Junior Loan, as the case may be). Each REO Loan shall be deemed to have an initial outstanding principal balance and, if applicable, Stated Principal Balance equal to the outstanding principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to any Master Servicer, any Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan or Junior Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or
Section 4.03(d), shall continue to be payable or reimbursable to the relevant party hereunder in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from general collections on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to a Master Servicer or Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to such REO Loan (in the case of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that were paid from general collections of principal on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced), Primary Servicing Fees and Master Servicing Fees and related interest due the applicable Master Servicer or the Trustee; second, as a recovery of any remaining accrued and unpaid interest on such REO Loan at the related Net Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, prepayment consideration and Penalty Charges.

      "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property securing the Saint Louis Galleria Total Loan or any CBA A/B Loan Pair, for the benefit of the Certificateholders and the Junior Loan Holder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan or a Loan Combination.

      "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

      "Reportable Event": As defined in Section 11.09.

      "Reporting Servicer": The Master Servicers, the Special Servicers, the Trustee and any Servicing Function Participant, as the case may be.

      "Request for Release": A release signed by a Servicing Officer of a Master Servicer or a Special Servicer, as applicable, in the form of Exhibit D attached hereto.

      "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, that delivers notice to the Trustee, the Master Servicers and the Special Servicers indicating that such Holder is a "Requesting Subordinate Certificateholder".

      "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

      "Responsible Party": As to the specified Loans, the indicated party: (a) in the case of the CSMC Loans, the CSMC Mortgage Loan Seller; (b) in the case of the GMACCM Loans, the GMACCM Mortgage Loan Seller; (c) in the case of the KeyBank Loans, the KeyBank Mortgage Loan Seller and (d) in the case of the NCB, FSB Loans, the NCB, FSB Mortgage Loan Seller; provided that, insofar as the obligations of the CSMC Mortgage Loan Seller under Section 7 of the CSMC Mortgage Loan Purchase Agreement are guaranteed by the Column Performance Guarantor, then the term "Responsible Party" shall, as to the CSMC Loans, mean the CSMC Mortgage Loan Seller and the Column Performance Guarantor, individually and collectively, as the context may require.

      "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Comparative Financial Status Report, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA Financial File, the Asset Status Report and CMSA NOI Adjustment Worksheet.

      "Revised Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.

      "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

      "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

      "Saint Louis Galleria B-1 Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Saint Louis Galleria Property as the Saint Louis Galleria Loan, has a Cut-off Date Principal Balance of $36,000,000 and is evidenced by the Note designated "Note B-1". The Saint Louis Galleria B-1 Loan is not a "Loan" hereunder.

      "Saint Louis Galleria B-1 Loan Holder": The holder of the Saint Louis Galleria B-1 Loan or any successor REO Loan with respect thereto.

      "Saint Louis Galleria B-2 Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Saint Louis Galleria Property as the Saint Louis Galleria Loan, has an aggregate Cut-off Date Principal Balance of $11,000,000 and is evidenced by the Note designated "Note B-2". The Saint Louis Galleria B-2 Loan is not a "Loan" hereunder.

      "Saint Louis Galleria B-2 Loan Holder": The holder of the Saint Louis Galleria B-2 Loan or any successor REO Loan with respect thereto.

      "Saint Louis Galleria B-3 Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Saint Louis Galleria Property as the Saint Louis Galleria Loan, has a Cut-off Date Principal Balance of $25,000,000 and is evidenced by the Note designated "Note B-3". The Saint Louis Galleria B-3 Loan is not a "Loan" hereunder.

      "Saint Louis Galleria B-3 Loan Holder": The holder of the Saint Louis Galleria B-3 Loan or any successor REO Loan with respect thereto.

      "Saint Louis Galleria Consultation Actions": Any of the actions referred to in Section 20(b) of the Saint Louis Galleria Intercreditor Agreement with respect to the Saint Louis Galleria Total Loan or any Saint Louis Galleria REO Property.

      "Saint Louis Galleria Controlling Holder": As of any date of determination, the then "Controlling Holder" under the Saint Louis Galleria Intercreditor Agreement.

      "Saint Louis Galleria Controlling Junior Loan Holder": The "Controlling Junior Noteholder" under the Saint Louis Galleria Intercreditor Agreement.

      "Saint Louis Galleria Cure Event": A "Cure Event" under the Saint Louis Galleria Intercreditor Agreement.

      "Saint Louis Galleria Cure Payment": A "Cure Payment" under the Saint Louis Galleria Intercreditor Agreement.

      "Saint Louis Galleria Intercreditor Agreement": The Agreement Among Noteholders dated as of December 21, 2005, by and between Column Financial, Inc., as Initial Note A Holder, Metropolitan Life Insurance Company, as Initial Note B-1 Holder, Prima Mortgage Investment Trust, LLC, as Initial Note B-2 Holder and City and County of San Francisco Employees' Retirement System, as Initial Note B-3 Holder.

      "Saint Louis Galleria Junior Loan(s)": The Saint Louis Galleria B-1 Loan, the Saint Louis Galleria B-2 Loan and the Saint Louis Galleria B-3 Loan, individually or collectively, as the context may require.

      "Saint Louis Galleria Junior Loan Holder": The Saint Louis Galleria B-1 Loan Holder, the Saint Louis Galleria B-2 Loan Holder and the Saint Louis Galleria B-3 Loan Holder, individually or collectively, as the context may require.

      "Saint Louis Galleria Junior Holder Designee": The "Note B Holder Designee" under the Saint Louis Galleria Intercreditor Agreement.

      "Saint Louis Galleria Loan": With respect to the Saint Louis Galleria Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $180,000,000, that is included in the Trust Fund and secured by a Mortgage on the Saint Louis Galleria Property. The Saint Louis Galleria Loan is a "Loan".

      "Saint Louis Galleria Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Saint Louis Galleria".

      "Saint Louis Galleria Total Loan": The aggregate indebtedness, with an original principal amount of $252,000,000 that is secured by the related Mortgage on the Saint Louis Galleria Property. References herein to the Saint Louis Galleria Total Loan shall be construed to refer to the aggregate indebtedness under the Saint Louis Galleria Loan and the Saint Louis Galleria Junior Loans.

      "Saint Louis Galleria Triggering Event of Default": A "Triggering Event of Default" under the Saint Louis Galleria Intercreditor Agreement.

      "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

      "Sarbanes-Oxley Certification": As defined in Section 11.08.

      "Securities Act": The Securities Act of 1933, as amended and the rules and regulations thereunder.

      "Security Agreement": With respect to any Loan or Junior Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan or Junior Loan, as the case may be.

      "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

      "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-X, Class A-Y, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

      "Sequential Pay Certificates": Any of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates.

      "Serviced Loan Combinations": The Saint Louis Galleria Total Loan and, with respect to each CBA A/B Loan Pair, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Loan Pair, collectively.

      "Servicer": As defined in Section 11.03.

      "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Loans or any other assets of the Trust by an entity that meets the definition of "servicer' set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securitization market.

      "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

      "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by a Master Servicer or Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Junior Loan(s), after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of a Master Servicer and/or Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by a Master Servicer or Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that such Master Servicer or Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan, Junior Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Junior Loan(s), including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property,
(f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by a Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein.

      "Servicing Criteria": The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

      "Servicing Fee": With respect to any Loan, or Saint Louis Galleria Junior Loan (and any successor REO Loan with respect to any of the foregoing), any related Master Servicing Fee and related Primary Servicing Fee, together.

      "Servicing Fee Rate": With respect to any Loan or Saint Louis Galleria Loan (and any successor REO Loan with respect to any of the foregoing), the sum of any related Master Servicing Fee Rate and any related Primary Servicing Fee Rate.

      "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan or Junior Loan or which are reasonably required for the ongoing administration of such Loan or Junior Loan, as the case may be, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

      "Servicing Function Participant": Any Person, other than the Master Servicers, the Special Servicers and the Trustee, that is, within the meaning of
Item 1122 of Regulation AB, performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Loans (calculated by Stated Principal Balance).

      "Servicing Group": Servicing Group A, Servicing Group B or Servicing Group C, as applicable.

      "Servicing Group A": Collectively, all of the Loans that are Group A Loans and any successor REO Loans with respect thereto.

      "Servicing Group B": Collectively, all of the Loans that are Group B Loans and any successor REO Loans with respect thereto.

      "Servicing Group C": Collectively, all of the Loans that are Group C Loans and any successor REO Loans with respect thereto.

      "Servicing Officer": Any officer and/or employee of a Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by such Master Servicer or Special Servicer, as the case may be, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

      "Servicing Standard-General": As defined in Section 3.01(a).

      "Servicing Standard-GMACCM": As defined in Section 3.01(b).

      "Servicing Standard": With respect to GMACCM, the Servicing
Standard-GMACCM, and with respect to any other servicer, the Servicing Standard-General.

      "Servicing Transfer Event": With respect to any Loan or Junior Loan, as applicable, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan or Junior Loan, as the case may be, at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master Servicer of its intent to refinance such Loan or Junior Loan, as the case may be, and is diligently pursuing such refinancing, (c) the Borrower delivers a firm commitment to refinance acceptable to the applicable Special Servicer, with the consent of the Directing Certificateholder within 45 days after the Maturity Date, and
      (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the applicable Special Servicer's discretion, with the consent of the Directing Certificateholder); provided, that in the case of clause (c) and clause (d) the applicable Special Servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Directing Certificateholder, if following any such direction of the Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Directing Certificateholder would violate the Servicing Standard; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent (unless, with respect to the Carlton Court Apartments Loan, such default is cured by the Directing Certificateholder of the Class CCA Certificates in accordance with Section 3.33(c)); or

            (iii) the applicable Master Servicer or, with the approval of the Directing Certificateholder, the applicable Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days (unless, with respect to the Carlton Court Apartments Loan, such default is cured by the Directing Certificateholder of the Class CCA Certificates in accordance with Section 3.33(c)); or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan or Junior Loan, as the case may be, shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) with respect to any Loan that is a part of any Loan Combination where the related Junior Loan Holder has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to the related Intercreditor Agreement, the occurrence of a monetary default in the following month; or

            (ix) any other default has occurred which, in the reasonable judgment of the applicable Special Servicer (with the approval of the Directing Certificateholder) or the applicable Master Servicer, has materially and adversely affected the value of such Loan or Junior Loan, as the case may be, or otherwise materially and adversely affects the interests of the Certificateholders and, in either such case, has continued unremedied for 30 days (irrespective of any applicable grace period specified in the related Loan Documents) (unless, with respect to the Carlton Court Apartments Loan, such default is cured by the Directing Certificateholder of the Class CCA Certificates in accordance with Section 3.33(c)), provided that the failure of the related Borrower to obtain all-risk casualty insurance that does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Agreement) shall not apply with respect to this clause if the applicable Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate; or

            (x) with respect to the Carlton Court Apartments Loan, the election by the Directing Certificateholder of the Class CCA Certificates not to cure a monetary or non-monetary default within the Class CCA Cure Period as described in Section 3.33(c), which default would otherwise result in a Servicing Transfer Event with respect to such Loan; or

            (xi) with respect to the Carlton Court Apartments Loan, the election by the Directing Certificateholder of the Class CCA Certificates, not to exercise its purchase option within the Class CCA Purchase Option Period with respect to such Mortgage Loan under Section 3.33(b), if the event giving rise to such purchase option would otherwise result in a Servicing Transfer Event with respect to such Loan.

      Notwithstanding the foregoing, if a default occurs under any Loan Combination, which the related Junior Loan Holder has the option to cure pursuant to the related Intercreditor Agreement, then a Servicing Transfer Event will not be deemed to have occurred with respect to such Loan Combination and such Loan Combination will not be considered a Specially Serviced Loan unless and until the related Junior Loan Holder does not exercise its option to cure prior to the expiration of the applicable cure period as described in such related Intercreditor Agreement.

      "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), by outstanding principal balance at such time.

      "Similar Law": Any federal, state or local law materially similar to
Section 406 or 407 of ERISA or Section 4975 of the Code.

      "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the applicable Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not without Rating Agency confirmation of Certificate ratings, in respect of any Significant Loan, be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

      "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-Y, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates or an assignment of the voting rights thereof; provided, however, that the Class Principal Balances of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero.

      "Special Servicer": With respect to (a) all of the Group A and Group B Loans, any related Junior Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 1, and (b) all of the Group C Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 2.

      "Special Servicer No. 1": GMAC Commercial Mortgage Corporation, in its capacity as special servicer with respect to the Group A and Group B Loans, any related Junior Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group A and Group B Loans, any related Junior Loans and any related REO Properties.

      "Special Servicer No. 2": National Consumer Cooperative Bank, in its capacity as special servicer with respect to the Group C Loans (as well as the Group B Loans which are secured by residential cooperative properties) and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group C Loans (as well as the Group B Loans which are secured by residential cooperative properties) and any related REO Properties.

      "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(b), computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11(b).

      "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

      "Specially Designated Co-op Loan": Any NCB Loan that constitutes a Co-op Loan or any successor REO Loan with respect thereto.

      "Specially Serviced Loan": As defined in Section 3.01(a).

      "Startup Day": The Closing Date.

      "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

      "Stated Principal Balance": With respect to any Loan, the Carlton Court Apartments Pooled Portion, the Carlton Court Apartments Non-Pooled Portion or Junior Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan or such Junior Loan, as the case may be, or with respect to a Qualified Substitute Mortgage Loan being substituted for another Loan pursuant to or as contemplated by
Section 2.03(b) hereof, the outstanding principal balance of such Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, minus (y) the sum of:

            (i) the principal portion of each Monthly Payment due on such Loan, Carlton Court Apartments Pooled Portion, Carlton Court Apartments Non-Pooled Portion or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent received from the Borrower or advanced by the applicable Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Loan, Carlton Court Apartments Pooled Portion, Carlton Court Apartments Non-Pooled Portion or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan, Carlton Court Apartments Pooled Portion, Carlton Court Apartments Non-Pooled Portion or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (iv) any reduction in the outstanding principal balance of such Loan, Carlton Court Apartments Pooled Portion, Carlton Court Apartments Non-Pooled Portion or Junior Loan, as the case may be, resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

            (v) any reduction in the outstanding principal balance of such Loan, Carlton Court Apartments Pooled Portion, Carlton Court Apartments Non-Pooled Portion or Junior Loan, as the case may be, due to a modification by the applicable Special Servicer pursuant to this Agreement, which reduction occurred prior to the end of the Due Period for the most recent Distribution Date.

      The Stated Principal Balance of the Carlton Court Apartments Mortgage Loan (including the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion) shall equal the aggregate principal balances of the Carlton Court Apartments Pooled Portion and Carlton Court Apartments Non-Pooled Portion at any time of determination, each as calculated in accordance with previous paragraph.

      With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan or Junior Loan (including the Stated Principal Balance of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion, if applicable), as applicable, as of the related REO Acquisition Date, minus (y) the sum of:

            (i) if such REO Loan relates to a predecessor Loan, the principal portion of any P&I Advance made with respect to such REO Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders or the related Junior Loan Holder, as applicable, on or before such date of determination.

      Each Loan (and any successor REO Loan with respect thereto) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof (or any related REO Property) are to be distributed to Certificateholders; and, following such Distribution Date, such Stated Principal Balance shall be zero.

      The Stated Principal Balance of any Loan (or any successor REO Loan with respect thereto) as to which there has been a Final Recovery Determination shall be, following the application of all amounts received in connection with such Loan (or any related REO Property) in accordance with the terms hereof, zero.

      Notwithstanding anything to the contrary contained in this definition, any payment or other collection of principal on or with respect to any Loan (or any successor REO Loan with respect thereto) that constitutes part of the Principal Distribution Amount for any Distribution Date, without regard to the proviso to the first sentence of the definition of "Principal Distribution Amount" and, further, without regard to any Principal Distribution Adjustment Amount for such Distribution Date, shall be deemed to be distributed to Certificateholders on such Distribution Date for purposes of this definition.

      "Statement to Certificateholders": As defined in Section 4.02(a).

      "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

      "Sub-Servicer": Any Person engaged by either Master Servicer or the Special Servicer to perform Servicing with respect to one or more Loans or REO Properties, including any Primary Servicer.

      "Sub-Servicing Agreement": The subservicing agreements between a Master Servicer or a Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

      "Subordinate Certificate": Any Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class CCA or Class R Certificate.

      "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the initial Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being replaced and the aggregate initial Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

      "Successor Manager":  As defined in Section 3.19(b).

      "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Carlton Court Apartments Loan REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Form 1041 for the portion of the Trust Fund intended to be treated as a grantor trust for U.S. federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

      "Termination Notice": As defined in Section 7.01(b).

      "Time of Sale Information": Collectively, the Depositor's free writing prospectus dated as of February 24, 2006 and the Depositor's free writing prospectus dated as of March 6, 2006.

      "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

      "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

      "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

      "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

      "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the applicable Master Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

      "Trust": The trust created hereby.

      "Trust Assets": The assets comprising the Trust Fund.

      "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Accounts, the Distribution Account, the Carlton Court Apartments Loan REMIC Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Accounts, to the extent not allocable to a Junior Loan; (iii) any REO Property, to the extent not allocable to a Junior Loan; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans; (v) the Uncertificated Lower-Tier Interests and the Carlton Court Apartments Loan REMIC Regular Interests; (viii) the rights of the Depositor under the Mortgage Loan Purchase Agreements; and (ix) the rights of the Trustee under the Column Performance Guarantee.

      "Trust REMIC": Any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Carlton Court Apartments Loan REMIC.

      "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

      "Trustee Exception Report": As defined in Section 2.02(e).

      "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

      "Trustee Fee Rate": A rate equal to 0.00081% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or REO Loan (except that in the case of any mortgage loans that provide for payment of a fixed interest amount during any interest only period, on a 30/360 basis during the interest only period of such loan and on an actual/360 basis otherwise).

      "UCC": The Uniform Commercial Code, as enacted in each applicable state.

      "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

      "UCC Financing Statement Amendment": A financing statement amendment filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

      "Uncertificated Accrued Interest Amount": With respect to each Distribution Date and each Uncertificated Lower-Tier Interest, an amount equal to interest for the related Interest Accrual Period at the Lower-Tier Remittance Rate applicable to such Uncertificated Lower-Tier Interest for such Distribution Date, accrued on the related Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest (or, in the case of the Class LA-Y Lower-Tier Interest, on the Lower-Tier Notional Balance thereof) immediately prior to such Distribution Date. With respect to each Distribution Date and each Carlton Court Apartments Loan REMIC Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Carlton Court Apartments Loan REMIC Remittance Rate applicable to such Carlton Court Apartments Loan REMIC Regular Interest for such Distribution Date, accrued on the related Loan REMIC Principal Balance of such Carlton Court Apartments Loan REMIC Regular Interest immediately prior to such Distribution Date. The Uncertificated Accrued Interest Amount for each Uncertificated Lower-Tier Interest and Carlton Court Apartments Loan REMIC Regular Interest shall be calculated on a 30/360 Basis.

      "Uncertificated Lower-Tier Interests": The uncertificated "regular interests," within the meaning of Section 860G(a)(1) of the Code, in the Lower-Tier REMIC, which "regular interests" consist of the Class LA-1, Class LA-2, Class LA-3, Class LA-AB, Class LA-4, Class LA-1-A, Class LA-M, Class LA-J, Class LA-Y, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ, Class LS and Class LCCA Lower-Tier Interests.

      "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Loan as to which a Prepayment Interest Shortfall was incurred with respect to any Principal Prepayment occurring during the related Due Period, the excess, if any, of (i) such Prepayment Interest Shortfall, over (ii) the deposit made by the applicable Master Servicer to the Trustee in respect of such Prepayment Interest Shortfall pursuant to Section 3.02(e).

      "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date.

      "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 200-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

      "Underwriters": Collectively, Credit Suisse Securities (USA) LLC, GMAC Commercial Holding Capital Markets Corp., KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Bank of America Securities LLC.

      "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (vi) of Section 3.05(b) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

      "Unpaid Interest Shortfall Amount": As to any Class of Regular Certificates, any Class A-X Component or any Uncertificated Lower-Tier Interest or any Carlton Court Apartments Loan REMIC Regular Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates, any Class A-X Component or any Uncertificated Lower-Tier Interest or any Carlton Court Apartments Loan REMIC Regular Interest, for any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class, such Component or such Uncertificated Lower-Tier Interest or such Carlton Court Apartments Loan REMIC Regular Interest, as the case may be, for all prior Distribution Dates exceeds the sum of the amounts distributed on such Class or deemed distributed on such Component or such Uncertificated Lower-Tier Interest or such Carlton Court Apartments Loan REMIC Regular Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.

      "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

      "United States Tax Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of
Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

      "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, and, if and to the extent filed with the Commission, such reports and files that would, but for such filing, constitute Restricted Master Servicer Reports.

      "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the primary assets of which consist of the Uncertificated Lower-Tier Interests and related amounts in the Distribution Account.

      "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-Y Certificates (based on the respective Class Notional Amount of each such Class relative to the aggregate Certificate Notional Amount of the three such Classes), (ii) in the case of any Class of Sequential Pay Certificates (so long as any such Class of Certificates has been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore such Class of Certificates is not part of the Initial Purchaser's unsold allotment), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class and (iii) 0% for any Class of Sequential Pay Certificates for as long as any such Class of Certificates has not been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore such Class of Certificates is part of the Initial Purchaser's unsold allotment), in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate of the Class Principal Balances of all the Classes of Sequential Pay Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V, Class CCA or Class R Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Class Principal Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

      "Website": The internet website maintained by the Trustee (initially located at www.ctslink.com) or the internet website of a Master Servicer.

      "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Loans (other than the Carlton Court Apartments Loan), the Carlton Court Apartments Pooled Portion and REO Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.

      "Withheld Amounts": As defined in Section 3.28(a).

      "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

      "Workout Fee": The fee paid to the applicable Special Servicer with respect to each Corrected Loan.

      "Workout Fee Rate": As defined in Section 3.11(b).

      "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan Documents, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the applicable Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the applicable Master Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date), the applicable Master Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury Bonds, Notes and Bills section of The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2)^0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

      "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

      "Yield Rate": With respect to any Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the applicable Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

      Section 1.02. Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (unless otherwise expressly set forth herein, and other than as provided in the Loan Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any payment on a Loan or a Junior Loan is deemed to be received on the date such payment is actually received by the applicable Master Servicer or the applicable Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the applicable Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the applicable Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan or Junior Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan or Junior Loan, as the case may be.

      Section 1.03. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

      Section 1.04. Certain Matters with Respect to the Saint Louis Galleria Total Loan. (a) The parties hereto acknowledge that, pursuant to the Saint Louis Galleria Intercreditor Agreement, if neither the Saint Louis Galleria Loan nor an interest in any related REO Property is part of the Trust Fund, then the Saint Louis Galleria Total Loan or any related REO Property, as applicable, shall be serviced and administered in accordance with such successor servicing arrangements as are consistent with the Saint Louis Galleria Intercreditor Agreement.

      (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge the rights and duties of each of Master Servicer No. 1 and Special Servicer No. 1 under this Agreement and the obligation of Master Servicer No. 1 or the Trustee to make Advances (subject to Section 1.04(c)), insofar as such rights, duties and obligations relate to the Saint Louis Galleria Total Loan, shall terminate upon the occurrence of a Liquidation Event with respect to the Saint Louis Galleria Loan or any related REO Property; provided, however, that this statement shall not limit (A) the duty of Master Servicer No. 1 or Special Servicer No. 1 to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of Master Servicer No. 1 or Special Servicer No. 1 that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Saint Louis Galleria Total Loan prior to the date on which such event occurs.

      (c) None of the Master Servicers or the Trustee shall be required to make P&I Advances as to any Saint Louis Galleria Junior Loan.

      Section 1.05. Certain Considerations Regarding Reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts. (a) If any party hereto is reimbursed, in accordance with clause (vii) of Section 3.05(a) and/or clause (v) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in a Collection Account or the Distribution Account, as applicable, for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount or for any interest accrued and payable on any such Nonrecoverable Advance, then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made (without regard from which account it is actually made):

            first, out of any amounts representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts representing payments or other collections of principal received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            third, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing any other payments or other collections received by the Trust with respect to the Loan Group to which such Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            fourth, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing any other payments or other collections received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            fifth, out of any other amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) that may be available in the Collection Accounts, as a collective whole, and/or the Distribution Account to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon.

In each of the above instances the amount available to reimburse the Workout-Delayed Reimbursement Amounts shall be limited to principal collections, net of amounts applied to reimburse Nonrecoverable Advances and interest thereon.

      (b) If any party hereto is reimbursed, in accordance with clause (vi) of
Section 3.05(b), out of general collections on the Mortgage Pool on deposit in the Distribution Account for any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount (together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made out of any amounts then on deposit in the Distribution Account that represent payments or other collections of principal received by the Trust first, from such principal payments or collections that are allocated to the Loan Group to which such Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs and second, from such principal payments or collections allocated to the other Loan Group, that in either case, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any Distribution Date.

      (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance and/or interest thereon is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then the Total Principal Distribution Amount for the Distribution Date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                                   ARTICLE II

             CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01. Conveyance of Loans. (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust, Series 2006-C1." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and Junior Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

      The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

      Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition, on the Closing Date, of the CSMC Loans from the CSMC Mortgage Loan Seller, pursuant to the CSMC Mortgage Loan Purchase Agreement, as a purchase of such Loans from the CSMC Mortgage Loan Seller; (ii) its acquisition, on the Closing Date, of the other Loans from the respective other Mortgage Loan Sellers, pursuant to the respective other Mortgage Loan Purchase Agreements, as a purchase of such other Loans from such other Mortgage Loan Sellers; and (iii) its transfer of the Loans to the Trust, pursuant to this
Section 2.01(a), as a sale of such Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. The Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

      (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee, on or before the Closing Date, the Mortgage File (except items (xvi) and (xxii) of the definition of Mortgage File) for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and customary indemnification substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

      If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee or its designee within 120 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

      If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee or its designee on or before the Closing Date.

      Neither the Trustee nor any Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan Seller fails, as to any Loan, to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing or recording office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related UCC Financing Statement assignment in a form appropriate for filing or recording.

      (c) Notwithstanding the foregoing, the Trustee (directly or through its designee) shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, at the expense of the related Mortgage Loan Seller, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause
(xi) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 of the UCC in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Trustee shall seek reimbursement from the applicable Mortgage Loan Seller for any costs and expenses incurred in performing its obligation under this Section 2.01(c). The Depositor hereby represents and warrants that, as to any Loan, the related Responsible Party is required to pay for such costs and expenses, as and to the extent provided under
Section 13 of the related Mortgage Loan Purchase Agreement.

      Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Loans conveyed by it to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

      (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof, shall be delivered by the Depositor (or the Depositor shall cause them to be delivered) to the applicable Master Servicer within 10 Business Days after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

      (e) In connection with the Depositor's assignment pursuant to subsection
(a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer(s), on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

      (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a sub-servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

      (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Loan.

      (h) Notwithstanding anything to the contrary in this Agreement, each Mortgage Loan Purchase Agreement provides that the related Mortgage Loan Seller shall deliver to the applicable Master Servicer any original letters of credit relating to the Loans being sold by such Mortgage Loan Seller, and the applicable Master Servicer shall hold such letters of credit on behalf of the Trustee.

      (i) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall not take any action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

      Section 2.02. Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements, copies of all Letters of Credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage File, shall mean in respect of clause (xvi) of the definition thereof, a copy thereof. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Junior Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Junior Loan Holder. The Trustee or any Custodian appointed by the Trustee pursuant to
Section 8.11 shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes.

      (b) Within 90 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the Master Servicers, the Special Servicers and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause),
(ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Loans identified on the Mortgage Loan Schedule. Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in clauses (ii), (ix) and (xviii) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in clause (xvi) of the definition of "Mortgage File" to the applicable Master Servicer (each of which shall notify the Trustee of the receipt thereof) (with a copy to the Trustee), each within 30 days after the Closing Date. If such documents are not delivered within 30 days, the applicable Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with
Section 2.03.

      (c) The Trustee shall review each of the Loan Documents received on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicers, the Special Servicers and the applicable Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule,
(i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Trustee shall, upon request, provide the applicable Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

      (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of clauses (vi), (vii), (viii), (x), (xiii) through (xv), (xvii) and (xix) through
(xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to Section 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan.

      (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File has not been delivered to it within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the applicable Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

      (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

      Section 2.03. Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Loans by the Responsible Parties for Defects in Mortgage Files, Breaches of Representations and Warranties and Other Matters.
(a) The Depositor hereby represents and warrants, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The Depositor's transfer of the Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

            (vi) The Depositor is not transferring the Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

            (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Loans to the Trustee, pursuant to Section 2.01(a);

            (viii) After giving effect to its transfer of the Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

            (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

            (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

            (xi) Immediately prior to the transfer of the Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

            (xii) The Depositor has not transferred any of its right, title and interest in and to the Loans to any Person other than the Trustee;

            (xiii) The Depositor is transferring all of its right, title and interest in and to the Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor; and

            (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Loans to the Trustee.

      (b) If any Certificateholder, the Directing Certificateholder, any Master Servicer, any Special Servicer or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), it shall give notice to the applicable Master Servicer, the applicable Special Servicer and the Trustee. If the applicable Master Servicer or the applicable Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates (any such Defect or Breach, a "Material Document Defect" or a "Material Breach," respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the applicable Master Servicer, the applicable Special Servicer and the applicable Responsible Party and shall request that such Responsible Party, not later than 90 days after the receipt by the applicable Responsible Party of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that with respect to any Material Defect arising from a missing document as to which the Trustee mistakenly certified its possession of such document on the Closing Date pursuant to the third sentence of Section 2.01(b), the related Mortgage Loan Seller shall have 30 days to cure such Material Document Defect; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured, but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the applicable Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the applicable Responsible Party shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that the applicable Responsible Party has delivered to the applicable Master Servicer, the applicable Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Responsible Party that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by the Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center (operated by the Mortgagor) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Document Defect.

      Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with certain actions as set forth in detail in each Mortgage Loan Seller's Mortgage Loan Purchase Agreement, then the applicable Responsible Party shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the applicable Collection Account the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Responsible Party shall have the option to either repurchase such Loan at the applicable Purchase Price or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the applicable Responsible Party shall make such deposit and upon its making such deposit, the applicable Responsible Party shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Responsible Party shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

      The absence of any of the following from a Mortgage File shall be deemed a Material Document Defect with respect to the related Loan unless cured as contemplated by Section 2.02(b): (a) the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as sent for recordation with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the item called for by clause (ix) of the definition of Mortgage File; (d) any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as sent for recordation with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; (e) any required original letter of credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)), provided that such Defect may be cured by the provision of a substitute letter of credit or a cash reserve on behalf of the related Borrower; or (f) the original or a copy of any required ground lease. Failure to include a document checklist in a Mortgage File shall in no event constitute a Material Document Defect.

      Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a Material Document Defect or Material Breach, as applicable, and the Initial Resolution Period for the affected Loan shall be 90 days following the earlier of the related Responsible Party's receipt of notice (pursuant to this Section 2.03(b)) with respect to, and its discovery of, such Defect or Breach (which period shall not be subject to extension).

      If any Loan is to be repurchased by reason of a Material Breach or a Material Document Defect with respect thereto, the applicable Master Servicer shall designate its Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

      If (x) a Loan is to be repurchased or substituted for by reason of a Material Breach or Material Document Defect with respect thereto, (y) such Loan is a Crossed Loan and (z) such Material Document Defect or Material Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Loan for purposes of the above provisions, and the applicable Responsible Party shall be required to repurchase or substitute for each related Crossed Loan in accordance with the provisions above unless the Crossed Loan Repurchase Criteria would be satisfied if the applicable Responsible Party were to repurchase or substitute for only the affected Crossed Loan as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the applicable Responsible Party may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for all the Crossed Loans in the subject Crossed Group. The determination of the applicable Special Servicer as to whether the Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Special Servicer will be entitled to cause to be delivered, or direct the applicable Responsible Party to cause to be delivered, to the applicable Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the applicable Responsible Party if the scope and cost of the Appraisal is approved by the applicable Responsible Party (such approval not to be unreasonably withheld).

      To the extent that a Responsible Party repurchases or substitutes an affected Crossed Loan in the manner prescribed in the immediately preceding paragraph above while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Responsible Party shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Responsible Party and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted and the Responsible Party shall repurchase or substitute for the affected Crossed Loan and all related Crossed Loans. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of the Loans shall remain in full force and effect, without any modification thereof.

      Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable Responsible Party will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and (i) the applicable Responsible Party provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Responsible Party pays (or causes to be paid) the applicable release price required under the Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for the cure of a Material Breach or a Material Document Defect in this Section 2.03(b).

      In connection with any repurchase or substitution of a Loan contemplated by this Section 2.03, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to or at the direction of the applicable Responsible Party, upon delivery to each of the Trustee, the applicable Master Servicer and the applicable Special Servicer of a trust receipt executed by such Responsible Party, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Responsible Party in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement. The applicable Master Servicer (or, in the case of a Specially Serviced Loan, the applicable Special Servicer) shall notify the holder of the Class CCA Certificates of any repurchase regarding the Carlton Court Apartments Loan. The applicable Master Servicer (or, in the case of a Specially Serviced Loan, the applicable Special Servicer) shall notify the related Junior Loan Holder(s), as the case may be, of any repurchase regarding any Loan.

      In connection with a repurchase or substitution of a Loan pursuant to the first paragraph of this Section 2.03(b), Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Due Date in March 2006 and received by the applicable Master Servicer or Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced and received by the applicable Master Servicer or Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the applicable Responsible Party promptly following receipt.

      Section 7 of each of the Mortgage Loan Purchase Agreements and, in the case of the CSMC Loans, the Column Performance Guarantee provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

      If the applicable Responsible Party defaults on its obligations to repurchase any Loan as contemplated by this Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the applicable Master Servicer and the applicable Special Servicer of such default. The Trustee shall enforce the obligations of each Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement and/or, if applicable, under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Responsible Party; second, pursuant to
Section 3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a) out of general collections on the Loans on deposit in the applicable Collection Account.

      If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Responsible Party's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; and provided, further, that in the event and to the extent that such expenses of such Responsible Party in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Responsible Party's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, no Master Servicer shall have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer from using reasonable efforts, exercised in such Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Responsible Party may pursue its rights to reimbursement of such expenses directly against the Borrower while such Loan is an asset of the Trust Fund, by suit or otherwise, at the sole cost and expense of such Responsible Party to the extent such costs and expenses are not recovered from the Borrower; provided that (i) the applicable Master Servicer or, with respect to a Specially Serviced Loan, the applicable Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair the applicable Master Servicer's and/or the applicable Special Servicer's collection or recovery of principal, interest and other sums due with respect to the subject Loan and any related Junior Loan, which would otherwise be payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee, the Certificateholders and any related Junior Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

      Section 2.04. Issuance of Carlton Court Apartments Loan REMIC Regular Interest and Uncertificated Lower-Tier Interests; Execution of Certificates. Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Loans, the Carlton Court Apartments Loan REMIC (in the case of the Carlton Court Apartments Loan), exclusive of Excess Interest and Broker Strip Interest thereon, on behalf of the Carlton Court Apartments Loan REMIC (in the case of the Carlton Court Apartments Loan), the Lower-Tier REMIC, and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests (together with the residual interest in the Lower-Tier REMIC, which will be evidenced by the Class R Certificates), in exchange for the Loans (other than the Carlton Court Apartments Loan), exclusive of Broker Strip Interest and Excess Interest thereon, and the Carlton Court Apartments Loan REMIC Regular Interests, receipt of which is hereby acknowledged, (iii) acknowledges the issuance of the Carlton Court Apartments Loan REMIC Regular Interests and the Carlton Court Apartments Loan REMIC Residual Interest (represented by the Class R Certificates) to the Depositor in exchange for the Carlton Court Apartments Loan, and (iv) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Loans (exclusive of Excess Interest and Broker Strip Interest thereon), the Carlton Court Apartments Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates and (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

      Section 3.01. General Servicing Matters. (a) Master Servicer No. 2, Master Servicer No. 3, any successor to GMACCM as Master Servicer No. 1, and each of the Special Servicers shall diligently service and administer the Loans (and if a Loan is part of a Serviced Loan Combination, the related Junior Loan(s), if any) (and, in the case of a Special Servicer, any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related Junior Loan Holder(s), if any, taken as a collective whole, taking into consideration the subordinate nature of the Junior Loans), as determined by such Master Servicer or such Special Servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of this Agreement, the terms of the respective Loans (and, if a Loan is part of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any), and any related intercreditor, co-lender and/or similar agreement(s) and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard-General"):

            (i) (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer No. 2 or Master Servicer No. 3 or Special Servicer No. 2, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable Master Servicer or Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

            (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Loans and, in the case of the Special Servicer, if a Loan comes into and continues in default and if, in the judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that Loan to the Certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

            (iii) without regard to--

                        (A) any relationship that the applicable Master Servicer
                  or Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                        (B) the ownership of any Certificate, mezzanine loan or
                  any Junior Loan by the applicable Master Servicer or Special Servicer, as the case may be, or by any Affiliate thereof,

                        (C) the applicable Master Servicer's obligation to make
                  Advances,

                        (D) the applicable Special Servicer's obligation to
                  request that the applicable Master Servicer make Servicing Advances,

                        (E) the right of the applicable Master Servicer (or any
                  Affiliate thereof) or the applicable special servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                        (F) the ownership, servicing or management for others of
                  any other mortgage loans or mortgaged properties by the applicable Master Servicer or Special Servicer, as the case may be, or any Affiliate thereof, as applicable,

                        (G) any obligation of the applicable Master Servicer or
                  any of its Affiliates (in their capacity as a Responsible Party, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                        (H) any debt that the applicable Master Servicer or
                  Special Servicer, as the case may be, or any Affiliate thereof has extended to any Borrower.

      (b) GMACCM as Master Servicer No. 1 and as Special Servicer No. 1 will service and administer the Loans and/or REO Properties that it is obligated to service and administer in the best interests and for the benefit of the Certificateholders (as a collective whole) or, in the case of any Junior Loans, for the benefit of the Certificateholders and the holder(s) of the related Junior Loan (as a collective whole, as determined by GMACCM as a master servicer in the exercise of its reasonable judgment taking into account that the related Junior Loan is subordinate to the A Note), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject Loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows (the "Servicing Standard-GMAC")--

            (i) with the same care, skill and diligence as is normal and usual in GMACCM as a master servicer's, mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher; and

            (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Loans and the maximization of the recovery on that Loan to the Certificateholders (as a collective whole) or, in the case of a Junior Loan, for the benefit of the Certificateholders and the holder(s) of the related Junior Loans (as a collective whole), on a net present value basis; but

            (iii) without regard to--

                        (A) any relationship that GMACCM as a Master Servicer or
                  Special Servicer, or any Affiliate thereof may have with the related Borrower,

                        (B) the ownership of any certificate, Mezzanine Loan or
                  any CBA B Loans by GMACCM as a Master Servicer or Special Servicer, or by any Affiliate thereof,

                        (C) GMACCM's obligation as a Master Servicer to make
                  advances,

                        (D) the right of GMACCM as a Master Servicer or Special
                  Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

                        (E) any obligation of GMACCM as a Master Servicer or
                  Special Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Loan.

      Without limiting the foregoing, subject to Section 3.21, (i) Master Servicer No. 1 shall be obligated to service and administer all Group A Loans and any related Junior Loans which, in each case, do not constitute Specially Serviced Loans, (ii) Master Servicer No. 2 shall be obligated to service and administer all Group B Loans which, in each case, do not constitute Specially Serviced Loans, (iii) Master Servicer No. 3 shall be obligated to service and administer all Group C Loans which, in each case, do not constitute Specially Serviced Loans, (iv) Special Servicer No. 1 shall be obligated to service and administer all Group A and Group B Loans and any related Junior Loans as to which a Servicing Transfer Event has occurred and is continuing ("Specially Serviced Loans") and any REO Property acquired in respect of any such Loan or Junior Loan, and (v) Special Servicer No. 2 shall be obligated to service and administer all Group C Loans as to which a Servicing Transfer Event has occurred and is continuing (also "Specially Serviced Loans") and any REO Property acquired in respect of any such Loan. Notwithstanding the foregoing, each Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by such Master Servicer hereunder with respect to the Loans and/or Junior Loans for which it is the applicable Master Servicer and that constitute Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) related to such Loans and/or Junior Loans as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, however, that such Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the applicable Special Servicer to provide information to such Master Servicer that is sufficient for such Master Servicer to comply with such duties or from a failure of the applicable Special Servicer to prepare and deliver to such Master Servicer reports required hereunder to be delivered by such Special Servicer to such Master Servicer. Each Loan and Junior Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a).

      (c) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans (and, in the case of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any, and the related Intercreditor Agreement), each Master Servicer and, with respect to the Specially Serviced Loans, each Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and Special Servicers, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, the Junior Loan Holders and the Trustee or any of them, with respect to each Loan or Junior Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute and furnish to each Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by such Master Servicer or Special Servicer, as the case may be, necessary or appropriate to enable such Master Servicer or Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by any Master Servicer or Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, none of the Master Servicers and Special Servicers shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

      (d) Reserved.

      (e) Reserved.

      (f) The relationship of each Master Servicer and each Special Servicer to the Trustee and, unless they are the same Person, one another (whether between a Master Servicer and another Master Servicer or a Special Servicer and the other Special Servicer or a Master Servicer and a Special Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

      (g) Pursuant to the related Intercreditor Agreement, each Junior Loan Holder has agreed that the applicable Master Servicer and the applicable Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. The applicable Master Servicer shall be entitled, during any period when any Junior Loan of a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s), if any, under such Intercreditor Agreement.

      (h) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the applicable Master Servicer and/or the applicable Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related Junior Loan Holder, and all references herein to "Junior Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to "Specially Serviced Loan"), other than provisions pertaining to the making of Advances, shall include such CBA B Loan.

      Section 3.02. Collection of Loan Payments. (a) The applicable Master Servicer and the applicable Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans
(and any Serviced Loan Combination(s)) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the applicable Master Servicer or applicable Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (or a Serviced Loan Combination) it is obligated to service hereunder.

      (b) All amounts collected on any Loan or Junior Loan, including payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists thereunder and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions (and, in the case of each related Junior Loan of any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement(s)), shall be applied (after payment to the applicable Master Servicer, the holder of the related Excess Servicing Strip, any related Primary Servicer, any related Broker Strip Payee, the applicable Special Servicer, and/or the Trustee for any related Master Servicing Fees (net of the related Excess Servicing Strip), Excess Servicing Strip, Primary Servicing Fees, Broker Strip Interest, Special Servicing Fees and Trustee Fees, the application to any related outstanding P&I Advances and/or Servicing Advances, application to recoveries of Nonrecoverable Advances and interest thereon or Workout-Delayed Reimbursement Amounts and interest thereon (in each case, that were paid from principal collections on the Loans and resulted in principal distributed to the Certificateholders being reduced), and payment of interest on all such Advances from such Loan): first, as a recovery of accrued and unpaid interest on such Loan or Junior Loan, as the case may be, at the related Mortgage Rate (less portions thereof payable to the applicable Master Servicer, the holder of the related Excess Servicing Strip, the Broker Strip Payees, the applicable Special Servicer, the Trustee, or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan or Junior Loan, as the case may be; third, to the payment of Yield Maintenance Charges and Static Prepayment Premiums; and fourth, any other amounts due and owing under such Loan or Junior Loan, as the case may be (the application to such other amounts to be made in the discretion of the applicable Master Servicer (exercised in accordance with the Servicing Standard)). Notwithstanding the terms of any Loan or Junior Loan, the applicable Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan or Junior Loan under Section 3.11(a), until and except to the extent that (i) all reserves required to be established with such Master Servicer and then required to be funded pursuant to the terms of such Loan or Junior Loan have been so funded, (ii) all payments of principal and interest then due on such Loan or Junior Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

      (c) Reserved.

      (d) If the applicable Master Servicer or the applicable Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, such Master Servicer or such Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

      (e) Subject to Section 3.20, none of the Master Servicers shall accept a Principal Prepayment of any Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If a Master Servicer accepts a Principal Prepayment by the Borrower of any Loan for which such Master Servicer is the applicable Master Servicer on any date other than a Due Date thereby causing a Prepayment Interest Shortfall (other than any such Principal Prepayment that occurred in respect of (i) a Specially Serviced Loan, (ii) a payment of insurance proceeds or condemnation proceeds, (iii) a payment subsequent to a default under the related Loan Documents (provided that such Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and such Master Servicer has obtained the consent of the applicable Special Servicer), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Loan Documents or (vi) a payment accepted by such Master Servicer at the request of or with the consent of the Directing Certificateholder), such Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, an amount equal to the amount of such resulting Prepayment Interest Shortfall. In addition, if an Uncovered Prepayment Interest Shortfall occurs in respect of any Loan during any Due Period, and if the applicable Master Servicer in respect of such Loan receives any Prepayment Interest Excesses during that same Due Period in respect of other Loans as to which such Master Servicer is the applicable Master Servicer, then such Prepayment Interest Excesses shall be applied to offset such Uncovered Prepayment Interest Shortfall to the maximum extent possible and shall not be available as additional servicing compensation. Notwithstanding the foregoing,
(i) no other compensation payable to a Master Servicer shall be available to cover Prepayment Interest Shortfalls, (ii) a Master Servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular Due Period shall not carry over to any subsequent Due Period, and (iii) no Master Servicer shall be obligated pursuant to this Section 3.02(f), to make any payment, or apply Prepayment Interest Excesses received on Loans for which it is the applicable Master Servicer, to cover or offset a Prepayment Interest Shortfall on a Loan as to which it is not the applicable Master Servicer.

      Section 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Loans and/or Junior Loans for which it is the applicable Master Servicer shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any related Intercreditor Agreement. Each Servicing Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Loan or Junior Loan and in accordance with the Servicing Standard in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the applicable Master Servicer or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan Documents and as described below or, if not so required, to the applicable Master Servicer pursuant to clause
(vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with
Section 9.01; (vii) pay the applicable Master Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts maintained by such Master Servicer as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by such Master Servicer for the relevant period and to the extent not required by law or the terms of the related Loan Documents to be paid to the Borrowers); and (viii) following a default on the related Loan or Serviced Loan Combination, for application to amounts due thereunder (to the extent permitted by the related Loan Documents and applicable law).

      (b) The applicable Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The applicable Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the related REO Account or Servicing Account, as applicable, and, if such amounts are insufficient to pay such items in full, the applicable Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan Documents and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans and Junior Loans that do not provide for escrows for the payment of taxes and assessments, the applicable Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after such Master Servicer has received confirmation that such item has not been paid and
(ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall any Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan or Serviced Loan Combination does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the applicable Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of all Loans and Junior Loans that do not constitute REO Loans shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

      (c) In accordance with the Servicing Standard and for all Loans and Junior Loans (other than with respect to any such Loan or Junior Loan after the related principal balance thereof has been reduced to zero) for which it is the applicable Master Servicer, each Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that such Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

      With respect to each Specially Serviced Loan and Specially Serviced Junior Loan and each related REO Property, the applicable Special Servicer shall give the applicable Master Servicer and the Trustee not less than five Business Days' notice before the date on which such Master Servicer is required to make any Servicing Advance with respect to such Loan or Junior Loan or any related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; provided, further, that no Special Servicer shall be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to any single Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the applicable Special Servicer, in which case such Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the applicable Special Servicer shall provide the applicable Master Servicer and the Trustee with any information in its possession (including any information that such Master Servicer or the Trustee, as applicable, may reasonably request) to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by a Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by such Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon such Master Servicer. On the fourth Business Day before each Distribution Date, each Special Servicer shall report to the applicable Master Servicer such Special Servicer's determination as to whether any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Loan or REO Property for which such Special Servicer is the applicable Special Servicer is a Nonrecoverable Servicing Advance. Such Master Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon such Master Servicer.

      Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (or shall, at the direction of the applicable Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by such Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if such Master Servicer (or the applicable Special Servicer, if a Specially Serviced Loan is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (and in the case of any Junior Loan, the related Junior Loan Holder, taken as a collective whole, taking into consideration the subordinate nature of the Junior Loan), as evidenced by an Officer's Certificate delivered promptly to the Trustee and the Directing Certificateholder (and, in the case of a Significant Loan, the Rating Agencies), setting forth the basis for such determination and accompanied by any information that the applicable Master Servicer or the applicable Special Servicer may have obtained that supports such determination.

      All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by a Master Servicer or a Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the applicable Master Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by such Master Servicer, the applicable Special Servicer or the Depositor or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure, then the Trustee shall make such Servicing Advance pursuant to Section 7.05.

      (d) In connection with its recovery of any Servicing Advance out of a Collection Account pursuant to Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a), the applicable Master Servicer or the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Subject to Section 3.19(e), each Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by such Master Servicer or the Trustee, as the case may be, in respect of the Servicing Group for which such Master Servicer is the applicable Master Servicer as soon as practically possible after funds available for such purpose are deposited in the applicable account maintained hereunder.

      (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan or Junior Loan, the applicable Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the applicable Special Servicer, shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Loan or Junior Loan, the applicable Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the applicable Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer (with respect to Loans and Junior Loans that are not Specially Serviced Loans) shall determine whether the related Borrower has failed to perform its obligations under the respective Loan or Junior Loan and (to the extent such failure is not otherwise reported by such Master Servicer on any of the files or reports comprising the CMSA Investor Reporting Package) report any such failure to the applicable Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

      Section 3.04. The Collection Accounts, Distribution Account and Excess Interest Distribution Account. (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which such Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Loans and Junior Loans (if any) for which it is the applicable Master Servicer received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) on the Loans and Junior Loans (if any) for which it is the applicable Master Servicer received on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such Loans and Junior Loans; and

            (ii) all payments on account of interest (net of any related Primary Servicing Fees and, in the case of a Loan, the related Master Servicing
      Fees) on such Loans and Junior Loans and any Penalty Charges collected thereon (net of any amount thereof utilized to offset interest on Advances); and

            (iii) all Yield Maintenance Charges and all Static Prepayment Premiums received with respect to such Loans and Junior Loans;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any such Loan or Junior Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Loans; and

            (v) any amounts required to be transferred from (A) any REO Account pursuant to Section 3.16(c), and (B) any Junior Loan Custodial Account pursuant to any applicable provision of this Agreement, and

            (vi) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account; and

            (vii) any amounts required to be deposited by such Master Servicer or a Special Servicer pursuant to Section 3.07(b) in connection with losses on any such Loan, Junior Loan or any related REO Property resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (viii) any amounts paid by any Junior Loan Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement.

      The foregoing requirements for deposit by a Master Servicer in the Collection Account maintained by such Master Servicer shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or a Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in its Collection Account. If a Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

      Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit into the Collection Account maintained by such Master Servicer. Any amounts received by the applicable Special Servicer with respect to an REO Property (other than Liquidation Proceeds payable pursuant to Section 9.01 in connection with the termination of the Trust) shall be deposited into the applicable REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account pursuant to Section 3.16(c).

      (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. Each Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iii), (a)(iv), (a)(vii), (c), (d) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by such Master Servicer. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution Account.

      Subject to Section 3.05, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to such Master Servicer's obligations hereunder, Section 7.05);

            (ii) any Liquidation Proceeds paid by such Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in such Master Servicer's Collection Account or the Excess Interest Distribution Account pursuant to Section 9.01);

            (iii) any payments required to be made by such Master Servicer pursuant to Section 3.02(f); and

            (iv) any other amounts required to be so delivered by such Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

      The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)). To the extent that any Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, such Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

      Any amounts deposited in accordance with this Section 3.04(b) that represent amounts deposited in respect of the Carlton Court Apartments Loan REMIC shall be deemed to be held in the Carlton Court Apartments Loan REMIC Distribution Account until distributed in respect of the Carlton Court Apartments Loan REMIC Regular Interests and Carlton Court Apartments Loan REMIC Residual Interest as set forth herein.

      (c) The Trustee shall establish, prior to the Master Servicer Remittance Date relating to any Due Period in which Excess Interest is received, and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, each Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received by such Master Servicer during the related Due Period on the Loans for which it is the applicable Master Servicer. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(c). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans or related REO Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

      (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account. Not later than 1:00 p.m. on each Master Servicer Remittance Date, each Master Servicer shall withdraw from such Master Servicer's Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by such Master Servicer during the Due Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Loans for which such Master Servicer is the applicable Master Servicer. If any Excess Liquidation Proceeds received by a Master Servicer during any Due Period relate to any Junior Loan, such amount shall be deposited in the applicable Junior Loan Custodial Account. Excess Liquidation Proceeds, if any, received on the Carlton Court Apartments Loan shall be deemed distributed in respect of the Carlton Court Apartments Loan REMIC Residual Interest and held in the related portion of the Excess Liquidation Proceeds Account until applied in accordance with the second succeeding paragraph.

      On each Master Servicer Remittance Date, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

      On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

      (e) Funds on deposit in a Collection Account, a Junior Loan Custodial Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the Distribution Account shall be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. Each Master Servicer shall give notice to the Trustee, the Special Servicers, the Rating Agencies and the Depositor of any new location of the Collection Account maintained by such Master Servicer prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account, and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicers and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

      (f) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the Closing Date, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, a Junior Loan Custodial Account, into which such Master Servicer shall deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account maintained by such Master Servicer) on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account maintained by such Master Servicer, except as otherwise specifically provided herein (and provided that the subject payment or collection was not and may not otherwise be withdrawn from such Collection Account for any other purpose contemplated by Section 3.05(a) or any other section of this Agreement), the following payments and collections on the applicable Junior Loan received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off
Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Junior Loan by such Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including principal prepayments, on such Junior Loan; and

            (ii) all payments on account of interest (net of any related Primary Servicing Fees), including Excess Interest and Penalty Charges (net of, subject to the related Intercreditor Agreement, any amount thereof utilized to offset interest on Advances or any Additional Trust Fund Expenses (to the extent such interest on Advances or Additional Trust Fund Expenses are related to the subject Serviced Loan Combination and allocable to such Junior Loan pursuant to the related Intercreditor Agreement), on such Junior Loan; and

            (iii) all Insurance and Condemnation Proceeds received that are allocable to such Junior Loan; and

            (iv) all Liquidation Proceeds received that are allocable to such Junior Loan; and

            (v) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) that relate to such Junior Loan; and

            (vi) all yield maintenance charges and prepayment premiums received in respect of such Junior Loan; and

            (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses on such Junior Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating thereto; and

            (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Junior Loan Holder; and

            (ix) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Junior Loan Custodial Account.

      The foregoing requirements for deposit by a Master Servicer in a Junior Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or the applicable Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in such Junior Loan Custodial Account. If a Master Servicer for any reason deposits in any Junior Loan Custodial Account any amount not required to be deposited therein, such Master Servicer may at any time withdraw such amount from such Junior Loan Custodial Account, notwithstanding any provision in this Agreement to the contrary.

      (g) With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the applicable Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a), withdraw from the related Junior Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Junior Loan or any related REO Property and, further, to pay to the related Junior Loan Holder all amounts to which each of them is entitled in respect of the subject Junior Loan, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the related Junior Loan Holder shall be made in accordance with the related Intercreditor Agreement.

      (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, each Master Servicer may maintain its Collection Account and the respective Junior Loan Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be deemed to have been made in the same manner as would be the case if such Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if such Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (iii) such Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Accounts and Junior Loan Custodial Accounts, respectively; (iv) such Master Servicer's maintaining such Collection Account and such respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders or any Junior Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "[name of subject Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, [names of respective Junior Loan Holders], as their interests may appear, Collection/Custodial Account".

      (i) Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

      Section 3.05. Permitted Withdrawals from the Collection Accounts and the Distribution Account. (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account or the Carlton Court Apartments Loan REMIC Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by such Master Servicer pursuant to Section 4.03(a);

            (ii) to remit Excess Interest to the Trustee for deposit in the Excess Interest Distribution Account pursuant to Section 3.04(c);

            (iii) to pay (w) to such Master Servicer or the holder of Master Servicer No. 2's or Master Servicer No. 3's Excess Servicing Strip (subject to Section 3.11(a)) unpaid Master Servicing Fees and any Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a), (x) to any Broker Strip Payee entitled thereto, the related Broker Strip, (y) to any Primary Servicer entitled thereto, the related Primary Servicing Fees with respect to the Loans (and any related REO Loans) for which such Master Servicer is the applicable Master Servicer, and (z) to the applicable Special Servicer, any unpaid Special Servicing Fees earned with respect to Specially Serviced Loans and REO Loans for which such Special Servicer is the applicable Special Servicer, as applicable, such Master Servicer's rights, any Primary Servicer's rights, any Broker Strip Payee's rights and such Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Loan, Junior Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan, or such Junior Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or on or in respect of such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the applicable Special Servicer unpaid Liquidation Fees and Workout Fees in respect of Loans and Junior Loans as to which the Master Servicer maintaining the subject Collection Account is the applicable Master Servicer (and any related REO Loans), as applicable;

            (v) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder or the Directing Certificateholder of the Class CCA Certificates) made by such party with respect to Loans for which such Master Servicer is the applicable Master Servicer and any related REO Loans, such Master Servicer's or the Trustee's right to receive payment pursuant to this clause (v) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees, Primary Servicing Fees and Broker Strip Interest, if any) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

            (vi) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances made by such party with respect to any Loans and/or Junior Loans for which such Master Servicer is the applicable Master Servicer and/or related REO Properties, such Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause
      (vi) with respect to any Loan, Junior Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (vii) subject to Section 3.19(e), to reimburse itself or the Trustee, as applicable, for (A) Nonrecoverable Advances incurred by such Master Servicer or the Trustee in respect of the Loans and Junior Loans, for which such Master Servicer is the applicable Master Servicer (as well as any related REO Loans) and to pay to itself or the Trustee, as applicable, interest accrued and payable on such reimbursed Nonrecoverable Advances, which reimbursement and payment shall be made (subject to Section 1.05(a)) out of general collections on the Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties first from such amounts that are allocated to the Loan Group to which the subject Loan belongs and second from such amounts that are allocated to any other Loan Groups and (B) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (A) above;

            (viii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (v) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), or (b) any unreimbursed Servicing Advances pursuant to clause (vi) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with
      Section 3.03(d);

            (ix) to reimburse itself, the applicable Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan or Junior Loan required to be serviced by such Master Servicer and giving rise to a repurchase obligation of any Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

            (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the applicable Special Servicer, as the case may be, out of general collections on the Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan required to be serviced by such Master Servicer in connection with the enforcement of any Responsible Party's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

            (xi) to pay itself, as additional servicing compensation all amounts specified in the fifth and sixth paragraphs of Section 3.11(a); and to pay the applicable Special Servicer, as additional servicing compensation all amounts specified in the second and last paragraphs of Section 3.11(b);

            (xii) if and to the extent allocable to the related Servicing Group and/or any related Junior Loans and REO Loans, to pay itself, the applicable Special Servicer, the Depositor or any of their respective Affiliates, shareholders, directors, officers, members, managers, employees and agents and various other related Persons, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

            (xiii) to pay for the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or such Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders; and, if and to the extent allocable to the related Servicing Group and/or any related Junior Loans and REO Loans to pay for
      (x) the cost of obtaining the REO Extension contemplated by Section 3.16(a) and (y) the fees of the Trustee or the applicable Master Servicer for confirming a Special Servicer's determination of Fair Value of a Defaulted Loan;

            (xiv) to pay out of general collections on the Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicers, the Special Servicers or the Trustee is liable therefor;

            (xv) to reimburse such Master Servicer and the applicable Special Servicer out of general collections on the Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties for expenses incurred by and reimbursable to them by the Trust Fund (which expenses are not otherwise reimbursable pursuant to any other clause of this Section 3.05(a) or pursuant to Section 3.05(b));

            (xvi) to pay such Master Servicer the applicable Special Servicer, the Directing Certificateholder, any Junior Loan Holder or any Responsible Party, as the case may be, with respect to each Loan and Junior Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement or the related Intercreditor Agreement (in each case, if such Master Servicer was the applicable Master Servicer), all amounts received thereon subsequent to the date of purchase or replacement, including, in the case of a Responsible Party, all amounts received thereon to which such Responsible Party is entitled under Section 2.03(b);

            (xvii) to reimburse the applicable Special Servicer for the cost of any environmental testing performed at such Special Servicer's direction pursuant to Section 3.09 with respect to any Mortgaged Property or REO Property relating to any Loan or Junior Loan for which such Master Servicer is the applicable Master Servicer;

            (xviii) to transfer the Excess Liquidation Proceeds on deposit in such Collection Account to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

            (xix) to transfer to the related Junior Loan Custodial Account, as applicable, all amounts payable to each Saint Louis Galleria Junior Loan Holder, respectively, pursuant to Section 4 or Section 5, as applicable, of the Saint Louis Galleria Intercreditor Agreement in respect of the Saint Louis Galleria Whole Loan or any related REO Loans;

            (xx) to transfer to the related Junior Loan Custodial Account all amounts payable to the related CBA B Loan Holder in respect of any CBA B Loan being serviced hereunder or in respect of any related REO Loan, pursuant to the related CBA Intercreditor Agreement;

            (xxi) to make any payments, in addition to normal remittances, owing by the Trust Fund to any Junior Loan Holder under the related Intercreditor Agreement;

            (xxii) to recoup any amounts deposited in such Collection Account in error; and

            (xxiii) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01; and

provided, however, that, in the case of the Saint Louis Galleria Total Loan:

                        (A) no Primary Servicing Fees, Workout Fees and
                  Liquidation Fees earned and other items that constitute "Costs" (other than Special Servicing Fees and related Nonrecoverable Servicing Advances or Workout-Delayed Reimbursement Amounts made or paid hereunder and interest thereon) under the Saint Louis Galleria Intercreditor Agreement attributable to the Saint Louis Galleria Junior Loans or any successor REO Loans with respect thereto shall in any event be paid out of payments and other collections on the Loans and/or any successor REO Loans with respect thereto, and no Special Servicing Fees earned on the Saint Louis Galleria Junior Loans or any successor REO Loans with respect thereto shall in any event be paid out of payments or other collections on the Loans (exclusive of the Saint Louis Galleria Total Loan) and/or any successor REO Loans with respect thereto; and

                        (B) no fees, costs or expenses allocable to the Loans,
                  any successor REO Loans with respect thereto, or any particular such Loan or REO Loan (exclusive of the Saint Louis Galleria Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holders of, the Saint Louis Galleria Junior Loans or any successor REO Loans with respect thereto; and

provided, however, that, in the case of each CBA A/B Loan Pair:

                        (A) to the maximum extent permitted by the related CBA
                  Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, Advances, interest on Advances and all other servicing costs and expenses relating to such CBA A/B Loan Pair or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Loan with respect thereto; and

                        (B) no fees, costs or expenses, including servicing
                  compensation, allocable to the related CBA B Loan or any successor REO Loan with respect thereto (other than related Nonrecoverable Servicing Advances or Workout-Delayed Reimbursement Amounts made or paid hereunder and interest thereon) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Loans and/or any successor REO Loans with respect thereto (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto); and

                        (C) no fees, costs or expenses allocable to the Loans,
                  any successor REO Loans with respect thereto or any particular such Loan or REO Loan (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO Loan with respect thereto; and

provided further, however, that in the case of any Junior Loan (to the extent not inconsistent with the preceding proviso):

                        (A) the applicable Master Servicer shall be entitled to
                  make transfers from time to time, from the related Junior Loan Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing proviso, but only insofar as the payment or reimbursement described therein arises from or is related solely to the Saint Louis Galleria Total Loan or the subject CBA A/B Loan Pair, as applicable, or is allocable to the Saint Louis Galleria Total Loan or to the subject CBA A/B Loan Pair, as applicable, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan pursuant to the related Intercreditor Agreement(s), and such Master Servicer shall also be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the applicable Collection Account, of amounts transferred to such related Junior Loan Custodial Account in error, and amounts necessary for the clearing and termination of the related Junior Loan Custodial Account pursuant to Section 9.01;

                        (B) the applicable Master Servicer shall on the Business
                  Day following receipt of payment from the related Borrower or as otherwise required under the related Intercreditor Agreement, remit to the related Junior Loan Holder any amounts on deposit in the related Junior Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).

      Expenses incurred with respect to each Serviced Loan Combination shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

      If a Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Junior Loan, then such Master Servicer shall, if funds on deposit in such Junior Loan Custodial Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section 3.05(a)) such Master Servicer shall be entitled to make such payment or reimbursement from the applicable Collection Account. The applicable Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder (or from payments or collections on the related CBA A/B Loan Pair that would otherwise be payable to the related Junior Loan Holder), to the extent that any amounts were previously taken by such Master Servicer from general collections on the Mortgage Pool on deposit in its Collection Account, the amount recovered (or otherwise to be paid to the Junior Loan Holder) shall be deposited into such Master Servicer's Collection Account and shall not be deposited into the related Junior Loan Custodial Account.

      Subject to the provisions of Section 3.03(c), each Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to such Special Servicer therefrom based upon an Officer's Certificate received from such Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may conclusively rely on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

      The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from each Collection Account and Junior Loan Custodial Account. Any amounts withdrawn from the Collection Account pursuant to clauses (ii), (iii) and (v) through (xxiii) above that are (A) specific to the Carlton Court Apartments Loan REMIC shall be allocated by the Trustee to the Carlton Court Apartments Loan REMIC, (B) specific to the Mortgage Loans other than the Carlton Court Apartments Loan REMIC shall be allocated by the Trustee to the Lower-Tier REMIC, and (C) not specific to a particular Mortgage Loan shall be allocated by the Trustee between the Carlton Court Apartments Loan REMIC and the Lower-Tier REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

      (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account or the Carlton Court Apartments Loan REMIC Distribution Account for any of the following purposes:

            (i) to make distributions on the Carlton Court Apartments Loan REMIC Regular Interests and the Carlton Court Apartments Loan REMIC Residual Interest in accordance with Sections 3.33(a), on the Uncertificated Lower-Tier Interests and the Class R Certificates in respect of the residual interest in the Lower-Tier REMIC in accordance with Sections 4.01(a) and (b), and to Certificateholders (other than the Class V Certificateholders) on each Distribution Date pursuant to Sections 4.01(a) and (b) or Section 9.01, as applicable;

            (ii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iii) to pay (A) to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.26, 3.30(o), 6.03(a), 6.03(b), 8.05(a) or 8.05(b), and (B) to the Person
      entitled thereto any amounts that would have been paid out of general collections on deposit in a Collection Account pursuant to any of clauses
      (ix), (x), (xii), (xiii), (xiv) and (xv) of Section 3.05(a) if those general collections had been sufficient;

            (iv) to pay for the cost of the Opinion of Counsel contemplated by
      Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (v) subject to Section 3.19(e), to reimburse and pay to itself and, pro rata based on entitlement, the Master Servicers, in that order, for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with Section 1.05(a));

            (vi) Reserved;

            (vii) to clear and terminate the Distribution Account and the Carlton Court Apartments Loan REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01;

            (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a); and

            (ix) to recoup any amounts deposited in the Distribution Account in error.

      (c) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the respective Collection Accounts and the Distribution Accounts are not sufficient to pay the full amount of the Master Servicing Fees listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the respective Collection Accounts are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(v), (vi) and
(vii), then reimbursements shall be paid first to the Trustee, and then to the applicable Master Servicer. Section 3.06. Investment of Funds in the Collection Accounts, Junior Loan Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account. (a) (i) Each Master Servicer may direct any depository institution maintaining for such Master Servicer a Collection Account, a Junior Loan Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) a Special Servicer may direct any depository institution maintaining for such Special Servicer an REO Account and (iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Carlton Court Apartments Loan REMIC Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account"; and any of the Master Servicer Accounts, REO Accounts and Trustee Accounts for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is such Master Servicer, such Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and
(B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the applicable Master Servicer or Special Servicer, as applicable, on behalf of the Trustee or in the name of the Trustee (in its capacity as such).

      The applicable Master Servicer (in the case of any Master Servicer Account) or the applicable Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee in its capacity as such (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the applicable Master Servicer (in the case of a Permitted Investment of funds on deposit in any Master Servicer Account) or the applicable Special Servicer (in the case of a Permitted Investment of funds on deposit in an REO Account) shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of any Master Servicer Account), the applicable Special Servicer (in the case of an REO Account) or the Trustee (in the case of any Trustee Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the subject Investment Account.

      (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date shall be for the sole and exclusive benefit of the applicable Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03,
3.04 or 3.05, as the case may be. Interest and investment income realized on funds deposited in an REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the related Special Servicer, but shall be subject to withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(a), 3.04(d) or 3.28(b), as the case may be. If any loss shall be incurred in respect of any Permitted Investment directed to be made by a Master Servicer, a Special Servicer or the Trustee, as applicable, in connection with funds on deposit in any of the Master Servicer Accounts (in the case of a Master Servicer), any of the REO Accounts (in the case of a Special Servicer) or any of the Trustee Accounts (in the case of the Trustee) maintained by such Master Servicer, such Special Servicer or the Trustee, then such Master Servicer, such Special Servicer or the Trustee, as applicable, shall deposit therein, no later than the next succeeding Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), no later than the next succeeding Distribution Date), without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the immediately preceding Distribution Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), from and including the first Business Day following the immediately preceding Distribution Date) to and including such Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), to and including the subject Distribution Date) provided, that none of the applicable Master Servicer, the applicable Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made and (ii) is neither the party required to maintain such account nor an Affiliate thereof.

      (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

      (d) Notwithstanding the investment of funds held in a Collection Account or the Distribution Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

      Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The applicable Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the related Borrower to maintain, for each Loan or Serviced Loan Combination any and all Insurance Policy coverage as is required under the related Loan Documents (and, if the related Borrower fails to do so, the applicable Master Servicer, unless it determines any required Servicing Advance would constitute a Nonrecoverable Advance, shall itself maintain such Insurance Policy coverage for each Loan and Serviced Loan Combination (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by such Master Servicer in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standard. As to each Loan and Serviced Loan Combination, the applicable Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the applicable Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Loan Documents; provided, however, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless such Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property and the applicable Special Servicer, with the consent of the Directing Certificateholder (which consent shall be obtained by the applicable Special Servicer), approves such determination provided, that the applicable Special Servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Directing Certificateholder, if following any such direction of the Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Directing Certificateholder would violate the Servicing Standard. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to call a default under a Loan or Serviced Loan Combination if the related Borrower fails to maintain such insurance, and such Master Servicer shall not be required to maintain such insurance, if, in each case, the applicable Special Servicer has determined subject to the Directing Certificateholder's approval and in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate; and provided, further, that the applicable Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Loan Documents relating to insurance against loss or damage resulting from terrorist or similar acts. Subject to Section 3.17(a), the applicable Special Servicer shall maintain for each REO Property acquired in respect of a Loan or Serviced Loan Combination no less Insurance Policy coverage than was previously required of the Borrower under the related Loan Documents or, at such Special Servicer's election, with the Directing Certificateholder's consent (which consent shall be obtained by the applicable Special Servicer), coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

      With respect to the payment of insurance premiums and delinquent tax assessments, in the event that a Master Servicer determines that a Servicing Advance of such amounts would constitute a Nonrecoverable Advance, such Master Servicer shall deliver notice of such determination to the Trustee and the applicable Special Servicer. In the event such Loan is a Defaulted Loan, and a Special Servicer is pursuing the foreclosure of the related Mortgaged Property, upon receipt of such notice, such Special Servicer shall determine (in accordance with the Servicing Standard) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Loan Combinations, the related Junior Loan Holders, as a collective whole. If the applicable Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Loan Combinations, the related Junior Loan Holders, the Special Servicer shall direct the applicable Master Servicer in writing to make such payment and such Master Servicer shall make such payment, to the extent of available funds, from amounts in its Collection Account.

      All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans and Serviced Loan Combinations) or the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan or Serviced Loan Combination, as applicable, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, (provided that such insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by a Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account maintained by the applicable Master Servicer, subject to withdrawal pursuant to Section 3.05(a).

      Any costs incurred by the applicable Master Servicer in maintaining any such Insurance Policies in respect of Loans and Serviced Loan Combinations if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by such Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the applicable Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of such Special Servicer's REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Master Servicer as a Servicing Advance.

      If a Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans and Junior Loans or related REO Properties, as the case may be, required to be serviced and administered by such Master Servicer or Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the applicable Master Servicer or the applicable Special Servicer shall promptly deposit into the Collection Account maintained by the applicable Master Servicer from such Master Servicer's or such Special Servicer's own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans and Junior Loans for which it is the applicable Master Servicer, each Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders and, in case of a Serviced Loan Combination, the related Junior Loan Holder(s), if any, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. Each Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties for which it is the applicable Special Servicer, provided coverage is available at commercially reasonable rates.

      (b) If a Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming such Master Servicer or such Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If a Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the applicable Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account maintained by the applicable Master Servicer from such Master Servicer's or such Special Servicer's own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan or Serviced Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

      (c) Each of the Master Servicers and Special Servicers shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans and/or Junior Loans ("Master Servicer Employees," in the case of a Master Servicer, and "Special Servicer Employees," in the case of a Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure such Master Servicer or such Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Master Servicer's Master Servicer Employees or such Special Servicer's Special Servicer Employees, as applicable. The errors and omissions policy of a Master Servicer or Special Servicer, as applicable, shall also protect and insure such Master Servicer or such Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Loan or Serviced Loan Combination without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve any Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

      The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the applicable Master Servicer or applicable Special Servicer to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of a Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and Fitch, such Master Servicer or such Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of a Master Servicer or a Special Servicer under a policy or bond obtained by an Affiliate of such Master Servicer or such Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

      Each of the Special Servicers and Master Servicers shall promptly report in writing to the Trustee any material changes that may occur in its respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

      (d) With respect to the Loans or Serviced Loan Combinations that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the applicable Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the applicable Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Loan or Serviced Loan Combination and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates.

      (e) Each Master Servicer and each Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Loan or Serviced Loan Combination for which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s), if any).

      (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) securing a Loan or Serviced Loan Combination shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the applicable Master Servicer becomes aware, in performing its duties under this Agreement, that such a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, then the applicable Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the applicable Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by such Master Servicer in accordance with the Servicing Standard) and the Trustee as mortgagee has an insurable interest in the subject Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Loan or Serviced Loan Combination permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the applicable Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

      (g) During all such times as any REO Property acquired in respect of a Loan or Serviced Loan Combination is located in a federally designated special flood hazard area, the applicable Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the applicable Master Servicer as a Servicing Advance.

      (h) The applicable Master Servicer shall, to the extent permitted by the related Loan Documents, require that each policy of business income insurance maintained by a Borrower under any Loan have a minimum term of at least 12 months.

      (i) Within 45 days after the Closing Date, the applicable Master Servicer shall notify each Environmental Insurer under any Environmental Insurance Policy relating to a Loan or Serviced Combination Loan for which such Master Servicer is the applicable Master Servicer that (A) both such Master Servicer and the applicable Special Servicer shall be sent notices under such Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under such Environmental Insurance Policy. The applicable Master Servicer and the applicable Special Servicer shall abide by the terms and conditions precedent to payment of claims under such Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

      (j) In the event that the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Loan or Serviced Combination Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

      In the event that the applicable Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans or Serviced Combination Loans, such Master Servicer shall, within three Business Days after receipt of such notice, notify the applicable Special Servicer, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the applicable Master Servicer or the applicable Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan Documents.

      Section 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions. (a) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Loan or Serviced Loan Combination shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

            (ii) provides that such Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the applicable Master Servicer shall (for any Loan that is not a Specially Serviced Loan) provide notice to the applicable Special Servicer of any request for a waiver thereof, and the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall enforce such due-on-sale clause, unless such Master Servicer or such Special Servicer, as applicable, determines, in accordance with the Servicing Standard, and subject to Section 3.08(d) and either Section 3.21(e) or Section 3.32, as applicable, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a net present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the applicable Master Servicer or the applicable Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The applicable Master Servicer or the applicable Special Servicer, as the case may be, shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund Expense.

      (b) None of the Master Servicers or Special Servicers shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in
Section 3.08(a). Neither the consent of the applicable Master Servicer nor the consent of the applicable Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan or Serviced Loan Combination (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement.

      (c) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan or Serviced Loan Combination shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower, or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower,

the applicable Master Servicer shall provide notice to the applicable Special Servicer of any request for a waiver thereof, and the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the applicable Master Servicer or the applicable Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, and subject to Section 3.08(d) and either Section 3.21(e) or 3.32, as applicable, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a net present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan that is (1) a Significant Loan or (2) together with the proposed subordinate debt would have a combined debt service coverage ratio of less than 1.20x or a combined loan-to-value ratio of 85% or greater, has received written confirmation from each of the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the Loan Documents, the applicable Master Servicer or the applicable Special Servicer, as the case may be, will use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

      (d) Notwithstanding subsections (a) and (c) above, in no event shall the applicable Master Servicer waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or Serviced Loan Combination unless (i) the applicable Master Servicer shall have notified the applicable Special Servicer of such waiver, (ii) the applicable Master Servicer shall have submitted the applicable Master Servicer's written recommendation and analysis to the applicable Special Servicer, (iii) the applicable Master Servicer shall have submitted to the applicable Special Servicer the documents within the possession of the applicable Master Servicer that are reasonably requested by the applicable Special Servicer, (iv) the applicable Special Servicer shall have approved such waiver (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request), notified the Directing Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the applicable Special Servicer by the applicable Master Servicer and (v) the Directing Certificateholder shall have informed the applicable Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable), such waiver; provided, however, that the applicable Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the applicable Master Servicer; and, provided, further, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved.

      Notwithstanding the foregoing provisions, and regardless of whether a particular Co-op Loan in Servicing Group C contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the mortgagee in order to incur subordinate debt, Master Servicer No. 3 may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a ratings confirmation), permit the related Borrower to incur subordinate debt if the NCB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Directing Certificateholder by Master Servicer No. 3 no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Directing Certificateholder to determine whether the NCB Subordinate Debt Conditions have been satisfied); provided that, subject to the related Loan Documents and applicable law, Master Servicer No. 3 shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Co-op Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust; and provided, further, that this paragraph only applies to Co-op Loans that are in Servicing Group C.

      (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

      (f) Except as otherwise permitted by Section 3.20, no Master Servicer or Special Servicer shall agree to modify, waive or amend any term of any Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

      (g) Notwithstanding any other provisions of this Section 3.08, the applicable Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right-of-way or similar agreement, provided that such Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially and adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, provided, further, that such Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

      (h) With respect to any Loan or Junior Loan that permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

            (i) The applicable Master Servicer shall effect such defeasance only through the purchase of non-callable government securities satisfying the REMIC Provisions ("Defeasance Collateral"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that such Master Servicer is authorized, but not required, to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that such Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified, and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

            (ii) If such Loan or Junior Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the applicable Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, such Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loan(s) and/or Junior Loan(s) that will be defeased.

            (iii) The applicable Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

            (iv) The applicable Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

            (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, if such defeasance or partial defeasance or such Mortgaged Property relates to (1) any Loan that represents one of the 10 largest Loans (which for purposes of this clause
      (v) shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Loans at such time, the applicable Master Servicer, at the expense of the related Borrower, shall obtain written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Loan that is not a Loan -------- covered by clause (1) or (2), the applicable Master Servicer shall be ---------- --- required to obtain confirmation from S&P unless the applicable Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit P and (Y) with respect to Fitch, if such defeasance or partial --------- defeasance or such Mortgaged Property relates to any Loan that represents one of the 10 largest Loans of all Loans at such time, the applicable Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Fitch that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (vi) Subject to the related Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of such Master Servicer or such Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

            (vii) Prior to permitting release of any Mortgaged Property through defeasance, the applicable Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or any Trust REMIC under the REMIC Provisions.

            (viii) Neither the applicable Master Servicer nor the applicable Special Servicer shall permit a partial defeasance with respect to any Loan or Junior Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.

To the extent not prohibited under the related Loan Documents, any costs to the applicable Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(h), or obtaining the Rating Agency confirmations required by this Section 3.08(h), shall be borne by the related Borrower as a condition to such Master Servicer's obligation to effect the defeasance of the related Loan or Junior Loan or advanced as a Servicing Advance by such Master Servicer, and otherwise shall be a Trust Fund expense. The applicable Master Servicer shall deliver all documents relating to the defeasance of any Loan to the Trustee for inclusion in the related Mortgage File.

      (i) With respect to any Loan or Serviced Loan Combination that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property or by interests in the related Borrower, except for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied, the applicable Master Servicer or the applicable Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the lender. The applicable Master Servicer or Special Servicer, as appropriate, shall process such documentation.

      (j) With respect to any Loan, subject to the related Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of
(i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause such Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by a Trust REMIC and (ii) with respect to any Loan that, individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the 10 largest Loans by Stated Principal Balance of all Loans at such time, confirmation from S&P and Fitch that such substitution of any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates.

      Section 3.09. Realization Upon Defaulted Loans. (a) Each Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans and/or Junior Loans for which it is the applicable Special Servicer as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the applicable Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the applicable Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (and, in the case of any Serviced Loan Combination and/or Junior Loan Holder(s), as applicable), taken as a collective whole, after reimbursement to the applicable Master Servicer for such Servicing Advance and interest thereon and such Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by such Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The applicable Master Servicer shall, subject to Section 3.03(c), make Servicing Advances to cover all costs and expenses incurred by the applicable Special Servicer in any such proceedings, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The applicable Master Servicer may pay out of such Master Servicer's Collection Account as an expense of the Trust Fund costs or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the next to last paragraph of Section 3.03(c).

      Nothing contained in this Section 3.09 shall be construed to require the applicable Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Loan or Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the applicable Master Servicer as a Servicing Advance.

      (b) The applicable Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

            (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Carlton Court Apartments Loan REMIC Regular Interest Uncertificated Lower-Tier Interest or Certificate is outstanding.

      (c) Notwithstanding the foregoing provisions of this Section 3.09, the applicable Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) such Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

      The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the applicable Special Servicer shall, at the expense of the Trust Fund (or, if the Saint Louis Galleria Total Loan is involved, at the expense of the Trust Fund and the Saint Louis Galleria Junior Loan Holders, allocable between them as provided in the Saint Louis Galleria Intercreditor Agreement), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

      (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Specially Serviced Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller or other Responsible Party could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, then the applicable Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and in the case of any Serviced Loan Combination, of the related Junior Loan Holder(s)), taken as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

      (e) The applicable Special Servicer shall provide or make available electronically written reports and a copy of any Environmental Assessments to the Trustee, the applicable Master Servicer, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, if such Environmental Assessment relates to such Serviced Loan Combination, to each related Junior Loan Holder (at the expense of the Junior Loan Holder, to the extent permitted by the relevant Intercreditor Agreement), as applicable, monthly regarding any actions taken by such Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Loan by the related Responsible Party or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

      (f) The applicable Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interest received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Annually in each January, the applicable Special Servicer shall provide the applicable Master Servicer with all information or reports necessary to enable the applicable Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon such Master Servicer's request therefor). The applicable Master Servicer shall deliver a copy of any such report to the Trustee and the applicable Special Servicer.

      (g) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Loan permit such an action.

      (h) The applicable Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer and if related to a Serviced Loan Combination, to each related Junior Loan Holder no later than the next succeeding P&I Advance Determination Date.

      Section 3.10. Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Loan, the purchase of an A Loan by a related Junior Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement or the receipt by the applicable Master Servicer or the applicable Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Master Servicer or applicable Special Servicer will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment in full of any Junior Loan or the purchase thereof by the holder of a related mezzanine loan, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall promptly so notify each related Junior Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Master Servicer's Collection Account pursuant to Section 3.04(a) or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(c), the applicable Master Servicer or the applicable Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the applicable Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the applicable Master Servicer or applicable Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any account maintained hereunder.

      (b) From time to time as is appropriate for servicing or foreclosure of any Loan or Junior Loan, the applicable Master Servicer or the applicable Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the applicable Master Servicer or the applicable Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

      (c) The applicable Special Servicer shall be responsible for the preparation of any court pleadings, requests for trustee's sale or, except as otherwise contemplated by Section 3.20, other documents necessary to the release of collateral securing a Loan or Junior Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity and shall forward such documents and pleadings to the Trustee and, if applicable, the related Junior Loan Holder(s) for execution. Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the applicable Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the applicable Special Servicer any such documents or pleadings. When submitted for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s)), taken as a collective whole, and that the execution and delivery thereof by the Trustee, any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Any power of attorney granted by the Trustee to a Special Servicer in accordance with Section 3.01(c) may allow for the Special Servicer to take action on behalf of the Trustee with respect to the matters described in this Section 3.10(c).

      Section 3.11. Servicing Compensation. (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third, fourth and last paragraphs of this Section 3.11(a)) with respect to each Loan (including, if applicable, Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) for which it is the applicable Master Servicer and any successor REO Loans with respect thereto at the applicable Master Servicing Fee Rate. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on the related Loan and REO Revenues allocable as interest on the related REO Loan. In no event will the applicable Master Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.

      Each Master Servicer, on behalf of itself, the holder of the related Excess Servicing Strip and the Assignable Primary Servicing Fee, if any, and any related Primary Servicer, shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Loan or REO Loan (including any Specially Serviced Loan, Defeasance Loan or Additional Collateral Loan) for which such Master Servicer is the applicable Master Servicer out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the third and last paragraphs of this Section 3.11(a), the right of any Master Servicer to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement.

      Notwithstanding anything herein to the contrary, Master Servicer No. 2 and/or Master Servicer No. 3 (and their successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of such Excess Servicing Strip and/or such Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and/or Primary Servicer, as applicable, with respect to the Loans being master serviced and/or primarily serviced, as applicable, by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The applicable Master Servicer shall pay the Excess Servicing Strip, if any, and the Assignable Primary Servicing Fee, if any, for each Servicing Group to the holder of such Excess Servicing Strip or the holder of such Assignable Primary Servicing Fee (i.e., such initial Master Servicer or any such third party), as the case may be, at such time and to the extent that such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of such Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

      Additional servicing compensation ("Additional Servicing Compensation") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Loans and the Saint Louis Galleria Total Loan that are not Specially Serviced Loans (but only when and to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty Charges actually collected on each Loan (other than Specially Serviced Loans) but only when and to the extent that (A) all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Loan, together with interest thereon if such interest was paid to the applicable Master Servicer, from a source of funds other than Penalty Charges collected on such Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Loan and previously paid from a source other than Penalty Charges on such Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Loan for modifications, extensions, earnouts and other actions for which the applicable Master Servicer is responsible (and the consent of the applicable Special Servicer is not required) pursuant to
Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid), (v) 50% of all commercially reasonable fees actually collected on or with respect to any Loan for modifications, extensions, earnouts and other actions for which the consent of the applicable Special Servicer is required pursuant to Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid), (vi) reasonable and customary consent fees and fees in connection with defeasance, if any, of any such Loan and (vii) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the applicable Master Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account, as applicable, maintained by such Master Servicer pursuant to Section 3.04(a). Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the applicable Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the applicable Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the applicable Master Servicer and the applicable Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. Without in any way limiting the preceding two sentences of this paragraph, with respect to Loans which are not Specially Serviced Loans, (i) any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a), 3.08(c), 3.20(c) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the applicable Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the applicable Master Servicer and the applicable Special Servicer and (ii) compensation payable with respect to servicing activities set forth under Section 3.08(g), 3.08(h), 3.08(i), 3.08(j), 3.20(b) and 3.20(m) shall be paid entirely to the applicable Master Servicer.

      Each Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or any Junior Loan Custodial Account maintained by such Master Servicer in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by such Master Servicer that is not required by applicable law or the related Loan Documents to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excess for any Distribution Date on the Loans for which such Master Servicer is the applicable Master Servicer (except to the extent necessary to offset Prepayment Interest Shortfalls on such Loans for such Distribution Date).

      The applicable Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to any CBA B Loan.

      The applicable Master Servicer shall be entitled to the above described Additional Servicing Compensation (without sharing such Additional Servicing Compensation with the applicable Special Servicer or any other Person) with respect to the Saint Louis Galleria Junior Loans to the extent not expressly prohibited under the related Intercreditor Agreement; provided that, in no such case, shall the payment of any such compensation with respect to a Saint Louis Galleria Loan reduce amounts otherwise payable to the Certificateholders.

      In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.

      Each initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Loan and Junior Loan (including any Specially Serviced Loan, Additional Collateral Loan and Defeasance Loan) for which it is the applicable Master Servicer and that is not serviced by a Primary Servicer, and on any successor REO Loan with respect to the foregoing, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan, Junior Loan or REO Loan is computed. The right of each such initial Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of such initial Master Servicer in its capacity as a Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of such initial Master Servicer as Primary Servicer under this Agreement. Each initial Master Servicer in its individual capacity (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence.

      Except as specifically provided herein, each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of any Collection Account or any Junior Loan Custodial Account maintained by such Master Servicer or otherwise reimbursable hereunder, and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

      In the event that any initial Master Servicer is terminated or resigns as Master Servicer, such initial Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the related Excess Servicing Strip, if any, and the related Assignable Primary Servicing Fee, if any, except to the extent that any portion of such Excess Servicing Strip or such Assignable Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of such initial Master Servicer as a Master Servicer or Primary Servicer, as applicable, under this Agreement.

      (b) As compensation for its activities hereunder, each Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan for which it is the applicable Special Servicer. As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a), or as otherwise provided in Section 3.05(a). The right of a Special Servicer to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Special Servicer's responsibilities and obligations under this Agreement.

      Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans, (iii) 50% of all commercially reasonable fees actually collected on or with respect to any Loan for modifications, extensions, earnouts and other actions for which the consent of the applicable Special Servicer is required pursuant to Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid) and (iv) all commercially reasonable extension fees and all fees received on or with respect to loan modifications for which the applicable Special Servicer is solely responsible (and the Master Servicer is not responsible) pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination (including those payable to the applicable Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the applicable Special Servicer by the applicable Master Servicer and shall not be required to be deposited in any Collection Account or any Junior Loan Custodial Account pursuant to Section 3.04(a).

      The applicable Special Servicer shall also be entitled to servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate. The "Workout Fee Rate" means 1.0% (0.75% with respect to the Saint Louis Galleria Loan) applied to each collection of interest (other than Penalty Charges) and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the subject Loan or Junior Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when the subject Loan or Junior Loan again becomes a Corrected Loan. If a Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees otherwise payable to it with respect to any Loan and/or Junior Loan:

            (i) that became a Corrected Loan during the period that it acted as Special Servicer and that was a Corrected Loan at the time of such termination; or

            (ii) that becomes a Corrected Loan subsequent to the time of such termination if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the subject mortgage loan) which caused the subject mortgage loan to become a Specially Serviced Loan but the subject mortgage loan had not, when the Special Servicer was terminated, become a Corrected Loan because the related Borrower had not then made three consecutive monthly debt service payments (but the related Borrower then makes those three monthly debt service payments, and the subject mortgage loan subsequently becomes a Corrected Loan as a result of the Borrower making those three monthly debt service payments);

in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees).

      A Liquidation Fee will be payable to the applicable Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the applicable Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan, the Liquidation Fee will be payable (subject to the provisos to the first paragraph of Section 3.05(a)) out of, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% (0.75% with respect to the Saint Louis Galleria Loan) of net Liquidation Proceeds received with respect to such Specially Serviced Loan or REO Loan. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any of the exceptions set forth in the definition of "Liquidation Fee".

      Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the applicable Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest (other than Default Interest) on such Corrected Loan; provided, however, that in no event will the applicable Special Servicer receive both a Liquidation Fee and a Workout Fee out of the same Liquidation Proceeds.

      The applicable Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Borrower and, with respect to the Saint Louis Galleria Total Loan, to the extent permitted in the Saint Louis Galleria Intercreditor Agreement) (A) when and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Loan, together with interest thereon if such interest was paid to the applicable Master Servicer, from a source of funds other than Penalty Charges collected on such Specially Serviced Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Specially Serviced Loan and previously paid from a source other than Penalty Charges on such Specially Serviced Loan. Each Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of a Collection Account, a Junior Loan Custodial Account or such Special Servicer's REO Account, and such Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

      Section 3.12. Reports to the Trustee; Collection Account Statements. (a) Each Master Servicer shall deliver to the Trustee and the applicable Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in April 2006, the CMSA Loan Periodic Update File with respect to its respective Loans and Serviced Loan Combinations and any successor REO Loans with respect thereto for the related Distribution Date, including the anticipated P&I Advances and Servicing Advances for the related Distribution and any accrued but unpaid interest on Advances. Such Master Servicer shall, subject to Section 3.12(h), contemporaneously provide a copy of such report as it relates to any Junior Loan of a Serviced Loan Combination to the related Junior Loan Holder, as applicable. Each Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under Sections 3.12(c) and 3.21. For the purposes of the production by a Master Servicer or Special Servicer of any report, such Master Servicer or Special Servicer, as the case may be, may conclusively rely (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by a Master Servicer, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by a Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof).

      Notwithstanding the foregoing, because each Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in April 2006 (insofar as it relates to CSMC Loans) will be based solely upon information generated from actual collections received by the applicable Master Servicer and from information the Depositor delivers or causes to be delivered to the applicable Master Servicer (including but not limited to information prepared by third-party servicers of the subject Loans with respect to the period prior to the Closing Date).

      (b) For so long as a Master Servicer makes deposits into and withdrawals from the Collection Account maintained by it, such Master Servicer shall, upon request, forward to the Trustee a statement setting forth the status of its Collection Account (and, shall, upon request, deliver to each Junior Loan Holder a statement setting forth the status of the related Junior Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

      (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in June 2006, each Master Servicer shall deliver or cause to be delivered to the Trustee the following reports for its respective Loans and Serviced Loan Combinations (and, if applicable, the related REO Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File;
(viii) a CMSA Financial File; and (ix) a CMSA Loan Level Reserve/LOC Report; provided, however, that notwithstanding anything to the contrary in this Section 3.12, no Master Servicer nor any Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the second Determination Date following the Closing Date, and the Trustee shall not be obligated to deliver any such report until provided by a Master Servicer. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and such Master Servicer. The applicable Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related Junior Loan Holder.

      Each Master Servicer's responsibilities under this Section 3.12(c) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under this Section 3.12(c) and Section 3.21. For the purposes of the production by a Master Servicer or a Special Servicer of any reports, documents or information required under this Section 3.12 or under any other provision of this Agreement, such Master Servicer or Special Servicer, as the case may be, may (absent bad faith or manifest error) conclusively rely on (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in) any reports, documents or information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by a Master Servicer, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of any such reports, documents and information produced by a Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the accuracy of any information provided to it by the applicable Master Servicer or the applicable Special Servicer pursuant to this Agreement, but shall (in the absence of bad faith) be entitled to conclusively rely on such information without any investigation, independent verification or inquiry or any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

      The reporting obligations of any Master Servicer in connection with a Serviced Loan Combination shall be construed to require such Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever such Master Servicer remits funds to the related Junior Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The applicable Master Servicer shall contemporaneously with any related delivery to the Trustee or the applicable Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower to the related Junior Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder.

      Within 30 days following the Closing Date, each Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Loans for which such Master Servicer is the applicable Master Servicer; provided that the Depositor shall, within 20 days following the Closing Date deliver to such Master Servicer the information to be included therein with respect to CSMC Loans.

      The applicable Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee or any other Person pursuant to this Agreement. Without limiting the generality of the foregoing, by 4:00 p.m. New York City time on the fourth Business Day prior to the applicable Master Servicer Remittance Date, beginning in April 2006, the applicable Special Servicer shall prepare and deliver or cause to be delivered to each Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to provide, the CMSA files and reports required to be delivered by such Master Servicer to the Trustee, in each case with respect to any applicable Specially Serviced Loans and REO Properties.

      (d) Each Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Junior Loan of a Serviced Loan Combination, to the related Junior Loan Holder), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents for the Loans and for which such Master Servicer is the applicable Master Servicer and any related REO Properties and have been received by such Master Servicer:

            (i) At least annually by May 31, commencing May 31, 2007, or as soon thereafter as reasonably practicable based upon when, and the format in which, such Master Servicer receives the subject information, with respect to each Loan for which such Master Servicer is the applicable Master Servicer and each related REO Loan (to the extent prepared by and timely received from the applicable Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (for properties other than residential cooperative properties) (but only to the extent the related Borrower delivers such information to the applicable Master Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the applicable Special Servicer to the applicable Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

            (ii) Such Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each of such Loans for which it is the applicable Master Servicer, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year, to the extent such action is consistent with applicable law, the terms of such Loans and the Servicing Standard. Subject to the provisions of Section 3.12(h) below, the applicable Master Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above) deliver copies of all of the foregoing items so collected to the applicable Special Servicer, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

            (iii) Such Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property securing each Loan for which it is the applicable Master Servicer (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) that shall be updated by the applicable Master Servicer and delivered to the Trustee, any related Junior Loan Holder within 30 days after receipt by the applicable Master Servicer of updated operating statements for such Mortgaged Property beginning in June 2007, provided that the applicable Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly (or annually with respect to Co-op Loans) or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

      The applicable Special Servicer will be required pursuant to Section 3.12(f) to deliver in a reasonable electronic format to the applicable Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans for which such Special Servicer is the applicable Special Servicer on or before April 30 of each year, commencing on April 30, 2007, and within 10 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

      (e) Each Special Servicer shall report to the applicable Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List for the Loans and Serviced Loan Combinations for which such Special Servicer is the applicable Special Servicer promptly upon such Special Servicer having knowledge of such event. In addition, in connection with their servicing of the respective Loans, the applicable Master Servicer and the applicable Special Servicer shall (to the extent such information is not otherwise contained in any CMSA report or file) provide to each other and to the Trustee (and solely with respect to any Serviced Loan Combination, if any Junior Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related Junior Loan Holder) written notice of any event that comes to their knowledge with respect to a Junior Loan or REO Property that the applicable Master Servicer or the applicable Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

      (f) Each Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer and, upon the request of the Trustee, the Depositor and any Junior Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents for the Loans and Serviced Loan Combinations for which such Special Servicer is the applicable Special Servicer and have been received by such Special Servicer:

            (i) Annually, on or before April 30 of each year, commencing April 30, 2007, or as soon thereafter as reasonably practicable based upon when, and the format in which, such Master Servicer receives the subject information, with respect to each Specially Serviced Loan and REO Loan for which such Special Servicer is the applicable Special Servicer, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, such Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent that such Special Servicer has received such information from the applicable Master Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls (for properties other than residential cooperative properties) for the related Mortgaged Property or REO Property as of the end of the preceding calendar year.

            (ii) Such Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property for which it is the applicable Special Servicer, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year. Such Special Servicer shall (to the extent not otherwise delivered pursuant to clause
      (i) above) deliver copies of all of the foregoing items so collected to the applicable Master Servicer, the holders of any related Junior Loan(s), the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

            (iii) Such Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, such Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property for which it is the applicable Special Servicer that shall be updated by such Special Servicer and delivered to the applicable Master Servicer, the Trustee and the holders of any Junior Loan within 10 days after receipt by the applicable Special Servicer of updated operating statements for each such Mortgaged Property, provided that the applicable Special Servicer shall not be required to update any CMSA Operating Statement Analysis Report more often than quarterly or, in the case of Co-op Loans, annually.

      (g) Each Master Servicer and each Special Servicer hereby agrees to deliver to each Rating Agency any information such Rating Agency may reasonably request with respect to the Loans and Serviced Loan Combinations for which such Master Servicer or such Special Servicer is the applicable Master Servicer or the applicable Special Servicer, as the case may be. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the applicable Master Servicer or the applicable Special Servicer pursuant to this Agreement.

      (h) If a Master Servicer or a Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.15 and Section 3.26(h)), then, notwithstanding anything to the contrary herein, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the applicable Master Servicer's Website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

      Section 3.13. [Reserved].

      Section 3.14. [Reserved].

      Section 3.15. Access to Certain Information.

      (a) Each Master Servicer and each Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, to the Trustee, to the Depositor, to each Rating Agency, to each Junior Loan Holder, to the other Master Servicers and Special Servicers, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, to any documentation regarding the Loans and the Trust Fund within its control (but with respect to a Junior Loan Holder, relating to the corresponding A Loan only) which may be required by this Agreement or by applicable law.

      Such access shall be afforded without charge (except that each Master Servicer and Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the applicable Master Servicer or the applicable Special Servicer, as the case may be, designated by it.

      (b) Each Master Servicer may (but shall not be required to) in accordance with such rules and procedures as it may adopt in its sole discretion, also make available through its Website or otherwise, any additional information relating to the Loans for which it is the applicable Master Servicer, the related Mortgaged Properties or the related Borrowers, for review by the Depositor, the Special Servicers, the Directing Certificateholder, the Rating Agencies and any other Persons to whom such Master Servicer believes such disclosure is appropriate, in each case except (i) to the extent doing so is prohibited by applicable law or by the related Loan and (ii) subject to Sections 3.15(d), (e) and (f).

      (c) Nothing in this Section 3.15 shall detract from the obligation of each Master Servicer and Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of a Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require any Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Person's information or report included in any communication from such Master Servicer or Special Servicer or from any other Person. No Master Servicer or Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. None of the Master Servicers and Special Servicers shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Junior Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom such Master Servicer or Special Servicer, as applicable, delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. Each Master Servicer and Special Servicer may disclaim responsibility for any information distributed by the Trustee or any other Master Servicer or Special Servicer for which such Master Servicer or Special Servicer is not the original source. Each Master Servicer and Special Servicer may deny any of the foregoing Persons access to confidential information or any intellectual property which such Master Servicer or Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, each Master Servicer and Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

      (d) Notwithstanding the obligations of the Master Servicers set forth in the preceding provisions of this Section 3.15, each Master Servicer may (i) withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or such Master Servicer has determined that such withholding is appropriate and (ii) deny any of the foregoing Persons access to confidential information or any intellectual property which such Master Servicer or Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, each Master Servicer and Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

      (e) With respect to any information or report furnished by a Master Servicer or Special Servicer pursuant to this Section 3.15, such Master Servicer or Special Servicer may (i) indicate the source of such information and may affix thereto any disclaimer it deems appropriate in its discretion, (ii) as a condition to making any report or information available upon request to any Person other than the parties hereto, require that the recipient of such information or report acknowledge that such Master Servicer or such Special Servicer may contemporaneously provide such information or report to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners, and (iii) with respect to any transmittal of information or reports to any Person other than the Trustee, the Rating Agencies or the Depositor, attach a letter containing the following provision:

      By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

      (f) In addition, each of the Master Servicers and the Special Servicers may condition any disclosure upon the recipient entering into a reasonable and customary confidentiality agreement reasonably acceptable to such Master Servicer or Special Servicer regarding such disclosure to it and which may provide indemnification to such Master Servicer or Special Servicer. Without limiting the foregoing, in connection with providing access to or copies of the items described in this Section 3.15 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing or, with respect to the Directing Certificateholder, in connection with providing access to or copies of any items in accordance with the Agreement, each Master Servicer or Special Servicer, as the case may be, may require: (i) in the case of Certificateholders, Certificate Owners, the Directing Certificateholder or investment advisors representing such Persons, a confirmation executed by the requesting Person substantially in the form of Exhibit S-1 hereto (or such other form as may be reasonably acceptable to such Master Servicer or Special Servicer, and which may provide indemnification to such Master Servicer or Special Servicer), generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person, and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, a confirmation executed by the requesting Person substantially in the form of Exhibit S-2 hereto (or such other form as may be reasonably acceptable to such Master Servicer or Special Servicer, and which may provide indemnification to such Master Servicer or Special Servicer), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in the Certificates and will otherwise keep such information confidential.

      Section 3.16. Title to REO Property; REO Account. (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair). The applicable Special Servicer, on behalf of the Trust Fund, shall sell any such REO Property in accordance with
Section 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the applicable Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any Trust REMIC as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding. If the applicable Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the applicable Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the applicable Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to
Section 3.05(a).

      (b) The applicable Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any REO Property, the applicable Special Servicer shall establish and maintain an REO Account, held on behalf of the Trustee in trust for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Saint Louis Galleria Total Loan), for the retention of revenues and other proceeds derived from each REO Property for which such Special Servicer is the applicable Special Servicer. Each REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in an REO Account may be invested only in Permitted Investments in accordance with Section 3.06. Each Special Servicer shall give notice to the Trustee and the applicable Master Servicer(s) of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

      (c) The applicable Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On each Determination Date, the applicable Special Servicer shall withdraw from its REO Account and remit to the applicable Master Servicer for deposit into its Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the applicable Special Servicer may retain in its REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each REO Property. In addition, on each Determination Date, the applicable Special Servicer shall provide the applicable Master Servicer with a written accounting of amounts deposited in such Master Servicer's Collection Account on such date.

      (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, such Special Servicer's REO Account pursuant to Section 3.16(b) or (c).

      (e) The REO Property and the related REO Account with respect to the Carlton Court Apartments Loan REMIC shall be treated as assets of such REMIC for all purposes of this Agreement.

      Section 3.17. Management of REO Property. (a) If title to any REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Saint Louis Galleria Total Loan) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Saint Louis Galleria Total Loan) (as determined by the applicable Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the applicable Special Servicer's REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all Insurance Policy premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

      To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, subject to
Section 3.03(c), the applicable Master Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

      (b) Without limiting the generality of the foregoing, the applicable Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the applicable Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(c), the applicable Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

      (c) The applicable Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of an REO Property related to a Serviced Loan Combination, of the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the applicable Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

      A Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

      (d) When and as necessary, the applicable Special Servicer shall send to the Trustee and the applicable Master Servicer a statement prepared by the applicable Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

      Section 3.18. Sale of Defaulted Loans and REO Properties. (a) None of the Master Servicers, the Special Servicers and/or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or REO Property except on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement.

      (b) If any Loan becomes a Defaulted Loan, then the applicable Special Servicer shall promptly so notify in writing the Trustee, the applicable Master Servicer and the Directing Certificateholder, and with respect to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder(s). The Directing Certificateholder (but, with respect to the Carlton Court Apartments Loan, not the Directing Certificateholder of such Loan, unless it is also the series 2006-C1 Directing Certificateholder) may, at its option, purchase any Defaulted Loan out of the Trust Fund at a cash price equal to the applicable purchase price. The Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any Person (including, without limitation, in connection with an A Loan, any related Junior Loan Holder), provided that the Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the applicable Special Servicer a copy of the related written assignment executed by the Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this
Section 3.18(b) are subject to Section 3.32 and to the rights of the holder of the related Junior Loan and, in some cases, a related mezzanine loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan, subject to Section 3.32, by the holder of the related Junior Loan pursuant to the related Intercreditor Agreement or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The Purchase Price for any Defaulted Loan purchased under this Section 3.18(b) shall be deposited into the applicable Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the applicable Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

      If not exercised sooner, such purchase option with respect to any Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, subject to Section 3.32 and the related Intercreditor Agreement, any Junior Loan Holder's) cure of all defaults on the Defaulted Loan, (ii) the acquisition on behalf of the Trust, among others, of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

      The purchase price for any Defaulted Loan purchased under this Section 3.18(b) or any Defaulted Loan purchased by the applicable Special Servicer under
Section 3.18(c) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The applicable Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the applicable Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the Servicing Standard. In determining the Fair Value of any Defaulted Loan the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such Loan if the applicable Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the applicable Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The applicable Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Master Servicer, the Directing Certificateholder and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable.

      The applicable Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c), then the applicable Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the applicable Special Servicer or a Directing Certificateholder or assignee thereof that is an Affiliate of the applicable Special Servicer proposes to purchase a Defaulted Loan, the applicable Master Servicer or, if the applicable Master Servicer is then an Affiliate of the applicable Special Servicer, the Trustee shall determine whether the applicable Special Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The Master Servicer making such determination in accordance with the preceding sentence shall be entitled to receive from the applicable Special Servicer all information in the applicable Special Servicer's possession relevant to making such determination and shall be further entitled to a fee of $2,500 in connection with each such Fair Value determination. All reasonable costs and expenses of the applicable Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.

      Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the applicable Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the applicable Special Servicer will not be permitted to sell such Defaulted Loan other than pursuant to the exercise of such purchase option.

      (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in Section 3.18(b) within 20 days of such Holders' having received notice of the calculation of Fair Value pursuant to
Section 3.18(b), then the Trustee shall within five days of the end of such 20-day period send notice to the applicable Special Servicer that such Loan was not purchased by such Directing Certificateholder, and the applicable Special Servicer may, at its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the applicable purchase price contemplated under Section 3.18(b). The purchase price for any such Loan purchased under
Section 3.18 shall be deposited into the Collection Account maintained by the applicable Master Servicer, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the applicable Special Servicer to purchase such Defaulted Loan, the Directing Certificateholder shall have such option, exclusively. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Junior Loan Holder to purchase the related A Loan in accordance with Section 3.32 or the related Intercreditor Agreement.

      (d) The applicable Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The applicable Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the applicable Special Servicer shall accept the highest cash bid received from any Person that is determined by the applicable Special Servicer to be a fair price for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the applicable Special Servicer shall dispose of such REO Property upon such terms and conditions as the applicable Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the applicable Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders (or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or the Saint Louis Galleria Total Loan), in each case, taken as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the applicable Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the applicable Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

      The applicable Special Servicer shall give the Trustee, the applicable Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, if any, not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

      (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer, if the highest bidder is a Person other than the applicable Special Servicer or an Affiliate thereof, and by the Trustee if the highest bidder is the applicable Special Servicer or an Affiliate thereof. In determining whether any bid received from the applicable Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the applicable Special Servicer and the applicable Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the applicable Master Servicer) retained by (i) the applicable Master Servicer, if the highest bidder is the applicable Special Servicer or an Affiliate thereof or (ii) the applicable Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

      Subject to subsections (a) through (d) above, the applicable Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the applicable Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the applicable Special Servicer or the applicable Master Servicer.

      (f) Any sale of any Defaulted Loan or REO Property shall be for cash only.

      (g) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan provided for in the related Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

      (h) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Loan, then the purchase price paid by such Mezzanine Loan Holder for such Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Loan in such Mezzanine Loan Holder.

      Section 3.19. Additional Obligations of the applicable Master Servicer and Special Servicer; Inspections; Appraisals. (a) The applicable Master Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(b) below, the applicable Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property with respect to each Loan for which it is the applicable Master Servicer at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,000,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,000,000 at least once every 24 months, in each case commencing in May 2007 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the applicable Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The applicable Master Servicer or applicable Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to Fitch and S&P upon request, (ii) to the Series 2006-C1 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Holder), (iii) to the Trustee upon request and (iv) solely as it relates to any related Junior Loan of a Serviced Loan Combination and so long as the related Junior Loan Holder is not the related Borrower or Borrower affiliate, to the related Junior Loan Holder.

      (b) With respect to each Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the applicable Master Servicer or Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the applicable Master Servicer or Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the applicable Master Servicer or Special Servicer is entitled to terminate the Manager, the applicable Master Servicer or Special Servicer shall promptly give notice to the Directing Certificateholder and, with respect to Significant Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Junior Loan Holder(s); provided, however, that such notice shall not be required in respect of the Co-op Loans. In accordance with the Servicing Standard, and, with the consent of the Directing Certificateholder (which consent shall be deemed granted if not denied within 10 Business Days), the applicable Master Servicer or Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if it determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan; provided, however, no such consent of the Directing Certificateholder shall be required in connection with the termination of a Manager of a residential cooperative property with a Stated Principal Balance less than $5,000,000.

      With respect to the Loans identified as CWA Portfolio and NEI Portfolio on the Mortgage Loan Schedule, any appointment by the applicable Master Servicer or the applicable Special Servicer of a replacement manager or replacement management agreement (to the extent permitted by the related Loan document) shall be effected only if such party has received a written confirmation from each of the Rating Agencies, that such action or agreement would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates.

      The applicable Master Servicer or Special Servicer shall effect such termination only if the applicable Special Servicer has, in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Management Agreement and the related Borrower does not appoint a Successor Manager, the applicable Master Servicer or Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the applicable Master Servicer or Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of Significant Loans, will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

      (c) The applicable Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or perform an internal valuation (which Appraisal or internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) within 60 days after the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event) with respect to any Loan and Junior Loan for which such Special Servicer is the applicable Special Servicer. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal or internal valuation to the Master Servicer, the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder provided the Junior Loan Holder is not the related Borrower or any Affiliate of the Borrower, if any; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction Amount for the subject Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated Principal Balance of such Loan or Serviced Loan Combination as of the date of the related Appraisal Reduction Event; provided that the obligation of the applicable Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter (unless and until the subject Loan becomes a Corrected Loan), the applicable Master Servicer shall calculate and report (using the CMSA's appraisal reduction template, if any) to the applicable Special Servicer the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The applicable Special Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction Amount by the applicable Master Servicer and that the amounts used therein are consistent with the applicable Special Servicer's records and shall confirm such verification in writing to the Master Servicer not later than 1:00 p.m., New York City time on such Determination Date. Subject to the immediately preceding sentence, the applicable Master Servicer may conclusively rely on such confirmation by the applicable Special Servicer of an Appraisal Reduction Amount.

      (d) With respect to each Loan or Junior Loan as to which an Appraisal Reduction Event has occurred (unless such loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing), the applicable Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, if any; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof to the Directing Certificateholder and shall be entitled to reimbursement from the other Certificateholders of the Controlling Class for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination for each Determination Date (using the same procedure set forth in Section 3.19(c)) until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination. Notwithstanding the foregoing, the applicable Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan or Serviced Loan Combination which is the subject of an Appraisal Reduction Event if the applicable Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the applicable Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the applicable Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Loan or Serviced Loan Combination.

      With respect to any Loan or Junior Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the applicable Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the applicable Special Servicer shall redetermine and report to the Trustee, the applicable Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, if any, the amount of the Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination.

      (e) Upon the determination that a previously made Advance in respect of any Loan or Serviced Loan Combination is a Nonrecoverable Advance, to the extent that the reimbursement thereof (together with interest accrued and payable thereon) would exceed the full amount of the principal portion of general collections deposited in the Collection Account maintained by the applicable Master Servicer and (after giving effect to similar such reimbursements and payments by the other Master Servicers from their respective Collection Accounts) the principal portion of general collections deposited in the Collection Accounts maintained by such other Master Servicers, the applicable Master Servicer or the Trustee, in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance (together with interest accrued thereon) pursuant to Section 3.05(a)(vii) or Section 3.05(b)(v) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event) for such portion of the Nonrecoverable Advance. If the applicable Master Servicer (or the Trustee) makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent Due Period (subject, again, to the same option, exercisable in its sole discretion, to defer; it being acknowledged that, in such a Due Period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the applicable Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof during the Due Period for any Distribution Date, the applicable Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof) until the end of such Due Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the applicable Master Servicer (or the Trustee) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the applicable Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Due Periods or to constitute a waiver or limitation on the right of the applicable Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the applicable Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Due Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. Any decision by the Master Servicer to defer reimbursement will be considered decided in accordance with the Servicing Standard.

      Section 3.20. Modifications, Waivers, Amendments and Consents. (a) Subject to the provisions of this Section 3.20, the applicable Master Servicer and the applicable Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

      (b) For any Loan or Serviced Loan Combination, other than a Specially Serviced Loan, and subject to the rights of the applicable Special Servicer, Directing Certificateholder, Saint Louis Galleria Controlling Holder or the Directing Certificateholder of the Class CCA Certificates (as set forth in
Section 3.33), the applicable Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related mezzanine loan intercreditor agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as set forth in Section 3.02 or as set forth in Sections 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Loan or Serviced Loan Combination, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; provided that this
Section 3.20(b) shall not apply to any waiver or other action contemplated by Sections 3.07 or 3.08. To the extent consistent with the foregoing, the applicable Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

            (i) approving routine leasing activity with respect to: (1) leases for properties that are residential cooperative properties; and (2) leases for properties other than residential cooperative properties and for less than the lesser of (A) 30,000 square feet and (b) 20% of the related Mortgaged Property;

            (ii) approving annual budgets for the related Mortgaged Property; provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) except with respect to Co-op Loans, provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iii) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof) except for waivers of "due-on-encumbrance" clauses for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied;

            (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (v) releases of non-material parcels of a Mortgaged Property (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents);

            (vi) grants of easements or rights of way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan; and

            (vii) consistent with Section 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Loan.

            (viii) consenting to changing the property manager with respect to any Co-op Loan and any other Mortgage Loan with an unpaid principal balance of less than $5,000,000; and

            (ix) with respect to NCB Loans, disbursements in accordance with the terms of the applicable loan documents of any holdback amounts for work being performed at the subject Mortgaged Property and any other reserves not in the nature of an earn-out reserve.

provided, however, that if in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this subsection (b), the applicable Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with subsection
(c) below.

      (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of Section 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Loan or Serviced Loan Combination that is not a Specially Serviced Loan, or if such consent, request, modification, waiver or amendment relates to a Serviced Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x (or, in respect of Co-op Loans, 0.9x) and 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months, the applicable Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request), if required by Section 3.21(e) or Section 3.32(b), as applicable, forward such analysis and recommendation to the Directing Certificateholder who (subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable) shall approve or reject such recommendation. The Directing Certificateholder shall, if applicable, be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process the required documentation.

      The applicable Special Servicer shall be responsible for, and shall (when required under Section 3.21(e) or Section 3.32, as applicable) obtain the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of Section 3.21(e) or the penultimate paragraph of Section 3.32(b), as applicable) with respect to, any Specially Serviced Loan.

      (d) All modifications, waivers or amendments of any Loan shall be (i) in writing (except for waivers of Penalty Charges) and (ii) effected in accordance with the Servicing Standard.

      (e) Neither the applicable Master Servicer nor the applicable Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Loan or Junior Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Loan Documents or in connection with a pending or threatened condemnation, or pursuant to
      Section 3.08(h) or 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the applicable Master Servicer and the applicable Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the applicable Master Servicer or applicable Special Servicer, as applicable, otherwise materially impair the security for such Loan or Junior Loan, as the case may be, or reduce the likelihood of timely payment of amounts due thereon;

The applicable Special Servicer may agree (or permit the Master Servicer to agree to) to any such modification, waiver or amendment only if: (i) in the applicable Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and, in the case of any Junior Loan, the Certificateholders and the related Junior Loan Holder(s), if any), taken as a collective whole (and taking into consideration the subordinate nature of the Junior Loan, if any), on a net present value basis; and (ii) unless the Loan or Junior Loan is in default or default is reasonably foreseeable, the applicable Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Loan or Junior Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

      (f) Notwithstanding anything herein to the contrary, with respect to each Significant Loan, the related Master Servicer shall be responsible for obtaining written confirmation from the Rating Agencies that a proposed action will not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, but only to the extent such written confirmation is required hereunder or under the terms of the relevant Loan Documents with respect to any Loan in such Servicing Group that is not a Specially Serviced Loan or REO Loan.

      (g) Notwithstanding Section 3.20(e), but subject to Sections 3.20(h), 3.20(i), 3.21 and 3.32, the applicable Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest (including Penalty Charges) and/or any Yield Maintenance Charge or Static Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity of any Specially Serviced Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable.

      (h) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan or Junior Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date (except for any change in the final Maturity Date for up to 60 days (or, with the consent of the Directing Certificateholder, 120 days), provided the related Borrower has delivered a firm commitment to refinance that is acceptable to the applicable Special Servicer, and consented to by the Directing Certificateholder, within 45 days after the Maturity Date) of such Loan or Junior Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Loan or Junior Loan, as the case may be, or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the applicable Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Loan or Serviced Loan Combination, as applicable, to Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), as applicable), taken as a collective whole, on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, any related Junior Loan Holder(s) to be performed at the related Mortgage Rate) or
(ii) any modification, waiver or amendment of any term of any Loan or Junior Loan that would either (A) unless there shall exist a default with respect to such Loan or Junior Loan (or unless the applicable Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulations Section 1.860G-2(b) or (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

      The determination of the applicable Special Servicer contemplated by clause (i)(B) of the first paragraph of this Section 3.20(h) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the applicable Special Servicer's determination and the considerations of the applicable Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls (for properties other than residential cooperative properties), occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance).

      (i) In no event shall the applicable Special Servicer: (i) extend the Maturity Date of a Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable loans, as determined by the applicable Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); or (iv) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan; provided that with respect to clause (iii) above, the applicable Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, no Special Servicer shall consent to any Master Servicer taking any of the actions referred to in clauses (i)-(iv) of the prior sentence.

      (j) Neither the applicable Master Servicer nor the applicable Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, unless (i) the applicable Master Servicer or applicable Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Loan Documents,
(iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the applicable Master Servicer or the applicable Special Servicer at the request of or with the consent of the Directing Certificateholder or if accepted by the applicable Master Servicer, with the consent of the applicable Special Servicer (subject to Section 3.20(c)) or (v) it is consistent with the Servicing Standard to do so.

      (k) The applicable Master Servicer and the applicable Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the related Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Loan under Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the applicable Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

      (l) The applicable Special Servicer shall, except with respect to waivers of Penalty Charges, notify the applicable Master Servicer, any related Sub-Servicers, the Trustee and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), in writing, of any modification, waiver or amendment of any term of any Loan or Junior Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the applicable Master Servicer) for deposit in the related Mortgage File and, with respect to any Junior Loan, to the related Junior Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. The applicable Master Servicer or applicable Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan or Junior Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer or applicable Special Servicer, as applicable, pursuant to Section 3.26 hereof.

      (m) With respect to any Loan that permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the applicable Master Servicer or Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, provided, however, with respect to any such amendment or modification that the applicable Master Servicer or Special Servicer shall deem material, the applicable Master Servicer or Special Servicer may grant such consent only if it (i) determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a net present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Loans, first obtains (A) written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and (B) the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)) (which consent shall be deemed granted if not denied in writing within 5 Business Days) after receipt of a written recommendation and any reasonably requested information.

      Notwithstanding the foregoing, with respect to any request by a Borrower under any Loan which is not a Specially Serviced Loan that has been established as a "bankruptcy-remote entity," for the applicable Master Servicer's consent to
(x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the applicable Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval to be deemed granted if not denied within 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request.

      (n) Any modification, waiver or amendment of any term of the Loan Documents with respect to a Serviced Loan Combination (i) shall be performed subject to the terms and conditions of, and (ii) shall not alter, and shall be structured so as to preserve, the priority and preference among the applicable A Loan and Junior Loan(s), if any, set forth in, the related Intercreditor Agreement(s).

      (o) If there are any conflicts between this Section 3.20 and a CBA Intercreditor Agreement, then such CBA Intercreditor Agreement shall control.

      Section 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan or Junior Loan, the applicable Master Servicer shall promptly give notice thereof to the applicable Special Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder), shall deliver copies of the related Mortgage File and Servicing File to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the subject Loan or Junior Loan, as applicable, that are in the possession of the applicable Master Servicer or available to the applicable Master Servicer without undue burden or expense, and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of the subject Loan or Junior Loan, as applicable, until the applicable Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer to the applicable Special Servicer pursuant to this Section.

      Upon determining that a Specially Serviced Loan (other than an REO Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the applicable Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Servicing File to the applicable Master Servicer and, upon giving such notice and returning such Mortgage File and Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the applicable Master Servicer to service and administer such Loan shall re-commence. With respect to any CBA A/B Loan Pair or the Saint Louis Galleria Total Loan, if any, in determining whether such loan has become a Corrected Loan, the related Junior Loan(s), if any, must also be determined to be Corrected Loans for the applicable Special Servicer's obligation to terminate for such loans.

      (b) In servicing any Specially Serviced Loan, the applicable Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer and, with respect to any Serviced Loan Combination, to each related Junior Loan Holder), and provide the applicable Master Servicer and, with respect to any Loan Combination, to each related Junior Loan Holder, as applicable, with copies of any additional related Loan information including correspondence with the related Borrower.

      (c) No later than the fourth Business Day prior to each Determination Date, by 4:00 p.m. New York City time, each Special Servicer shall deliver to the applicable Master Servicer a statement, both written and in computer readable format reasonably acceptable to such Master Servicer and such Special Servicer (upon which the applicable Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, with respect to the Specially Serviced Loans and REO Properties for which such Special Servicer is the applicable Special Servicer, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each such Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (2) the amount, purpose and date of all Servicing Advances made by the applicable Master Servicer with respect to each such Specially Serviced Loan and REO Property during the related Due Period, (3) the CMSA Special Servicer Loan File and (4) such additional information or data relating to such Specially Serviced Loans and REO Properties as the applicable Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the applicable Special Servicer's possession or is reasonably obtainable by the applicable Special Servicer.

      (d) Notwithstanding the provisions of the preceding clause (c), with respect to each of the Specially Serviced Loans and REO Properties for which it is the applicable Master Servicer, each Master Servicer shall maintain ongoing payment records and shall provide the applicable Special Servicer with any information in its possession required by the applicable Special Servicer to perform its duties under this Agreement.

      (e) No later than 30 days after receipt by the applicable Special Servicer of the information reasonably required by the applicable Special Servicer after a Servicing Transfer Event for a Loan or Junior Loan, the applicable Special Servicer shall deliver to each Rating Agency, and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan or Junior Loan and the related Mortgaged Property; provided, however, that if the Saint Louis Galleria Loan becomes a Specially Serviced Loan, the Special Servicer shall also use its reasonable efforts to provide the Directing Certificateholder and the Saint Louis Galleria Junior Loan Holders with the report required to be provided in Section 3(c) of the Saint Louis Galleria Intercreditor Agreement, provided, further, that delivery of an Asset Status Report within the time frame required for a report to be delivered in Section 3(c) of the Saint Louis Galleria Intercreditor Agreement shall satisfy the requirements of Section 3(c) of the Saint Louis Galleria Intercreditor Agreement. The Special Servicer shall not take any action under an Asset Status Report until such report has been delivered to each Master Servicer and, if written confirmation from each Rating Agency that the proposed action will not lead to a withdrawal, downgrade or qualification of any then current rating assigned by each Rating Agency to any Class of Certificate is required under this Agreement, the related Intercreditor Agreement or the related Loan Documents, such written confirmation has been obtained. Any Asset Status Report with respect to any CBA A/B Loan Pair will also be delivered to the related Junior Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the applicable Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

            (iii) the most current rent roll (for properties other than residential cooperative properties) and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property, together with the assumptions used in the calculation thereof;

            (v) a recommendation by the applicable Special Servicer as to how such Specially Serviced Loan might be returned to performing status, returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

            (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable Special Servicer made such determination;

            (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

            (viii) such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

      With respect to any Loan that becomes a Specially Serviced Loan, if within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder (and, with respect to the Saint Louis Galleria Loan, the Saint Louis Galleria Controlling Holder, if not the same party) does not disapprove such Asset Status Report in writing, the applicable Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the applicable Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder (or, with respect to the Saint Louis Galleria Loan, the Saint Louis Galleria Controlling Holder, if not the same party) disapproves such Asset Status Report, the applicable Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder (and, with respect to the Saint Louis Galleria Loan, the Saint Louis Galleria Controlling Holder, if not the same party), the Rating Agencies and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

      The applicable Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the applicable Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The applicable Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder (and, with respect to the Saint Louis Galleria Loan, the Saint Louis Galleria Controlling Holder, and with respect to the Carlton Court Apartments Loan, the Directing Certificateholder of the Class CCA Certificates, if not the same party), the Rating Agencies, the applicable Master Servicer, the Trustee and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The applicable Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the applicable Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the applicable Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

      The applicable Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to Section 3.32 and the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to Section 3.32 and the next paragraph, the applicable Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

      In addition to the foregoing, the applicable Special Servicer is required to obtain the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e) and any express provisions of this Agreement deeming such consent to be given if there is no objection or response within a specified time period) prior to the taking by the applicable Special Servicer of the following actions: (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause (ix) below) of a Loan;
(iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust Fund; (iv) any proposed or actual sale of an REO Property out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an REO Property held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at such REO Property; (vi) any release of material collateral for a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the Trust Fund, other than in accordance with the specific terms of that Loan; (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; and (ix) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan (other than in the case of a Co-op Loan in Servicing Group C, any waiver thereof the effect of which is to permit the related Borrower to incur subordinate debt if the NCB Subordinate Debt Conditions have been satisfied). If any of the previous listed items is set forth as proposed action in any Asset Status Report, the applicable Special Servicer is required to follow the approval procedures set forth above in this paragraph.

      Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder or failure to consent to any action requiring its or their consent under this Agreement shall (i) require or cause the applicable Master Servicer or Special Servicer to violate the terms of a Loan or Specially Serviced Loan, applicable law or any provision of this Agreement, including the applicable Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (iii) expose the applicable Master Servicer, the applicable Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, or Junior Loan Holder or their Affiliates, shareholders, officers, directors, members, managers, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the applicable Special Servicer's or the applicable Master Servicer's responsibilities under this Agreement; and the applicable Master Servicer or Special Servicer, as the case may be, (1) shall not follow any such direction if given by the Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in clauses (i)-(iv) of this paragraph and (3) shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

      (f) Upon receiving notice of the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Serviced Loan or Serviced Loan Combination or the related Borrower, the applicable Master Servicer shall promptly give notice thereof, and shall deliver a copy of the related Servicing File to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information in its possession relating to such Serviced Loan or Serviced Loan Combination and reasonably requested by the applicable Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the applicable Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the subject Serviced Loan or Serviced Loan Combination consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

      Section 3.22. Sub-Servicing Agreements. (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is, to the extent of such Master Servicer's obligations being performed by the related Sub-Servicer, consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with conditions substantially similar in all material respects to the applicable conditions of this Agreement; (ii) provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor or other Master Servicer, any Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of such Master Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of such Master Servicer or the applicable Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance either with the Servicing Standard under this Agreement or a substantially similar (in all material respects) servicing standard set forth in such Sub-Servicing Agreement; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes such Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) provides that (A) the failure of the related Sub-Servicer to comply with any of the requirements under Article XI of this Agreement that are applicable to such Sub-Servicer under such Sub-Servicing Agreement (or with requirements set forth in such Sub-Servicing Agreement that are substantially similar in all material respects to the requirements under Article XI of this Agreement), including the failure to deliver any reports or certificates at the time such report or certification is required under Article XI and (B) the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the applicable Master Servicer or the Depositor may immediately terminate the related Sub-Servicer under the related Sub-Servicing agreement and that such termination shall be deemed for cause. Any successor Master Servicer, upon becoming successor Master Servicer,
(i) shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer and (ii) (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer under each related Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee. With respect to any Sub-Servicing agreement entered into by Master Servicer No. 2 or Master Servicer No. 3 after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 11.10, such Sub-Servicer shall not be a Prohibited Party. Any such Sub-Servicing agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are (or may be required to be), to the extent of the services to be performed, consistent with the provisions of this Section 3.22 (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party (other than with respect to Master Servicer No. 1 or Special Servicer No.
1) prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 11.10).

      In addition, each Sub-Servicing Agreement entered into by a Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. Each Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, each Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the applicable Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer (other than the Primary Servicers). Each Special Servicer shall notify the applicable Master Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

      (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

      (c) As part of its servicing activities hereunder, each Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable, shall (at no expense to the Trustee, the Certificateholders, Junior Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement entered into by such Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer would require were it the owner of the subject Loans and/or Serviced Loan Combinations. Each Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

      (d) If the Trustee or its designee becomes successor to a Master Servicer and elects or is required to assume the rights and obligations of such Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans and/or Serviced Loan Combinations then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

      (e) Notwithstanding the provisions of any Sub-Servicing Agreement, but subject to Section 11.14, each Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans and/or Serviced Loan Combinations for which it is responsible, and such Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the applicable Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the applicable Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

      Section 3.23. Representations, Warranties and Covenants of the Master Servicers. (a) Each Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the other Master Servicers, the Depositor, the Special Servicers and the Junior Loan Holders, as of the Closing Date, that:

            (i) Such Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of California (in the case of Master Servicer No. 1), or a corporation, duly organized, validly existing and in good standing under the laws of Ohio (in the case of Master Servicer No. 2), or a federal savings bank duly organized, validly existing and in good standing under the laws of the United States (in the case of Master Servicer No. 3), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on such Master Servicer which, in the case of either (B) or (C) is likely to materially and adversely affect such Master Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) Such Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of such Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer, or compliance by such Master Servicer with, this Agreement or the consummation of such Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (vii) Such Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (viii) Such Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

            (ix) Each officer and employee of such Master Servicer that has responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

      (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

      Section 3.24. Representations, Warranties and Covenants of the Special Servicers. (a) Each Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the other Special Servicer, the Depositor, the Master Servicers and the Junior Loan Holders, as of the Closing Date and as to such Special Servicer, that:

            (i) Such Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California (in the case of Special Servicer No. 1) or a corporation duly organized, validly existing and in good standing under the laws of the United States (in the case of Special Servicer No. 2), and such Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by such Special Servicer, and the performance and compliance with the terms of this Agreement by such Special Servicer, will not violate such Special Servicer's certificate of incorporation and by-laws or comparable organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Special Servicer or its property is subject;

            (iii) Such Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Special Servicer, enforceable against such Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Such Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer;

            (vi) No litigation is pending or, to the best of such Special Servicer's knowledge, threatened against such Special Servicer which would prohibit such Special Servicer from entering into this Agreement or, in such Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Special Servicer to perform its obligations under this Agreement or the financial condition of such Special Servicer;

            (vii) Each officer, director or employee of such Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither such Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Special Servicer, or compliance by such Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicing Fee payable to such Special Servicer represents reasonable servicing compensation for its services hereunder; and

            (x) Such Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

      (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

      Section 3.25. Limitation on Liability of the Directing Certificateholder. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve a Special Servicer of any liability it may have under this Agreement.

      Section 3.26. [Reserved].

      Section 3.27. Lock-Box Accounts and Servicing Accounts. (a) The applicable Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan Documents.

      (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the applicable Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the applicable Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Loan (if permitted by the related loan documents) no later than its Anticipated Repayment Date.

      (c) Reserved.

      (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Loan Documents, the applicable Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

      Section 3.28. Interest Reserve Account. (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Carlton Court Apartments Loan REMIC (with respect to the Carlton Court Apartments Loan only) and the Lower-Tier REMIC. The Trustee shall give notice to the Master Servicers, the Special Servicers and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date during February and on each Distribution Date during a January which occurs in a year which is not a leap year, unless, in either case, such Distribution Date is the final Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Loan and REO Loan accruing interest on an Actual/360 Basis, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Loan as of the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the related Original Net Mortgage Rate (or, in the case of a Specially Designated Co-op Loan, at the related Original Net Mortgage Rate minus 0.10% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

      (b) On each Distribution Date occurring in March (or in February, if the final Distribution Date occurs in such month) (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February Distribution Dates, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account (or into the Carlton Court Apartments Loan REMIC Distribution Account in the case of the Carlton Court Apartments Loan). On each Distribution Date (prior to any distributions on the Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

      Section 3.29. Limitations on and Authorizations of the Master Servicers and Special Servicers with Respect to Certain Loans. (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the applicable Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

      (b) Reserved.

      (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the applicable Master Servicer and the applicable Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the applicable Master Servicer and the applicable Special Servicer to establish a Lock-Box Account pursuant to Section 3.28.

      (d) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent (to the extent it is entitled to withhold such consent under the terms of the Loan) to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The applicable Master Servicer shall receive any such request from any Borrower under a Loan that is not a Specially Serviced Loan, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process such documentation. Neither the applicable Master Servicer nor the applicable Special Servicer shall be required to obtain such written consent from Fitch if then-current principal balance of such Loan is less than 2% of then-current aggregate principal balance of the Mortgage Pool.

      (e) The applicable Master Servicer (or, in the case of CSMC Loans only, the Depositor) shall, as to each Loan which is secured by the interest of the related Borrower under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the related Master Servicer.

      (f) The applicable Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Directing Certificateholder (which consent with respect to the transfer of such Junior Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of Section 3.21(e)). The applicable Master Servicer shall receive any such request for a discretionary consent from any Junior Loan Holder, and shall forward its analysis and recommendation to the applicable Special Servicer. The applicable Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the applicable Master Servicer's recommendation and any additional documents and information that the applicable Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The applicable Master Servicer shall then process such documentation. Notwithstanding the foregoing, the applicable Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

      Section 3.30. REMIC and Grantor Trust Administration. (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, none of the Master Servicers, the Special Servicers and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

      (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of each Trust REMIC.

      (c) The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for each Trust REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class R Certificates, by their acceptance of such Certificates, agree to such designation.

      (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC and, as specified in Section 4.07, the Grantor Trust and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

      (e) The Trustee shall provide (i) upon request by any Transferor of a Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization or
(y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 3.30(l), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

      (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and each of the Master Servicers and Special Servicers shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicers, the Special Servicers and the Trustee shall knowingly or intentionally take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on net income from foreclosure property imposed by Section 860G(c) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the related Borrower (if such expense may be imposed on the related Borrower pursuant to the applicable Mortgage Loan documents), or, if the related Borrower fails or is not required to pay such expense, and the applicable Master Servicer, Special Servicer or Trustee, as the case may be, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the applicable Master Servicer, Special Servicer or Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC cause such Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to such Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which any Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets thereof, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "prohibited contributions" of any Trust REMIC as defined in Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, provided that the applicable Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the applicable Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party,
(iii) to the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the applicable Collection Account.

      (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

      (i) Following the Startup Day, none of the Master Servicers, the Special Servicers and the Trustee shall accept any contributions of assets to any Trust REMIC unless the Master Servicers, the Special Servicers and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (j) None of the Master Servicers, the Special Servicers and the Trustee shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (k) For the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Carlton Court Apartments Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Regular Certificates is the same date as the Rated Final Distribution Date.

      (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

      (m) None of the Trustee, the Master Servicers and the Special Servicers shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to or as contemplated by
Article II, Section 3.18 or Section 3.32 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

      (n) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, each of the Master Servicers, the Special Servicers and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

      (o) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

      Section 3.31. Master Servicer and Special Servicer May Own Certificates.
(a) Each Master Servicer and any agent of such Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

      (b) Each Special Servicer and any agent of such Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder".

      Section 3.32. Certain Matters with Respect to the Saint Louis Galleria Total Loan. (a) Master Servicer No. 1 (or, if the Saint Louis Galleria Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall service and administer the Saint Louis Galleria Total Loan in a manner consistent with the Saint Louis Galleria Intercreditor Agreement and, unless another party is expressly responsible hereunder, shall (subject to the Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under Sections 3, 4, 5, 6, 7, 8, 10, 11, 19, 20, 22 and 25 the Saint Louis Galleria Intercreditor Agreement.

      (b) Prior to taking any of the Saint Louis Galleria Consultation Actions, Master Servicer No. 1 (or, if the Saint Louis Galleria Loan is a Specially Serviced Loan, then Special Servicer No. 1) shall provide notice of its intent to take such particular action to the Directing Certificateholder and the Saint Louis Galleria Junior Loan Holders. In connection with the foregoing, such Master Servicer or such Special Servicer, as the case may be, shall promptly provide to the Directing Certificateholder and each Saint Louis Galleria Junior Loan Holder (other than a Saint Louis Galleria Junior Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) all information in its possession with respect to any proposed Saint Louis Galleria Consultation Action, including its reasons for determining to take or permit a proposed action, in each case as such Saint Louis Galleria Junior Loan Holder (other than a Saint Louis Galleria Junior Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) may reasonably request. For 10 Business Days following its receipt of any notice delivered by Master Servicer No. 1 or Special Servicer No. 1 pursuant to the prior sentence, and subject to Section 20(c) of the Saint Louis Galleria Intercreditor Agreement, each Saint Louis Galleria Junior Loan Holder shall have the right, as and to the extent permitted under the Saint Louis Galleria Intercreditor Agreement, to consent or to contact and consult with Master Servicer No. 1 or Special Servicer No. 1, as applicable, regarding any Saint Louis Galleria Consultation Actions; provided that if such Master Servicer or Special Servicer, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders and the Saint Louis Galleria Junior Loan Holders (as a collective whole, taking into account the subordinate nature of the Junior Loan), then such Master Servicer or Special Servicer, as the case may be, may take any Saint Louis Galleria Consultation Action without waiting for a response to such notice.

      Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Saint Louis Galleria Controlling Holder, as contemplated by the foregoing provisions of this Section 3.32(b), may (and Master Servicer No. 1 or Special Servicer No. 1, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or such Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause such Master Servicer or such Special Servicer, as the case may be or the Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of this Agreement, the Loan Documents, or any provisions of the Saint Louis Galleria Intercreditor Agreement or materially expand the scope of any Master Servicer's or Special Servicer's responsibilities under this Agreement.

      (c) If a Saint Louis Galleria Triggering Event of Default has occurred and is continuing, then, upon written notice (a "Saint Louis Galleria Repurchase Option Notice") of such occurrence (which notice Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall give promptly to the Saint Louis Galleria Junior Loan Holders), each Saint Louis Galleria Junior Loan Holder shall have the right, prior to any other party, by written notice to Master Servicer No. 1 and Special Servicer No. 1 (a "Saint Louis Galleria Junior Loan Holder Repurchase Notice"), at any time after the occurrence of the Saint Louis Galleria Triggering Event of Default and prior to the earliest to occur of (a) the cure of the Saint Louis Galleria Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the related Loan Documents effected in accordance with the terms of this Agreement and the Saint Louis Galleria Intercreditor Agreement and (d) the date that is 90 days after such Saint Louis Galleria Junior Loan Holder's receipt of the Saint Louis Galleria Repurchase Option Notice, to purchase the Saint Louis Galleria Loan at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Saint Louis Galleria Intercreditor Agreement). Upon the delivery of the Saint Louis Galleria Junior Loan Holder Repurchase Notice to Master Servicer No. 1 and Special Servicer No. 1, the Trustee shall sell (and the applicable Saint Louis Galleria Junior Loan Holder shall purchase) the Saint Louis Galleria Loan free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Saint Louis Galleria Intercreditor Agreement), on a date (the "Saint Louis Galleria Repurchase Date") not less than five Business Days nor more than 10 Business Days after the date of the Saint Louis Galleria Junior Loan Holder Repurchase Notice, as shall be established by Special Servicer No. 1 and reasonably acceptable to the purchasing Saint Louis Galleria Junior Loan Holder. The applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Saint Louis Galleria Intercreditor Agreement) shall be calculated by Special Servicer No. 1 three Business Days prior to the Saint Louis Galleria Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Certificateholders and the Saint Louis Galleria Junior Loan Holder. The right of a Saint Louis Galleria Junior Loan Holder to purchase the Saint Louis Galleria Loan shall automatically terminate upon the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. For the avoidance of doubt, neither Saint Louis Galleria Junior Loan Holder shall have any option to purchase the Saint Louis Galleria Loan under Section 3.18 (without a direct assignment of such right to such Saint Louis Galleria Junior Loan Holder from the Directing Certificateholder).

      (d) In connection with any purchase of the Saint Louis Galleria Loan, pursuant to or as contemplated by Section 3.32(c), the Master Servicer No. 1 or Special Servicer No. 1 shall (i) if it receives the related Purchase Price or "Defaulted Mortgage Loan Purchase Price" (as defined in the Saint Louis Galleria Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to Master Servicer No. 1 for deposit, as applicable, into Master Servicer No. 1's Collection Account and/or the related Junior Loan Custodial Account, as applicable, and so notify the Trustee; and
(ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from Master Servicer No. 1, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Saint Louis Galleria Loan in the appropriate transferee, without recourse, representations or warranties.

      (e) The parties hereto acknowledge the purchase options of the respective Saint Louis Galleria Junior Loan Holders (and/or their respective designees and/or representatives) in respect of the Saint Louis Galleria Loan pursuant to Saint Louis Galleria Intercreditor Agreement. Upon its receipt of any Saint Louis Galleria Junior Loan Holder Repurchase Notice, each party hereto shall promptly forward a copy of such notice to the Directing Certificateholder.

      (f) In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which Master Servicer No. 1 or applicable Special Servicer has knowledge) shall exist with respect to the Saint Louis Galleria Total Loan, then, upon notice (a "Saint Louis Galleria Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice such Master Servicer or such Special Servicer, as the case may be, shall promptly give to the Saint Louis Galleria Junior Loan Holder Designee upon receipt of knowledge thereof), each Saint Louis Galleria Junior Loan Holder shall have the right, exercisable by the Saint Louis Galleria Junior Loan Holder Designee giving written notice of its intent to cure a default within five (5) Business Days of receipt of the Saint Louis Galleria Cure Option Notice, to cure such default; provided, in the event that any Saint Louis Galleria Junior Loan Holder has elected to cure any default, the default must be cured by such Saint Louis Galleria Junior Loan Holder within, in the case of a monetary default, five (5) Business Days of receipt of such Saint Louis Galleria Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such Saint Louis Galleria Cure Option Notice. In the event that the Saint Louis Galleria Controlling Junior Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Saint Louis Galleria Cure Payment"), the curing Saint Louis Galleria Junior Loan Holder shall make such Saint Louis Galleria Cure Payment as directed by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, and each such Saint Louis Galleria Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Trustee, Master Servicer No. 1 or Special Servicer No. 1 (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, and any unpaid Master Servicing Fees (and Primary Servicing Fees) (but excluding Penalty Charges) with respect to the Saint Louis Galleria Total Loan) during the period of time from the expiration of the grace period under the Saint Louis Galleria Total Loan until such Saint Louis Galleria Cure Payment is made or such other cure is otherwise effected. The right of the curing Saint Louis Galleria Junior Loan Holder to reimbursement of any Saint Louis Galleria Cure Payment shall be subordinate in all respects to the rights of the holder of the Saint Louis Galleria Loan to distributions with respect to the Saint Louis Galleria Total Loan and to all amounts distributable to them. So long as a default exists that is being cured by the Saint Louis Galleria Controlling Junior Loan Holder pursuant to this Section 3.32(f) and Section 10(b) of the Saint Louis Galleria Intercreditor Agreement and the cure period has not expired and the Saint Louis Galleria Junior Loan Holder is permitted to cure under the terms of such provisions, such default shall not constitute a default or an event of default
(i) for purposes of Sections 4 or 5 of the Saint Louis Galleria Intercreditor Agreement; (ii) for purposes of accelerating the Saint Louis Galleria Total Loan, modifying, amending or waiving any provisions of the related Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (iii) for purposes of treating the Saint Louis Galleria Total Loan as a Specially Serviced Loan; provided that such limitations shall not prevent Master Servicer No. 1 or Special Servicer No. 1 from sending notices of the default to the related Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting Penalty Charges from the related Borrower. Notwithstanding anything to the contrary contained in this subsection, (A) the Saint Louis Galleria Controlling Junior Loan Holder's right to cure a monetary default or non-monetary default shall be limited to six Saint Louis Galleria Cure Events over the life of the Saint Louis Galleria Total Loan and (B) no single Saint Louis Galleria Cure Event may exceed three consecutive months. Notwithstanding the foregoing, the making of a Saint Louis Galleria Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Loan Documents by the related Borrower.

      (g) Any decisions made by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, with respect to the Saint Louis Galleria Total Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

      (h) Master Servicer No. 1 and Special Servicer No. 1 each shall provide to each Saint Louis Galleria Junior Loan Holder (other than a Saint Louis Galleria Junior Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) or its designee, with respect to its Saint Louis Galleria Junior Loan, or any related REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, the same reports, documents and other information that Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Trustee with respect to the Saint Louis Galleria Loan or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, Master Servicer No. 1 and Special Servicer No. 1 each shall provide to each Saint Louis Galleria Junior Loan Holder or its designee, with respect to its Saint Louis Galleria Junior Loan or any related REO Property, the same reports, documents and other information that the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Directing Certificateholder with respect to the Saint Louis Galleria Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall, upon receipt of a written request, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, provide to each Saint Louis Galleria Junior Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to the Saint Louis Galleria Whole Loan, the Borrower or its Saint Louis Galleria Junior Loan or any related REO Property; provided, however, that in no event shall a Saint Louis Galleria Junior Loan Holder be provided with any Fair Value calculation in respect of the Saint Louis Galleria Loan. Notwithstanding the foregoing, none of the Trustee, Master Servicer No. 1 or Special Servicer No. 1 shall be required to deliver to any Saint Louis Galleria Junior Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.32(h) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Saint Louis Galleria Junior Loan Holder within the same time period contemplated by this Section 3.32(h) pursuant to any other section of this Agreement.

      (i) Each of the rights of the respective Junior Loan Holder under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that Master Servicer No. 1, Special Servicer No. 1 and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee.

      (j) If any Saint Louis Galleria Junior Loan Holder purchases the Saint Louis Galleria Loan pursuant to Section 3.32(c), or if any Person purchases the Saint Louis Galleria Loan as a Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to Master Servicer No. 1, Special Servicer No. 1, the Trustee and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the Saint Louis Galleria Total Loan and that, pursuant to the Saint Louis Galleria Intercreditor Agreement, would otherwise have been payable out of future collections on the Saint Louis Galleria Total Loan. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

      (k) If there are any conflicts between this Section 3.32 and any of the Loan Documents relating to the Saint Louis Galleria Total Loan or between this
Section 3.32 and the Saint Louis Galleria Intercreditor Agreement, then such Loan Documents or such Saint Louis Galleria Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the respective rights of the Saint Louis Galleria Junior Loan Holders under the Saint Louis Galleria Intercreditor Agreements.

      Section 3.33. Servicing of the Carlton Court Apartments Non-Pooled
Portion.

      (a) On or prior to each Distribution Date, amounts received during the related Due Period on the Carlton Court Apartments Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Master Servicer Fees with respect to the Carlton Court Apartments Pooled Portion and Non-Pooled Portion, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the Mortgage Loan Seller with respect to the Carlton Court Apartments Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances, in each case to the extent provided in Section 3.05(a), and the remainder will be allocated:

            (i) first, in respect of interest accrued at the Loan REMIC Remittance Rate during the related Mortgage Interest Accrual Period on the Carlton Court Apartments Pooled Portion;

            (ii) second, in respect of accrued and unpaid interest on the Carlton Court Apartments Pooled Portion from prior Mortgage Interest Accrual Periods;

            (iii) third, to the Carlton Court Apartments Pooled Portion (A) prior to an event of default under the Carlton Court Apartments Loan and so long as the Carlton Court Apartments Loan is not a specially serviced mortgage loan as a result of any event of default, its pro rata share (based on the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion) of the Carlton Court Apartments Principal Distribution Amount; (B) during the continuation of an event of default under the Carlton Court Apartments Loan or if the Carlton Court Apartments Loan becomes a specially serviced mortgage loan as a result of any event of default and prior to a final recovery determination with respect thereto, the Carlton Court Apartments Principal Distribution Amount and (C) with respect to the distribution date following a final recovery determination, an amount up to the entire principal balance of the Carlton Court Apartments Pooled Portion, in each case, until the principal balance of the Carlton Court Apartments Pooled Portion has been reduced to zero;

            (iv) fourth, to reimburse the Carlton Court Apartments Pooled Portion for any prior Carlton Court Apartments Collateral Support Deficit previously allocated thereto pursuant to Section 4.04(e) hereof;

            (v) fifth, in respect of interest accrued at the Loan REMIC Remittance Rate during the related Mortgage Interest Accrual Period on the Carlton Court Apartments Non-Pooled Portion;

            (vi) sixth, in respect of accrued and unpaid interest on the Carlton Court Apartments Non-Pooled Portion from prior Mortgage Interest Accrual Periods;

            (vii) seventh, to the Carlton Court Apartments Non-Pooled Portion
      (A) prior to an event of default under the Carlton Court Apartments Loan and so long as the Carlton Court Apartments Loan is not a specially serviced mortgage loan as a result of any event of default, its pro rata share (based on the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion) of the Carlton Court Apartments Principal Distribution Amount,
      (B) during the continuation of an event of default under the Carlton Court Apartments Loan or if the Carlton Court Apartments Loan becomes a specially serviced mortgage loan as a result of any event of default any remaining amounts of the Carlton Court Apartments Principal Distribution Amount after application of such amounts to the Carlton Court Apartments Pooled Portion pursuant to clause (B) in paragraph third above, and (C) with respect to the distribution date following a final recovery determination, an amount up to the entire principal balance of the Carlton Court Apartments Non-Pooled Portion after the application of the Carlton Court Apartments Principal Distribution Amount to the Carlton Court Apartments Pooled Portion pursuant to clause (C) in paragraph third above, in each case, until the principal balance of the Carlton Court Apartments Non-Pooled Portion has been reduced to zero;

            (viii) eighth, to reimburse the Carlton Court Apartments Non-Pooled Portion in the amount of any prior Carlton Court Apartments Collateral Support Deficits previously allocated to the Class CCA Certificates pursuant to Section 4.04(e) hereof;

            (ix) ninth, any Prepayment Premium or Yield Maintenance Charge in connection with a prepayment of the Carlton Court Apartments Loan shall be paid to the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion);

            (x) tenth, to reimburse the Directing Certificateholder of the Class CCA Certificates for any unreimbursed Cure Payments previously made pursuant to Section 3.33(c) hereof; and

            (xi) any remaining amounts shall be distributed in respect of the Carlton Court Apartments Loan REMIC Residual Interest.

      Amounts distributable in respect of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion in accordance with this Section 3.33(a) shall be deemed distributable in respect of the Carlton Court Apartments Loan REMIC Regular Interest A and Carlton Court Apartments Loan REMIC Regular Interest B from the Carlton Court Apartments Loan REMIC to the Lower-Tier REMIC pursuant to Section 4.01(g), and any amounts distributable in respect of the Carlton Court Apartments Loan REMIC Residual Interest shall be distributed to the Class R Certificates (other than Excess Liquidation Proceeds held in accordance with Section 3.04(d)).

      (b) The Directing Certificateholder of the Class CCA Certificates shall have the right, by written notice to Master Servicer No. 2 and Special Servicer No. 1 (a "Class CCA Purchase Notice") delivered (i) during any Class CCA Cure Period for which the Directing Certificateholder of the Class CCA Certificates is entitled to make a Cure Payment or (ii) at any time the Carlton Court Apartments Loan is a Specially Serviced Loan, provided that the Carlton Court Apartments Loan is then in default or default with respect thereto is reasonably foreseeable, to purchase the Carlton Court Apartments Loan in whole but not in part at the Purchase Price. Upon the delivery of the Class CCA Purchase Notice to Master Servicer No. 2 and Special Servicer No. 1, Master Servicer No. 2 or Special Servicer No. 1, as applicable (depending upon whether the Loan is a Specially Serviced Loan at such time), shall cause the Trust Fund to sell (and the Directing Certificateholder of the Class CCA Certificates shall purchase) the Carlton Court Apartments Loan at the Purchase Price, on a date (the "Class CCA Purchase Date") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the Class CCA Purchase Notice, as shall be established by Master Servicer No. 2 or Special Servicer No. 1, as applicable. The Purchase Price shall be calculated by Master Servicer No. 2 or Special Servicer No. 1, as applicable, three (3) Business Days prior to the Class CCA Purchase Date and shall, absent manifest error, be binding upon the Directing Certificateholder of the Class CCA Certificates. Concurrently with the payment to the Trust Fund of the Purchase Price, Master Servicer No. 2 or Special Servicer No. 1, as applicable, shall direct the Trustee to execute at the sole cost and expense of the Directing Certificateholder of the Class CCA Certificates in favor of the Directing Certificateholder of the Class CCA Certificates assignment documentation which will assign the Carlton Court Apartments Loan and the related Loan Documents without recourse, representations or warranties. The right of the Directing Certificateholder of the Class CCA Certificates to purchase the Carlton Court Apartments Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the earlier of the expiration of the applicable Class CCA Cure Period or (ii) 90 days after (A) receipt of notice that the Carlton Court Apartments Loan is in a Class CCA Cure Period or (B) the date on which the Carlton Court Apartments Loan becomes a Specially Serviced Loan (the "Class CCA Purchase Option Period"). The right of the Directing Certificateholder of the Class CCA Certificates to purchase the Carlton Court Apartments Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 3 Business Days after delivery of notification by Special Servicer No. 1 to the Directing Certificateholder of the Class CCA Certificates of Special Servicer No. 1's intention to sell the Carlton Court Apartments Loan (if it is a Specially Serviced Loan) or the related Mortgaged Property or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property.

      (c) Master Servicer No. 2 or Special Servicer No. 1, as applicable (depending upon whether the Loan is a Specially Serviced Loan at such time), shall deliver to the Directing Certificateholder of the Class CCA Certificates notice of any monetary or non-monetary default with respect to the Carlton Court Apartments Loan. Upon receipt of such notice, the Directing Certificateholder of the Class CCA Certificates shall have the right to cure defaults with respect to the Carlton Court Apartments Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (the "Class CCA Cure Period"); provided, however, that no single Cure Event shall continue for a period of more than 90 consecutive days. The Class CCA Directing Certificateholder's rights to cure monetary defaults and non-monetary defaults shall be limited to a total of four (4) Cure Events over the life of the Carlton Court Apartments Loan. In the event that the Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Directing Certificateholder shall make such Cure Payment to Master Servicer No. 2. Master Servicer No. 2 shall apply such funds to reimburse itself for any Advances, together with interest thereon, made in respect of the default so cured pursuant to Section 3.05(a)(xviii) and any related Trust Fund expenses. The right of the Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by Master Servicer No. 2 or the Trustee) will be subordinate to the payment of all other amounts due with respect to the Carlton Court Apartments Loan. Notwithstanding the foregoing, the making of a Cure Payment by the Directing Certificateholder of the Class CCA Certificates shall not act as a waiver of any amounts due under the Loan Documents by the related Borrower.

      (d) Any decisions made by Master Servicer No. 2 or Special Servicer No. 1, as applicable, with respect to the Carlton Court Apartments Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.33 and this Agreement. Prior to a Control Appraisal Event, Special Servicer No. 1 shall consult with the Directing Certificateholder of the Class CCA Certificates prior to the taking by Special Servicer No. 1 of the following actions:

            (i) any modification of a monetary term or a material non-monetary term (including any material term related to insurance coverage) other than an extension of the original maturity date for two years or less of the Carlton Court Apartments Loan;

            (ii) any proposed sale of the defaulted Carlton Court Apartments Loan or REO Property for less than the applicable Purchase Price;

            (iii) any acceptance of a discounted payoff;

            (iv) any determination to bring the Mortgaged Property securing the Carlton Court Apartments Loan into compliance with applicable environmental laws;

            (v) any release of collateral for the Carlton Court Apartments Loan (other than in accordance with the terms of, or upon satisfaction of, the Carlton Court Apartments Loan);

            (vi) any acceptance of substitute or additional collateral for the Carlton Court Apartments Loan (other than in accordance with the terms of the Carlton Court Apartments Loan);

            (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (viii) any acceptance of an assumption agreement releasing the related borrower from liability under the Carlton Court Apartments Loan;

            (ix) any acceptance of a change in the property management company; and

            (x) approval of any material capital expenditure that requires the approval of the lender under the Mortgage Loan Documents.

      Master Servicer No. 2 or Special Servicer No. 1, as applicable (depending upon whether the Loan is a Specially Serviced Loan at such time), shall provide notice of such proposed action and include with such notice all material information necessary in connection with evaluating such proposed action to the Directing Certificateholder of the Class CCA Certificates. The Directing Certificateholder of the Class CCA Certificates shall have 10 days following receipt of such notice to object to Master Servicer No. 1's or Special Servicer No. 2's, as applicable, proposed course of action; provided, that if such Directing Certificateholder has not responded within such period, it shall be deemed to have approved such action. Notwithstanding the foregoing, no such advice, direction or objection contemplated by the foregoing may require or cause Master Servicer No. 2 or Special Servicer No. 1 to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) cause any Trust REMIC to fail to qualify as a REMIC or subject any Trust REMIC to federal, state or local tax, (iv) violate any other provisions of this Agreement, (v) require or cause Master Servicer No. 2 or Special Servicer No. 1 to violate the terms of a Loan, (vi) expose Master Servicer No. 2, Special Servicer No. 1, the Depositor, any Mortgage Loan Seller, the Trust Fund, the Trustee or any of their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Master Servicer No. 2's or Special Servicer No. 1's responsibilities under this Agreement; and neither Master Servicer No. 2 nor Special Servicer No. 1 will follow any such direction if given by the Directing Certificateholder of the Class CCA Certificates nor initiate any such actions.

      (e) Subject to Section 3.33(d) and the other terms and conditions of this Agreement, if Master Servicer No. 2 or Special Servicer No. 1, as applicable, in connection with a workout or proposed workout of the Carlton Court Apartments Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Loan, all payments to the Carlton Court Apartments Pooled Portion pursuant to Section 3.33(a) shall be made as though such workout did not occur, with the payment terms of the Carlton Court Apartments Pooled Portion remaining the same as they are on the Closing Date, and the Carlton Court Apartments Non-Pooled Portion shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Loan attributable to such workout.

      Prior to entering into any modification of the Carlton Court Apartments Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph (and only prior to a Control Appraisal Event), Master Servicer No. 2 or Special Servicer No. 1, as applicable, shall provide the Directing Certificateholder of the Class CCA Certificates with notice thereof and with all information that Master Servicer No. 2 or Special Servicer No. 1, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Directing Certificateholder of the Class CCA Certificates shall have the right to purchase the Carlton Court Apartments Loan at a price equal to the Purchase Price therefor by delivering notice to Master Servicer No. 2 or Special Servicer No. 1, within 5 Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Directing Certificateholder of the Class CCA Certificates shall deliver such Purchase Price to the Trustee within 3 Business Days of its exercise of such purchase option. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to Section 3.33(b) hereof.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

      Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount (or in the case of clause (lviii) below, the Available Class CCA Distribution Amount) for such Distribution Date:

            (i) concurrently, (i) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (ii) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-X and Class A-Y Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X and Class A-Y Certificates of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, in reduction of the Class Principal Balances thereof, up to, in the aggregate, the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Class Principal Balance thereof has been reduced to zero;

            Second, to the Class A-AB Certificates, until the Class Principal Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit T hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause first of this clause
      (ii));

            Third, to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause
      (ii));

            Fourth, to the Class A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-3 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Sixth, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

            Seventh, to the Class A-4 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to a prior subclause of this clause (ii)); and

            Eighth, to the Class A-1-A Certificates, until the Class Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire aggregate Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pursuant to a prior subclause of this clause (ii));

provided, however, that, notwithstanding the immediately preceding subclauses First through Tenth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (iii) to reimburse the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to each such Class), until all amounts of such amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to make distributions of interest to the Holders of the Class A-M Certificates up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to make distributions of principal to the Holders of the Class A-M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (vi) to reimburse the Holders of the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) to make distributions of interest to the Holders of the Class A-J Certificates up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to make distributions of principal to the Holders of the Class A-J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (ix) to reimburse the Holders of the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to make distributions of interest to the Holders of the Class B Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to make distributions of principal to the Holders of the Class B Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xii) to reimburse the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to make distributions of interest to the Holders of the Class C Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to make distributions of principal to the Holders of the Class C Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xv) to reimburse the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to make distributions of interest to the Holders of the Class D Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to make distributions of principal to the Holders of the Class D Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xviii) to reimburse the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) to make distributions of interest to the Holders of the Class E Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to make distributions of principal to the Holders of the Class E Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxi) to reimburse the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to make distributions of interest to the Holders of the Class F Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to make distributions of principal to the Holders of the Class F Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxiv) to reimburse the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to make distributions of interest to the Holders of the Class G Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to make distributions of principal to the Holders of the Class G Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxvii) to reimburse the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to make distributions of interest to the Holders of the Class H Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to make distributions of principal to the Holders of the Class H Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxx) to reimburse the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to make distributions of interest to the Holders of the Class J Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to make distributions of principal to the Holders of the Class J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxiii) to reimburse the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to make distributions of interest to the Holders of the Class K Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to make distributions of principal to the Holders of the Class K Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxvi) to reimburse the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to make distributions of interest to the Holders of the Class L Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to make distributions of principal to the Holders of the Class L Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxix) to reimburse the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to make distributions of interest to the Holders of the Class M Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to make distributions of principal to the Holders of the Class M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlii) to reimburse the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to make distributions of interest to the Holders of the Class N Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to make distributions of principal to the Holders of the Class N Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlv) to reimburse the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to make distributions of interest to the Holders of the Class O Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to make distributions of principal to the Holders of the Class O Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlviii) to reimburse the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to make distributions of interest to the Holders of the Class P Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to make distributions of principal to the Holders of the Class P Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (li) to reimburse the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) to make distributions of interest to the Holders of the Class Q Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (liii) to make distributions of principal to the Holders of the Class Q Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (liv) to reimburse the Holders of the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) to make distributions of interest to the Holders of the Class S Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (lvi) to make distributions of principal to the Holders of the Class S Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (lvii) to reimburse the Holders of the Class S Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class S Certificates, but not previously reimbursed, have been reimbursed in full;

            (lviii) to the Class CCA Certificates, in the following order of priority:

                        (A) to the Class CCA Certificates, in respect of
                  interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                        (B) to the Class CCA Certificates, (I) in reduction of
                  the Certificate Balance thereof, an amount up to (x) any principal prepayments allocated to the Carlton Court Apartments Non-Pooled Portion for such Distribution Date; and
                  (y) the portion of all principal due (including the Balloon Payment, if then due) on the Carlton Court Apartments Loan that is allocated to the Carlton Court Apartments Non-Pooled Portion; and (II) after an event of default on the Carlton Court Apartments Loan, or if the Carlton Court Apartments Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated the Carlton Court Apartments Non-Pooled Portion, in any case until such Certificate Balance has been reduced to zero; and

                        (C) to the Class CCA Certificates, until any prior
                  Carlton Court Apartments Collateral Support Deficits previously allocated to the Class CCA Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lix) to make distributions to the Holders of the Class R Certificates in respect of the Upper-Tier REMIC residual interest of any portion of the Available Distribution Amount for such Distribution Date, remaining after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

      Any distributions of interest made with respect to the Class A-X Certificates on any Distribution Date pursuant to clause (i) of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Optimal Interest Distribution Amounts of such Components for such Distribution Date.

      All distributions made in respect of each Class of Sequential Pay Certificates and the Class CCA Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding Uncertificated Lower-Tier Interest for such Class of Certificates; all distributions made with respect to the Class A-X Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) and allocable to any particular Component of such Class of Interest-Only Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Corresponding Uncertificated Lower-Tier Interest for such Component; and all distributions made with respect to the Class A-Y Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-Y Lower-Tier Interest. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on an Uncertificated Lower-Tier Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(a)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to the Upper-Tier REMIC in respect of such Uncertificated Lower-Tier Interest.

      (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Yield Maintenance Charges actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Yield Maintenance Charge as follows:

            (i) a portion of such Yield Maintenance Charge shall be distributed to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, respectively, in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution Date, and whose denominator is the Principal Distribution Amount for such Distribution Date, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates and (C) the entire amount of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom); and

            (ii) the entire remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-X Certificates;

provided, however, that, if the subject Yield Maintenance Charge was collected in respect of a Specially Designated Co-op Loan or any successor REO Loan with respect thereto, then such Yield Maintenance Charge shall be distributed as follows (on a pro rata basis): (i) the amount distributable in accordance with clauses (i) and (ii) of this sentence shall equal the amount of the Yield Maintenance Charge that would have been payable with respect to such Co-op Loan or any successor REO Loan with respect thereto if the related Mortgage Rate was equal to the related Net Mortgage Rate minus 0.10% per annum and without regard to any Yield Maintenance Minimum Amount and (ii) the remaining portion of such Yield Maintenance Charge that would have been payable with respect to such Co-op Loan or any successor REO Loan with respect thereto shall be distributed to the Holders of the Class A-Y Certificates, in each such case net of a proportionate share of any Liquidation Fee payable from such Yield Maintenance Charge.

      Any Yield Maintenance Charge in connection with a prepayment of the Carlton Court Apartments Loan will be paid to the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion).

      On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Static Prepayment Premiums actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Static Prepayment Premium as follows:

            (i) a portion of such Static Prepayment Premium shall be distributed to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution Date, and whose denominator is the Principal Distribution Amount for such Distribution Date, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates and (C) the entire amount of such Static Prepayment Premium (exclusive of any Liquidation Fee payable therefrom); and

            (ii) the entire remaining portion of such Static Prepayment Premium (exclusive of any Liquidation Fee payable therefrom) shall be distributed to the Class A-X Certificates;

provided, however, that, if such Static Prepayment Premium was collected with respect to a Specially Designated Co-op Loan or any successor REO Loan with respect thereto, then only 50% of such Static Prepayment Premium actually collected shall be distributable pursuant to clauses (i) and (ii) of this sentence, and the other 50% of such Static Prepayment Premium shall be distributed to the Holders of the Class A-Y Certificates, in each case net of a proportionate share of any Liquidation Fee payable from such Static Prepayment Premium.

      Any distributions of additional interest, in the form of Static Prepayment Premiums and Yield Maintenance Charges, made with respect to the Class A-X Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(a) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

      All distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates or the Class CCA Certificates shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding Uncertificated Lower-Tier Interest; all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of the Class A-X Certificates and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Component's Corresponding Uncertificated Lower-Tier Interest; and all distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made on any Distribution Date in respect of the Class A-Y Certificates shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Class LA-Y Lower-Tier Interest.

      (c) On any applicable Distribution Date, any Excess Interest collected during the related Due Period shall be distributed from the Excess Interest Distribution Account to the Holders of the Class V Certificates.

      (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions on or prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

      Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicers, the Special Servicers, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

      (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, 30 days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

      Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

      (f) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Sequential Pay Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Sequential Pay Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(e) as if such Holder had failed to surrender its Certificates.

      (g) All payments made on the Carlton Court Apartments Loan or subsequently acquired REO Property, other than amounts distributable in respect of the Carlton Court Apartments Loan REMIC Residual Interest pursuant to Section 3.33(a)(xi), shall be deemed to be distributed from the Carlton Court Apartments Loan REMIC to the Lower-Tier REMIC before distributions are deemed made to the holders of the Uncertificated Lower-Tier Interests pursuant to Sections 4.01(a) or 4.01(b), and shall be treated as principal, interest, Prepayment Premium or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to the Carlton Court Apartments Loan (or related REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of the Carlton Court Apartments Loan shall reduce the Loan REMIC Balances of the Carlton Court Apartments Loan REMIC Regular Interests; provided, that payments of principal in reduction of the Stated Principal Balance of the Carlton Court Apartments Loan shall be applied to reduce the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion, and consequently the Carlton Court Apartments Loan REMIC Regular Interest A and Carlton Court Apartments Loan REMIC Regular Interest B, as specified in Section 3.33(a). Any payments on or with respect to the Carlton Court Apartments Loan in excess of the principal, interest, Prepayment Premium or Yield Maintenance Charges distributable on the Carlton Court Apartments Loan REMIC Regular Interests shall be distributable to the Class R Certificates in respect of the Carlton Court Apartments Loan REMIC Residual Interest as provided in Section 3.33(a). Servicing Fees, Primary Servicing Fees, Trustee Fees and all other servicing compensation with respect to the Carlton Court Apartments Loan shall be deemed to be paid by the Carlton Court Apartments Loan REMIC.

      Section 4.02 Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others. (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicers, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of and containing the information set forth in, Exhibit E hereto (the "Statement to Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Statement to Certificateholders that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to Certificateholders is filed with the Commission.

      On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

      The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by a Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by such Master Servicer, such Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

      The Trustee shall make available each month, to the general public, the related Statement to Certificateholders via its internet website initially located at "www.ctslink.com". In addition, the Trustee shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that the Initial Purchaser has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Master Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

      The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

      In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

      The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

      Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to Exhibit E hereto and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

      (b) No less often than on a monthly basis, each Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible. Each Master Servicer and Special Servicer shall condition such disclosure upon the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.

      No Master Servicer or Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from such Master Servicer or Special Servicer under this Agreement.

      (c) No Master Servicer or Special Servicer shall be required to conduct research or obtain information that is not available to such Master Servicer or Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, no Master Servicer or Special Servicer shall be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as a Master Servicer or Special Servicer, as applicable, (iii) answer questions that would, in such Master Servicer's or Special Servicer's sole discretion, require such Master Servicer or Special Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this Section 4.02(c) (it being understood that each Master Servicer and Special Servicer may limit its responses to factual matters). Provision of information pursuant to this Section 4.02(c) by a Master Servicer or Special Servicer shall be subject to Sections 3.26(i) and 3.26(k).

      Section 4.03 P&I Advances. (a) On or before 2:30 p.m. New York City time on each Master Servicer Remittance Date, each Master Servicer shall (i) remit to the Trustee for deposit into the Distribution Account (or the Carlton Court Apartments Loan REMIC Distribution Account in the case of the Carlton Court Apartments Loan) from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in such Master Servicer's Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by such Master Servicer. Any amounts held in any Master Servicer's Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in such Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). To the extent that a Master Servicer fails to make a P&I Advance required to be made by such Master Servicer hereunder on the Distribution Date (other than a P&I Advance that such Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Pool, it shall deposit the amount thereof in the Distribution Account (or the Carlton Court Apartments Loan REMIC Distribution Account, as applicable) on or before 11:00 a.m. New York City time on the related Distribution Date.

      (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by a Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) with respect to the Loans as to which such Master Servicer is the applicable Master Servicer, all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees, Broker Strip Interest and Workout Fees, if any), other than Balloon Payments, that were due on such Loans during any related Due Period and delinquent as of the close of business on the Determination Date preceding the related Master Servicer Remittance Date; and (ii) with respect to each Loan as to which such Master Servicer is the applicable Master Servicer and as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period, and also with respect to each successor REO Loan with respect to a Loan as to which such Master Servicer was the applicable Master Servicer, any uncollected portion of the Assumed Scheduled Payment (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any) deemed due thereon during the related Due Period. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) and (e) below, the obligation of each Master Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed. None of the Master Servicers or the Trustee shall be required or permitted to make P&I Advances as to any Junior Loan.

      (c) Notwithstanding anything herein to the contrary, neither a Master Servicer nor the Trustee shall be required to make a P&I Advance, if such Master Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the applicable Master Servicer. No Special Servicer shall be required to make P&I Advances under this Agreement. On each Determination Date, the applicable Special Servicer shall report to the applicable Master Servicer such Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. A Master Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination.

      (d) In connection with the recovery of any P&I Advance out of any Collection Account pursuant to Section 3.05(a), or out of the Distribution Account pursuant to Section 3.05(b), the Master Servicer or other party (which may include the Trustee) that made such P&I Advance shall be entitled to receive, out of any amounts then on deposit in such Collection Account or Distribution Account (subject to any limitations pursuant to Section 1.05 and/or
Section 3.05), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided that such interest shall not accrue on any P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. Subject to
Section 3.19(e), a Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance made in respect of any Loan for which such Master Servicer is the applicable Master Servicer (or in respect of any successor REO Loan with respect thereto), as soon as practicably possible after funds available for such purpose are deposited in such Master Servicer's Collection Account. In no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

      (e) Notwithstanding the foregoing, (i) neither a Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Junior Loan or an advance for Penalty Charges, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan or REO Loan in the Mortgage Pool that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the applicable Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, net of the Appraisal Reduction Amount (or, in the case of an A Loan or any successor REO Loan with respect thereto, the portion of the Appraisal Reduction Amount in respect of the subject Loan Combination allocable to such A Loan or REO Loan, as the case may be), and the denominator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment granted or agreed to by the applicable Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the applicable Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon.

      Section 4.04 Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments and other collections of principal on the Mortgage Pool that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a) and/or Section 3.05(b), other than payments and other collections of principal used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans and REO Loans as to which a Final Recovery Determination has been made) of the Mortgage Pool (excluding the Carlton Court Apartments Non-Pooled Portion) expected to be outstanding immediately following such Distribution Date is less than (ii) then aggregate Certificate Principal Balance of the Sequential Pay Certificates (other than the Class CCA Certificates) after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Sequential Pay Certificates (other than the Class CCA Certificates) shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Sequential Pay Certificates in respect of which any such reimbursement is made.

      (b) On each Distribution Date, the Class Principal Balances of the Sequential Pay Certificates (other than the Class CCA Certificates) will be reduced without distribution to the extent of the portion of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Classes of Sequential Pay Certificates as follows: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates; sixth, to the Class M Certificates; seventh, to the Class L Certificates; eighth, to the Class K Certificates; ninth, to the Class J Certificates; tenth, to the Class H Certificates; eleventh, to the Class G Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class A-J Certificates; and eighteenth, to the Class A-M Certificates, in each case, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata (based upon the Class Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

      (c) If, on any Distribution Date, any portion of a Collateral Support Deficit is allocated to any particular Class of Sequential Pay Certificates, then such portion of such Collateral Support Deficit shall, on such Distribution Date, also be deemed allocated to such Class' Corresponding Uncertificated Lower-Tier Interest(s), in reduction of the related Lower-Tier Principal Amount.

      (d) On each Distribution Date, immediately following the distribution to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the Stated Principal Balance of the Carlton Court Apartments Loan (or any related REO Mortgage Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the sum of the Stated Principal Balance of the Carlton Court Apartments Pooled Portion and the Certificate Balance of the Class CCA Certificates, respectively, after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Carlton Court Apartments Collateral Support Deficit"). Following each Servicer Remittance Date, the Carlton Court Apartments Collateral Support Deficit will be allocated as follows: first, to the Class CCA Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; and then, to the Carlton Court Apartments Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero. Any allocation of Carlton Court Apartments Collateral Support Deficits to any class of the Class CCA Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any allocation of Carlton Court Apartments Collateral Support Deficit to the Carlton Court Apartments Pooled Portion shall be made by reducing the Stated Principal Balance thereof by the amount so allocated, and shall reduce the Loan REMIC Balance of the Carlton Court Apartments Loan REMIC Regular Interest A. Any Carlton Court Apartments Collateral Support Deficit allocated to Class CCA Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Any Carlton Court Apartments Collateral Support Deficit allocated to the Class CCA Certificates with respect to a Distribution Date shall reduce the Lower-Tier Principal Amount of the Class LCCA Uncertificated Interests as a write off, as applicable, and shall reduce the Loan REMIC Balance of the Carlton Court Apartments Loan REMIC Regular Interest B. The allocation of Carlton Court Apartments Collateral Support Deficits shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund with respect to the Carlton Court Apartments Loan. Any Carlton Court Apartments Collateral Support Deficit allocated to the Carlton Court Apartments Pooled Portion shall be treated as a loss on the related loan consisting of the Carlton Court Apartments Pooled Portion and will result in a Collateral Support Deficit. Reimbursement of previously allocated Carlton Court Apartments Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class CCA Certificates, the Lower-Tier Principal Amount of the related Uncertificated Lower-Tier Interests or the Stated Principal Balance of the Carlton Court Apartments Pooled Portion or the Carlton Court Apartments Non-Pooled Portion (or Loan REMIC Balances of the Carlton Court Apartments Loan REMIC Regular Interest).

      Section 4.05 Allocations of Uncovered Prepayment Interest Shortfall Amounts. (a) The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any particular Class of Regular Certificates (other than the Class CCA Certificates and the Class A-Y Certificates) shall equal the product of:

            (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof allocable to the Class A-Y Certificates in accordance with the next paragraph), multiplied by

            (ii) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the subject Class of Regular Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates (other than the Class A-Y Certificates) for such Distribution Date.

      The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-Y Certificates shall equal the sum of the products obtained by multiplying, in the case of each Specially Designated Co-op Loan that was the subject of a Prepayment Interest Shortfall incurred during the related Due Period:

            (iii) the total amount of such Uncovered Prepayment Interest Shortfall Amount attributable to such Specially Designated Co-op Loan (after reduction for any Compensating Interest or Prepayment Interest Excess remitted by Master Servicer No. 3 to offset Prepayment Interest Shortfalls incurred during the related Collection Period), multiplied by

            (iv) a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Rate for such Specially Designated Co-op Loan.

      No portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is attributable to a Loan that is not a Specially Designated Co-op Loan shall be allocable to or reduce interest distributions on the Class A-Y Certificates.

      Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-X Certificates shall, in turn, be deemed allocated to the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Accrued Component Interest Amounts of such Components for such Distribution Date.

      (b) Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest; any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Component of the Class A-X Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest for such Component; and any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-Y Certificates shall be deemed to have first been allocated to the Class LA-Y Lower-Tier Interest.

      (c) Uncovered Prepayment Interest Shortfalls on the Carlton Court Apartments Loan shall be applied pro rata to the Carlton Court Apartments Pooled Portion and Carlton Court Apartments Non-Pooled Portion, based on their respective accrued interest amounts.

      Section 4.06 Reserved.

      Section 4.07 Grantor Trust Reporting. The parties intend that the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account and the Broker Strip Interests and related amounts in the Collection Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. Accordingly, the Trustee agrees not to vary the investment of the Class V Certificateholders or the Broker Strip Payees in the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders and each Broker Strip Payee information returns with respect to income relating to their share of Excess Interest or the related Broker Strip Interest, as applicable, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                   ARTICLE V

                                THE CERTIFICATES

      Section 5.01 The Certificates. (a) The Certificates shall consist of 23 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X," "A-Y," "A-1," "A-1-A," "A-2," "A-3," "A-AB," "A-4," "A-M,"
"A-J," "B," "C," "D," "E," "F," "G," "H," "J," "K," "L," "M," "N," "O," "P,"
"R," "CCA," and "V," respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

      (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates (other than the Class A-Y Certificates) initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Class A-Y Certificates shall be initially issued as Definitive Certificates. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest-Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 (or, in the case of the Interest-Only Certificates, $100,000) and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

      (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      Section 5.02 Registration of Transfer and Exchange of Certificates. (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicers shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

      If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

      (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

      If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, either Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

      If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

      Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

      Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a similar violation of Similar Law).

      Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R or Class V Certificate, a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, any Master Servicer, either Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R or Class V Certificate, a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

      Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R or Class V Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any applicable Master Servicer, either Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) or, in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R or Class V Certificate, a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

      Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

      (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership
                  Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

            (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this
      Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
                  a Class R Certificate in violation of the restrictions in this
                  Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the sole class of residual interests in each Trust REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                        (A) written confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Certificate; and

                        (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not
                  (1) cause either Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

      (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

      (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

      (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

      (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax, expense or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

      (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request, an updated copy of the Certificate Register.

      Section 5.03 Book-Entry Certificates. (a) The Regular Certificates (exclusive of the Class A-Y Certificates) shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in
Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

      (b) Except as expressly provided to the contrary herein, the Depositor, each Master Servicer, each Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

      (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, any Master Servicer, either Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

      Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.05 Persons Deemed Owners.

      Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, any Master Servicer, either Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

      Section 5.06 Certification by Certificateholders and Certificate Owners.
(a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

      (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

      (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS

      Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicers. The Depositor, the Master Servicers and the Special Servicers shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer herein.

      Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicers. (a) Subject to subsection (b) below, the Depositor, each Master Servicer and each Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the enforceability of the Loans and to perform its respective duties under this Agreement.

      (b) The Depositor, each Master Servicer and each Special Servicer may each be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, such Master Servicer or such Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, such Master Servicer or such Special Servicer, shall be the successor of the Depositor, such Master Servicer or such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3, Special Servicer No. 1 or Special Servicer No. 2, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency, obtained at the expense of the Person resulting from such merger or consolidation or succeeding to such business). Notwithstanding the foregoing, prior to the date upon which the Trust's Exchange Act reporting obligation is suspended by the filing of the Form 15 Suspension Notification as contemplated by Section 11.10, no Master Servicer or Special Servicer may remain the Master Servicer or Special Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party in the case of Master Servicer No. 2 or Master Servicer No. 3, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party in the case of Master Servicer No. 2 or Master Servicer No. 3, except to the extent (i) such Master Servicer or Special Servicer is the surviving entity (which may include any direct or indirect subsidiary of such Master Servicer or Special Servicer, or in the case of Master Servicer No. 2 may include any direct or indirect subsidiary of KeyCorp) of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld. The Depositor hereby consents to the transaction described in the Prospectus Supplement where General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. would sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc.

      Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicers, the Special Servicers and Others. (a) None of the Depositor, the Trustee, any Master Servicer, either Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holder of any Junior Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any of the Depositor, the Trustee, any Master Servicer and/or either Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, each Master Servicer, each Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, any Master Servicer or either Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

      The Depositor, each Master Servicer, each Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Junior Loan Holder(s), out of amounts on deposit in a Collection Account, the Distribution Account or, if applicable or a Junior Loan Custodial Account, all as provided in Section 3.04 and Section 3.05, against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Junior Loan or the Certificates (including the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; and provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by a Master Servicer or Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(iii).

      (b) None of the Depositor, the Trustee, any Master Servicer or either Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, any Master Servicer, either Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, such Master Servicer, such Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts on deposit in a Collection Account, the Distribution Account or, if applicable, a Junior Loan Custodial Account, all as provided in Section 3.04 and Section 3.05.

      (c) Each Master Servicer and Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Each Master Servicer and Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

      The Trustee shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party hereunder.

            The Depositor shall immediately notify the Trustee, the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Depositor to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

      The Depositor agrees to indemnify each Master Servicer, each Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

      The Trustee agrees to indemnify each Master Servicer, each Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

      Section 6.04 Master Servicers and Special Servicers Not to Resign. Subject to the provisions of Section 6.02, no Master Servicer or Special Servicer shall resign from its obligations and duties hereunder except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor to the resigning Master Servicer or Special Servicer, as applicable, and, at the expense of the resigning Master Servicer or Special Servicer, as applicable, receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of a Master Servicer or Special Servicer pursuant to above clause (a) of the preceding sentence shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by a Master Servicer or Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed the resigning Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. This section shall not apply to any "deemed resignation" imposed under any other section of this Agreement except to the extent expressly set forth in that other section.

      Section 6.05 Rights of the Depositor in Respect of the Master Servicers and the Special Servicers. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or Special Servicer hereunder or exercise the rights of a Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that any such Master Servicer or Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or Special Servicer and is not obligated to supervise the performance of the Master Servicers or the Special Servicers under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

      Section 7.01 Events of Default; Master Servicer and Special Servicer Termination.

      (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by a Master Servicer to (A) deposit into a Collection Account, a Junior Loan Custodial Account, a Servicing Account, a Cash Collateral Account or a Lock-Box Account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or
      (B) deposit into, or remit to the Trustee for deposit into, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account or the Distribution Account, as applicable, any amount (including a P&I Advance or a payment to cover a Prepayment Interest Shortfall) required to be so deposited or remitted by it on any Master Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York City time on the related Distribution Date (and such Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master Servicer Remittance Date to but excluding the subject Distribution Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property); or

            (ii) any failure by a Special Servicer to deposit into, or to remit to the applicable Master Servicer for deposit into, a Collection Account, a Junior Loan Custodial Account, a Servicing Account or an REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted by such Special Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, provided, however, that if a Special Servicer fails to make any deposit or remittance so required to be made by such Special Servicer, and the applicable Master Servicer is required to make an Advance for such amount, such Special Servicer shall pay to the applicable Master Servicer for deposit into the applicable Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

            (iii) any failure on the part of a Master Servicer or Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Junior Loan Holder, as applicable, or to such Master Servicer or Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that, with respect to any such failure which is not curable within such 30-day period or 15 day period, as applicable, such Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15 day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

            (iv) any breach on the part of a Master Servicer or a Special Servicer of any representation or warranty contained in Section 3.23 or
      Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Junior Loan Holder, as applicable, or to such Master Servicer or Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or a Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, such Master Servicer or Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

            (vi) a Master Servicer or Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or Special Servicer or relating to all or substantially all of its property; or

            (vii) a Master Servicer or Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days, provided that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under Section 7.02 of this Agreement; or

            (ix) a servicing officer of the Master Servicer or the Special Servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C1 certificates, or (b) placed any class of series 2006-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action, provided that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under Section 7.02 of this Agreement.

      If any Event of Default shall have occurred with respect to a Master Servicer or a Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected Junior Loan Holder.

      (b) If any Event of Default with respect to a Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan Combination, each related Junior Loan Holder, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the Junior Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of any and all compensation, indemnities and reimbursements accrued by or owing to it on or prior to the date of such termination, as well as such similar amounts due to it thereafter, if any, including (subject to reduction in accordance with Section 3.11(a)) with respect to the related Excess Servicing Strip and Assignable Primary Servicing Fees (in the case of a Master Servicer), as provided for under this Agreement for services rendered and expenses incurred.

      From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans, the Junior Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and the Junior Loans and related documents, or otherwise.

      Each Master Servicer and each Special Servicer agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume such Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall reasonably cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Collection Account or any Junior Loan Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account or by such Special Servicer to the applicable REO Account, as the case may be, or thereafter be received with respect to any Loan, any Junior Loan or any REO Property (provided, however, that such Master Servicer or Special Servicer, as the case may be, shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a terminated Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its Affiliates, directors, partners, members, managers, shareholders, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

      (c) The Holder or Holders of Certificates more than 50% of the Class Principal Balance of the Controlling Class shall, subject to the provisions of the following paragraph, be entitled to terminate the rights and obligations of either Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Master Servicers, the Special Servicers and the Trustee, and to appoint a successor Special Servicer; provided, however, that
(i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies (such writing to be obtained by and at the expense of such Holders), the proposed replacement of a Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit R, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder. Such terminated Special Servicer shall take all reasonable actions necessary to promptly transfer its rights and obligations hereunder to its successor.

      No penalty or fee shall be payable to a Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Persons who effected such termination, if the termination was without cause, and otherwise by the terminated Special Servicer.

      If the Controlling Class Certificates are held in book-entry form, then the related Certificate Owners with beneficial interests in Controlling Class Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, may exercise the same rights set forth above in this Section 7.01(c) to which they would otherwise be entitled if they were Certificateholders.

      (d) Reserved.

      Section 7.02 Trustee to Act; Appointment of Successor. On and after the time a Master Servicer or Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to such Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as a Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of such Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

      The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as a Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as a Special Servicer. The Trustee in its capacity as successor to a Master Servicer or Special Servicer shall not be liable for any of the representations and warranties of such Master Servicer or Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as the case may be, or for any losses incurred by the predecessor Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

      As compensation therefor, the Trustee as a successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Loans, Junior Loans and REO Loans to which the predecessor Master Servicer would have been entitled to if such Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained thereby pursuant to Section 3.06), and as successor to a Special Servicer shall be entitled to the Special Servicing Fees to which the predecessor Special Servicer would have been entitled if such Special Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to Section 3.11(a)) be entitled to receive any Excess Servicing Strip or Assignable Primary Servicing Fees. If the Trustee succeeds to the capacity of a Master Servicer or Special Servicer hereunder, the Trustee shall be afforded the same standard of care and liability hereunder as such Master Servicer or Special Servicer, as the case may be, notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as a successor Master Servicer or successor Special Servicer as the case may be, and not with respect to its role as Trustee hereunder.

      Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to a Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor hereunder to the departing Master Servicer or Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer, as the case may be, hereunder. No appointment of a successor to a Master Servicer or Special Servicer under this Section 7.02 shall be effective until (i) each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and
(ii) the assumption in writing by the successor to such Master Servicer or Special Servicer, as the case may be, of all the responsibilities, duties and liabilities as a Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending the appointment of a successor to a Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.

      In connection with such appointment and assumption of a successor to a Master Servicer or Special Servicer as described herein, subject to Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicers, the Special Servicers and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

      Section 7.03 Notification to Certificateholders. (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special Servicer pursuant to Section 7.01 or any appointment of a successor to a Master Servicer or Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any.

      (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii) a Responsible Officer of the Trustee shall transmit by mail to the Depositor, all Certificateholders and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, each affected Junior Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

      Section 7.04 Waiver of Events of Default. The Holders of Certificates representing at least 66(2)/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

      Section 7.05 Trustee Advances. If a Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure (a failure only occurring after the Master Servicer's cure period under Section 7.01(a)(i)(C) has expired) by such Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, such Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and a Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the applicable Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

      Section 8.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or either Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as a successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of any Master Servicer or either Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

      Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity to its satisfaction from such Holders against such cost, expense or liability as a condition to taking any such action; The reasonable expense of every such reasonable examination shall be paid by the applicable Master Servicer or, if paid by the Trustee, shall be repaid by the applicable Master Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder; provided, further, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of the any Master Servicer, either Special Servicer or the Directing Certificateholder (unless the Trustee is acting as a Master Servicer, a Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

      Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans. The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04 and 10.07 and the representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, the applicable Master Servicer or the applicable Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the Depositor, any Master Servicer or either Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or either Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

      Section 8.04 Trustee May Own Certificates. The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, any Master Servicer, either Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

      Section 8.05 Fees and Expenses of Trustee; Reimbursements and Other Payments to Trustee. (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan and REO Loan in the Mortgage Pool, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. With respect to each Loan and REO Loan in the Mortgage Pool, the Trustee Fee shall accrue from time to time on the same interest accrual basis (i.e., either an Actual/360 Basis or a 30/360 Basis, as applicable) as is applicable to such Loan or REO Loan, as the case may be. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

      (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses. Notwithstanding the foregoing, this Section 8.05(b) shall not apply to the reimbursement of Advances or the payment of interest thereof, it being acknowledged that such reimbursement and/or payment is otherwise expressly provided for herein.

      Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, any Master Servicer or either Special Servicer (except during any period when the Trustee is acting as, or has become successor to, a Master Servicer or Special Servicer, as the case may be, pursuant to
Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

      If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or
(iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

      Section 8.07 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicers and all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicers, in their reasonable discretion, and the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the Junior Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or any of the Master Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicers and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the Junior Loan Holders by the Depositor.

      (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to Master Servicer No. 1, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicers and the remaining Master Servicers and Certificateholders by Master Servicer No. 1. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

      Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

      Section 8.08 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the Special Servicers and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

      (b) No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee is or shall be eligible under the provisions of Section 8.06 and is not a Prohibited Party.

      (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, Master Servicer No. 1 shall mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicers, the remaining Master Servicers and the Certificateholders. Each Master Servicer shall mail a copy of such notice to each holder of a Junior Loan as to which such Master Servicer is the applicable Master Servicer. If any Master Servicers shall fail to so mail such notice or a copy thereof, as applicable, within 10 days (or, in the case of a mailing to a Junior Loan Holder, 20 days) after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the defaulting Master Servicer.

      Section 8.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto), anything herein to the contrary notwithstanding.

      Section 8.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as Master Servicers and the Trustee may consider necessary or desirable. If a Master Servicer shall not have joined in such appointment within 15 days after the receipt by it or them, as applicable, of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee (together with the joining Master Servicer(s) or, if none of the Master Servicers have so joined, alone) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

      Section 8.11 Appointment of Custodians. The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that the Trustee shall inform the Master Servicers of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

      Section 8.12 Access to Certain Information. (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

      The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder, Certificate Owner or prospective purchaser of a Certificate or any interest therein, the Depositor, the Master Servicers, the Special Servicers, the Directing Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan Combination, the related Junior Loan Holder(s), or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.12, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.14, (E) any and all modifications, waivers and amendments of the terms of a Loan or Junior Loan entered into by a Master Servicer or a Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (F) any and all Officer's Certificates delivered to the Trustee to support a Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (G) any and all of the Loan Documents contained in the Mortgage File,
(H) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Loans, and (I) any and all Sub-Servicing Agreements provided to the Trustee and any amendments thereto and modifications thereof.

      Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

      (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), each of the Master Servicers and the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed) also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Loan Combination, the related Junior Loan Holder(s), as well as certain additional information received by any Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificateholder, a Certificate Owner, the Underwriters, the Initial Purchaser or, with respect to any Loan Combination, a related Junior Loan Holder, that requests such reports or information; provided that the applicable Master Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Loan Combination.

      (c) With respect to any information furnished by the Trustee or any Master Servicer pursuant to this Agreement, the Trustee or such Master Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or such Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the applicable Master Servicer, as applicable, shall notify Certificateholders, Certificate Owners and, with respect to any Loan Combination, the related Companion Loan Holder(s) and/or Junior Loan Holder(s), as applicable, of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this
Section 8.12, the Trustee or the applicable Master Servicer, as the case may be, may require: (i) in the case of Certificateholders and Certificate Owners and the Directing Certificateholder, a confirmation executed by the requesting Person substantially in the form of Exhibit S attached hereto or otherwise in form and substance reasonably acceptable to such Master Servicer or the Trustee, as applicable, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person substantially in the form of Exhibit S attached hereto or otherwise in form and substance reasonably acceptable to the Trustee or the applicable Master Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. None of the Master Servicers or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

      Section 8.13 Representations, Warranties and Covenants of the Trustee. (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicers and the Special Servicers and for the benefit of the Certificateholders and the Junior Loan Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                                   TERMINATION

      Section 9.01 Termination Upon Repurchase or Liquidation of All Loans. (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicers and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase (in the manner provided for in Section 9.01(b)) by the Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3, or Special Servicer No. 1 of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the applicable Master Servicer(s), the applicable Special Servicer(s) and the Trustee), minus (B) if the purchaser is a Master Servicer or Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or Special Servicer, as the case may be, in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of subsection (c), (iii) the Distribution Date in October 2039 and (iv) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

      (b) The Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3 and Special Servicer No. 1, in that order of preference at its (or their) option, may each elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a), by giving written notice to the Trustee and the other parties hereto (and NCB, FSB if it is not then a Master Servicer) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if any of the Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2, Master Servicer No. 3 (if not then NCB, FSB) or Special Servicer No. 1 makes such an election, then NCB, FSB will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Group C Loans and each related REO Property remaining in the Trust Fund, and the electing party will then have the option to purchase all of the other Loans and other REO Properties remaining in the Trust Fund. It is agreed that NCB, FSB (if it is not then a Master Servicer at the time of the anticipated purchase) is a third-party beneficiary of the provisions of this paragraph.

      If all of the Loans and each REO Property remaining in the Trust Fund are to be purchased in accordance with the preceding paragraph, the party or parties effecting such purchase shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the respective Collection Accounts and (ii) any respective portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicers shall remit to the Trustee for deposit in the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from their respective Collection Accounts pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in their respective Collection Accounts that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, the Mortgage Files for the remaining Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement(s).

      (c) Following the date on which the aggregate of the Class Principal Balances of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates are reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of
Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Master Servicer Remittance Date related to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the respective Collection Accounts an aggregate amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicers, the Special Servicers and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Accounts, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Accounts. In connection therewith, the holders of the Class CCA Certificates shall simultaneously surrender such certificates in exchange for a junior participation or junior note in the Carlton Court Apartments Loan which is substantially similar in all material respects to the Class CCA Certificates, provided that after the termination there will no longer be any advances made on such participation or note. In addition, the Master Servicers shall remit to the Trustee for deposit into the Distribution Account all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from their respective Collection Accounts pursuant to Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class V and Class R Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from each Master Servicer as to the Loans for which it is the applicable Master Servicer and any related REO Properties, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC (other than the Carlton Court Apartments Loan REMIC Regular Interests) and the Carlton Court Apartments Pooled Portion from the Carlton Court Apartments Loan REMIC and the holders of the Class CCA Certificates shall be deemed to have purchased the Carlton Court Apartments Non-Pooled Portion from the Carlton Court Apartments Loan REMIC for an amount equal to the remaining aggregate Certificate Principal Balance of its respective Certificates (other than the Class V and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

      For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

      In connection with any exchange of Certificates for Loans and/or REO Properties contemplated by this Section 9.01(c) and a corresponding termination of the Trust Fund, the Holders of the Class V and Class R Certificates shall likewise surrender their Certificates.

      (d) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Junior Loan Holders and each Rating Agency and, if not previously notified pursuant to this
Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

      (e) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b) and 4.01(g). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(e). Upon any termination pursuant to this Section 9.01, any Excess Liquidation Proceeds remaining in the Excess Liquidation Proceeds Reserve Account shall be distributed to the holders of the Class R Certificates.

      Section 9.02 Additional Termination Requirements. (a) If any one or more of the Persons specified in Section 9.01 purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Trust REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of the Carlton Court Apartments Loan REMIC and the Lower-Tier REMIC (other than the Carlton Court Apartments Loan REMIC Regular Interests, which shall be liquidated), which shall be liquidated to Person(s) purchasing all of the Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01 for cash or
      (B) distribute all such assets to the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

            (iii) immediately following the making of the final payment on the Carlton Court Apartments Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Regular Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class R Certificates any amounts remaining in the Trust REMICs, and each Trust REMIC shall terminate at that time.

      (b) Notwithstanding the foregoing, the Carlton Court Apartments Loan REMIC shall be liquidated upon a repurchase of the Carlton Court Apartments Loan, respectively, from the Trust Fund as a result of a repurchase upon a breach of a representation or warranty with respect to the Carlton Court Apartments Loan set forth in the Mortgage Loan Purchase Agreement, and the date of such repurchase shall be specified in the Carlton Court Apartment Loan REMIC's final federal income tax return as the date of adoption of a plan of complete liquidation of such REMIC.

      (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      Section 10.01 Amendment. (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Junior Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, each Master Servicer and each Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust REMIC or the Grantor Trust portion of the Trust Fund at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or the portion of the Trust Fund that constitutes the Grantor Trust,
(vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), (vii) to avoid the downgrading, withdrawal or qualification of then-current rating assigned by a Rating Agency to any Class of Certificates, or (viii) to allow any Mortgage Loan Seller and its Affiliates to obtain accounting "sale" treatment for the Loans sold by such Mortgage Loan Seller to the Depositor under FAS 140; provided that no such amendment may significantly change the activities of the Trust in a manner that would adversely affect the Trust's status as a "qualifying special purpose entity" for purposes of FAS 140; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv), (vii) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Junior Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect or, alternatively, in the case of any particular Certificateholder, Junior Loan Holder or third-party beneficiary, an acknowledgment to that effect from such Person or, alternatively, in the case of a Class of Certificates rated by either or both of the Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to such Class of Certificates; and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates.

      (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Junior Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Junior Loan Holder,
(iii) modify the provisions of this Section 10.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding and the consent of all the holders of Junior Loans, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66(2)/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement (except as contemplated by clause (iv) of the prior sentence), for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

      (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicers and the Special Servicers shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or adversely affecting the remaining portion of the Trust Fund as a Grantor Trust or result in a tax on such Grantor Trust.

      (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, Junior Loan Holder and Rating Agency.

      (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 10.01 that affects its rights, duties and immunities under this Agreement or otherwise.

      (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Distribution Account.

      (h) Notwithstanding anything to the contrary contained in this Section 10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the Junior Loan Holders without first obtaining the written consent of those parties. The applicable Master Servicer may obtain, and each of the Master Servicers may rely upon, an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Junior Loan Holders.

      Section 10.02 Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Master Servicer No. 1 at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a Junior Loan Holder, by such Junior Loan Holder, as the case may be) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Junior Loan Holders.

      (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of a Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

      It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 10.04 Governing Law. This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of
Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

      Section 10.05 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, telecopy number.:
(917) 326-8433; (ii) in the case of the Underwriters and the Initial Purchaser,
(A) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, telecopy number: (917) 326-8433, (B) GMAC Commercial Holding Capital Markets Corp. 200 Witmer Road, Horsham, Pennsylvania 19044-8015, Attention: David M. Lazarus, telecopy number: (215) 328-1775, (C) McDonald Investments, Inc., 127 Public Square, Cleveland, Ohio 44114, Attention:
Joe Chinnici, telecopy number: (216) 689-4233, (D) Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255,
Attention: Stephen Hogue, telecopy No.: (704) 386-1094, with a copy to Paul Kurzeja, Esq., Legal Department, telecopy No.: (704) 409-0267; (iii) in the case of Master Servicer No. 1, GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, Pennsylvania, 19044, telecopy number: (215) 328-3478, Attention:
Managing Director, Commercial Servicing Operations; (iv) in the case of Master Servicer No. 2, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 204-2290,
Attention: Bryan Nitcher with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681 and with a copy a to Kraig Kohring, Polsinelli Shalton Welte Suelthaus P.C., 700
W. 47th Street, Suite 1000, Kansas City, Missouri 64112, telecopy: (816) 753-1536, (v) in the case of Master Servicer No. 3, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (vi) in the case of Special Servicer No. 1, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, CA 94104, Attention: Henry Bieber, telecopy number: (415) 391-2949; (vii) in the case of Special Servicer No. 2, National Consumer Cooperative Bank, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (viii) in the case of the Trustee and Certificate Registrar, Wells Fargo Bank, N.A., to the Corporate Trust Office, telecopy number: (410) 715-2380; (ix) in the case of the Rating Agencies, (A) Fitch, Inc., One State Street Plaza, 31st Floor, New York, NY, Attention: Commercial Mortgage Surveillance, telecopy number: (212) 635-0295; and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number:
(212) 438-2662; (ix) in the case of any Mortgage Loan Seller, the address and telecopy number for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and (x) in the case of the initial Directing Certificateholder, Hyperion Brookfield Asset Management, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-1010,
Attention: Julie Madnick, telecopy number: (212) 549-8304; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 10.07 Grant of a Security Interest. The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts with respect to the Loans held from time to time in the Collection Accounts, the Distribution Account, the Carlton Court Apartments Loan REMIC Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and, if established, the REO Accounts, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

      Section 10.08 Successors and Assigns; Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Junior Loan Holders, and each party under a pooling and servicing agreement, trust agreement or other agreement that sets forth the terms of a securitization which holds any Junior Loan are each an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

      Section 10.09 Article and Section Headings. The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 10.10 Notices to Rating Agencies. (a)The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation, termination, merger or consolidation of any Master Servicer or Special Servicer;

            (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Carlton Court Apartments Loan REMIC Distribution Account or the Interest Reserve Account;

            (v) the repurchase of Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee; and

            (vi) the final payment to any Class of Certificateholders.

      (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation, merger, consolidation or removal of the Trustee; and

            (ii) any change in the location of such Master Servicer's Collection Account.

      (c) Each of the Master Servicers and Special Servicers shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

            (i) each of its annual statements as to compliance described in
      Section 11.12;

            (ii) all reports and other items for Loans delivered by such Master Servicer and Special Servicer, as the case may be, pursuant to Section
      3.12 (to the extent requested by such Rating Agency);

            (iii) each of its annual independent public accountants' servicing reports described in Section 11.13;

            (iv) each waiver and consent provided by such Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.08 for Loans representing 2% or more of the pool balance;

            (v) any officers' certificates delivered by such Master Servicer or Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

            (vi) all site inspections conducted by or on behalf of such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

            (vii) all operating statements collected or obtained by such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

            (viii) all rent rolls and sales reports (to the extent provided by the Borrowers to such Master Servicer or Special Servicer, as the case may be, and requested by such Rating Agency);

            (ix) any proposed no downgrade request by such Master Servicer or Special Servicer, as the case may be;

            (x) any extension or modification of the Maturity Date of any Loan by such Master Servicer or Special Servicer, as the case may be;

            (xi) any change in the lien priority on a mortgage loan;

            (xii) any modification, waiver or amendment of any material term of any Loan that exceeds $5,000,000 by such Master Servicer or Special Servicer, as the case may be; and

            (xiii) any other document in its possession that shall be reasonably requested by any Rating Agency.

      (d) Reserved.

      (e) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

      Section 11.01 Intent of the Parties; Reasonableness. Except with respect to Section 11.11, Section 11.12 and Section 11.13, the parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Certificates, each of the parties to this Agreement shall cooperate fully with the Depositor to deliver or make available to the Depositor (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in the applicable Person's possession and necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicers, the Special Servicers, any Servicing Function Participant and the Trustee, as applicable, or the Servicing of the Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance.

      Section 11.02 Reserved.

      Section 11.03 Information to be Provided by each Master Servicer, the Special Servicers, the Trustee and each Servicing Function Participant.

      (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act with respect to the Certificates, in connection with the succession to any Master Servicer, any Special Servicer, any Sub-Servicer or the Trustee as a servicer or trustee under this Agreement by any Person (i) into which such Master Servicer, such Special Servicer, such Sub-Servicer or the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to such Master Servicer, such Special Servicer, any Sub-Servicer or the Trustee, such successor Person shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but no later than required pursuant to Section 11.09), (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates. The parties hereto acknowledge that this Section does not apply to the transaction described in the Prospectus Supplement where General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. would sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc.

      Section 11.04 Reserved.

      Section 11.05 Filing Obligations. Each Master Servicer, each Special Servicer and the Trustee shall, and each Master Servicer and each Special Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Loans to, reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

      Section 11.06 Form 10-D Filings.

      Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder. The Trustee shall file each Form 10-D, pursuant to the paragraph immediately succeeding, with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately succeeding, (and to the extent not otherwise reported pursuant to any other provision of this Agreement) be reported by the parties set forth on Exhibit V and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Exhibit V), absent such reporting and approval.

      For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date, (i) each party listed on Exhibit V hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure described on Exhibit V applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 7th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

      After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 3rd Business Day prior to the 15th calendar day after the related Distribution Date, but in no event earlier than 24 hours after receipt of direction from the Depositor regarding the inclusion of any Additional Form 10-D Disclosure pursuant to the preceding paragraph. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 11.16, not later than (i) 5:30 pm (New York City time) on the 15th calendar day after the related Distribution Date or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). Promptly, but no later than one Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 10-D. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.07 Form 10-K Filings.

      Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each applicable Reporting Servicer, as described under Section 11.11, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 11.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 11.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 11.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 11.13, and (B) if any registered public accounting firm attestation report described under Section
11.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 11.08. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit W and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting or approval.

      For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15 (with no cure period), commencing in March 2007 (i) each party listed on Exhibit W hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure described on Exhibit W applicable to such party, (ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Other than with respect to itself, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

      After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). After filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XI. The Trustee shall have no liability with respect to any failure to properly prepare and/or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.08 Sarbanes-Oxley Certification.

      Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") as set forth in Exhibit L-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Master Servicer, each Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Loans (other than any party to this agreement) to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by no later than the 10th Business Day prior to the 10-K filing deadline of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit L-2, L-3 or L-4, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 11 Madison Avenue, New York, NY 10010. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.08 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Notwithstanding the foregoing, nothing in this paragraph shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

      Each Performance Certification shall include a reasonable reliance statement by the Reporting Servicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided by such Reporting Servicer pursuant to Section 11.11, (ii) annual report on assessment of compliance with servicing criteria provided by such Reporting Servicer pursuant to Section 11.12 and (iii) registered public accounting firm attestation report provided by such Reporting Servicer pursuant to Section 11.13.

      Section 11.09 Form 8-K Filings.

      Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each a "Reportable Event"), and, if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit X and approved or disapproved, as the case may be, by the Depositor and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Exhibit X) absent such reporting and approval.

      For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, (i) the parties listed on Exhibit X hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (or any officer thereof with respect to Items 1117 and 1119 or Regulation AB as to such party), use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, any Form 8-K Disclosure Information described on Exhibit X as applicable to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, and (ii) include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K no later than noon on the third business Day after the Reportable Event. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. Any notice delivered to the Trustee pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Trustee to the other parties in writing. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

      After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (Eastern time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K and not resulting from the Trustee's own negligence, bad faith or willful misconduct.

      Section 11.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports.

      (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, and shall provide notice to the other parties hereto in the event such filing is not accomplished. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.06, 11.07, 11.08 and 11.09 shall be suspended.

      (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 10.05, may be sent by facsimile or by email and which shall include the identity of the Master Servicers or Special Servicers who did not deliver such information) the Depositor and the Depositor shall notify each Master or Special Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the applicable Master Servicer or Special Servicer is required to provide such disclosure information. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the parties hereto, as necessary, shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form 10-K Disclosure, notify the Depositor, and the Depositor shall notify each Master or Special Servicer and such parties shall cooperate to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor, the Master Servicers and the Special Servicers acknowledge that the performance by the Trustee of its duties under this Section 11.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicers, the Depositor and the Special Servicers performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

      Section 11.11 Annual Compliance Statements. Each Master Servicer, each Special Servicer, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i),
(ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall, and the Master Servicer, each Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Loans to, deliver to the Depositor and the Trustee on or before March 1 (subject to a grace period until March 15th) of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding fiscal year or portion thereof and of such Certifying Servicer's performance under this Agreement (or the applicable sub-servicing agreement, as the case may be), has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of any such Officer's Certificates until April 30 in any given year, so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

      Section 11.12 Annual Reports on Assessment of Compliance with Servicing Criteria. By March 15 (with no cure period) of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, each Master Servicer, each Special Servicer (regardless of whether a Special Servicer has commenced special servicing of any Loan), the Trustee and each Servicing Function Participant, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use reasonable efforts to cause each other Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Loans to furnish, each at its own expense, to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria for the preceding fiscal year that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

      No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, each Master Servicer, each Special Servicer and the Trustee shall each forward to the Trustee and the Depositor the name and address of each Servicing Function Participant engaged by it during such fiscal year or portion thereof (except for any Servicing Function Participant listed on Exhibit K hereto) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicers, Special Servicers, the Trustee and each Servicing Function Participant submit their respective assessments to the Trustee and the Depositor, each such party shall also at such time, if it has received the assessment (and attestation required pursuant to Section 11.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

      Promptly after receipt of each such report on assessment of compliance,
(i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicers, the Special Servicers, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the applicable Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit U and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

      Section 11.13 Annual Independent Public Accountants' Attestation. By March 15 of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, each Master Servicer, each Special Servicer and the Trustee, each at its own expense, shall use reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement) to cause, each at its own expense, a registered public accounting firm (which may also render other services to the applicable Master Servicer, the Special Servicer, the Trustee or such other Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor for the preceding fiscal year, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

      Promptly after receipt of such report from the applicable Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement), (i) the Depositor shall have the right to review the report and, if applicable, consult with the applicable Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant as to the nature of any material instance of noncompliance by such Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant with the Relevant Servicing Criteria, as the case may be, in the fulfillment of any of the applicable Master Servicer's, the Special Servicer's, the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section
11.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicers, the Trustee nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 30 in any given year so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

      Section 11.14 Exchange Act Reporting Indemnification. Each of the Master Servicers, the Special Servicers and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor and their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach of its obligations under this Article XI or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations.

      The Master Servicers, the Special Servicers and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

      If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then each Master Servicer, Special Servicer, Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute, as applicable, to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XI (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. The applicable Master Servicer, Special Servicer and the Trustee shall use reasonable best efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Loans to agree to the foregoing indemnification and contribution obligations.

      Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

      Section 11.15 Amendments. Nothing contained in this Article XI shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Article XI may be amended by the parties hereto pursuant to Section 11.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market, without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement, provided however, no such amendment shall modify the obligations of Master Servicer or Special Servicer under Section 10.10(c)(i) or (c)(iii) hereunder.

      Section 11.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods. (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Credit Suisse First Boston Mortgage Securities Corp. at 11 Madison Avenue, New York, New York 10010, Attention: Jeffrey Altabef, with a copy to Casey McCutcheon, Esq. and the signing party at the Trustee, if applicable, can be contacted at Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS) Credit Suisse First Boston Mortgage Securities Corp. 2006-C1.

      (b) Notwithstanding anything in Section 10.05 to the contrary, any notice required to be delivered to the Depositor under this Article XI shall be properly given if sent by facsimile to (212) 743-5227 Attention: Jeffrey Altabef (or such other number as the Depositor may instruct) and by email to Jeffrey.altabef@credit-suisse.com (or such other email address as the Depositor may instruct).

      Section 11.17 Termination of the Trustee. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XI; provided that (a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms, any Form 15 or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply with any of such obligations under Sections 11.06, 11.07, 11.09, 11.11, 11.12 or 11.13 on or
prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 11.17 and (d) if the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this
Section 11.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          Depositor



                                       By:____________________________________
                                            Name:
                                            Title:


                                       GMAC COMMERCIAL MORTGAGE CORPORATION
                                          Master Servicer No. 1



                                       By:____________________________________
                                            Name:
                                            Title:


                                       KEYCORP REAL ESTATE CAPITAL MARKETS,
                                          INC.
                                          Master Servicer No. 2



                                       By:____________________________________
                                            Name:
                                            Title:


                                       NCB, FSB
                                          Master Servicer No. 3



                                       By:____________________________________
                                            Name:
                                            Title:


                                       GMAC COMMERCIAL MORTGAGE CORPORATION
                                          Special Servicer No. 1



                                       By:____________________________________
                                            Name:
                                            Title:


                                       NATIONAL CONSUMER COOPERATIVE BANK
                                          Special Servicer No. 2



                                       By:____________________________________
                                            Name:
                                            Title:


                                       WELLS FARGO BANK, N.A.
                                          Trustee



                                       By:____________________________________
                                            Name:
                                            Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a __________________________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of GMAC Commercial Mortgage Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of NCB, FSB, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)



      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of KeyCorp Real Estate Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of GMAC Commercial Mortgage Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of National Consumer Cooperative Bank, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)


      On the _____ day of March 2006, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

                  [SEAL]

My commission expires:


______________________________________

                                   EXHIBIT A-1

 FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A,
            CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E
                            AND CLASS F CERTIFICATES

 CLASS [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D],
                                    [E], [F]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  [____% per annum]   Class Principal Balance of the Class
[LIBOR +[__]%] [Variable]               [A-1], [A-2], [A-3], [A-AB], [A-4],
                                        [A-1-A], [A-M], [A-J], [B], [C], [D],
                                        [E], [F] Certificates as of the Closing
                                        Date:
                                        $[_________________]

Closing Date:  March 22, 2006           Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
First Distribution Date:  [April 17],   $[_________________]
2006

Master Servicers:                       Aggregate Stated Principal Balance of
GMAC Commercial Mortgage Corporation    the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets,    Date ("Initial Pool Balance"):
Inc. NCB, FSB                           $3,003,562,222

Special Servicers:
GMAC Commercial Mortgage Corporation
National Consumer Cooperative Bank

                                        Trustee:
                                        Wells Fargo Bank, N.A.

Certificate No. [A-1], [A-2], [A-3],    CUSIP No.:  [_____________]
[A-AB], [A-4], [A-1-A], [A-M], [A-J],   ISIN No.:  [_____________]
[B], [C], [D], [E], [F] -___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F
CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D], [E], [F]
Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D],
[E], [F] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D],
[E], [F] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:  ____________________________________
                                         Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D], [E], [F] Certificates referred to in the within-mentioned Agreement.

Dated: March 22, 2006


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:  ____________________________________
                                         Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________________________for the account of ____________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________.
the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

                  FORM OF CLASS A-X AND CLASS A-Y CERTIFICATES

                                CLASS [A-X] [A-Y]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  Variable            Class Notional Amount of the Class [A-X]
                                        [A-Y] Certificates as of the Closing
                                        Date:
                                        $________________

Closing Date:  March 22, 2006           Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
First Distribution Date:  [April 17],   $________________
2006

Master Servicers:                       Aggregate Stated Principal Balance of
GMAC Commercial Mortgage Corporation    the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets,    Date ("Initial Pool Balance"):
Inc. NCB, FSB                           $3,003,562,222

Special Servicers:
GMAC Commercial Mortgage
Corporation National Consumer
Cooperative Bank

                                        Trustee:
                                        Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-Y]-__          CUSIP No.:  _____________
                                        ISIN No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.] [NATIONAL CONSUMER COOPERATIVE BANK] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-Y] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-Y] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-Y] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee, or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-Y] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Credit Suisse Securities (USA) LLC, the Depositor, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicers, the Special Servicers, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee, (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                        Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-X] [A-Y] Certificates referred to in the within-mentioned Agreement.

Dated: March 22, 2006


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                        Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________________________for the account of ____________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________.
the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

 FORM OF CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O,
                    CLASS P, CLASS Q AND CLASS S CERTIFICATES

                CLASS [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                            Rate: [Variable] Class Principal
                                        Balance of the [G] [H] [J] [K] [L] [M]
                                        [N] [O] [P] [Q] [S] Certificates as of
                                        the Closing Date:
                                        $_________________

Closing Date:  March 22, 2006           Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
First Distribution Date:  [April 17],   $_________________
2006

Master Servicers:                       Aggregate Stated Principal Balance of
GMAC Commercial Mortgage Corporation    the Mortgage Loans as of the Closing
Keycorp Real Estate Capital Markets,    Date: ("Initial Pool Balance"):
Inc., NCB, FSB                          $3,003,562,222


Special Servicers:
GMAC Commercial Mortgage Corporation
National Consumer Cooperative Bank

                                        Trustee:
                                        Wells Fargo Bank, N.A.

Certificate No. [G] [H] [J] [K] [L] [M] CUSIP No.:  _____________
[N] [O] [P] [Q] [S]-___                 ISIN No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class[G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities
(USA) LLC, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicers, the Special Servicers, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                        Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates referred to in the within-mentioned Agreement.

Dated: March 22, 2006


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                        Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________________________for the account of ____________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________.
the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  March 22, 2006           Percentage Interest evidenced by this
                                        Class V Certificate:  100%

First Distribution Date:  [April 17],
2006

Master Servicers:                       Aggregate Stated Principal Balance of
GMAC Commercial Mortgage Corporation    the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets,    Date ("Initial Pool Balance"):
Inc., NCB, FSB                          $3,003,562,222

Special Servicers:                      Trustee:
GMAC Commercial Mortgage Corporation    Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. V-___                   CUSIP No.:  ______________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON. THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF
ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that [Hyperion Strategic Bond Fund, Inc.] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1, the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                        Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated: March 22, 2006


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                        Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________________________for the account of ____________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________.
the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-5

                          FORM OF CLASS R CERTIFICATES

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  March 22, 2006            Percentage Interest evidenced by this
First Distribution Date:  [April 17],    Class R Certificate: 100%
2006

Master Servicers:                        Aggregate Stated Principal Balance of
GMAC Commercial Mortgage Corporation     the Mortgage Loans as of the Closing
KeyCorp Real Estate Capital Markets,     Date ("Initial Pool Balance"):
Inc., NCB, FSB                           $3,003,562,222

Special Servicers:                       Trustee:
GMAC Commercial Mortgage Corporation     Wells Fargo Bank, N.A.
National Consumer Cooperative Bank

Certificate No. R-___                    CUSIP No.:  __________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that [Wachovia Bank, N.A.] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicers or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                        Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated: March 22, 2006


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                        Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________________________for the account of ____________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________.
the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-6

                          FORM OF CLASS CCA CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
                              Class CCA Certificate


Pass-Through Rate Class:  Variable     Initial Certificate Principal
                                       Balance:
                                       CCA:  $1,870,000


CUSIP No.CCA_____                      Denomination of this Certificate:
                                       $[_______]


No.

      THIS CERTIFICATE'S RIGHT TO PAYMENT FROM THE CARLTON COURT APARTMENTS NON-POOLED PORTION IS SUBORDINATED TO THE RIGHT OF PAYMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q AND CLASS S CERTIFICATES, WITH RESPECT TO PAYMENTS FROM THE CARLTON COURT APARTMENTS NON-POOLED PORTION AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS NOT A U.S. PERSON WITHIN THE MEANING OF RULE 90Z UNDER REG S.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      This certifies that Cede & Co. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), Keycorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 and the Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicers, the Special Servicers, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                       WELLS FARGO BANK, N.A.
                                       as Trustee


                                       By:____________________________________
                                           Authorized Representative Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class CCA Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                       WELLS FARGO BANK, N.A.
                                       as Certificate Register


                                       By:____________________________________
                                          Authorized Representative Signatory

Dated: March 22, 2006

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2006-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.

Dated: ________________                By:____________________________________
                                          Signature

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                  See Attached


       Loan Group
#      #            Property Name                                   Address
----   ----------   ---------------------------------------------   ----------------------------------------------
1      1            230 Park Avenue                                 230 Park Avenue
2      1            Saint Louis Galleria                            1155 Saint Louis Galleria
3      1            CWA Portfolio Pool B                            Various
4      1            CWA Portfolio Pool A                            Various
5      1            CWA Portfolio Pool C                            Various
6      1            8201 Greensboro Drive                           8201 Greensboro Drive
7      1            NEI Portfolio                                   Various
8      1            Montgomery Park I                               2701 Northwest Vaughn Street
9      2            Colinas del Sol                                 945 South Mesa Hills Drive
10     1            Lane Portfolio                                  Various
11     1            Westgate West                                   5253-5399 Prospect Road
12     1            Residence Inn by Marriott Capitol Hill          333 E Street SW
13     1            Carlsbad Hilton Garden Inn                      6450 Carlsbad Boulevard
14     1            Park Oaks Shopping Center                       1640-1790 Moorpark Road
15     1            Hanes Point Shopping Center                     1040 Hanes Mall Drive
16     1            Wells Headquarters                              6200 The Corners Parkway
17     1            Southgate I                                     475 South Street
18     1            The Shops at Heavenly Village                   1001 Heavenly Village Way
19     1            Corporate Gateway Center                        21660 & 21700 East Copley Drive
20     1            Creekside Business Park                         1900 South Sunset Street, 1921 Corporate
                                                                    Center Circle & 1811 Pike Road
21     1            DR - Kancov                                     Various
22     1            Walgreens Pool 6/ DCWI VI                       Various
23     1            Walgreens Pool 5/ DCWI V                        Various
24     2            Carlton Court Apartments                        2629 Plaza Drive
25     1            Arrowhead Mall                                  501 North Main Street
26     2            Posada Vallarta                                 10002 North Seventh Street
27     1            Embassy Suites Phoenix                          2577 West Greenway Road
28     1            Walgreens Pool 4/ DCWI IV                       Various
29     1            The Core Club                                   60 East 55th Street
30     2            Cypress Run at Tampa Palms                      15501 Bruce B. Downs Boulevard
31     1            Pranke Portfolio                                Various
32     1            Pranke Durand Shopping Center                   6035 Durand Avenue
33     1            Pranke S. 76th Street Shopping Center           5075 South 76th Street
34     1            Pranke National Avenue Shopping Center          15600 West National Avenue
35     1            Pranke State Street Shopping Center             548 State Street
36     1            Pranke Oakland Avenue Shopping Center           3101 North Oakland Avenue
37     1            Pranke University Avenue Shopping Center        2741 University Avenue
38     1            South Plaza                                     45245 Three Notch Road
39     1            Valley Parkway Health Center                    488 East Valley Parkway
40     1            Providence Pavilion                             1025 Veterans Memorial Parkway
41     1            The Times Building                              1000 North Ashley Drive
42     1            Hilton Rialto Place Melbourne                   200 Rialto Place
43     1            Village at Double Diamond                       710 South Meadows Parkway
44     1            Maple Avenue Properties                         1001 South Maple Avenue &
                                                                    1139-1149 South Maple Avenue
45     1            Holiday Inn South San Francisco                 275 South Airport Boulevard
46     1            Holiday Inn & Staybridge Suites                 Various
47     1            Cedar - Jordan Lane Shopping Center             1380-1430 Berlin Turnpike
48     1            Parkville Commons                               9107 Tom Watson Parkway
49     1            The Stanley Hotel                               333 Wonderview Ave
50     1            Vinings Village SC                              4715 Atlanta Road
51     1            Diamante Del Mar                                11943 El Camino Real
52     1            Staybridge Suites - Eatontown                   4 Industrial Way East
53     1            The Commons at Concord Park                     300 East Sonterra Boulevard
54     1            Courtyard Chattanooga Downtown                  200 Chestnut Street
55     1            Blackstone Center                               1777-1797 Northeast Expressway
56     1            The P&C Center & Oswego Plaza                   Various
57     1            Metcalf 103 Center                              6876 West 105th Street
58     1            The Prada Building                              2174 Kalakaua Avenue
59     2            Newport                                         3466 North Beltline Road
60     1            Southbridge Crossing                            8030-8091 Old Carriage Court North
61     1            Pullman Industrial                              Various
62     1            Crossroads Professional Building                196 Waterford Parkway South
63     1            Jupiter Service Center                          1009 Jupiter Road
64     1            Carlisle Center                                 235-281 South Spring Garden Street
65     1            10 Park Place South                             10 Park Place South
66     1            DR - Group I                                    Various
67     1            Farmington Courtyard                            31525 West Twelve Mile Road
68     1            College Plaza                                   8595-8655 College Parkway
69     2            Rancho Santa Fe                                 10201 North 44th Drive
70     1            Riverhill Center                                1201-1205 Troy Schenectady Road
71     2            Limestone Apartments                            900 108th Avenue Northeast
72     1            Arkansas Court                                  2503-2535 East Arkansas Lane
73     1            Castro Commons                                  1172-1174 Castro Street
74     2            Summerview Apartments                           8357 Falling Water Lane
75     2            28 East 14th Street                             28 East 14th Street
76     1            Wanamaker Building 2005 - Retail                1301-25 Chestnut Street
77     1            Phoenix Ranch Market                            5104-5126 North 67th Avenue
                                                                    and 6710-6756 West Camelback Road
78     1            LaDera Shopping Center                          3301 Coors Road North West
79     2            Tall Oaks Apartments                            348 Tall Oaks Drive
80     2            Azalea Ridge Apartments                         7480 Highway 161 North
81     1            DR - Hampton Mercury Investment                 Various
82     1            Decatur Crossing                                204-290 South Decatur Boulevard
83     1            Santa Barbara Hotel Portfolio I                 Various
84     1            TownPlace Suites Knoxville                      205 Langley Place
85     2            Three Fountains Apartments                      6011 Melody Lane
86     1            Centerpoint IV                                  2401 East Randol Mill Road
87     2            Treepoint and Meadows Apartments                4600 - 4711 South Virginia Street
88     1            Homewood Suites Colorado Springs                2875 Zeppelin Road
89     1            Embassy Suites Schaumburg                       1939 North Meacham Road
90     1            Danbury Landing                                 13 Sugar Hollow Road
91     2            AIMCO Trinity Place Apartments                  1331 Trinity Place
92     1            Fed Ex Central Distribution Center              1650 47th Street
93     1            Fifth and Laurel                                2445 Fifth Avenue
94     1            1165 North Dupont Highway                       1165 North Dupont Highway
95     1            Tower II Office Buildings                       555 North Carancahua
96     2            Indian Springs                                  7049 Westwind Drive
97     1            Comfort Inn - Newport News, VA                  12330 Jefferson Avenue
98     2            501-515 First Street                            501-515 First Street
99     1            Huck Finn Shopping Center                       4700 McMasters Avenue
100    1            Savi Ranch Parkway                              22800 Savi Ranch Parkway
101    1            Holiday Inn Express Pasadena                    3500 East Colorado Boulevard
102    2            Castle Bluff Apartments                         2791 Castle Bluff Court
103    1            250 88th Street                                 250 West 88th Street
104    1            Easton III                                      3940-3954 Morse Crossing
105    2            Lakeshore III                                   19 Lakeshore Drive
106    2            Summerlin Ridge Apartments                      2425 Summerlin Ridge Road
107    2            Coronet Hall Tenants Corp.                      172-70 Highland Avenue
108    2            Royal Court Apts.                               10002 Castile Court
109    2            Waterford Place Apartments                      4000 North Center Street
110    2            Woodland Heights Apartments                     700 Woodland Heights Drive
111    1            Finksburg Plaza                                 3000 Gamber Road
112    1            Boott Cotton Mills                              100 Foot of John Street
113    1            Holly Hill Plaza Shopping Center                810-896 North Nova Road
114    1            Shady Oak Center                                6399-6411 City West Parkway
115    2            Oyster Creek Apartments                         105 Anyway Street
116    1            Amelon Square                                   U.S. Route 29 and State Route 130
117    1            Gateway Commons                                 25610 & 25780 Pontiac Trail
118    2            The Court at Northgate                          11300 Third Avenue Northeast
119    1            North Trident-HCA                               900 Island Park Drive
120    1            Spears Building                                 525 West 22nd Street
121    1            Stoney Batter Office Building                   5301 Limestone Road
122    1            Winter Loeb Building                            105 Tallapoosa Street
123    1            Shoppes of Grove City                           1766-1790 Stringtown Road
124    2            La Residencia & Bonaventure Apartments          2454 East Price Road and 2313 Shidler Drive
125    2            111 East 85th Street Owners, Inc.               111 East 85th Street
126    1            Konterra Building L                             7051 Muirkirk Meadows Road
127    2            Tallmadge Oaks Apartments                       120 North Avenue
128    1            Capitol View I                                  712 Pear Street South East
129    2            Sage Meadows Apartments                         6727 Telephone Road
130    1            South Office Building                           2000 Main Street
131    1            Scripps/Poway Self Storage Facility             12380 Stowe Drive
132    1            Hampton Inn Panama City                         2909 Thomas Drive
133    2            Dobson Springs Apartments                       1325 West Gaudalupe Road
134    1            San Marcos Pavilion                             727-731 West San Marcos Boulevard
135    1            Cumberland Pointe Retail                        3155 Cobb Parkway
136    2            Butterfield House, Inc.                         37 West 12th Street a/k/a 28 West 13th Street
137    1            Boothbay Rite Aid                               223 Townsend Avenue
138    1            Dexter Rite Aid                                 188 Spring Street
139    1            Manchester Rite Aid                             943 Western Avenue
140    1            Milo Rite Aid                                   35 Park Street
141    1            The Corners Shopping Center                     22 Mile & Hayes Road
142    1            Hampton Inn - Greenville, SC                    15 Park Woodruff Drive
143    1            Cedar-Oakland Mills Village Center              5865 Robert Oliver Place
144    2            The Oaks of Arlington Apartments                2100 Ascension Boulevard
145    1            Western Springs Shopping Centers                17710-30 West Center Road &
                                                                    2551-83 South 177th Plaza
146    1            DR - Group II                                   Various
147    1            Mercury Village                                 8006-8080 Clairmont Mesa Boulevard
148    2            Woodlands Owners, Inc.                          3935 Blackstone Avenue
149    1            Cochrane Road Self Storage                      411 Woodview Avenue
150    1            Mitre Office Building                           1155 Academy Park Loop
151    1            River Shoals Village                            5658 Riverdale Road
152    2            Crossview Court Apartments                      2929 Crossview Drive
153    2            Salem Arms Apartments                           2243 Rosier Drive
154    1            Palms to Pines Retail Center                    72608-72624 El Paseo
155    2            Ski Lodge Apartments                            3501 Birmingham Highway
156    1            All American Mini-Storage - Napa                1111 Soscol Ferry Road
157    1            Farmville Town Center                           3434 Cooperative Way
158    1            Mid America Business Park                       8120 Mid America Boulevard
159    2            Deer Park Gardens Apartments                    7329 Carrie Lane
160    1            Seneca Center                                   18761 North Fredrick Road
161    2            Alexander House Apartments                      6060 Gulfton Drive
162    1            Capella I Shopping Center                       8715-8745 Sancus Boulevard
163    1            Laurel Bay Commercial                           2420-2440 5th Avenue
164    2            10 East 70th Street, Inc.                       10 East 70th Street
165    1            660 Kenilworth Drive                            660 Kenilworth Drive
166    1            Intermountain Residence Inn Monroe              4960 Millhaven Road
167    2            245 East 87th Street Tenants Corp.              245 East 87th Street
168    1            Quality Inn & Suites Nashville Airport          2521 Elm Hill Pike
169    1            Provenzano's Real Estate Portfolio              2705 South H Street, 2309 Niles Street,
                                                                    2225 Niles Street
170    1            Pokras Properties                               Various
171    1            Stonewood Village                               5978 Memorial Drive
172    2            Orchard Springs Apartments                      1312 North Midwest Boulevard
173    2            Mississippi Terrace                             215-221 Southwest 4th Street
174    1            Bowling Green Plaza                             1689 Campbell Lane
175    1            Walgreen-Lebanon                                566 South Jefferson
176    2            Sierra Grande Apartments                        2645 East Cactus Road
177    1            Village in Trussville Shopping Center           305 Main Street
178    2            Post Alley                                      1408 Western Avenue
179    1            Associated Energy Systems Building              8621 East 180th Street
180    1            Hoover Court Shopping Center                    1903 Hoover Court
181    2            639 Apartments Corp.                            639 West End Avenue
182    2            83rd Street Tenants, Inc.                       8 East 83rd Street
183    1            Atlantic/Neptune Beach Plaza                    207-299 Atlantic Boulevard, 100-110 1st Street
184    1            Brentwood Self Storage                          190 Sand Creek Road
185    1            Wei Wu                                          Various
186    1            Hudson Corners                                  1024 West Hudson Boulevard
187    1            Crescent Center                                 12550 South Military Trail
188    2            QLS Gardens Apartments                          1870 Campbellton Road
189    1            Sandy Spring Financial Center                   14 West Patrick Street
190    2            Ocean Terrace Owners, Inc.                      2650 Ocean Parkway
191    1            Lynnfield Centre                                584-592 Main Street and 2-18 Centre Court
192    1            Claim Jumper                                    29540 Rancho California Road
193    1            Montpelier Center                               7570 Montpelier Road
194    1            Plaza 2300                                      2359-2427 North Academy Boulevard
195    1            Ashley Oaks Shopping Center                     1757 Ashley River Road
196    2            Treehouse Apartments                            200 Marion Pugh
197    1            Fairfield Inn Hartsville                        200 South Fourth Street
198    2            26 Gramercy Park Owners Corp.                   26 Gramercy Park South
199    1            Kimberly Park Shopping Center                   1005 Monroe Street
200    2            The Arbors                                      415 Garland Drive
201    1            Haverhill Business Center                       7221 Haverhill Business Parkway
202    2            Swaranjit Mike Nijjar's MHP's (Part II)         Various
203    1            Costa Mesa Square II                            1450 Baker Street
204    1            Promenade Plaza                                 1705 Norman Drive
205    2            Linden Hill No. 2 Cooperative Corp.             26-21/28-01 Union Street, 142-14/20 26th Ave,
                                                                    27-04/28-02 Parsons Boulevard
206    1            Office Depot                                    859 Spring Street
207    1            Hathaway Business Park                          2248 and 2250 Obispo Avenue, 3299
                                                                    and 3301 Hill Street
208    1            Cathedral City Retail                           68706-68724 East Palm Canyon Drive
209    2            Skyline Terrace Cooperative, Inc.               350 Richmond Terrace
210    1            Holiday Inn Express Hobby                       8730 Gulf Freeway
211    2            103 Gedney Street Owners', Inc.                 103 Gedney Street
212    1            Buffalo Self Storage                            930 Calder Avenue North East
213    1            Alexis Road Shopping Plaza                      1030 West Alexis Road
214    1            Copperas Cove Plaza                             210 Constitution Drive and 2726
                                                                    East Highway 190
215    1            Hampton Inn Simpsonville                        3934 Grandview Drive
216    1            Hesperia Town Center                            15717 - 15797 Main Street
217    1            Paloma Village                                  6340 North Campbell Avenue
218    1            Amelia Market                                   474303 East State Road 200
219    2            Abbington Crossing III Apartments               1000 Old Brook Road
220    1            Daffodil Valley Storage                         10715 Valley Avenue East
221    2            Old Oak Square Apts                             505 Old Oak Court
222    1            Southgate Center                                2710-2746 and 2760 West 70th Street
223    1            Liberty Safe and Security                       1199 West Utah Avenue
224    1            Lynwood Retail                                  4339 & 4345 East Imperial Highway
225    1            The Shops at Westar Strip Shopping Center       520 Polaris Parkway
226    2            40 East 88 Owners, Inc.                         40 East 88th Street
227    2            510 East 86th Street Owners, Inc.               510 East 86th Street
228    2            Ten Eighty Apartment Corporation                1080 Fifth Avenue
229    1            Fairfield Inn - Lumberton, NC                   3361 Lackey Street
230    1            Heacock Medical Center                          12712 & 12730 Heacock Avenue &
                                                                    24060 Fir Avenue
231    1            Craig Road Retail                               2777 West Craig Road
232    1            Millennium Center Retail                        11744 Beach Boulevard
233    1            CVS - Jersey Village, TX                        8620 Jones Road
234    1            Comfort Suites Prestonsburg                     51 Hal Rogers Drive
235    2            Evelyn Court Apartment Corp.                    604 Tompkins Avenue
236    1            Best Western Barboursville                      3441 US Route 60
237    2            Las Villas Apartments                           2724 Broadway Street
238    1            7848 Cimarron, LLC                              7848 East Redfield Road
239    1            Fort Apache Shopping Center                     4790 South Fort Apache Road
240    1            The Law Center                                  101 South Elm Street
241    1            Baybrook-Kissimmee LLC                          1205 West Vine Street
242    1            Shane Company, Store No. 25                     10885 Haynes Bridge Road
243    1            Reisterstown Village Center                     20-44 Main Street
244    1            Nimmonsburg Square                              1143 Upper Front Street
245    1            24635 Madison Avenue                            24635 Madison Avenue
246    1            116-118 North York Road                         116-118 North York Road
247    2            Harris Garden Apartments                        550 8th Avenue
248    2            Park East Apartments, Inc.                      233 East 86th Street
249    2            Suburbia Owners, Inc.                           400 Fulton Street
250    2            San Marcos MHP                                  1005 River Road
251    1            Grant Court                                     9878 Grant Street
252    1            Itasca Building                                 702 1st Street North
253    1            Shea Professional Plaza                         3101 East Shea Boulevard
254    2            Wagon Wheel MHP                                 1119 North 46th Street
255    2            525 East 82 Owners Corp.                        525 East 82nd Street
256    2            72nd Street East Corporation                    320 East 72nd Street
257    1            Comfort Inn Richmond Airport                    5240 Airport Square Lane
258    2            Patricia Apartments                             5907 186th Place South West
259    2            Mulberry Acres MHP                              395 Walnut Drive
260    2            Stephen Gardens Corp.                           144-04/49 77th Road
261    2            Sans Souci Owners Corp.                         110-50 71st Road
262    2            Kent Bentley Apartments, Inc.                   2015 St. Paul Avenue
263    1            Dixie Plaza                                     1800 South Frontage Road
264    2            Savannah Terrace & Square Apartments            4705 Cofer Avenue & 4708-4801 Fury Way
265    2            969 Park Avenue                                 969 Park Avenue
266    2            34-15 Properties Ltd.                           34-15 74th Street & 34-10 75th Street
267    1            311 Ed Wright Lane                              311 Ed Wright Lane
268    1            Church Road Plaza                               45665 West Church Road
269    2            Littlefield Apartments                          205 19th Avenue East
270    2            NC MHP Portfolio - Pine Terrace                 331 Bell Street
271    2            NC MHP Portfolio - Lakeview                     5186 High Point Road
272    2            Maple Crest Apartments                          311 Natchez Court
273    1            AIP - Intown (Bishop & Trabert)                 Various
274    1            Anaheim Office                                  401-431 North Brookhurst Street
275    2            Royal Marc Apartments                           5555 South East King Road
276    1            AIP - Perimeter (Hammermill & Goshen Springs)   Various
277    1            AMF Shea Village                                10806 North 32nd Street
278    2            Shores of Lake Smith                            2105 Lake Smith Drive
279    1            Comfort Inn Columbia                            1544 Bear Creek Pike
280    2            321 West 90th St. Owners Corp.                  321 West 90th Street
281    2            Crestwood Manor                                 500 White Plains Road
282    2            Crest Manor Housing Corp                        377 North Broadway
283    1            Sterling Master Homes Building                  424 29th Street North East
284    2            Bayshore Gardens                                2906 Brighton 12th Street
285    1            Arbor Shoppes                                   6740 Douglas Boulevard
286    1            Altamonte Promenade                             445 West State Road 436
287    1            The Raleigh Building                            5 West Hargett Street
288    1            Bay Mini Storage                                1816 Thomas Drive
289    1            Uplake Building                                 5701 Northeast Bothell Way
290    1            Northgate Dental Plaza                          9714 3rd Avenue Northeast
291    1            Homewood Retail                                 17925 Halsted Street
292    2            Brookfield Apartments                           3072 Washington Road
293    2            Sun Vista Apartments                            1255 Weiland Street
294    1            Van Ness Plaza                                  3301-3323 West Pico Boulevard
295    2            929 Park Avenue Apartment Corp.                 929 Park Avenue
296    2            Heritage Village Townhomes Apartments           508 Gypsy Hill Road
297    1            CVS Drug Store - Plano                          1501 Independence Parkway
298    2            84-20 51st Ave. Owners Inc.                     84-20 51st Avenue
299    1            23 & Gratiot Shopping Center                    27775 23 Mile Road
300    1            Walgreens Store #4610                           18461 East Hampden Avenue
301    2            East Rock Tenants                               320 Atlantic Avenue
302    1            Easton I                                        4053-4055 Morse Crossing
303    1            Memorial Medical Plaza                          7555 East Osborn Road
304    1            Leschi Park Professional Building               121 Lakeside Avenue
305    1            Donald E Crane Office Bldg                      4202 Greenwood Drive
306    1            Rose Avenue                                     215-221 Rose Avenue
307    2            Bellfort Park Apartments                        4135 West Bellfort Street
308    2            194 Riverside Owners Corp.                      194 Riverside Drive
309    2            305 Equities Corp                               303-305 West 86th Street
310    2            Rossmoor Leisure Cooperative                    128 Sussex Way
311    1            Sherwin Williams Plaza                          15032 Pearl Road
312    1            Rite Aid - Pasadena, MD                         3400 Mountain Road
313    2            81st Dwellers Inc.                              35 West 81st Street
314    1            Easton II                                       3985 Morse Crossing
315    2            Hammondell MHP                                  5601 Cypress Gardens Road
316    1            Memorial Square                                 7715 East 91st Street
317    1            Medical Arts Building                           142 Joralemon Street
318    2            West 15 Townhouse Corporation                   161 West 15th Street
319    2            Palisade Gardens Apartments Corp.               150 Glenwood Avenue
320    1            Old Atlanta Shops                               3020 Old Atlanta Road
321    2            Green Street Apartments                         2090 Green Street
322    1            Southgate Corners                               793-811 Hebron Road
323    1            Desert Country Plaza                            77898 Country Club Drive
324    2            Chancellor Park Apartments                      1811 Brice Street
325    2            137-05 Franklin Avenue Owners, Inc.             137-05 Franklin Avenue
326    1            Barnesboro Retail Bldg                          9612 East Sprague Avenue
327    1            Hollywood Video Plaza (Column)                  6702 West Camelback Road
328    2            Shackleford MHP                                 4023 South Shackleford Road
329    1            Market Shoppes                                  5442 Cleveland Avenue
330    1            Lakeview Industrial Park                        801-825 Lakeview Avenue
331    2            31 East 12th Street Owners, Inc.                31 East 12th Street
332    1            Alante Plaza                                    5626 West Bell Road
333    1            Frankfort Center                                20250 South La Grange Road
334    2            25 West 13th St                                 25 West 13th Street
335    1            Village at Colleyville                          62 Main Street
336    2            60 Tenants Corp.                                60 East 96th Street
337    1            The Centre at North Reading                     6 Washington Street
338    2            Oaks Mobile Home Park                           3240 South Getty Street
339    1            1477 Park Street                                1477 Park Street
340    2            Irving Place Tenant Corp.                       126 East 16th Street
341    1            500 Oakwood Avenue                              20 Jefferson Avenue and 34 Darcy Street
342    2            16 Canterbury Corp.                             16 Canterbury Road
343    2            Pagewood Oval Apartments                        6 Page Road
344    2            Villa Vista MHP                                 2550 Paloma Lane
345    1            Settler's Ridge Retail Center                   100 South Twelfth Street
346    1            Rainbow Village                                 6960 West Russell Road
347    2            Buffington Arms Apartments                      1908,1909,1917 and 1924 Buffington
                                                                    Avenue and 1907 Maple Avenue
348    2            River Glen Tenant Corp                          645 North Broadway
349    2            Ferndale Apartments                             911 Saint Louis Street and 333 Marshall Street
350    2            Oak Shades MHP                                  6200 Oak Shades Park Drive
351    2            Green Acres Mobile Home Park                    7901 Boydton Plank Road
352    2            Woodview Apartments                             1107 Frost Road
353    1            Hollywood Video Plaza                           7045 Clarcona Ocoee Road
354    1            South Park Plaza                                5645 South Eastern Avenue
355    1            Jamboree Plaza Auto Center                      3075 Edinger Avenue
356    1            Bear River Self Storage                         22849 Industrial Place
357    2            Mark Embers Apartments                          3100, 3106 & 3107 Speedway/3101 Cedar Street
358    1            Equus Las Vegas Associates                      3140 Polaris Avenue
359    2            Upper Knollwood Townhouses                      25 Knollwood Drive
360    2            789 West End Avenue                             789 West End Avenue
361    1            KeyBank Corvallis                               1817 North West 9th Street
362    1            Cyrus-Coral, LLC                                2465 Coral Street
363    2            35 East Tenants Corp.                           35 East 30th Street
364    2            Gibbs Street Apartments                         811-923 Gibbs Street
365    2            Desert Breeze Villas                            1554-1566 North Palm Canyon Drive
366    1            AIP - 2040 Steel Drive                          2040 Steel Drive
367    2            North Ridge Apartments                          1000 West State Line Road
368    1            Crossroads Shopping Center                      3125 Roswell Road
369    1            1622 Walter Street (Triple C Electric)          1622 Walter Street
370    1            Brill Retail                                    14 East Central Entrance
371    1            Holland South Building                          3420 Holland Road
372    1            4404-4414 University Avenue                     4404-4414 University Avenue
373    1            CVS & Advance Auto                              9137 & 9139 Middlebrook Pike
374    1            The Schwartz Building                           3705-3707 West Maple Road
375    2            University View & Sinclair Apartments           5226 and 5236 22nd Avenue Northeast
376    2            Desert Point Apartments                         12 North Country Club Road
377    1            Oak Forest Center                               704 West State Road 436
378    2            45-53 Cabrini Owners Corp.                      45-53 Cabrini Boulevard
379    2            Holiday Home MH-RV Park                         349-351 Palm Canyon Drive
380    2            Oak Square Apartments                           343 West Oak Avenue
381    1            AIP - 1122 Old Chattahoochee                    1122 Old Chattahoochee Avenue
382    2            Shepard Lofts                                   5017 Cornish Street
383    2            838 Greenwich St. Corp.                         838 Greenwich Street
384    1            2nd Attic Self Storage                          540-580 Swinehart Road
385    2            Westwater Commons                               380 North Broadway
386    2            Parkway Owners Inc                              1910 Pelham Parkway South
387    2            81-05 Tenants LTD                               81-05/15 35th Avenue & 34-49 81st Street
388    2            Cromwell Apartments                             1734-1756 Cromwell & 526 Zahn Drive
389    2            11 East 92nd Street Tenants Corp.               11 East 92nd Street
390    2            No. 24 Gramercy Park, Inc.                      24 Gramercy Park South a/k/a
                                                                    134-136 East 20th Street
391    2            100 South Ocean Ave. Realty Corp.               100 South Ocean Avenue
392    1            University Towne Center II                      3117 Southwest 34th Street
393    2            Crosby Square Apartments                        15016 FM 2100
394    1            1390-1400 Park Street                           1390-1400 Park Street
395    1            Main Street Shopping Center                     8017 Old Spanish Trail
396    1            Northpointe Professional Center                 8815 Dyer Street
397    2            Carolyn Court Owners, Inc.                      314 Livingston Avenue
398    1            Grapevine Retail Center                         600 West Northwest Highway
399    2            Courtland Glen Cooperative, Inc.                388, 394 and 398 Courtland Avenue
400    2            Country Falls Apartments                        271 Owego Street
401    2            Mayland Manor Apartments                        1575-1583 Mayfair Boulevard &
                                                                    5839-5845 Marnell Avenue
402    2            3755 Owners Ltd.                                3755 Henry Hudson Parkway
403    2            Jeffersonian Jay Street Corp.                   8-12 Jay Street
404    2            3206 Ellwood Avenue Apartments                  3206 Ellwood Avenue
405    2            Anthony and Garden Apartments                   26 and 32 Anthony Avenue
406    1            9610 Winter Gardens Boulevard                   9610 Winter Gardens Boulevard
407    2            Oxford Gardens                                  1436 Midland Ave
408    2            920 Fifth Avenue Corp                           920 Fifth Avenue
409    2            431 West 54th Street, Inc.                      431 West 54th Street
410    2            Jefferson Apartments                            1003-1021 South Jefferson Street
411    2            Charlton Cooperative Corp.                      112 Charlton Street
412    2            80/Columbus Owners Corp.                        121-123 West 80th Street
413    2            204-206 Owners Corp.                            204-206 West 10th Street
414    2            Fumoha Development Corp.                        141 West 26th Street
415    2            1608 Ocean Parkway Owners Corp.                 1608 Ocean Parkway
416    2            Phosphorus Crackled Roseville Corp.             52 White Street
417    2            557 3rd Owners Corp.                            557 Third Street

                                                                   Units/
                                                                   Sq. Ft./
                                                        Zip        Rooms/      Original       Cut-off
#      City                            State           Code        Pads        Balance        Balance (1)
----   -----------------------------   -------   ---------------   ---------   ------------   ------------
1      New York                        NY                  10017   1,217,986   $280,000,000   $280,000,000
2      St. Louis                       MO                  63117     470,045   $180,000,000   $178,272,278
3      Various                         Various           Various     640,444    $58,630,000    $58,630,000
4      Various                         Various           Various     725,566    $56,110,000    $56,110,000
5      Various                         Various           Various     518,833    $55,080,000    $55,080,000
6      McLean                          VA                  22102     360,854    $76,000,000    $76,000,000
7      Various                         Various           Various   Various      $70,000,000    $70,000,000
8      Portland                        OR                  97210     678,076    $65,000,000    $65,000,000
9      El Paso                         TX                  79912         752    $48,500,000    $48,500,000
10     Various                         Various           Various         589    $42,800,000    $42,800,000
11     San Jose                        CA                  95129     235,766    $41,000,000    $41,000,000
12     Washington                      DC                  20024         233    $40,500,000    $40,500,000
13     Carlsbad                        CA                  92011         161    $35,510,000    $35,429,842
14     Thousand Oaks                   CA                  91360     110,074    $29,000,016    $29,000,016
15     Winston-Salem                   NC                  27103     237,834    $26,475,000    $26,475,000
16     Norcross                        GA                  30092     143,767    $25,000,000    $24,941,160
17     Morris Township                 NJ                  07960     210,000    $23,500,000    $23,418,835
18     South Lake Tahoe                CA                  96150      44,892    $22,400,000    $22,400,000
19     Diamond Bar                     CA                  91765     127,185    $21,500,000    $21,500,000
20     Longmont                        CO                  80501     257,267    $21,500,000    $21,500,000
21     Various                         Various           Various     329,870    $21,250,000    $21,201,518
22     Various                         Various           Various      57,825    $21,160,000    $21,160,000
23     Various                         Various           Various      72,930    $20,735,000    $20,735,000
24     Indianapolis                    IN                  46268         701    $19,530,000    $19,530,000
25     Muskogee                        OK                  74401     432,866    $19,250,000    $19,250,000
26     Phoenix                         AZ                  85020         336    $19,200,000    $19,200,000
27     Phoenix                         AZ                  85023         314    $18,900,000    $18,821,000
28     Various                         Various           Various      72,534    $18,650,000    $18,650,000
29     New York                        NY                  10022      27,976    $18,550,000    $18,550,000
30     Tampa                           FL                  33647         408    $18,650,000    $18,404,627
31     Various                         WI                Various      35,315     $6,498,000     $6,498,000
32     Mt. Pleasant                    WI                  53406      13,502     $3,304,000     $3,304,000
33     Greenfield                      WI                  53220      11,651     $3,197,200     $3,197,200
34     New Berlin                      WI                  53151       8,602     $2,658,200     $2,658,200
35     Madison                         WI                  53703       4,825       $885,600       $885,600
36     Milwaukee                       WI                  53211       5,992       $853,000       $853,000
37     Madison                         WI                  53705       4,100       $429,000       $429,000
38     California                      MD                  20619      92,335    $17,800,000    $17,740,441
39     Escondido                       CA                  92025      70,058    $17,730,000    $17,730,000
40     Mableton                        GA                  30126      95,206    $17,000,000    $17,000,000
41     Tampa                           FL                  33602     179,181    $17,000,000    $17,000,000
42     Melbourne                       FL                  32901         237    $17,000,000    $16,928,808
43     Reno                            NV                  89521      57,913    $16,800,000    $16,800,000
44     Los Angeles                     CA                  90015      22,777    $15,000,000    $14,954,802
45     South San Francisco             CA                  94080         224    $14,750,000    $14,582,957
46     Miami                           FL                  33172         216    $14,000,000    $14,000,000
47     Wethersfield                    CT                  06109     181,735    $13,845,000    $13,799,278
48     Parkville                       MO                  64152     110,108    $13,700,000    $13,700,000
49     Estes Park                      CO                  80517         138    $13,000,000    $12,875,113
50     Smyrna                          GA                  30080      61,573    $12,650,000    $12,650,000
51     San Diego                       CA                  92130      34,600    $12,400,000    $12,400,000
52     Eatontown                       NJ                  07724         131    $12,200,000    $12,163,189
53     San Antonio                     TX                  78258     108,099    $12,000,000    $12,000,000
54     Chattanooga                     TN                  37402         128    $11,900,000    $11,824,706
55     Atlanta                         GA                  30329     122,780    $11,500,000    $11,500,000
56     Oswego                          NY                  13126     235,277    $11,500,000    $11,500,000
57     Overland Park                   KS                  66212     190,640    $11,492,418    $11,492,418
58     Waikiki                         HI                  96815       6,340    $11,500,000    $11,426,358
59     Irving                          TX                  75062         308    $11,200,000    $11,200,000
60     Shakopee                        MN                  55379      78,762    $11,000,000    $10,965,737
61     Various                         Various           Various     382,947    $10,900,000    $10,900,000
62     Waterford                       CT                  06385      69,951    $10,500,000    $10,485,455
63     Plano                           TX                  75074     126,485    $10,280,000    $10,280,000
64     Carlisle                        PA                  17103      90,183    $10,250,000    $10,225,915
65     Atlanta                         GA                  30303     136,677    $10,100,000    $10,100,000
66     Various                         Various           Various     153,398    $10,100,000    $10,076,957
67     Farmington Hills                MI                  48334         203    $10,000,000     $9,971,801
68     Fort Myers                      FL                  33919      83,711     $9,920,000     $9,920,000
69     Glendale                        AZ                  85302         270     $9,765,000     $9,765,000
70     Latham                          NY                  12110      94,478     $9,700,000     $9,700,000
71     Bellevue                        WA                  98004          48     $9,256,000     $9,256,000
72     Arlington                       TX                  76010     114,711     $9,250,000     $9,223,100
73     Mountain View                   CA                  94040      42,732     $9,210,000     $9,210,000
74     Columbus                        OH                  43240         184     $9,200,000     $9,187,091
75     New York                        NY                  10003           8     $9,150,000     $9,150,000
76     Philadelphia                    PA                  19107     435,475     $9,000,000     $9,000,000
77     Glendale                        AZ        85303 and 85301      96,847     $9,000,000     $8,972,336
78     Albuquerque                     NM                  87120     126,012     $8,962,000     $8,962,000
79     Conyers                         GA                  30013         172     $8,800,000     $8,787,771
80     Walls                           MS                  38680         200     $8,700,000     $8,700,000
81     Various                         Various           Various     117,282     $8,620,000     $8,600,430
82     Las Vegas                       NV                  89107     100,937     $8,500,000     $8,500,000
83     Santa Barbara                   CA                  93101          96     $8,500,000     $8,474,178
84     Knoxville                       TN                  37922          98     $8,400,000     $8,346,931
85     Dallas                          TX                  75231         192     $8,287,500     $8,236,631
86     Arlington                       TX                  76011     129,776     $8,150,000     $8,150,000
87     Amarillo                        TX                  79109         432     $8,000,000     $8,000,000
88     Colorado Springs                CO                  80916         104     $8,000,000     $7,988,205
89     Schaumburg                      IL                  60173         209     $7,975,000     $7,928,788
90     Danbury                         CT                  06810      77,972     $7,875,000     $7,861,190
91     Middletown                      OH                  45042         200     $7,700,000     $7,700,000
92     San Diego                       CA                  92102      76,822     $7,600,000     $7,600,000
93     San Diego                       CA                  92101      41,522     $7,500,000     $7,500,000
94     Dover                           DE                  19901      95,717     $7,500,000     $7,482,056
95     Corpus Christi                  TX                  78478     289,462     $7,500,000     $7,476,572
96     El Paso                         TX                  79912         232     $7,360,000     $7,360,000
97     Newport News                    VA                  23602         124     $7,350,000     $7,307,410
98     Hoboken                         NJ                  07030          30     $7,300,000     $7,300,000
99     Hannibal                        MO                  63401     184,708     $7,200,000     $7,200,000
100    Yorba Linda                     CA                  92887      48,973     $7,200,000     $7,184,167
101    Pasadena                        CA                  91107          81     $7,150,000     $7,138,331
102    Kentwood                        MI                  49512         241     $7,100,000     $7,100,000
103    New York                        NY                  10024       7,620     $7,000,000     $6,990,283
104    Columbus                        OH                  43219      24,948     $7,000,000     $6,990,199
105    Hampton                         VA                  23666         113     $6,900,000     $6,900,000
106    Winston Salem                   NC                  27617         120     $6,800,000     $6,800,000
107    Jamaica Estates                 NY                  11432         141     $6,800,000     $6,800,000
108    Richmond                        VA                  23233          68     $6,700,000     $6,700,000
109    Hickory                         NC                  28601         189     $6,700,000     $6,700,000
110    Sanford                         NC                  27330         144     $6,700,000     $6,700,000
111    Finksburg                       MD                  21048      83,635     $6,600,000     $6,600,000
112    Lowell                          MA                  01852      90,265     $6,600,000     $6,590,857
113    Daytona Beach                   FL                  32117     252,345     $6,600,000     $6,578,650
114    Eden Prairie                    MN                  55344      57,736     $6,575,000     $6,559,950
115    Lake Jackson                    TX                  77566         201     $6,480,000     $6,480,000
116    Madison Heights                 VA                  24572     142,231     $6,500,000     $6,469,136
117    South Lyon                      MI                  48178      30,605     $6,400,000     $6,385,133
118    Seattle                         WA                  98125         130     $6,300,000     $6,300,000
119    Charleston                      SC                  29492      39,872     $6,300,000     $6,291,560
120    New York                        NY                  10011      16,411     $6,200,000     $6,200,000
121    Wilmington                      DE                  19808      45,132     $6,200,000     $6,200,000
122    Montgomery                      AL                  36104      55,069     $6,200,000     $6,185,808
123    Grove City                      OH                  43123      24,325     $6,200,000     $6,178,903
124    Brownsville                     TX                  78521         244     $6,000,000     $6,000,000
125    New York                        NY                  10028         161     $6,000,000     $6,000,000
126    Beltsville                      MD                  20705      53,057     $6,000,000     $6,000,000
127    Tallmadge                       OH                  44278         190     $6,000,000     $5,972,611
128    Olympia                         WA                  98501      70,000     $7,000,000     $5,791,042
129    Houston                         TX                  77061         262     $5,770,000     $5,770,000
130    Weston                          FL                  33326      20,084     $5,750,000     $5,750,000
131    Poway                           CA                  92064      80,670     $5,700,000     $5,700,000
132    Panama City                     FL                  32408          89     $5,700,000     $5,666,103
133    Mesa                            AZ                  85202         120     $5,520,000     $5,520,000
134    San Marcos                      CA                  92609      34,131     $5,500,000     $5,500,000
135    Atlanta                         GA                  30339      16,649     $5,500,000     $5,500,000
136    New York                        NY                  10011         104     $5,500,000     $5,500,000
137    Boothbay                        ME                  04538      11,180     $1,481,000     $1,477,556
138    Dexter                          ME                  04930      11,180     $1,418,000     $1,414,702
139    Manchester                      ME                  04351      11,180     $1,333,000     $1,329,900
140    Milo                            ME                  04463      11,180     $1,125,000     $1,122,383
141    Shelby Township                 MI                  48315      56,468     $5,300,000     $5,300,000
142    Greenville                      SC                  29607         115     $5,300,000     $5,249,268
143    Columbia                        MD                  21045      58,224     $5,200,000     $5,187,741
144    Arlington                       TX                  76006         107     $5,150,000     $5,150,000
145    Omaha                           NE                  68130      27,889     $5,100,000     $5,072,094
146    Various                         Various           Various      82,017     $5,030,000     $5,018,524
147    San Diego                       CA                  92111      29,609     $5,000,000     $5,000,000
148    Riverdale                       NY                  10471         117     $5,000,000     $5,000,000
149    Morgan Hill                     CA                  95037      99,493     $5,000,000     $4,993,052
150    Colorado Springs                CO                  80910      49,800     $5,000,000     $4,968,648
151    College Park                    GA                  30349      72,962     $4,960,000     $4,953,055
152    Houston                         TX                  77063         167     $4,950,000     $4,950,000
153    Augusta                         GA                  30909         136     $4,800,000     $4,793,330
154    Palm Desert                     CA                  92660      37,932     $4,800,000     $4,788,422
155    Opelika                         AL                  36801         160     $4,800,000     $4,779,555
156    Napa                            CA                  94558      52,600     $4,754,000     $4,754,000
157    Farmville                       NC                  27828      49,564     $4,750,000     $4,732,943
158    Oklahoma City                   OK                  73135     131,483     $4,725,000     $4,713,714
159    Deer Park                       TX                  77536         192     $4,700,000     $4,700,000
160    Gaithersburg                    MD                  20879      81,975     $4,700,000     $4,700,000
161    Houston                         TX                  77081         234     $4,650,000     $4,630,305
162    Columbus                        OH                  43240      25,800     $4,612,500     $4,612,500
163    San Diego                       CA                  92101      17,477     $4,600,000     $4,600,000
164    New York                        NY                  10021          47     $4,500,000     $4,500,000
165    Towson                          MD                  21204      34,307     $4,450,000     $4,450,000
166    Monroe                          LA                  71203          66     $4,400,000     $4,386,742
167    New York                        NY                  10128         118     $4,400,000     $4,386,706
168    Nashville                       TN                  37214          94     $4,400,000     $4,381,335
169    Bakersfield                     CA                Various      73,247     $4,300,000     $4,286,783
170    Las Vegas                       NV                  89103      19,445     $4,250,000     $4,226,836
171    Stone Mountain                  GA                  30083      51,772     $4,200,000     $4,200,000
172    Midwest City                    OK                  73110         201     $4,160,000     $4,141,644
173    Brainerd                        MN                  56401         113     $4,150,000     $4,135,746
174    Bowling Green                   KY                  42104      24,000     $4,100,000     $4,094,427
175    Lebanon                         MO                  65536      14,820     $4,100,000     $4,090,126
176    Phoenix                         AZ                  85032         179     $4,000,000     $4,000,000
177    Trussville                      AL                  35173      56,355     $4,000,000     $4,000,000
178    Seattle                         WA                  98101          59     $4,000,000     $4,000,000
179    Kent                            WA                  98032      74,084     $4,000,000     $3,990,993
180    Hoover                          AL                  35226      50,159     $4,000,000     $3,990,647
181    New York                        NY                  10025          60     $4,000,000     $3,990,288
182    New York                        NY                  10028          79     $4,000,000     $3,983,458
183    Atlantic Beach, Neptune Beach   FL           32233, 32266      30,900     $4,000,000     $3,983,312
184    Brentwood                       CA                  94513      60,825     $3,938,000     $3,925,452
185    Various                         CA                Various      17,010     $3,900,000     $3,882,785
186    Gastonia                        NC                  28052      37,364     $3,840,000     $3,827,103
187    Boynton Beach                   FL                  33436      25,015     $3,800,000     $3,800,000
188    Atlanta                         GA                  30311         202     $3,750,000     $3,741,458
189    Frederick                       MD                  21701      22,298     $3,750,000     $3,738,517
190    Brooklyn                        NY                  11235         190     $3,750,000     $3,728,371
191    Lynnfield                       MA                  01940      22,626     $3,725,000     $3,716,403
192    Temecula                        CA                  92591      11,200     $3,700,000     $3,700,000
193    Laurel                          MD                  20723      19,976     $3,700,000     $3,700,000
194    Colorado Springs                CO                  80909      40,548     $3,700,000     $3,700,000
195    Charleston                      SC                  29407      56,220     $3,700,000     $3,695,058
196    College Station                 TX                  77840         176     $3,700,000     $3,691,696
197    Hartsville                      SC                  29550          74     $3,700,000     $3,688,418
198    New York                        NY                  10003          69     $3,650,000     $3,638,104
199    Carthage                        NC                  28327      47,900     $3,630,000     $3,617,061
200    Lake Jackson                    TX                  77566         200     $3,600,000     $3,600,000
201    Riviera Beach                   FL                  33407      47,306     $3,600,000     $3,595,040
202    Yucaipa                         CA                  92399         182     $3,525,000     $3,509,758
203    Costa Mesa                      CA                  92626       7,784     $3,500,000     $3,500,000
204    Valdosta                        GA                  31601      59,575     $3,507,000     $3,495,842
205    Flushing                        NY                  11354         384     $3,500,000     $3,491,571
206    Atlanta                         GA                  30308      15,092     $3,500,000     $3,491,488
207    Signal Hill                     CA                  90755      51,890     $3,500,000     $3,488,593
208    Cathedral City                  CA                  92234      21,796     $3,500,000     $3,485,563
209    Staten Island                   NY                  10301         140     $3,500,000     $3,474,813
210    Houston                         TX                  77017          70     $3,350,000     $3,319,199
211    Nyack                           NY                  10960          94     $3,300,000     $3,295,852
212    Buffalo                         MN                  55313     132,000     $3,300,000     $3,295,458
213    Toledo                          OH                  43612      65,596     $3,300,000     $3,259,690
214    Copperas Cove                   TX                  76522      18,500     $3,245,000     $3,240,589
215    Simpsonville                    SC                  29680          84     $3,225,000     $3,204,869
216    Hesperia                        CA                  92345      59,271     $3,200,000     $3,200,000
217    Tucson                          AZ                  85718      20,309     $3,170,000     $3,165,557
218    Fernandina Beach                FL                  32034      27,949     $3,160,000     $3,149,525
219    Charlottesville                 VA                  22901          47     $3,100,000     $3,100,000
220    Puyallup                        WA                  98372      56,520     $3,100,000     $3,090,289
221    Pontiac                         MI                  48340         120     $3,111,000     $3,082,678
222    Shreveport                      LA                  71109      70,295     $3,040,000     $3,030,561
223    Payson                          UT                  84651     204,000     $3,500,000     $3,012,949
224    Lynwood                         CA                  90262      11,474     $3,000,000     $3,000,000
225    Westerville                     OH                  43082      13,732     $3,000,000     $3,000,000
226    New York                        NY                  10128          86     $3,000,000     $3,000,000
227    New York                        NY                  10028          89     $3,000,000     $3,000,000
228    New York                        NY                  10128          53     $3,000,000     $3,000,000
229    Lumberton                       NC                  28360         105     $3,010,000     $2,997,485
230    Moreno Valley                   CA                  92553      34,807     $3,000,000     $2,993,300
231    North Las Vegas                 NV                  89032      10,962     $3,000,000     $2,992,668
232    Jacksonville                    FL                  32246      35,200     $3,000,000     $2,990,779
233    Jersey Village                  TX                  77065      13,013     $3,000,000     $2,989,619
234    Prestonsburg                    KY                  41653          70     $3,000,000     $2,987,057
235    Mamaroneck                      NY                  10543          70     $3,000,000     $2,983,968
236    Barboursville                   WV                  25504         129     $3,000,000     $2,982,616
237    Houston                         TX                  77017         140     $3,000,000     $2,956,904
238    Scottsdale                      AZ                  85260      38,500     $3,000,000     $2,918,077
239    Las Vegas                       NV                  89147       9,818     $2,900,000     $2,900,000
240    Greensboro                      NC                  27401      67,222     $2,900,000     $2,900,000
241    Kissimmee                       FL                  32244      13,050     $3,500,000     $2,887,503
242    Alpharetta                      GA                  30022       8,149     $2,900,000     $2,878,325
243    Reisterstown                    MD                  21136      21,545     $2,900,000     $2,872,051
244    Binghamton                      NY                  13905      37,082     $2,875,000     $2,860,352
245    Murrieta                        CA                  92562       8,580     $2,850,000     $2,834,035
246    Elmhurst                        IL                  60126      15,954     $2,800,000     $2,800,000
247    Fort Worth                      TX                  76104         114     $2,800,000     $2,800,000
248    New York                        NY                  10028          56     $2,800,000     $2,791,540
249    Farmingdale                     NY                  11735          90     $2,800,000     $2,780,118
250    San Marcos                      TX                  78666         147     $2,768,000     $2,756,386
251    Thornton                        CO                  80229      12,514     $2,700,000     $2,700,000
252    Minneapolis                     MN                  55401      81,525     $2,600,000     $2,600,000
253    Phoenix                         AZ                  85028      24,509     $2,600,000     $2,600,000
254    Phoenix                         AZ                  85008          83     $2,600,000     $2,600,000
255    New York                        NY                  10028          89     $2,600,000     $2,600,000
256    New York                        NY                  10021          41     $2,600,000     $2,600,000
257    Sandston                        VA                  23150          61     $2,600,000     $2,592,015
258    Lynnwood                        WA                  98037          54     $2,566,000     $2,566,000
259    Jackson                         MO                  63755         180     $2,536,000     $2,516,248
260    Kew Gardens Hills               NY                  11367          88     $2,500,000     $2,496,599
261    Forest Hills                    NY                  11375         130     $2,500,000     $2,493,268
262    Bronx                           NY                  10461          66     $2,500,000     $2,487,237
263    Vicksburg                       MS                  39180     100,680     $2,500,000     $2,486,374
264    Louisville                      KY                  40258          90     $2,480,000     $2,469,555
265    New York                        NY                  10028          68     $2,511,839     $2,446,939
266    Jackson Heights                 NY                  11372         160     $2,450,000     $2,415,245
267    Newport News                    VA                  23606      44,000     $2,400,000     $2,392,940
268    Sterling                        VA                  20164      13,670     $2,370,000     $2,370,000
269    Seattle                         WA                  98112          30     $2,360,000     $2,360,000
270    Wilmington                      NC                  28401          52     $1,200,000     $1,197,240
271    High Point                      NC                  27284          56     $1,150,000     $1,147,355
272    Nashville                       TN                  37211         140     $2,350,000     $2,340,471
273    Atlanta                         GA                  30318      46,665     $2,350,000     $2,340,009
274    Anaheim                         CA                  92801      54,022     $2,300,000     $2,300,000
275    Milwaukie                       OR                  97222          79     $2,300,000     $2,300,000
276    Various                         GA                Various      79,000     $2,270,000     $2,260,349
277    Phoenix                         AZ                  85028      45,015     $2,250,000     $2,241,351
278    Virginia Beach                  VA                  23455          63     $2,233,000     $2,233,000
279    Columbia                        TN                  38401          60     $2,200,000     $2,190,668
280    New York                        NY                  10024          50     $2,200,000     $2,184,674
281    Eastchester                     NY                  10709         126     $2,500,000     $2,138,591
282    Yonkers                         NY                  10701         156     $2,500,000     $2,138,027
283    Puyallup                        WA                  98372      11,695     $2,130,000     $2,130,000
284    Brooklyn                        NY                  11235         155     $2,500,000     $2,103,170
285    Douglasville                    GA                  30135      12,084     $2,100,000     $2,100,000
286    Altamonte Springs               FL                  32714      22,090     $2,100,000     $2,094,992
287    Raleigh                         NC                  27601      54,717     $2,225,000     $2,067,308
288    Panama City Beach               FL                  32408      42,665     $2,050,000     $2,040,922
289    Kenmore                         WA                  98028      10,490     $2,038,000     $2,031,555
290    Seattle                         WA                  98115      14,406     $2,035,000     $2,028,828
291    Homewood                        IL                  60430       6,510     $2,011,500     $2,011,500
292    East Point                      GA                  30344         120     $2,000,000     $2,000,000
293    Kent                            WA                  98031          61     $2,000,000     $2,000,000
294    Los Angeles                     CA                  90019      16,110     $2,000,000     $1,997,326
295    New York                        NY                  10028          38     $2,000,000     $1,994,742
296    Landenberg                      PA                  19350          36     $2,000,000     $1,994,161
297    Plano                           TX                  75075      10,880     $2,000,000     $1,990,904
298    Elmhurst                        NY                  11373          75     $2,000,000     $1,990,695
299    Chesterfield                    MI                  48051       9,742     $1,985,000     $1,985,000
300    Aurora                          CO                  80012      13,905     $2,295,000     $1,979,766
301    East Rockaway                   NY                  11518          74     $2,315,000     $1,955,840
302    Columbus                        OH                  43219       6,300     $1,940,000     $1,937,284
303    Scottsdale                      AZ                  85251      17,770     $1,930,000     $1,925,821
304    Seattle                         WA                  98122      10,000     $1,925,000     $1,925,000
305    Corpus Christi                  TX                  78416      40,835     $1,912,000     $1,903,687
306    Venice                          CA                  90291      10,449     $1,900,000     $1,895,550
307    Houston                         TX                  77025          64     $1,892,000     $1,889,501
308    New York                        NY                  10025          40     $1,892,000     $1,889,387
309    New York                        NY                  10024          47     $2,100,000     $1,886,952
310    Monroe                          NJ                  08831         158     $2,200,000     $1,866,069
311    Strongsville                    OH                  44136       8,800     $1,855,000     $1,855,000
312    Pasadena                        MD                  21122      11,600     $1,855,000     $1,852,510
313    New York                        NY                  10024          60     $1,850,000     $1,850,000
314    Columbus                        OH                  43219       5,300     $1,840,000     $1,837,424
315    Winter Haven                    FL                  33884         157     $1,840,000     $1,835,990
316    Tulsa                           OK                  74133      14,550     $1,850,000     $1,835,476
317    Brooklyn                        NY                  11201      53,487     $1,910,692     $1,803,454
318    New York                        NY                  10011          61     $1,800,000     $1,800,000
319    Yonkers                         NY                  10703          60     $1,800,000     $1,794,531
320    Cumming                         GA                  30041       9,600     $1,780,000     $1,776,044
321    San Francisco                   CA                  94123          29     $2,000,000     $1,740,120
322    Heath                           OH                  43056      31,276     $1,730,000     $1,722,714
323    Palm Desert                     CA                  92211       6,075     $1,700,000     $1,700,000
324    Greensboro                      NC                  27403          24     $1,700,000     $1,696,077
325    Flushing                        NY                  11355         109     $1,700,000     $1,694,994
326    Spokane                         WA                  99206      33,764     $1,700,000     $1,688,250
327    Glendale                        AZ                  85303       7,150     $1,650,000     $1,639,237
328    Little Rock                     AR                  72204         142     $1,650,000     $1,637,850
329    Columbus                        OH                  43231      22,720     $1,630,000     $1,626,389
330    Placentia                       CA                  92870      70,500     $1,950,000     $1,616,096
331    New York                        NY                  10003          81     $1,600,000     $1,597,314
332    Glendale                        AZ                  85308       6,232     $1,608,750     $1,596,220
333    Frankfort                       IL                  60423       9,259     $1,600,000     $1,595,129
334    New York                        NY                  10011         185     $2,600,000     $1,587,710
335    Colleyville                     TX                  76034      10,015     $1,580,000     $1,565,940
336    New York                        NY                  10128          75     $1,565,000     $1,565,000
337    North Reading                   MA                  01864      19,575     $1,560,000     $1,553,019
338    Norton Shores                   MI                  49444         169     $1,550,000     $1,541,435
339    Hartford                        CT                  06106      39,313     $1,520,000     $1,499,870
340    New York                        NY                  10003          12     $1,500,000     $1,495,018
341    West Hartford                   CT                  06110      29,235     $1,500,000     $1,494,066
342    Great Neck                      NY                  11021          42     $1,500,000     $1,493,366
343    Litchfeild                      NH                  03052          30     $1,500,000     $1,490,749
344    Seguin                          TX                  78155         107     $1,480,000     $1,466,993
345    Pflugerville                    TX                  78660      15,756     $1,456,000     $1,451,676
346    Las Vegas                       NV                  89113      11,737     $1,450,000     $1,448,025
347    Huntington                      WV                  25703          49     $1,450,000     $1,442,373
348    Hastings-on-Hudson              NY                  10706          34     $1,600,000     $1,441,976
349    Ferndale                        MI                  48220          37     $1,440,000     $1,432,305
350    Disputanta                      VA                  23842          67     $1,425,000     $1,423,047
351    Petersburg                      VA                  23803         180     $1,440,000     $1,415,486
352    Streetsboro                     OH                  44241          36     $1,420,000     $1,413,851
353    Orlando                         FL                  32818       9,450     $1,400,000     $1,396,883
354    Las Vegas                       NV                  89119       8,000     $1,400,000     $1,395,721
355    Tustin                          CA                  92780      18,890     $2,100,000     $1,393,663
356    Grass Valley                    CA                  95949      32,069     $1,350,000     $1,347,029
357    Austin                          TX                  78705          54     $1,500,000     $1,341,310
358    Las Vegas                       NV                  89102      50,535     $1,500,000     $1,334,210
359    Rapid City                      SD                  57701          50     $1,330,000     $1,316,991
360    New York                        NY                  10025          63     $1,750,000     $1,298,454
361    Corvallis                       OR                  97330       2,800     $1,300,000     $1,297,158
362    Vista                           CA                  92081      19,850     $1,300,000     $1,294,339
363    New York                        NY                  10016          44     $1,300,000     $1,285,604
364    Maumee                          OH                  43537          42     $1,275,000     $1,273,299
365    Palm Springs                    CA                  92262          22     $1,275,500     $1,270,338
366    Tucker                          GA                  30084      57,276     $1,250,000     $1,244,686
367    Toledo                          OH                  43612          36     $1,230,000     $1,227,208
368    Marietta                        GA                  30067      16,535     $1,200,000     $1,197,376
369    Ventura                         CA                  93003      14,566     $1,185,000     $1,179,905
370    Duluth                          MN                  55811      12,840     $1,175,000     $1,171,583
371    Virginia Beach                  VA                  23452      14,556     $1,160,000     $1,152,817
372    San Diego                       CA                  92105       8,760     $1,150,000     $1,147,298
373    Knoxville                       TN                  37923      20,683     $1,150,000     $1,144,857
374    Bloomfield Township             MI                  48301      12,000     $1,150,000     $1,143,025
375    Seattle                         WA                  98105          33     $1,150,000     $1,141,515
376    Santa Teresa                    NM                  88008          32     $1,125,000     $1,120,583
377    Alamonte Springs                FL                  32714      19,680     $1,100,000     $1,097,377
378    New York                        NY                  10033          42     $1,100,000     $1,096,788
379    Borrego Springs                 CA                  92004          78     $1,100,000     $1,096,599
380    Wake Forest                     NC                  27587          24     $1,100,000     $1,096,561
381    Atlanta                         GA                  30318      30,340     $1,100,000     $1,095,332
382    Houston                         TX                  77007          12     $1,100,000     $1,094,573
383    New York                        NY                  10014          28     $1,100,000     $1,094,408
384    Boyertown                       PA                  19512      25,852     $1,100,000     $1,092,323
385    Yonkers                         NY                  10701          65     $1,500,000     $1,086,917
386    New York                        NY                  10461          56     $1,400,000     $1,082,812
387    Jackson Heights                 NY                  11372         125     $1,400,000     $1,070,070
388    Akron                           OH                  44313          36     $1,060,000     $1,055,949
389    New York                        NY                  10128           8     $1,000,000     $1,000,000
390    New York                        NY                  10003          28     $1,000,000     $1,000,000
391    Freeport                        NY                  11520          76     $1,000,000       $994,463
392    Gainesville                     FL                  32608       3,600     $1,000,000       $993,644
393    Crosby                          TX                  77532          32       $980,000       $973,170
394    Hartford                        CT                  06106      58,516       $975,000       $971,993
395    Houston                         TX                  77025       8,000       $961,000       $958,035
396    El Paso                         TX                  79904      22,448       $955,000       $948,672
397    Mamaroneck                      NY                  10549          33       $950,000       $942,444
398    Grapevine                       TX                  76051       8,358       $938,000       $938,000
399    Stamford                        CT                  06906          43       $900,000       $895,839
400    Montour Falls                   NY                  14865          32       $875,000       $872,381
401    Mayfield Heights                OH                  44124          45       $850,000       $847,347
402    Riverdale                       NY                  10463          91       $850,000       $838,509
403    New York                        NY                  10013          12       $825,000       $825,000
404    Richmond                        VA                  23221          16       $825,000       $822,488
405    Cheektowaga                     NY                  14225          24       $740,000       $740,000
406    Lakeside                        CA                  92040       5,940       $730,000       $726,778
407    Bronxville                      NY                  10708          45       $900,000       $725,620
408    New York                        NY                  10021          28       $675,000       $675,000
409    New York                        NY                  10019          20       $600,000       $595,970
410    Allentown                       PA                  18103          12       $590,000       $587,529
411    New York                        NY                  10014          12       $580,000       $576,112
412    New York                        NY                  10024          14       $550,000       $548,628
413    New York                        NY                  10014          29       $500,000       $491,150
414    New York                        NY                  10001           7       $425,000       $424,071
415    Brooklyn                        NY                  11230          39       $425,000       $417,756
416    New York                        NY                  10013           4       $325,000       $323,620
417    Brooklyn                        NY                  11215           4       $170,000       $169,143

                Orig            Rem.            Orig               Rem.                     Net
              Amort.          Amort.         Term to            Term to     Interest    Interest
#               Term        Term (1)    Maturity (2)   Maturity (1) (2)         Rate       Rate
----   -------------   -------------   -------------   ----------------   ----------    -------
1                360             360              84                 80       6.6085%    6.5877%
2                360             352              60                 52       4.4198%    4.3990%
3                360             360             120                118       5.6200%    5.5192%
4                360             360             120                118       5.6200%    5.5192%
5                360             360             120                118       5.6200%    5.5192%
6                360             360             121                118       5.3000%    5.2792%
7      Interest Only   Interest Only             120                117       4.9800%    4.9292%
8                360             360             120                117       5.5400%    5.4892%
9                360             360             121                117       5.2500%    5.2292%
10               360             360              84                 83       6.0300%    5.9970%
11               360             360             120                115       5.3400%    5.3192%
12               300             300             120                112       6.1100%    6.0757%
13               360             358             121                119       5.7350%    5.7142%
14               360             360             120                117       5.5700%    5.4692%
15               360             360             120                119       5.4800%    5.3992%
16               360             358             120                118       5.4800%    5.3792%
17               360             357             120                117       5.2500%    5.1492%
18               360             360             122                118       6.1700%    6.1492%
19               360             360             120                119       5.2700%    5.1692%
20               360             360             120                119       5.3700%    5.2692%
21               360             358             121                119       5.6700%    5.6492%
22               360             360             120                119       5.2100%    5.1092%
23               360             360             120                119       5.2000%    5.0992%
24               360             360             120                103       5.5500%    5.4992%
25               360             360             120                120       5.5100%    5.4092%
26               360             360              60                 57       5.4500%    5.4292%
27               360             356             120                116       5.7800%    5.7592%
28               360             360             120                119       5.2000%    5.0992%
29               360             360             120                113       5.4420%    5.4212%
30               360             349             120                109       4.9100%    4.8892%
31               264             264             120                119       5.4500%    5.4292%
32               264             264             121                120       5.4500%    5.4292%
33               264             264             120                119       5.4500%    5.4292%
34               264             264             120                119       5.4500%    5.4292%
35               264             264             120                119       5.4500%    5.4292%
36               264             264             120                119       5.4500%    5.4292%
37               264             264             120                119       5.4500%    5.4292%
38               360             357             121                118       5.4200%    5.3992%
39               360             360             120                119       5.2600%    5.1592%
40               360             360             120                118       5.4500%    5.4192%
41               360             360             120                120       5.7200%    5.6192%
42               360             356             120                116       5.7700%    5.7492%
43               360             360             121                116       5.0000%    4.9792%
44               300             298             120                118       6.1100%    6.0592%
45               300             292             120                112       5.9500%    5.9292%
46               300             300              60                 55       6.2000%    6.1792%
47               360             357             120                117       5.4900%    5.4392%
48               360             360             120                115       5.2800%    5.2292%
49               300             293              60                 53       6.1900%    6.1692%
50               360             360             120                117       5.5000%    5.4692%
51               360             360             119                118       5.6000%    5.5792%
52               300             298             120                118       6.1000%    6.0305%
53               360             360              84                 83       5.5400%    5.4392%
54               300             296             121                117       5.4400%    5.4192%
55               360             360             120                116       5.3500%    5.3292%
56               360             360             120                112       5.0300%    5.0092%
57               360             360             120                120       5.6900%    5.5892%
58               300             296             120                116       5.3600%    5.3392%
59               360             360             121                119       5.6400%    5.6192%
60               360             357             120                117       5.8000%    5.7392%
61               360             360             120                118       5.9100%    5.8092%
62               360             359             120                119       5.6000%    5.5492%
63               360             360             120                119       5.5100%    5.4092%
64               360             358             120                118       5.4900%    5.3892%
65               360             360             121                118       5.7200%    5.6992%
66               360             358             121                119       5.6700%    5.6492%
67               360             357             120                117       6.3200%    6.2992%
68               360             360             122                117       5.3000%    5.2792%
69               360             360             120                117       5.6900%    5.5892%
70               360             360             120                115       5.1400%    5.1192%
71               360             360             120                117       5.5900%    5.5692%
72               360             357             120                117       6.1600%    6.1392%
73     Interest Only   Interest Only             120                117       5.5600%    5.5392%
74               360             359             120                119       5.4800%    5.4592%
75               360             360             120                118       5.4500%    5.4292%
76     Interest Only   Interest Only             120                115       5.1600%    5.1392%
77               360             357             120                117       5.8700%    5.7892%
78     Interest Only   Interest Only             120                118       5.2500%    5.1992%
79               360             359             120                119       5.5700%    5.4892%
80               360             360              60                 59       5.7800%    5.6792%
81               360             358             121                119       5.7000%    5.6792%
82     Interest Only   Interest Only             119                117       4.9800%    4.9592%
83               300             298             120                118       6.0500%    6.0292%
84               300             296             121                117       5.4500%    5.4292%
85               360             354             121                115       5.7800%    5.7592%
86     Interest Only   Interest Only              60                 56       5.4400%    5.4192%
87               300             300              84                 83       5.7500%    5.6492%
88               336             335             120                119       6.0700%    6.0492%
89               300             296              60                 56       6.0200%    5.9992%
90               312             311             120                119       5.5000%    5.4492%
91               360             360             120                116       5.2350%    5.1942%
92               360             360             120                116       5.4700%    5.3892%
93     Interest Only   Interest Only             120                116       5.1000%    5.0792%
94               360             358             120                118       5.3800%    5.3592%
95               360             357             120                117       5.7850%    5.7342%
96               360             360             119                116       5.4500%    5.4292%
97               300             296              84                 80       6.0200%    5.9992%
98               360             360             120                118       5.5700%    5.4692%
99               360             360             117                112       5.3200%    5.2992%
100              360             358             120                118       5.8950%    5.8742%
101              316             315             120                119       6.0300%    6.0092%
102              360             360             120                117       5.4300%    5.4092%
103              360             359             120                119       5.5800%    5.4792%
104              360             359             120                119       5.5000%    5.4492%
105              360             360             120                117       5.5000%    5.4792%
106              360             360             120                117       5.6400%    5.6192%
107    Interest Only   Interest Only             120                117       5.0800%    4.9992%
108              360             360             120                117       5.5000%    5.4792%
109              360             360              60                 51       5.1700%    5.1492%
110              360             360             120                118       5.7700%    5.7492%
111              360             360             120                118       5.6300%    5.5492%
112              360             359             120                119       5.6000%    5.5792%
113              360             357             119                116       5.6000%    5.5792%
114              360             358             120                118       5.6500%    5.6292%
115              360             360             121                116       5.1600%    5.1392%
116              300             297             120                117       5.4200%    5.3392%
117              360             358             120                118       5.5600%    5.5092%
118    Interest Only   Interest Only             120                116       5.0000%    4.9792%
119              360             359             144                143       5.9200%    5.8192%
120              360             360             120                115       5.2800%    5.2592%
121              360             360             120                118       5.5800%    5.4792%
122              360             358             120                118       5.6500%    5.5492%
123              360             357             120                117       5.3300%    5.3092%
124              360             360             120                115       5.4300%    5.4092%
125    Interest Only   Interest Only             120                115       5.0400%    4.9592%
126              360             360             120                118       5.5300%    5.4492%
127              360             356             121                117       5.3100%    5.2892%
128              240             159             120                 39       7.2500%    7.1492%
129              360             360             121                111       5.5250%    5.5042%
130              360             360             121                119       5.7100%    5.6492%
131              360             360             120                118       5.4300%    5.4092%
132              300             296             120                116       5.8500%    5.8292%
133              360             360             120                115       5.2600%    5.2392%
134              360             360             120                117       5.4500%    5.3892%
135              360             360             120                117       5.0000%    4.8992%
136              360             360             120                115       5.3100%    5.2292%
137              252             251             120                119       5.9800%    5.9292%
138              252             251             120                119       5.9800%    5.9292%
139              252             251             120                119       5.9800%    5.9292%
140              252             251             120                119       5.9800%    5.9292%
141              360             360             120                118       5.6000%    5.5492%
142              300             294             120                114       5.3100%    5.2892%
143              360             358             120                118       5.4700%    5.4192%
144              360             360             120                112       4.9900%    4.9692%
145              360             355             121                116       5.4000%    5.3792%
146              360             358             121                119       5.6700%    5.6492%
147              360             360             121                117       5.3800%    5.3592%
148    Interest Only   Interest Only             180                177       5.4200%    5.3392%
149              360             359             120                119       5.5700%    5.4692%
150              300             296             120                116       5.5000%    5.4192%
151              360             359             120                119       5.5000%    5.3992%
152              360             360             121                110       5.3300%    5.3092%
153              360             359             120                119       5.5700%    5.4892%
154              360             358             120                118       5.3300%    5.3092%
155              360             356             121                117       5.6800%    5.6592%
156              360             360             120                119       5.6800%    5.5542%
157              360             357             121                118       5.0400%    5.0192%
158              360             358             120                118       5.3900%    5.2892%
159              360             360             120                113       5.2000%    5.1792%
160              360             360             120                116       5.6500%    5.6292%
161              360             356             121                117       5.7100%    5.5992%
162              360             360             120                118       5.4700%    5.3692%
163              360             360             121                115       5.4300%    5.4092%
164    Interest Only   Interest Only             120                117       5.1600%    5.0792%
165              360             360             120                116       5.2500%    5.1692%
166              300             298             121                119       6.1100%    6.0892%
167              480             475             120                115       5.1600%    5.0792%
168              300             297             120                117       6.1600%    6.1392%
169              360             357             120                117       5.8700%    5.7892%
170              360             355             120                115       5.4200%    5.3992%
171              360             360             120                116       5.7500%    5.7292%
172              360             356             121                117       5.4920%    5.4712%
173              360             357             120                117       5.2800%    5.2592%
174              360             359             120                119       5.7800%    5.7592%
175              360             358             120                118       5.3400%    5.2892%
176              360             360             120                116       5.0500%    5.0292%
177              360             360             120                117       5.8000%    5.6992%
178              360             360             120                119       5.5800%    5.5292%
179              360             358             120                118       5.7500%    5.6492%
180              360             358             120                118       5.5200%    5.4192%
181              360             358             120                118       5.2900%    5.2092%
182              420             415             120                115       5.1600%    5.0792%
183              360             356             120                116       5.7900%    5.7692%
184              360             357             120                117       5.6800%    5.6292%
185              360             356             120                116       5.4900%    5.4692%
186              360             357             120                117       5.4000%    5.3792%
187              360             360             120                117       5.8700%    5.8492%
188              360             358             120                118       5.6800%    5.5792%
189              360             357             120                117       5.8900%    5.8692%
190              360             355             120                115       5.1300%    5.0492%
191              360             358             119                117       5.6000%    5.5792%
192              360             360             120                116       6.0200%    5.9992%
193              360             360             120                116       5.1200%    5.0992%
194              360             360             120                116       5.7000%    5.6792%
195              360             359              60                 59       5.9500%    5.8692%
196              360             358             120                118       5.7700%    5.6692%
197              300             298             120                118       5.8300%    5.8092%
198              360             357             120                117       5.5600%    5.4792%
199              360             357             119                116       5.0800%    5.0592%
200              360             360             121                116       5.1650%    5.1442%
201              360             359             120                119       5.6500%    5.5992%
202              360             356             120                116       5.6000%    5.5792%
203              360             360             120                113       4.9800%    4.9592%
204              300             298             120                118       5.7100%    5.6292%
205              360             358             120                118       5.3400%    5.2592%
206              360             358              84                 82       5.2800%    5.1792%
207              360             357             120                117       5.5600%    5.5392%
208              360             356             120                116       5.8500%    5.7992%
209              360             354             120                114       4.9600%    4.8792%
210              300             294             120                114       5.5700%    5.5492%
211              480             478             120                118       5.6700%    5.5892%
212              360             359             120                119       5.6600%    5.5592%
213              360             348             120                108       5.6800%    5.5692%
214              360             359             120                119       5.7800%    5.7592%
215              300             296             120                116       5.5300%    5.5092%
216              360             360             120                118       5.8600%    5.8392%
217              360             359             120                119       5.4900%    5.3892%
218              360             357             120                117       5.4700%    5.4492%
219              360             360             120                117       5.5000%    5.4792%
220              360             357             120                117       5.7700%    5.7492%
221              360             352             120                112       5.1200%    5.0592%
222              300             298             120                118       5.8900%    5.8692%
223              180             139             180                139       7.6500%    7.5492%
224    Interest Only   Interest Only              60                 59       6.0900%    5.9892%
225              360             360             120                118       5.4700%    5.3692%
226    Interest Only   Interest Only             120                116       5.0300%    4.9492%
227    Interest Only   Interest Only             120                116       5.1000%    5.0192%
228    Interest Only   Interest Only             120                118       5.4800%    5.3992%
229              300             297              84                 81       6.2900%    6.2692%
230              360             358             120                118       5.8000%    5.7792%
231              360             358             120                118       5.2500%    5.1492%
232              360             357             120                117       5.8700%    5.8492%
233              360             357             119                116       5.2400%    5.2192%
234              300             297             121                118       6.0500%    6.0292%
235              360             355             120                115       5.5200%    5.4392%
236              300             296             122                118       6.0200%    5.9992%
237              300             291             120                111       5.2500%    5.2292%
238              300             282              84                 66       5.9500%    5.8492%
239              360             360             120                116       5.9500%    5.8892%
240              360             360             120                118       5.7100%    5.6892%
241              240             164             240                164       7.5000%    7.3992%
242              300             295             120                115       5.6900%    5.6092%
243              228             224             228                224       5.8800%    5.7992%
244              360             355             120                115       5.7600%    5.7392%
245              360             355             121                116       5.2800%    5.1692%
246              360             360             120                114       5.5300%    5.5092%
247              360             360             121                113       5.0200%    4.9592%
248              480             475             120                115       5.1600%    5.0792%
249              360             354             120                114       5.0300%    4.9492%
250              360             356             120                116       5.7600%    5.7392%
251              360             360             120                116       5.3600%    5.3392%
252              360             360             120                118       5.8900%    5.8692%
253    Interest Only   Interest Only              60                 55       5.7500%    5.7292%
254              360             360             120                117       5.7400%    5.6792%
255    Interest Only   Interest Only             120                117       5.4700%    5.3892%
256    Interest Only   Interest Only             120                116       5.0000%    4.9192%
257              300             298             120                118       5.9700%    5.9492%
258              360             360             120                118       5.5100%    5.4892%
259              360             353             120                113       5.2800%    5.2592%
260              480             478             120                118       5.3000%    5.2192%
261              480             475             180                175       5.5600%    5.4792%
262              360             355             180                175       5.7500%    5.6692%
263              360             355             120                115       5.4200%    5.3992%
264              360             356             120                116       5.7400%    5.7192%
265              329             305             149                125       7.0200%    6.9192%
266              240             234             120                114       5.2500%    5.1692%
267              360             357             121                118       6.1000%    6.0792%
268              360             360             120                117       6.0900%    6.0692%
269              360             360             120                117       5.4000%    5.3792%
270              360             358             120                118       5.6200%    5.5992%
271              360             358             120                118       5.6200%    5.5992%
272              360             356             120                116       5.9400%    5.9192%
273              360             356             122                118       5.6900%    5.6692%
274              360             360             121                118       5.5800%    5.5592%
275              360             360             120                113       5.7100%    5.6892%
276              360             356             122                118       5.6900%    5.6692%
277              360             356             120                116       6.2200%    6.1992%
278              360             360             122                119       5.7000%    5.6792%
279              300             297             120                117       6.1600%    6.1392%
280              360             354             120                114       5.1300%    5.0492%
281              300             198             300                198       8.4800%    8.3792%
282              300             196             180                 76       8.7000%    8.5992%
283              360             360             120                118       5.6700%    5.6492%
284              300             190             180                 70       8.6000%    8.4992%
285              360             360             120                116       5.0800%    5.0592%
286              360             358             120                118       5.4000%    5.3792%
287              300             247             120                 67       7.5500%    7.4492%
288              300             297             120                117       5.8800%    5.8592%
289              360             357             120                117       5.7200%    5.6992%
290              360             357             120                117       5.9400%    5.9192%
291              360             360             120                116       5.9500%    5.8892%
292              360             360              60                 51       5.2500%    5.2292%
293              360             360             120                117       5.4700%    5.4492%
294              360             359             120                119       5.9400%    5.9192%
295              480             476             120                116       5.0100%    4.9292%
296              360             357             120                117       6.1400%    6.1192%
297              360             356             121                117       5.3300%    5.3092%
298              360             356             120                116       5.2100%    5.1292%
299              360             360             120                116       6.0400%    6.0192%
300              300             214             240                154       7.0000%    6.8992%
301              300             190             300                190       8.8000%    8.6992%
302              360             359             120                119       5.5000%    5.4492%
303              360             358             120                118       5.9900%    5.9092%
304              360             360             120                116       5.7900%    5.7692%
305              300             297             120                117       6.0000%    5.9492%
306              360             358             120                118       5.5100%    5.4892%
307              360             359             121                119       6.0600%    6.0392%
308              360             359             120                119       5.6300%    5.5492%
309              360             266             180                 86       7.0500%    6.9492%
310              300             204             300                204       7.3600%    7.2592%
311              360             360             121                118       5.8400%    5.7792%
312              360             359             120                119       5.9000%    5.8492%
313    Interest Only   Interest Only             120                114       5.0300%    4.9492%
314              360             359             120                119       5.5000%    5.4492%
315              360             358              60                 58       5.9500%    5.9292%
316              360             353             120                113       5.2400%    5.2092%
317              228             204             228                204       6.6560%    6.5552%
318    Interest Only   Interest Only             120                116       5.2700%    5.1892%
319              480             475             120                115       5.1400%    5.0592%
320              360             358             120                118       5.8300%    5.7492%
321              240             181             240                181       7.3750%    7.2742%
322              360             356             120                116       5.7400%    5.7192%
323              360             360             120                118       5.8600%    5.7992%
324              360             358             120                118       5.6000%    5.5792%
325              480             475             120                115       5.2500%    5.1692%
326              300             295             120                115       6.1800%    6.1592%
327              360             354             120                114       5.4700%    5.4092%
328              360             353              60                 53       5.5600%    5.5392%
329              360             358             120                118       5.8500%    5.8292%
330              264             179             120                 35       7.2500%    7.1492%
331              480             477             120                117       5.6100%    5.5292%
332              360             353             121                114       5.2800%    5.1992%
333              360             357             120                117       5.9200%    5.8392%
334              180              87             180                 87       6.9300%    6.8292%
335              360             351             120                111       5.8500%    5.8292%
336    Interest Only   Interest Only             120                115       5.1000%    5.0192%
337              360             356             120                116       5.4170%    5.3962%
338              360             355             120                115       5.3500%    5.3292%
339              360             347             120                107       5.8400%    5.8192%
340              360             357             120                117       5.4600%    5.3792%
341              360             356             120                116       6.0700%    6.0492%
342              360             356             180                176       5.4800%    5.3992%
343              300             296             121                117       5.6100%    5.5892%
344              360             351             120                111       5.9100%    5.8892%
345              360             357             120                117       6.0500%    6.0292%
346              360             359             120                119       5.7600%    5.6592%
347              360             355             120                115       5.6000%    5.5792%
348              300             223             300                223       8.5000%    8.3992%
349              360             355             120                115       5.5200%    5.4992%
350              360             359             120                119       5.7000%    5.6792%
351              360             345              60                 45       5.2400%    5.2192%
352              360             356             122                118       5.5920%    5.5712%
353              360             358              60                 58       5.8200%    5.7392%
354              360             357             120                117       5.9000%    5.8792%
355              120              69             120                 69       7.5000%    7.3992%
356              360             358             120                118       5.8900%    5.8692%
357              240             187             120                 67       7.6700%    7.5692%
358              300             223             120                 43       7.6250%    7.5242%
359              360             349             120                109       6.3500%    6.3292%
360              300             155             180                 35       7.9000%    7.7992%
361              360             358             120                118       5.9300%    5.8792%
362              300             297             120                117       5.9900%    5.9092%
363              240             235             240                235       5.7600%    5.6792%
364              360             359             120                119       5.9600%    5.9392%
365              360             356             120                116       5.9500%    5.9292%
366              360             356             122                118       5.6900%    5.6692%
367              360             358             120                118       5.7000%    5.6792%
368              360             358             180                178       5.9300%    5.8492%
369              360             356             120                116       5.6300%    5.5692%
370              360             357             120                117       6.1600%    6.1392%
371              336             331             121                116       5.4900%    5.4692%
372              360             358             118                116       5.4900%    5.4692%
373              360             356             121                117       5.4200%    5.3992%
374              300             296             120                116       5.7200%    5.6392%
375              360             353             120                113       5.5500%    5.5292%
376              360             356             120                116       6.1100%    6.0892%
377              360             358             120                118       5.4000%    5.3792%
378              480             475             120                115       5.2800%    5.1992%
379              300             298             121                119       5.9200%    5.8092%
380              360             357             120                117       5.7800%    5.7592%
381              360             356             122                118       5.7000%    5.6792%
382              360             355             120                115       5.9200%    5.8992%
383              420             414             120                114       5.2200%    5.1392%
384              300             295             120                115       6.1200%    6.0992%
385              240             125             240                125       8.8200%    8.7192%
386              240             148             240                148       7.3400%    7.2392%
387              240             141             240                141       8.0700%    7.9692%
388              360             356             120                116       6.2500%    6.2292%
389    Interest Only   Interest Only             120                118       5.6600%    5.5792%
390    Interest Only   Interest Only             120                116       5.0200%    4.9392%
391              360             355             120                115       5.3400%    5.2592%
392              300             296             120                116       5.4100%    5.3892%
393              360             353             120                113       5.8300%    5.8092%
394              300             298             120                118       5.9400%    5.9192%
395              360             357             120                117       5.8500%    5.8292%
396              300             295              60                 55       6.4400%    6.4192%
397              300             295             120                115       5.4200%    5.3392%
398              360             360             120                116       6.4200%    6.3992%
399              360             355             120                115       6.2400%    6.1592%
400              360             357             121                118       6.0100%    5.9892%
401              300             298             120                118       5.8500%    5.8292%
402              180             176             180                176       6.2900%    6.2092%
403    Interest Only   Interest Only             120                115       5.3700%    5.2892%
404              360             357             120                117       5.9200%    5.8992%
405              360             360             120                116       6.0000%    5.9792%
406              360             356             120                116       5.4900%    5.4692%
407              300             175             180                 55       8.5000%    8.3992%
408    Interest Only   Interest Only             120                 43       7.4100%    7.3092%
409              300             296             120                116       5.0400%    4.9592%
410              360             356             121                117       5.7700%    5.7492%
411              360             354             120                114       5.3300%    5.2492%
412              480             475             180                175       6.0600%    5.9792%
413              180             175             180                175       5.6600%    5.5792%
414              480             476             120                116       5.7100%    5.6292%
415              180             175             180                175       6.1000%    6.0192%
416              360             355             180                175       6.6500%    6.5692%
417              360             354             120                114       6.7500%    6.6692%

                                            First
       Interest Calculation    Monthly      Payment      Maturity
#      (30/360 / Actual/360)   Payment      Date         Date         ARD (3)
----   ---------------------   ----------   ----------   ----------   ----------
1      Actual/360              $1,789,530   12/11/2005   11/11/2012   N/A
2      Actual/360                $884,631   8/5/2005     7/5/2010     N/A
3      Actual/360                $337,322   2/1/2006     1/1/2016     N/A
4      Actual/360                $322,824   2/1/2006     1/1/2016     N/A
5      Actual/360                $316,898   2/1/2006     1/1/2016     N/A
6      Actual/360                $422,032   1/11/2006    1/11/2016    N/A
7      Actual/360                $294,535   1/1/2006     12/1/2015    N/A
8      Actual/360                $370,696   1/1/2006     12/1/2015    N/A
9      Actual/360                $267,819   12/11/2005   12/11/2015   N/A
10     Actual/360                $257,434   3/1/2006     2/1/2013     N/A
11     Actual/360                $228,694   11/11/2005   10/11/2015   N/A
12     Actual/360                $263,672   8/1/2005     7/1/2015     N/A
13     Actual/360                $206,888   2/11/2006    2/11/2016    N/A
14     Actual/360                $165,935   1/1/2006     12/1/2015    N/A
15     Actual/360                $149,990   3/1/2006     2/1/2016     N/A
16     Actual/360                $141,634   2/1/2006     1/1/2016     N/A
17     Actual/360                $129,768   1/1/2006     12/1/2015    N/A
18     Actual/360                $136,757   12/11/2005   1/11/2016    N/A
19     Actual/360                $118,990   3/1/2006     2/1/2016     N/A
20     Actual/360                $120,326   3/1/2006     2/1/2016     N/A
21     Actual/360                $122,931   2/11/2006    2/11/2016    N/A
22     Actual/360                $116,323   3/1/2006     2/1/2016     N/A
23     Actual/360                $113,858   3/1/2006     2/1/2016     N/A
24     Actual/360                $111,503   11/1/2004    10/1/2014    N/A
25     Actual/360                $109,420   4/1/2006     3/1/2016     N/A
26     Actual/360                $108,414   1/11/2006    12/11/2010   N/A
27     Actual/360                $110,656   12/11/2005   11/11/2015   N/A
28     Actual/360                $102,409   3/1/2006     2/1/2016     N/A
29     Actual/360                $104,651   9/11/2005    8/11/2015    N/A
30     Actual/360                 $99,094   5/11/2005    4/11/2015    N/A
31     Actual/360                 $42,300   3/11/2006    2/11/2016    N/A
32     Actual/360                 $21,508   3/11/2006    3/11/2016    N/A
33     Actual/360                 $20,813   3/11/2006    2/11/2016    N/A
34     Actual/360                 $17,304   3/11/2006    2/11/2016    N/A
35     Actual/360                  $5,765   3/11/2006    2/11/2016    N/A
36     Actual/360                  $5,553   3/11/2006    2/11/2016    N/A
37     Actual/360                  $2,793   3/11/2006    2/11/2016    N/A
38     Actual/360                $100,175   1/11/2006    1/11/2016    N/A
39     Actual/360                 $98,016   3/1/2006     2/1/2016     N/A
40     Actual/360                 $95,992   2/11/2006    1/11/2016    N/A
41     Actual/360                 $98,884   4/1/2006     3/1/2016     N/A
42     Actual/360                 $99,423   12/11/2005   11/11/2015   N/A
43     Actual/360                 $90,186   11/11/2005   11/11/2015   N/A
44     Actual/360                 $97,656   2/1/2006     1/1/2016     N/A
45     Actual/360                 $94,584   8/11/2005    7/11/2015    N/A
46     Actual/360                 $91,921   11/11/2005   10/11/2010   N/A
47     Actual/360                 $78,524   1/1/2006     12/1/2035    12/1/2015
48     Actual/360                 $75,907   11/1/2005    10/1/2035    10/1/2015
49     Actual/360                 $85,276   9/11/2005    8/11/2010    N/A
50     Actual/360                 $71,825   1/11/2006    12/11/2015   N/A
51     Actual/360                 $71,186   3/11/2006    1/11/2016    N/A
52     Actual/360                 $79,352   2/1/2006     1/1/2016     N/A
53     Actual/360                 $68,436   3/1/2006     2/1/2013     N/A
54     Actual/360                 $72,651   12/11/2005   12/11/2015   N/A
55     Actual/360                 $64,218   12/11/2005   11/11/2015   N/A
56     Actual/360                 $61,946   8/11/2005    7/11/2015    N/A
57     Actual/360                 $66,629   4/1/2006     3/1/2016     N/A
58     Actual/360                 $69,662   12/11/2005   11/11/2015   N/A
59     Actual/360                 $64,580   2/11/2006    2/11/2016    N/A
60     Actual/360                 $64,543   1/11/2006    12/11/2015   N/A
61     Actual/360                 $64,722   2/1/2006     1/1/2036     1/1/2016
62     Actual/360                 $60,278   3/1/2006     2/1/2036     2/1/2016
63     Actual/360                 $58,433   3/1/2006     2/1/2016     N/A
64     Actual/360                 $58,134   2/1/2006     1/4/2016     N/A
65     Actual/360                 $58,749   1/11/2006    1/11/2016    N/A
66     Actual/360                 $58,429   2/11/2006    2/11/2016    N/A
67     Actual/360                 $62,028   1/11/2006    12/11/2015   N/A
68     Actual/360                 $55,086   11/11/2005   12/11/2015   N/A
69     Actual/360                 $56,614   1/1/2006     12/1/2015    N/A
70     Actual/360                 $52,905   11/11/2005   10/11/2015   N/A
71     Actual/360                 $53,078   1/11/2006    12/11/2015   N/A
72     Actual/360                 $56,414   1/11/2006    12/11/2015   N/A
73     Actual/360                 $43,266   1/11/2006    12/11/2015   N/A
74     Actual/360                 $52,121   3/11/2006    2/11/2016    N/A
75     Actual/360                 $51,666   2/11/2006    1/11/2016    N/A
76     Actual/360                 $39,238   11/11/2005   10/11/2015   N/A
77     Actual/360                 $53,210   1/1/2006     12/1/2015    N/A
78     30/360                     $39,209   2/1/2006     1/1/2016     N/A
79     Actual/360                 $50,353   3/1/2006     2/1/2016     N/A
80     Actual/360                 $50,937   3/1/2006     2/1/2011     N/A
81     Actual/360                 $50,031   2/11/2006    2/11/2016    N/A
82     Actual/360                 $35,765   2/11/2006    12/11/2015   N/A
83     Actual/360                 $55,026   2/11/2006    1/11/2016    N/A
84     Actual/360                 $51,333   12/11/2005   12/11/2015   N/A
85     Actual/360                 $48,522   10/11/2005   10/11/2015   N/A
86     Actual/360                 $37,460   12/11/2005   11/11/2010   N/A
87     Actual/360                 $50,329   3/1/2006     2/1/2013     N/A
88     Actual/360                 $49,564   3/11/2006    2/11/2016    N/A
89     Actual/360                 $51,481   12/11/2005   11/11/2010   N/A
90     Actual/360                 $47,498   3/1/2006     2/1/2016     N/A
91     Actual/360                 $42,448   12/11/2005   11/11/2015   N/A
92     Actual/360                 $43,009   12/1/2005    11/1/2015    N/A
93     Actual/360                 $32,318   12/11/2005   11/11/2015   N/A
94     Actual/360                 $42,021   2/11/2006    1/11/2016    N/A
95     Actual/360                 $43,935   1/1/2006     12/1/2015    N/A
96     Actual/360                 $41,559   1/11/2006    11/11/2015   N/A
97     Actual/360                 $47,446   12/11/2005   11/11/2012   N/A
98     Actual/360                 $41,770   2/1/2006     1/1/2016     N/A
99     Actual/360                 $40,071   11/11/2005   7/11/2015    N/A
100    Actual/360                 $42,683   2/11/2006    1/11/2016    N/A
101    Actual/360                 $45,203   3/11/2006    2/11/2016    N/A
102    Actual/360                 $40,002   1/11/2006    12/11/2015   N/A
103    Actual/360                 $40,097   3/1/2006     2/1/2016     N/A
104    Actual/360                 $39,745   3/1/2006     2/1/2016     N/A
105    Actual/360                 $39,177   1/11/2006    12/11/2015   N/A
106    Actual/360                 $39,209   1/11/2006    12/11/2015   N/A
107    Actual/360                 $29,186   1/1/2006     12/1/2015    N/A
108    Actual/360                 $38,042   1/11/2006    12/11/2015   N/A
109    Actual/360                 $36,666   7/11/2005    6/11/2010    N/A
110    Actual/360                 $39,185   2/11/2006    1/11/2016    N/A
111    Actual/360                 $38,014   2/1/2006     1/1/2016     N/A
112    Actual/360                 $37,889   3/11/2006    2/11/2016    N/A
113    Actual/360                 $37,889   1/11/2006    11/11/2015   N/A
114    Actual/360                 $37,953   2/11/2006    1/11/2016    N/A
115    Actual/360                 $35,422   11/11/2005   11/11/2015   N/A
116    Actual/360                 $39,606   1/1/2006     12/1/2015    N/A
117    Actual/360                 $36,580   2/1/2006     1/1/2016     N/A
118    Actual/360                 $26,615   12/11/2005   11/11/2015   N/A
119    Actual/360                 $37,448   3/1/2006     2/1/2018     N/A
120    Actual/360                 $34,352   11/11/2005   10/11/2015   N/A
121    Actual/360                 $35,515   2/1/2006     1/1/2016     N/A
122    Actual/360                 $35,789   2/1/2006     1/1/2016     N/A
123    Actual/360                 $34,544   1/11/2006    12/11/2015   N/A
124    Actual/360                 $33,804   11/11/2005   10/11/2035   10/11/2015
125    Actual/360                 $25,550   11/1/2005    10/1/2015    N/A
126    Actual/360                 $34,180   2/1/2006     1/1/2016     N/A
127    Actual/360                 $33,356   12/11/2005   12/11/2015   N/A
128    30/360                     $56,776   7/1/1999     6/1/2009     N/A
129    Actual/360                 $32,852   6/11/2005    6/11/2015    N/A
130    Actual/360                 $33,409   2/11/2006    2/11/2016    N/A
131    Actual/360                 $32,114   2/11/2006    1/11/2016    N/A
132    Actual/360                 $36,204   12/11/2005   11/11/2015   N/A
133    Actual/360                 $30,516   11/11/2005   10/11/2015   N/A
134    Actual/360                 $31,056   1/11/2006    12/11/2015   N/A
135    Actual/360                 $29,525   1/1/2006     12/1/2015    N/A
136    Actual/360                 $30,576   11/1/2005    10/1/2015    N/A
137    Actual/360                 $10,333   3/1/2006     2/1/2027     2/1/2016
138    Actual/360                  $9,893   3/1/2006     2/1/2027     2/1/2016
139    Actual/360                  $9,300   3/1/2006     2/1/2027     2/1/2016
140    Actual/360                  $7,849   3/1/2006     2/1/2027     2/1/2016
141    Actual/360                 $30,426   2/1/2006     1/1/2016     N/A
142    Actual/360                 $31,948   10/11/2005   9/11/2015    N/A
143    Actual/360                 $29,427   2/1/2006     1/1/2036     1/1/2016
144    Actual/360                 $27,615   8/11/2005    7/11/2015    N/A
145    Actual/360                 $28,638   11/11/2005   11/11/2015   N/A
146    Actual/360                 $29,099   2/11/2006    2/11/2016    N/A
147    Actual/360                 $28,014   12/11/2005   12/11/2015   N/A
148    Actual/360                 $22,897   1/1/2006     12/1/2020    N/A
149    Actual/360                 $28,609   3/1/2006     2/1/2016     N/A
150    Actual/360                 $30,704   12/1/2005    11/1/2015    N/A
151    Actual/360                 $28,162   3/1/2006     2/1/2016     N/A
152    Actual/360                 $27,580   5/11/2005    5/11/2015    N/A
153    Actual/360                 $27,465   3/1/2006     2/1/2016     N/A
154    Actual/360                 $26,744   2/11/2006    1/11/2016    N/A
155    Actual/360                 $27,798   12/11/2005   12/11/2015   N/A
156    Actual/360                 $27,532   3/1/2006     2/1/2016     N/A
157    Actual/360                 $25,615   1/11/2006    1/11/2016    N/A
158    Actual/360                 $26,503   2/1/2006     1/1/2016     N/A
159    Actual/360                 $25,808   9/11/2005    8/11/2015    N/A
160    Actual/360                 $27,130   12/11/2005   11/11/2015   N/A
161    Actual/360                 $27,018   12/11/2005   12/11/2015   N/A
162    Actual/360                 $26,103   2/1/2006     1/1/2016     N/A
163    Actual/360                 $25,917   10/11/2005   10/11/2015   N/A
164    Actual/360                 $19,619   1/1/2006     12/1/2015    N/A
165    Actual/360                 $24,573   12/11/2005   11/11/2015   N/A
166    Actual/360                 $28,646   2/11/2006    2/11/2016    N/A
167    Actual/360                 $21,685   11/1/2005    10/1/2015    N/A
168    Actual/360                 $28,781   1/11/2006    12/11/2015   N/A
169    Actual/360                 $25,422   1/1/2006     12/1/2015    N/A
170    Actual/360                 $23,918   11/11/2005   10/11/2015   N/A
171    Actual/360                 $24,510   12/11/2005   11/11/2015   N/A
172    Actual/360                 $23,599   12/11/2005   12/11/2015   N/A
173    Actual/360                 $22,994   1/11/2006    12/11/2015   N/A
174    Actual/360                 $24,005   3/11/2006    2/11/2016    N/A
175    Actual/360                 $22,869   2/1/2006     1/1/2036     1/1/2016
176    Actual/360                 $21,595   12/11/2005   11/11/2015   N/A
177    Actual/360                 $23,470   1/1/2006     12/1/2015    N/A
178    Actual/360                 $22,913   3/1/2006     2/1/2016     N/A
179    Actual/360                 $23,343   2/1/2006     1/1/2036     1/1/2016
180    Actual/360                 $22,762   2/1/2006     1/1/2016     N/A
181    Actual/360                 $22,187   2/1/2006     1/1/2016     N/A
182    Actual/360                 $20,598   11/1/2005    10/1/2015    N/A
183    Actual/360                 $23,445   12/11/2005   11/11/2015   N/A
184    Actual/360                 $22,806   1/1/2006     12/1/2015    N/A
185    Actual/360                 $22,119   12/11/2005   11/11/2015   N/A
186    Actual/360                 $21,563   1/11/2006    12/11/2015   N/A
187    Actual/360                 $22,466   1/11/2006    12/11/2015   N/A
188    Actual/360                 $21,718   2/1/2006     1/1/2016     N/A
189    Actual/360                 $22,219   1/11/2006    12/11/2015   N/A
190    Actual/360                 $20,430   11/1/2005    10/1/2015    N/A
191    Actual/360                 $21,384   2/11/2006    12/11/2015   N/A
192    Actual/360                 $22,231   12/11/2005   11/11/2015   N/A
193    Actual/360                 $20,135   12/11/2005   11/11/2015   N/A
194    Actual/360                 $21,475   12/11/2005   11/11/2015   N/A
195    Actual/360                 $22,065   3/1/2006     2/1/2011     N/A
196    Actual/360                 $21,639   2/1/2006     1/1/2016     N/A
197    Actual/360                 $23,456   2/11/2006    1/11/2016    N/A
198    Actual/360                 $20,862   1/1/2006     12/1/2015    N/A
199    Actual/360                 $19,664   1/11/2006    11/11/2015   N/A
200    Actual/360                 $19,690   11/11/2005   11/11/2015   N/A
201    Actual/360                 $20,780   3/1/2006     2/1/2016     N/A
202    Actual/360                 $20,236   12/11/2005   11/11/2015   N/A
203    Actual/360                 $18,746   9/11/2005    8/11/2015    N/A
204    Actual/360                 $21,978   2/1/2006     1/1/2016     N/A
205    Actual/360                 $19,523   2/1/2006     1/1/2016     N/A
206    Actual/360                 $19,392   2/1/2006     1/1/2013     N/A
207    Actual/360                 $20,005   1/11/2006    12/11/2015   N/A
208    Actual/360                 $20,648   12/1/2005    11/1/2015    N/A
209    Actual/360                 $18,703   10/1/2005    9/1/2015     N/A
210    Actual/360                 $20,712   10/11/2005   9/11/2015    N/A
211    Actual/360                 $17,404   2/1/2006     1/1/2016     N/A
212    Actual/360                 $19,070   3/1/2006     2/1/2016     N/A
213    Actual/360                 $19,111   4/11/2005    3/11/2015    N/A
214    Actual/360                 $18,999   3/11/2006    2/11/2016    N/A
215    Actual/360                 $19,862   12/11/2005   11/11/2015   N/A
216    Actual/360                 $18,899   2/11/2006    1/11/2016    N/A
217    Actual/360                 $17,979   3/1/2006     2/1/2016     N/A
218    Actual/360                 $17,883   1/11/2006    12/11/2015   N/A
219    Actual/360                 $17,601   1/11/2006    12/11/2015   N/A
220    Actual/360                 $18,130   1/11/2006    12/11/2015   N/A
221    Actual/360                 $16,929   8/11/2005    7/11/2015    N/A
222    Actual/360                 $19,383   2/11/2006    1/11/2016    N/A
223    30/360                     $32,744   11/1/2002    10/1/2017    N/A
224    Actual/360                 $15,436   3/1/2006     2/1/2011     N/A
225    Actual/360                 $16,977   2/1/2006     1/1/2016     N/A
226    Actual/360                 $12,750   12/1/2005    11/1/2015    N/A
227    Actual/360                 $12,927   12/1/2005    11/1/2015    N/A
228    Actual/360                 $13,890   2/1/2006     1/1/2016     N/A
229    Actual/360                 $19,931   1/11/2006    12/11/2012   N/A
230    Actual/360                 $17,603   2/11/2006    1/11/2016    N/A
231    Actual/360                 $16,566   2/1/2006     1/1/2016     N/A
232    Actual/360                 $17,737   1/11/2006    12/11/2015   N/A
233    Actual/360                 $16,548   1/11/2006    11/11/2015   N/A
234    Actual/360                 $19,421   1/11/2006    1/11/2016    N/A
235    Actual/360                 $17,071   11/1/2005    10/1/2015    N/A
236    Actual/360                 $19,366   12/11/2005   1/11/2016    N/A
237    Actual/360                 $17,977   7/11/2005    6/11/2015    N/A
238    30/360                     $19,237   10/1/2004    9/1/2011     N/A
239    Actual/360                 $17,294   12/11/2005   11/11/2015   N/A
240    Actual/360                 $16,850   2/11/2006    1/11/2016    N/A
241    30/360                     $28,196   12/1/1999    11/1/2019    N/A
242    Actual/360                 $18,139   11/1/2005    10/1/2015    N/A
243    Actual/360                 $21,149   12/1/2005    11/1/2024    N/A
244    Actual/360                 $16,796   11/11/2005   10/11/2015   N/A
245    Actual/360                 $15,791   11/11/2005   11/11/2015   N/A
246    Actual/360                 $15,951   10/11/2005   9/11/2015    N/A
247    Actual/360                 $15,065   8/11/2005    8/11/2015    N/A
248    Actual/360                 $13,800   11/1/2005    10/1/2015    N/A
249    Actual/360                 $15,082   10/1/2005    9/1/2015     N/A
250    Actual/360                 $16,171   12/11/2005   11/11/2015   N/A
251    Actual/360                 $15,094   12/11/2005   11/11/2015   N/A
252    Actual/360                 $15,405   2/11/2006    1/11/2016    N/A
253    Actual/360                 $12,631   11/11/2005   10/11/2010   N/A
254    Actual/360                 $15,156   1/11/2006    12/11/2015   N/A
255    Actual/360                 $12,016   1/1/2006     12/1/2015    N/A
256    Actual/360                 $10,984   12/1/2005    11/1/2015    N/A
257    Actual/360                 $16,704   2/11/2006    1/11/2016    N/A
258    Actual/360                 $14,586   2/11/2006    1/11/2016    N/A
259    Actual/360                 $14,051   9/11/2005    8/11/2015    N/A
260    Actual/360                 $12,556   2/1/2006     1/1/2016     N/A
261    Actual/360                 $12,996   11/1/2005    10/1/2020    N/A
262    Actual/360                 $14,589   11/1/2005    10/1/2020    N/A
263    Actual/360                 $14,070   11/11/2005   10/11/2015   N/A
264    Actual/360                 $14,457   12/11/2005   11/11/2015   N/A
265    30/360                     $17,221   4/1/2004     8/1/2016     N/A
266    Actual/360                 $16,509   10/1/2005    9/1/2015     N/A
267    Actual/360                 $14,544   1/11/2006    1/11/2016    N/A
268    Actual/360                 $14,347   1/11/2006    12/11/2015   N/A
269    Actual/360                 $13,252   1/11/2006    12/11/2015   N/A
270    Actual/360                  $6,904   2/11/2006    1/11/2016    N/A
271    Actual/360                  $6,616   2/11/2006    1/11/2016    N/A
272    Actual/360                 $13,999   12/11/2005   11/11/2015   N/A
273    Actual/360                 $13,625   12/11/2005   1/11/2016    N/A
274    Actual/360                 $13,175   1/11/2006    1/11/2016    N/A
275    Actual/360                 $13,364   9/11/2005    8/11/2015    N/A
276    Actual/360                 $13,161   12/11/2005   1/11/2016    N/A
277    Actual/360                 $13,810   12/11/2005   11/11/2015   N/A
278    Actual/360                 $12,960   1/11/2006    2/11/2016    N/A
279    Actual/360                 $14,391   1/11/2006    12/11/2015   N/A
280    Actual/360                 $11,985   10/1/2005    9/1/2015     N/A
281    30/360                     $20,097   10/1/1997    9/1/2022     N/A
282    30/360                     $20,469   8/1/1997     7/1/2012     N/A
283    Actual/360                 $12,322   2/11/2006    1/11/2016    N/A
284    30/360                     $20,299   2/1/1997     1/1/2012     N/A
285    Actual/360                 $11,376   12/11/2005   11/11/2015   N/A
286    Actual/360                 $11,792   2/11/2006    1/11/2016    N/A
287    30/360                     $16,515   11/1/2001    10/1/2011    N/A
288    Actual/360                 $13,058   1/11/2006    12/11/2015   N/A
289    Actual/360                 $11,854   1/11/2006    12/11/2015   N/A
290    Actual/360                 $12,122   1/11/2006    12/11/2015   N/A
291    Actual/360                 $11,995   12/11/2005   11/11/2015   N/A
292    Actual/360                 $11,044   7/11/2005    6/11/2010    N/A
293    Actual/360                 $11,318   1/11/2006    12/11/2015   N/A
294    Actual/360                 $11,914   3/11/2006    2/11/2016    N/A
295    Actual/360                  $9,657   12/1/2005    11/1/2015    N/A
296    Actual/360                 $12,172   1/11/2006    12/11/2015   N/A
297    Actual/360                 $11,143   12/11/2005   12/11/2035   12/11/2015
298    30/360                     $10,995   12/1/2005    11/1/2015    N/A
299    Actual/360                 $11,952   12/11/2005   11/11/2015   N/A
300    30/360                     $16,221   2/1/1999     1/1/2019     N/A
301    30/360                     $19,111   2/1/1997     1/1/2022     N/A
302    Actual/360                 $11,015   3/1/2006     2/1/2016     N/A
303    Actual/360                 $11,559   2/11/2006    1/11/2016    N/A
304    Actual/360                 $11,283   12/11/2005   11/11/2015   N/A
305    Actual/360                 $12,319   1/1/2006     12/1/2030    12/1/2015
306    Actual/360                 $10,800   2/11/2006    1/11/2016    N/A
307    Actual/360                 $11,417   2/11/2006    2/11/2016    N/A
308    Actual/360                 $10,897   3/1/2006     2/1/2016     N/A
309    30/360                     $14,042   6/1/1998     5/1/2013     N/A
310    30/360                     $16,058   4/1/1998     3/1/2023     N/A
311    Actual/360                 $10,932   1/11/2006    1/11/2016    N/A
312    Actual/360                 $11,003   3/1/2006     2/1/2036     2/1/2016
313    Actual/360                  $7,862   10/1/2005    9/1/2015     N/A
314    Actual/360                 $10,447   3/1/2006     2/1/2016     N/A
315    Actual/360                 $10,973   2/11/2006    1/11/2011    N/A
316    Actual/360                 $10,204   9/11/2005    8/11/2015    N/A
317    30/360                     $14,788   4/1/2004     3/1/2023     N/A
318    Actual/360                  $8,015   12/1/2005    11/1/2015    N/A
319    Actual/360                  $8,847   11/1/2005    10/1/2015    N/A
320    Actual/360                 $10,478   2/1/2006     1/1/2016     N/A
321    30/360                     $15,959   5/1/2001     4/1/2021     N/A
322    Actual/360                 $10,085   12/11/2005   11/11/2015   N/A
323    Actual/360                 $10,040   2/11/2006    1/11/2016    N/A
324    Actual/360                  $9,759   2/11/2006    1/11/2016    N/A
325    Actual/360                  $8,481   11/1/2005    10/1/2015    N/A
326    Actual/360                 $11,141   11/11/2005   10/11/2015   N/A
327    Actual/360                  $9,337   10/11/2005   9/11/2015    N/A
328    Actual/360                  $9,431   9/11/2005    8/11/2010    N/A
329    Actual/360                  $9,616   2/11/2006    1/11/2016    N/A
330    30/360                     $14,798   3/1/1999     2/1/2009     N/A
331    Actual/360                  $8,372   1/1/2006     12/1/2015    N/A
332    Actual/360                  $8,913   9/11/2005    9/11/2015    N/A
333    Actual/360                  $9,511   1/1/2006     12/1/2015    N/A
334    30/360                     $23,268   7/1/1998     6/1/2013     N/A
335    Actual/360                  $9,321   7/11/2005    6/11/2015    N/A
336    Actual/360                  $6,744   11/1/2005    10/1/2015    N/A
337    Actual/360                  $8,776   12/11/2005   11/11/2015   N/A
338    Actual/360                  $8,655   11/11/2005   10/11/2015   N/A
339    Actual/360                  $8,957   3/11/2005    2/11/2015    N/A
340    Actual/360                  $8,479   1/1/2006     12/1/2015    N/A
341    Actual/360                  $9,061   12/11/2005   11/11/2015   N/A
342    Actual/360                  $8,498   12/1/2005    11/1/2020    N/A
343    Actual/360                  $9,310   12/11/2005   12/11/2015   N/A
344    Actual/360                  $8,788   7/11/2005    6/11/2015    N/A
345    Actual/360                  $8,776   1/11/2006    12/11/2015   N/A
346    Actual/360                  $8,471   3/1/2006     2/1/2016     N/A
347    Actual/360                  $8,324   11/11/2005   10/11/2015   N/A
348    30/360                     $12,884   11/1/1999    10/1/2024    N/A
349    Actual/360                  $8,194   11/11/2005   10/11/2015   N/A
350    Actual/360                  $8,271   3/11/2006    2/11/2016    N/A
351    Actual/360                  $7,943   1/11/2005    12/11/2009   N/A
352    Actual/360                  $8,145   12/11/2005   1/11/2016    N/A
353    Actual/360                  $8,232   2/1/2006     1/1/2011     N/A
354    Actual/360                  $8,304   1/11/2006    12/11/2015   N/A
355    30/360                     $24,927   1/1/2002     12/1/2011    N/A
356    Actual/360                  $7,999   2/11/2006    1/11/2016    N/A
357    Actual/360                 $12,240   11/1/2001    10/1/2011    N/A
358    30/360                     $11,207   11/1/1999    10/1/2009    N/A
359    Actual/360                  $8,276   5/11/2005    4/11/2015    N/A
360    30/360                     $13,391   3/1/1994     2/1/2009     N/A
361    Actual/360                  $7,736   2/1/2006     1/1/2036     1/1/2016
362    Actual/360                  $8,368   1/1/2006     12/1/2015    N/A
363    Actual/360                  $9,135   11/1/2005    10/1/2025    N/A
364    Actual/360                  $7,612   3/11/2006    2/11/2016    N/A
365    Actual/360                  $7,606   12/11/2005   11/11/2015   N/A
366    Actual/360                  $7,247   12/11/2005   1/11/2016    N/A
367    Actual/360                  $7,139   2/11/2006    1/11/2016    N/A
368    Actual/360                  $7,141   2/1/2006     1/1/2021     N/A
369    Actual/360                  $6,825   12/11/2005   11/11/2015   N/A
370    Actual/360                  $7,166   1/11/2006    12/11/2015   N/A
371    Actual/360                  $6,767   11/11/2005   11/11/2015   N/A
372    Actual/360                  $6,522   2/11/2006    11/11/2015   N/A
373    Actual/360                  $6,472   12/11/2005   12/11/2015   N/A
374    Actual/360                  $7,214   12/1/2005    11/1/2015    N/A
375    Actual/360                  $6,566   9/11/2005    8/11/2015    N/A
376    Actual/360                  $6,825   12/11/2005   11/11/2015   N/A
377    Actual/360                  $6,177   2/11/2006    1/11/2016    N/A
378    Actual/360                  $5,510   11/1/2005    10/1/2015    N/A
379    Actual/360                  $7,034   2/11/2006    2/11/2016    N/A
380    Actual/360                  $6,440   1/11/2006    12/11/2015   N/A
381    Actual/360                  $6,384   12/11/2005   1/11/2016    N/A
382    Actual/360                  $6,539   11/11/2005   10/11/2015   N/A
383    30/360                      $5,707   10/1/2005    9/1/2015     N/A
384    Actual/360                  $7,168   11/11/2005   10/11/2015   N/A
385    30/360                     $13,323   9/1/1996     8/1/2016     N/A
386    30/360                     $11,142   8/1/1998     7/1/2018     N/A
387    30/360                     $11,771   1/1/1998     12/1/2017    N/A
388    Actual/360                  $6,527   12/11/2005   11/11/2015   N/A
389    Actual/360                  $4,782   2/1/2006     1/1/2016     N/A
390    Actual/360                  $4,241   12/1/2005    11/1/2015    N/A
391    Actual/360                  $5,578   11/1/2005    10/1/2015    N/A
392    Actual/360                  $6,087   12/11/2005   11/11/2015   N/A
393    Actual/360                  $5,769   9/11/2005    8/11/2015    N/A
394    Actual/360                  $6,246   2/11/2006    1/11/2016    N/A
395    Actual/360                  $5,669   1/11/2006    12/11/2015   N/A
396    Actual/360                  $6,412   11/11/2005   10/11/2010   N/A
397    30/360                      $5,789   11/1/2005    10/1/2015    N/A
398    Actual/360                  $5,880   12/11/2005   11/11/2015   N/A
399    Actual/360                  $5,536   11/1/2005    10/1/2015    N/A
400    Actual/360                  $5,252   1/11/2006    1/11/2016    N/A
401    Actual/360                  $5,399   2/11/2006    1/11/2016    N/A
402    Actual/360                  $7,307   12/1/2005    11/1/2020    N/A
403    30/360                      $3,692   11/1/2005    10/1/2015    N/A
404    Actual/360                  $4,904   1/11/2006    12/11/2015   N/A
405    Actual/360                  $4,437   12/11/2005   11/11/2015   N/A
406    Actual/360                  $4,140   12/11/2005   11/11/2015   N/A
407    30/360                      $7,247   11/1/1995    10/1/2010    N/A
408    30/360                      $4,168   11/1/1999    10/1/2009    N/A
409    Actual/360                  $3,522   12/1/2005    11/1/2015    N/A
410    Actual/360                  $3,451   12/11/2005   12/11/2015   N/A
411    Actual/360                  $3,232   10/1/2005    9/1/2015     N/A
412    30/360                      $3,049   11/1/2005    10/1/2020    N/A
413    Actual/360                  $4,128   11/1/2005    10/1/2020    N/A
414    Actual/360                  $2,253   12/1/2005    11/1/2015    N/A
415    Actual/360                  $3,609   11/1/2005    10/1/2020    N/A
416    Actual/360                  $2,086   11/1/2005    10/1/2020    N/A
417    Actual/360                  $1,103   10/1/2005    9/1/2015     N/A

       LTV as                         Letter of   Ground   Earthquake
#      Co-op     Lockout/Defeasance   Credit      Lease    Insurance (Y/N)
----   ------    ------------------   ---------   ------   ---------------
1       N/A      Yes                  No          No       N/A
2       N/A      Yes                  No          No       N/A
3       N/A      Yes                  No          No       N/A
4       N/A      Yes                  No          No       N/A
5       N/A      Yes                  No          Yes      N/A
6       N/A      Yes                  No          No       N/A
7       N/A      Yes                  No          No       Various
8       N/A      Yes                  No          No       N/A
9       N/A      Yes                  No          No       N/A
10      N/A      Yes                  No          No       N/A
11      N/A      Yes                  No          No       N/A
12      N/A      Yes                  No          No       N/A
13      N/A      Yes                  No          No       N/A
14      N/A      Yes                  No          No       N/A
15      N/A      Yes                  No          No       N/A
16      N/A      Yes                  No          No       N/A
17      N/A      Yes                  No          No       N/A
18      N/A      Yes                  No          No       N/A
19      N/A      Yes                  No          No       N/A
20      N/A      Yes                  No          No       N/A
21      N/A      Yes                  No          No       N/A
22      N/A      Yes                  Yes         No       N/A
23      N/A      Yes                  No          No       N/A
24      N/A      Yes                  No          No       N/A
25      N/A      Yes                  No          No       N/A
26      N/A      Yes                  No          No       N/A
27      N/A      Yes                  No          No       N/A
28      N/A      Yes                  No          No       N/A
29      N/A      Yes                  No          No       N/A
30      N/A      Yes                  No          No       N/A
31      N/A      Yes                  No          No       N/A
32      N/A      Yes                  No          No       N/A
33      N/A      Yes                  No          No       N/A
34      N/A      Yes                  No          No       N/A
35      N/A      Yes                  No          No       N/A
36      N/A      Yes                  No          No       N/A
37      N/A      Yes                  No          No       N/A
38      N/A      Yes                  No          No       N/A
39      N/A      Yes                  No          No       N/A
40      N/A      Yes                  No          No       N/A
41      N/A      Yes                  No          No       N/A
42      N/A      Yes                  No          No       N/A
43      N/A      Yes                  No          No       N/A
44      N/A      Yes                  No          No       N/A
45      N/A      Yes                  No          No       N/A
46      N/A      Yes                  No          No       N/A
47      N/A      Yes                  No          No       N/A
48      N/A      Yes                  No          No       N/A
49      N/A      Yes                  No          No       N/A
50      N/A      Yes                  No          No       N/A
51      N/A      Yes                  No          No       N/A
52      N/A      Yes                  No          No       N/A
53      N/A      Yes                  No          No       N/A
54      N/A      Yes                  No          Yes      N/A
55      N/A      Yes                  No          No       N/A
56      N/A      Yes                  Yes         No       N/A
57      N/A      Yes                  No          No       N/A
58      N/A      Yes                  No          No       N/A
59      N/A      Yes                  No          No       N/A
60      N/A      Yes                  No          No       N/A
61      N/A      Yes                  No          No       N/A
62      N/A      Yes                  No          No       N/A
63      N/A      Yes                  No          No       N/A
64      N/A      Yes                  No          No       N/A
65      N/A      Yes                  No          No       N/A
66      N/A      Yes                  No          No       N/A
67      N/A      Yes                  No          No       N/A
68      N/A      Yes                  No          No       N/A
69      N/A      Yes                  No          No       N/A
70      N/A      Yes                  Yes         No       N/A
71      N/A      Yes                  No          No       N/A
72      N/A      Yes                  No          No       N/A
73      N/A      Yes                  No          Yes      N/A
74      N/A      Yes                  No          No       N/A
75      N/A      Yes                  No          No       N/A
76      N/A      Yes                  No          Yes      N/A
77      N/A      Yes                  No          No       N/A
78      N/A      Yes                  No          No       N/A
79      N/A      Yes                  No          No       N/A
80      N/A      Yes                  No          No       N/A
81      N/A      Yes                  No          No       N/A
82      N/A      Yes                  No          No       N/A
83      N/A      Yes                  No          No       N/A
84      N/A      Yes                  No          No       N/A
85      N/A      Yes                  No          No       N/A
86      N/A      Yes                  No          No       N/A
87      N/A      Yes                  No          No       N/A
88      N/A      Yes                  No          No       N/A
89      N/A      Yes                  No          No       N/A
90      N/A      Yes                  No          Yes      N/A
91      N/A      Yes                  No          No       N/A
92      N/A      Yes                  Yes         No       N/A
93      N/A      Yes                  No          No       N/A
94      N/A      Yes                  No          No       N/A
95      N/A      Yes                  No          No       N/A
96      N/A      Yes                  No          No       N/A
97      N/A      Yes                  No          No       N/A
98      N/A      Yes                  No          No       N/A
99      N/A      Yes                  No          No       N/A
100     N/A      Yes                  No          No       N/A
101     N/A      Yes                  No          No       N/A
102     N/A      Yes                  No          No       N/A
103     N/A      Yes                  No          No       N/A
104     N/A      Yes                  No          No       N/A
105     N/A      Yes                  No          No       N/A
106     N/A      Yes                  No          No       N/A
107    28.8%     Yes                  No          No       N/A
108     N/A      Yes                  No          No       N/A
109     N/A      Yes                  No          No       N/A
110     N/A      Yes                  No          No       N/A
111     N/A      Yes                  No          No       N/A
112     N/A      Yes                  No          No       N/A
113     N/A      Yes                  No          No       N/A
114     N/A      Yes                  Yes         No       N/A
115     N/A      Yes                  No          No       N/A
116     N/A      Yes                  Yes         No       N/A
117     N/A      Yes                  No          No       N/A
118     N/A      Yes                  No          No       N/A
119     N/A      Yes                  No          No       N/A
120     N/A      Yes                  No          No       N/A
121     N/A      Yes                  No          No       N/A
122     N/A      Yes                  No          Yes      N/A
123     N/A      Yes                  No          No       N/A
124     N/A      Yes                  No          No       N/A
125     4.3%     Yes                  No          No       N/A
126     N/A      Yes                  No          No       N/A
127     N/A      Yes                  No          No       N/A
128     N/A      Yes                  No          No       N/A
129     N/A      Yes                  No          No       N/A
130     N/A      Yes                  No          No       N/A
131     N/A      Yes                  No          No       N/A
132     N/A      Yes                  Yes         No       N/A
133     N/A      Yes                  No          No       N/A
134     N/A      Yes                  No          No       N/A
135     N/A      Yes                  No          No       N/A
136     3.0%     Yes                  No          No       N/A
137     N/A      Yes                  No          No       N/A
138     N/A      Yes                  No          No       N/A
139     N/A      Yes                  No          No       N/A
140     N/A      Yes                  No          No       N/A
141     N/A      Yes                  No          No       N/A
142     N/A      Yes                  No          No       N/A
143     N/A      Yes                  No          No       N/A
144     N/A      Yes                  No          No       N/A
145     N/A      Yes                  No          No       N/A
146     N/A      Yes                  No          No       N/A
147     N/A      Yes                  No          No       N/A
148    11.0%     Yes                  No          No       N/A
149     N/A      Yes                  No          No       N/A
150     N/A      Yes                  No          No       N/A
151     N/A      Yes                  Yes         No       N/A
152     N/A      Yes                  No          No       N/A
153     N/A      Yes                  No          No       N/A
154     N/A      Yes                  No          No       N/A
155     N/A      Yes                  No          No       N/A
156     N/A      Yes                  No          No       N/A
157     N/A      Yes                  No          No       N/A
158     N/A      Yes                  No          No       N/A
159     N/A      Yes                  No          No       N/A
160     N/A      Yes                  No          No       N/A
161     N/A      Yes                  No          No       N/A
162     N/A      Yes                  No          No       N/A
163     N/A      Yes                  No          No       N/A
164     4.3%     Yes                  No          No       N/A
165     N/A      Yes                  No          No       N/A
166     N/A      Yes                  No          No       N/A
167     5.3%     Yes                  No          No       N/A
168     N/A      Yes                  No          No       N/A
169     N/A      Yes                  No          No       Yes
170     N/A      Yes                  No          No       N/A
171     N/A      Yes                  No          No       N/A
172     N/A      Yes                  No          No       N/A
173     N/A      Yes                  No          No       N/A
174     N/A      Yes                  No          No       N/A
175     N/A      Yes                  No          No       N/A
176     N/A      Yes                  No          No       N/A
177     N/A      Yes                  No          No       N/A
178     N/A      Yes                  No          No       N/A
179     N/A      Yes                  No          No       N/A
180     N/A      Yes                  No          No       N/A
181     5.9%     Yes                  No          No       N/A
182     4.3%     Yes                  No          No       N/A
183     N/A      Yes                  No          No       N/A
184     N/A      Yes                  No          No       N/A
185     N/A      Yes                  No          No       N/A
186     N/A      Yes                  No          No       N/A
187     N/A      Yes                  Yes         No       N/A
188     N/A      Yes                  No          No       N/A
189     N/A      Yes                  No          No       N/A
190    10.9%     Yes                  No          No       N/A
191     N/A      Yes                  No          No       N/A
192     N/A      Yes                  No          No       N/A
193     N/A      Yes                  No          No       N/A
194     N/A      Yes                  No          No       N/A
195     N/A      Yes                  No          No       N/A
196     N/A      Yes                  No          No       N/A
197     N/A      Yes                  No          No       N/A
198    11.1%     Yes                  No          No       N/A
199     N/A      Yes                  No          No       N/A
200     N/A      Yes                  No          No       N/A
201     N/A      Yes                  No          No       N/A
202     N/A      Yes                  No          No       N/A
203     N/A      Yes                  No          No       N/A
204     N/A      Yes                  No          No       N/A
205     4.9%     Yes                  No          No       N/A
206     N/A      Yes                  No          No       N/A
207     N/A      Yes                  No          No       N/A
208     N/A      Yes                  No          No       N/A
209    14.5%     Yes                  No          No       N/A
210     N/A      Yes                  No          No       N/A
211    11.4%     Yes                  No          No       N/A
212     N/A      Yes                  No          No       N/A
213     N/A      Yes                  No          No       N/A
214     N/A      Yes                  No          No       N/A
215     N/A      Yes                  No          No       N/A
216     N/A      Yes                  No          No       N/A
217     N/A      Yes                  No          No       N/A
218     N/A      Yes                  No          No       N/A
219     N/A      Yes                  No          No       N/A
220     N/A      Yes                  No          No       N/A
221     N/A      Yes                  No          No       N/A
222     N/A      Yes                  No          No       N/A
223     N/A      Yes                  No          No       N/A
224     N/A      Yes                  No          No       N/A
225     N/A      Yes                  No          No       N/A
226     2.3%     Yes                  No          No       N/A
227     3.0%     Yes                  No          No       N/A
228     2.0%     Yes                  No          No       N/A
229     N/A      Yes                  No          No       N/A
230     N/A      Yes                  No          No       N/A
231     N/A      Yes                  No          No       N/A
232     N/A      Yes                  No          No       N/A
233     N/A      Yes                  No          No       N/A
234     N/A      Yes                  No          No       N/A
235    24.9%     Yes                  No          No       N/A
236     N/A      Yes                  No          No       N/A
237     N/A      Yes                  No          No       N/A
238     N/A      Yes                  No          No       N/A
239     N/A      Yes                  No          No       N/A
240     N/A      Yes                  No          No       N/A
241     N/A      Yes                  No          No       N/A
242     N/A      Yes                  No          No       N/A
243     N/A      Yes                  Yes         No       N/A
244     N/A      Yes                  No          No       N/A
245     N/A      Yes                  No          No       N/A
246     N/A      Yes                  Yes         No       N/A
247     N/A      Yes                  Yes         No       N/A
248    10.7%     Yes                  No          No       N/A
249    16.7%     Yes                  No          No       N/A
250     N/A      Yes                  No          No       N/A
251     N/A      Yes                  No          No       N/A
252     N/A      Yes                  No          No       N/A
253     N/A      Yes                  No          No       N/A
254     N/A      Yes                  No          No       N/A
255     6.8%     Yes                  No          No       N/A
256     2.0%     Yes                  No          No       N/A
257     N/A      Yes                  No          No       N/A
258     N/A      Yes                  No          No       N/A
259     N/A      Yes                  No          No       N/A
260    17.5%     Yes                  No          No       N/A
261     7.1%     Yes                  No          No       N/A
262    34.7%     Yes                  No          No       N/A
263     N/A      Yes                  No          No       N/A
264     N/A      Yes                  No          No       N/A
265     2.0%     Yes                  No          No       N/A
266    10.9%     Yes                  No          No       N/A
267     N/A      Yes                  No          No       N/A
268     N/A      Yes                  No          No       N/A
269     N/A      Yes                  No          No       N/A
270     N/A      Yes                  No          No       N/A
271     N/A      Yes                  No          No       N/A
272     N/A      Yes                  No          No       N/A
273     N/A      Yes                  No          No       N/A
274     N/A      Yes                  No          No       N/A
275     N/A      Yes                  No          No       N/A
276     N/A      Yes                  No          No       N/A
277     N/A      Yes                  No          Yes      N/A
278     N/A      Yes                  No          No       N/A
279     N/A      Yes                  No          No       N/A
280     7.7%     Yes                  No          No       N/A
281     7.0%     Yes                  No          No       N/A
282    11.2%     Yes                  No          No       N/A
283     N/A      Yes                  No          No       N/A
284     7.5%     Yes                  No          No       N/A
285     N/A      Yes                  No          No       N/A
286     N/A      Yes                  No          No       N/A
287     N/A      Yes                  No          No       N/A
288     N/A      Yes                  No          No       N/A
289     N/A      Yes                  No          No       N/A
290     N/A      Yes                  No          No       N/A
291     N/A      Yes                  No          No       N/A
292     N/A      Yes                  No          No       N/A
293     N/A      Yes                  No          No       N/A
294     N/A      Yes                  No          No       N/A
295     5.0%     Yes                  No          No       N/A
296     N/A      Yes                  No          No       N/A
297     N/A      Yes                  No          No       N/A
298    21.9%     Yes                  No          No       N/A
299     N/A      Yes                  No          No       N/A
300     N/A      Yes                  No          No       N/A
301    13.0%     Yes                  No          No       N/A
302     N/A      Yes                  No          No       N/A
303     N/A      Yes                  No          No       N/A
304     N/A      Yes                  No          No       N/A
305     N/A      Yes                  No          No       N/A
306     N/A      Yes                  No          No       N/A
307     N/A      Yes                  No          No       N/A
308     3.4%     Yes                  No          No       N/A
309     4.9%     Yes                  No          No       N/A
310    10.5%     Yes                  No          No       N/A
311     N/A      Yes                  No          No       N/A
312     N/A      Yes                  No          Yes      N/A
313     3.1%     Yes                  No          No       N/A
314     N/A      Yes                  No          No       N/A
315     N/A      Yes                  No          No       N/A
316     N/A      Yes                  No          No       N/A
317     N/A      Yes                  No          No       N/A
318     2.0%     Yes                  No          No       N/A
319    19.3%     Yes                  No          No       N/A
320     N/A      Yes                  No          No       N/A
321     N/A      Yes                  No          No       N/A
322     N/A      Yes                  No          No       N/A
323     N/A      Yes                  No          No       N/A
324     N/A      Yes                  No          No       N/A
325     9.6%     Yes                  No          No       N/A
326     N/A      Yes                  No          No       N/A
327     N/A      Yes                  No          No       N/A
328     N/A      Yes                  No          No       N/A
329     N/A      Yes                  No          No       N/A
330     N/A      Yes                  No          No       N/A
331     4.2%     Yes                  No          No       N/A
332     N/A      Yes                  No          No       N/A
333     N/A      Yes                  No          No       N/A
334     1.2%     Yes                  No          No       N/A
335     N/A      Yes                  No          No       N/A
336     2.0%     Yes                  No          No       N/A
337     N/A      Yes                  No          No       N/A
338     N/A      Yes                  No          No       N/A
339     N/A      Yes                  No          No       N/A
340     9.1%     Yes                  No          No       N/A
341     N/A      Yes                  No          No       N/A
342    11.0%     Yes                  No          No       N/A
343     N/A      Yes                  No          No       N/A
344     N/A      Yes                  No          No       N/A
345     N/A      Yes                  No          No       N/A
346     N/A      Yes                  No          No       N/A
347     N/A      Yes                  No          No       N/A
348     8.8%     Yes                  No          No       N/A
349     N/A      Yes                  No          No       N/A
350     N/A      Yes                  No          No       N/A
351     N/A      Yes                  No          No       N/A
352     N/A      Yes                  No          No       N/A
353     N/A      Yes                  No          No       N/A
354     N/A      Yes                  No          No       N/A
355     N/A      Yes                  No          No       N/A
356     N/A      Yes                  No          No       N/A
357     N/A      Yes                  No          No       N/A
358     N/A      Yes                  No          No       N/A
359     N/A      Yes                  No          No       N/A
360     1.5%     Yes                  No          No       N/A
361     N/A      Yes                  No          No       N/A
362     N/A      Yes                  No          No       N/A
363     7.6%     Yes                  No          No       N/A
364     N/A      Yes                  No          No       N/A
365     N/A      Yes                  No          No       N/A
366     N/A      Yes                  No          No       N/A
367     N/A      Yes                  No          No       N/A
368     N/A      Yes                  No          No       N/A
369     N/A      Yes                  No          No       N/A
370     N/A      Yes                  No          No       N/A
371     N/A      Yes                  No          No       N/A
372     N/A      Yes                  No          No       N/A
373     N/A      Yes                  No          No       N/A
374     N/A      Yes                  No          No       N/A
375     N/A      Yes                  No          No       N/A
376     N/A      Yes                  No          No       N/A
377     N/A      Yes                  No          No       N/A
378     8.9%     Yes                  No          No       N/A
379     N/A      Yes                  No          No       N/A
380     N/A      Yes                  No          No       N/A
381     N/A      Yes                  No          No       N/A
382     N/A      Yes                  No          No       N/A
383     6.9%     Yes                  No          No       N/A
384     N/A      Yes                  No          No       N/A
385    11.0%     Yes                  No          No       N/A
386    15.9%     Yes                  No          No       N/A
387     5.1%     Yes                  No          No       N/A
388     N/A      Yes                  No          No       N/A
389    14.1%     Yes                  No          No       N/A
390     3.0%     Yes                  No          No       N/A
391    11.8%     Yes                  No          No       N/A
392     N/A      Yes                  No          No       N/A
393     N/A      Yes                  No          No       N/A
394     N/A      Yes                  No          No       N/A
395     N/A      Yes                  No          No       N/A
396     N/A      Yes                  No          No       N/A
397    17.2%     Yes                  No          No       N/A
398     N/A      Yes                  No          No       N/A
399    18.1%     Yes                  No          No       N/A
400     N/A      Yes                  No          No       N/A
401     N/A      Yes                  No          No       N/A
402     2.2%     Yes                  No          No       N/A
403     5.7%     Yes                  No          No       N/A
404     N/A      Yes                  No          No       N/A
405     N/A      Yes                  No          No       N/A
406     N/A      Yes                  No          No       N/A
407     9.2%     Yes                  No          No       N/A
408     0.3%     Yes                  No          No       N/A
409    10.6%     Yes                  No          No       N/A
410     N/A      Yes                  No          No       N/A
411     3.6%     Yes                  No          No       N/A
412     6.3%     Yes                  No          No       N/A
413     5.6%     Yes                  No          No       N/A
414     3.4%     Yes                  No          No       N/A
415     6.1%     Yes                  No          No       N/A
416     4.6%     Yes                  No          No       N/A
417     5.7%     Yes                  No          No       N/A

       Environmental     Master                  Master
#      Insurance (Y/N)   Servicing Fee Rate      Servicer (4)
----   ---------------   --------------------    -----------------------------------------
1      No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
2      No                0.02000%                GMAC Commercial Mortgage Corporation
3      No                0.10000%                GMAC Commercial Mortgage Corporation
4      No                0.10000%                GMAC Commercial Mortgage Corporation
5      No                0.10000%                GMAC Commercial Mortgage Corporation
6      No                0.02000%                GMAC Commercial Mortgage Corporation
7      No                0.05000%                GMAC Commercial Mortgage Corporation
8      No                0.05000%                GMAC Commercial Mortgage Corporation
9      No                0.02000%                GMAC Commercial Mortgage Corporation
10     No                0.03220%                GMAC Commercial Mortgage Corporation
11     No                0.02000%                GMAC Commercial Mortgage Corporation
12     No                0.03346%                GMAC Commercial Mortgage Corporation
13     No                0.02000%                GMAC Commercial Mortgage Corporation
14     No                0.10000%                GMAC Commercial Mortgage Corporation
15     No                0.08000%                KeyCorp Real Estate Capital Markets, Inc.
16     No                0.10000%                GMAC Commercial Mortgage Corporation
17     No                0.10000%                GMAC Commercial Mortgage Corporation
18     No                0.02000%                GMAC Commercial Mortgage Corporation
19     No                0.10000%                GMAC Commercial Mortgage Corporation
20     No                0.10000%                GMAC Commercial Mortgage Corporation
21     Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
22     No                0.10000%                GMAC Commercial Mortgage Corporation
23     No                0.10000%                GMAC Commercial Mortgage Corporation
24     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
25     No                0.10000%                GMAC Commercial Mortgage Corporation
26     No                0.02000%                GMAC Commercial Mortgage Corporation
27     No                0.02000%                GMAC Commercial Mortgage Corporation
28     No                0.10000%                GMAC Commercial Mortgage Corporation
29     No                0.02000%                GMAC Commercial Mortgage Corporation
30     No                0.02000%                GMAC Commercial Mortgage Corporation
31     No                0.02000%                GMAC Commercial Mortgage Corporation
32     No                0.02000%                GMAC Commercial Mortgage Corporation
33     No                0.02000%                GMAC Commercial Mortgage Corporation
34     No                0.02000%                GMAC Commercial Mortgage Corporation
35     No                0.02000%                GMAC Commercial Mortgage Corporation
36     No                0.02000%                GMAC Commercial Mortgage Corporation
37     No                0.02000%                GMAC Commercial Mortgage Corporation
38     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
39     No                0.10000%                GMAC Commercial Mortgage Corporation
40     No                0.03000%                KeyCorp Real Estate Capital Markets, Inc.
41     No                0.10000%                GMAC Commercial Mortgage Corporation
42     No                0.02000%                GMAC Commercial Mortgage Corporation
43     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
44     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
45     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
46     No                0.02000%                GMAC Commercial Mortgage Corporation
47     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
48     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
49     No                0.02000%                GMAC Commercial Mortgage Corporation
50     No                0.03000%                KeyCorp Real Estate Capital Markets, Inc.
51     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
52     No                0.06870%                GMAC Commercial Mortgage Corporation
53     No                0.10000%                GMAC Commercial Mortgage Corporation
54     No                0.02000%                GMAC Commercial Mortgage Corporation
55     No                0.02000%                GMAC Commercial Mortgage Corporation
56     No                0.02000%                GMAC Commercial Mortgage Corporation
57     No                0.10000%                GMAC Commercial Mortgage Corporation
58     No                0.02000%                GMAC Commercial Mortgage Corporation
59     No                0.02000%                GMAC Commercial Mortgage Corporation
60     No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
61     No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
62     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
63     No                0.10000%                GMAC Commercial Mortgage Corporation
64     No                0.10000%                GMAC Commercial Mortgage Corporation
65     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
66     Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
67     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
68     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
69     No                0.10000%                GMAC Commercial Mortgage Corporation
70     No                0.02000%                GMAC Commercial Mortgage Corporation
71     No                0.02000%                GMAC Commercial Mortgage Corporation
72     No                0.02000%                GMAC Commercial Mortgage Corporation
73     No                0.02000%                GMAC Commercial Mortgage Corporation
74     No                0.02000%                GMAC Commercial Mortgage Corporation
75     No                0.02000%                GMAC Commercial Mortgage Corporation
76     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
77     No                0.08000%                National Consumer Cooperative Bank
78     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
79     No                0.08000%                National Consumer Cooperative Bank
80     No                0.10000%                GMAC Commercial Mortgage Corporation
81     Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
82     No                0.02000%                GMAC Commercial Mortgage Corporation
83     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
84     No                0.02000%                GMAC Commercial Mortgage Corporation
85     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
86     No                0.02000%                GMAC Commercial Mortgage Corporation
87     No                0.10000%                GMAC Commercial Mortgage Corporation
88     No                0.02000%                GMAC Commercial Mortgage Corporation
89     No                0.02000%                GMAC Commercial Mortgage Corporation
90     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
91     No                0.04000%                KeyCorp Real Estate Capital Markets, Inc.
92     No                0.08000%                National Consumer Cooperative Bank
93     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
94     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
95     No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
96     No                0.02000%                GMAC Commercial Mortgage Corporation
97     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
98     No                0.10000%                GMAC Commercial Mortgage Corporation
99     No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
100    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
101    No                0.02000%                GMAC Commercial Mortgage Corporation
102    No                0.02000%                GMAC Commercial Mortgage Corporation
103    No                0.10000%                GMAC Commercial Mortgage Corporation
104    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
105    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
106    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
107    No                0.08000%                National Consumer Cooperative Bank
108    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
109    No                0.02000%                GMAC Commercial Mortgage Corporation
110    No                0.02000%                GMAC Commercial Mortgage Corporation
111    No                0.08000%                National Consumer Cooperative Bank
112    No                0.02000%                GMAC Commercial Mortgage Corporation
113    No                0.02000%                GMAC Commercial Mortgage Corporation
114    No                0.02000%                GMAC Commercial Mortgage Corporation
115    No                0.02000%                GMAC Commercial Mortgage Corporation
116    No                0.08000%                National Consumer Cooperative Bank
117    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
118    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
119    No                0.10000%                GMAC Commercial Mortgage Corporation
120    No                0.02000%                GMAC Commercial Mortgage Corporation
121    No                0.10000%                GMAC Commercial Mortgage Corporation
122    No                0.10000%                GMAC Commercial Mortgage Corporation
123    No                0.02000%                GMAC Commercial Mortgage Corporation
124    No                0.02000%                GMAC Commercial Mortgage Corporation
125    No                0.08000%                National Consumer Cooperative Bank
126    No                0.08000%                National Consumer Cooperative Bank
127    No                0.02000%                GMAC Commercial Mortgage Corporation
128    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
129    No                0.02000%                GMAC Commercial Mortgage Corporation
130    No                0.06000%                GMAC Commercial Mortgage Corporation
131    No                0.02000%                GMAC Commercial Mortgage Corporation
132    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
133    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
134    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
135    No                0.10000%                GMAC Commercial Mortgage Corporation
136    No                0.08000%                National Consumer Cooperative Bank
137    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
138    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
139    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
140    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
141    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
142    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
143    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
144    No                0.02000%                GMAC Commercial Mortgage Corporation
145    No                0.02000%                GMAC Commercial Mortgage Corporation
146    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
147    No                0.02000%                GMAC Commercial Mortgage Corporation
148    No                0.08000%                National Consumer Cooperative Bank
149    No                0.10000%                GMAC Commercial Mortgage Corporation
150    No                0.08000%                National Consumer Cooperative Bank
151    No                0.10000%                GMAC Commercial Mortgage Corporation
152    No                0.02000%                GMAC Commercial Mortgage Corporation
153    No                0.08000%                National Consumer Cooperative Bank
154    No                0.02000%                GMAC Commercial Mortgage Corporation
155    No                0.02000%                GMAC Commercial Mortgage Corporation
156    No                0.12500%                KeyCorp Real Estate Capital Markets, Inc.
157    No                0.02000%                GMAC Commercial Mortgage Corporation
158    No                0.10000%                GMAC Commercial Mortgage Corporation
159    No                0.02000%                GMAC Commercial Mortgage Corporation
160    No                0.02000%                GMAC Commercial Mortgage Corporation
161    No                0.11000%                GMAC Commercial Mortgage Corporation
162    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
163    No                0.02000%                GMAC Commercial Mortgage Corporation
164    No                0.08000%                National Consumer Cooperative Bank
165    No                0.08000%                KeyCorp Real Estate Capital Markets, Inc.
166    No                0.02000%                GMAC Commercial Mortgage Corporation
167    No                0.08000%                National Consumer Cooperative Bank
168    No                0.02000%                GMAC Commercial Mortgage Corporation
169    No                0.08000%                National Consumer Cooperative Bank
170    No                0.02000%                GMAC Commercial Mortgage Corporation
171    No                0.02000%                GMAC Commercial Mortgage Corporation
172    No                0.02000%                GMAC Commercial Mortgage Corporation
173    No                0.02000%                GMAC Commercial Mortgage Corporation
174    No                0.02000%                GMAC Commercial Mortgage Corporation
175    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
176    No                0.02000%                GMAC Commercial Mortgage Corporation
177    No                0.10000%                GMAC Commercial Mortgage Corporation
178    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
179    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
180    No                0.10000%                GMAC Commercial Mortgage Corporation
181    No                0.08000%                National Consumer Cooperative Bank
182    No                0.08000%                National Consumer Cooperative Bank
183    No                0.02000%                GMAC Commercial Mortgage Corporation
184    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
185    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
186    No                0.02000%                GMAC Commercial Mortgage Corporation
187    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
188    No                0.10000%                GMAC Commercial Mortgage Corporation
189    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
190    No                0.08000%                National Consumer Cooperative Bank
191    No                0.02000%                GMAC Commercial Mortgage Corporation
192    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
193    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
194    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
195    No                0.08000%                National Consumer Cooperative Bank
196    No                0.10000%                GMAC Commercial Mortgage Corporation
197    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
198    No                0.08000%                National Consumer Cooperative Bank
199    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
200    No                0.02000%                GMAC Commercial Mortgage Corporation
201    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
202    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
203    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
204    No                0.08000%                National Consumer Cooperative Bank
205    No                0.08000%                National Consumer Cooperative Bank
206    No                0.10000%                GMAC Commercial Mortgage Corporation
207    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
208    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
209    No                0.08000%                National Consumer Cooperative Bank
210    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
211    No                0.08000%                National Consumer Cooperative Bank
212    No                0.10000%                GMAC Commercial Mortgage Corporation
213    No                0.11000%                GMAC Commercial Mortgage Corporation
214    No                0.02000%                GMAC Commercial Mortgage Corporation
215    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
216    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
217    No                0.10000%                GMAC Commercial Mortgage Corporation
218    No                0.02000%                GMAC Commercial Mortgage Corporation
219    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
220    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
221    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
222    No                0.02000%                GMAC Commercial Mortgage Corporation
223    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
224    No                0.10000%                GMAC Commercial Mortgage Corporation
225    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
226    No                0.08000%                National Consumer Cooperative Bank
227    No                0.08000%                National Consumer Cooperative Bank
228    No                0.08000%                National Consumer Cooperative Bank
229    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
230    Yes               0.02000%                GMAC Commercial Mortgage Corporation
231    No                0.10000%                GMAC Commercial Mortgage Corporation
232    No                0.02000%                GMAC Commercial Mortgage Corporation
233    No                0.02000%                GMAC Commercial Mortgage Corporation
234    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
235    No                0.08000%                National Consumer Cooperative Bank
236    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
237    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
238    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
239    Yes               0.06000%                KeyCorp Real Estate Capital Markets, Inc.
240    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
241    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
242    No                0.08000%                National Consumer Cooperative Bank
243    No                0.08000%                National Consumer Cooperative Bank
244    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
245    No                0.11000%                GMAC Commercial Mortgage Corporation
246    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
247    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
248    No                0.08000%                National Consumer Cooperative Bank
249    No                0.08000%                National Consumer Cooperative Bank
250    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
251    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
252    No                0.02000%                GMAC Commercial Mortgage Corporation
253    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
254    No                0.06000%                GMAC Commercial Mortgage Corporation
255    No                0.08000%                National Consumer Cooperative Bank
256    No                0.08000%                National Consumer Cooperative Bank
257    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
258    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
259    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
260    No                0.08000%                National Consumer Cooperative Bank
261    No                0.08000%                National Consumer Cooperative Bank
262    No                0.08000%                National Consumer Cooperative Bank
263    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
264    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
265    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
266    No                0.08000%                National Consumer Cooperative Bank
267    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
268    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
269    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
270    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
271    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
272    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
273    No                0.02000%                GMAC Commercial Mortgage Corporation
274    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
275    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
276    No                0.02000%                GMAC Commercial Mortgage Corporation
277    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
278    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
279    No                0.02000%                GMAC Commercial Mortgage Corporation
280    No                0.08000%                National Consumer Cooperative Bank
281    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
282    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
283    No                0.02000%                GMAC Commercial Mortgage Corporation
284    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
285    No                0.02000%                GMAC Commercial Mortgage Corporation
286    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
287    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
288    Yes               0.02000%                GMAC Commercial Mortgage Corporation
289    Yes               0.02000%                GMAC Commercial Mortgage Corporation
290    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
291    Yes               0.06000%                KeyCorp Real Estate Capital Markets, Inc.
292    No                0.02000%                GMAC Commercial Mortgage Corporation
293    Yes               0.02000%                GMAC Commercial Mortgage Corporation
294    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
295    No                0.08000%                National Consumer Cooperative Bank
296    Yes               0.02000%                GMAC Commercial Mortgage Corporation
297    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
298    No                0.08000%                National Consumer Cooperative Bank
299    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
300    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
301    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
302    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
303    No                0.08000%                KeyCorp Real Estate Capital Markets, Inc.
304    No                0.02000%                GMAC Commercial Mortgage Corporation
305    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
306    Yes               0.02000%                GMAC Commercial Mortgage Corporation
307    Yes               0.02000%                GMAC Commercial Mortgage Corporation
308    No                0.08000%                National Consumer Cooperative Bank
309    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
310    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
311    Yes               0.06000%                KeyCorp Real Estate Capital Markets, Inc.
312    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
313    No                0.08000%                National Consumer Cooperative Bank
314    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
315    Yes               0.02000%                GMAC Commercial Mortgage Corporation
316    No                0.03000%                KeyCorp Real Estate Capital Markets, Inc.
317    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
318    No                0.08000%                National Consumer Cooperative Bank
319    No                0.08000%                National Consumer Cooperative Bank
320    No                0.08000%                National Consumer Cooperative Bank
321    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
322    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
323    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
324    Yes               0.02000%                GMAC Commercial Mortgage Corporation
325    No                0.08000%                National Consumer Cooperative Bank
326    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
327    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
328    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
329    No                0.02000%                GMAC Commercial Mortgage Corporation
330    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
331    No                0.08000%                National Consumer Cooperative Bank
332    No                0.08000%                KeyCorp Real Estate Capital Markets, Inc.
333    No                0.08000%                National Consumer Cooperative Bank
334    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
335    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
336    No                0.08000%                National Consumer Cooperative Bank
337    Yes               0.02000%                GMAC Commercial Mortgage Corporation
338    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
339    No                0.02000%                GMAC Commercial Mortgage Corporation
340    No                0.08000%                National Consumer Cooperative Bank
341    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
342    No                0.08000%                National Consumer Cooperative Bank
343    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
344    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
345    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
346    No                0.10000%                GMAC Commercial Mortgage Corporation
347    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
348    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
349    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
350    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
351    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
352    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
353    No                0.08000%                National Consumer Cooperative Bank
354    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
355    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
356    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
357    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
358    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
359    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
360    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
361    No                0.05000%                KeyCorp Real Estate Capital Markets, Inc.
362    No                0.08000%                National Consumer Cooperative Bank
363    No                0.08000%                National Consumer Cooperative Bank
364    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
365    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
366    No                0.02000%                GMAC Commercial Mortgage Corporation
367    Yes               0.02000%                GMAC Commercial Mortgage Corporation
368    No                0.08000%                National Consumer Cooperative Bank
369    No                0.06000%                KeyCorp Real Estate Capital Markets, Inc.
370    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
371    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
372    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
373    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
374    No                0.08000%                National Consumer Cooperative Bank
375    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
376    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
377    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
378    No                0.08000%                National Consumer Cooperative Bank
379    No                0.11000%                GMAC Commercial Mortgage Corporation
380    Yes               0.02000%                GMAC Commercial Mortgage Corporation
381    No                0.02000%                GMAC Commercial Mortgage Corporation
382    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
383    No                0.08000%                National Consumer Cooperative Bank
384    Yes               0.02000%                GMAC Commercial Mortgage Corporation
385    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
386    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
387    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
388    Yes               0.02000%                GMAC Commercial Mortgage Corporation
389    No                0.08000%                National Consumer Cooperative Bank
390    No                0.08000%                National Consumer Cooperative Bank
391    No                0.08000%                National Consumer Cooperative Bank
392    No                0.02000%                GMAC Commercial Mortgage Corporation
393    Yes               0.02000%                GMAC Commercial Mortgage Corporation
394    No                0.02000%                GMAC Commercial Mortgage Corporation
395    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
396    Yes               0.02000%                KeyCorp Real Estate Capital Markets, Inc.
397    No                0.08000%                National Consumer Cooperative Bank
398    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
399    No                0.08000%                National Consumer Cooperative Bank
400    Yes               0.02000%                GMAC Commercial Mortgage Corporation
401    Yes               0.02000%                GMAC Commercial Mortgage Corporation
402    No                0.08000%                National Consumer Cooperative Bank
403    No                0.08000%                National Consumer Cooperative Bank
404    Yes               0.02000%                GMAC Commercial Mortgage Corporation
405    Yes               0.02000%                GMAC Commercial Mortgage Corporation
406    No                0.02000%                KeyCorp Real Estate Capital Markets, Inc.
407    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
408    No                0.10000%                KeyCorp Real Estate Capital Markets, Inc.
409    No                0.08000%                National Consumer Cooperative Bank
410    Yes               0.02000%                GMAC Commercial Mortgage Corporation
411    No                0.08000%                National Consumer Cooperative Bank
412    No                0.08000%                National Consumer Cooperative Bank
413    No                0.08000%                National Consumer Cooperative Bank
414    No                0.08000%                National Consumer Cooperative Bank
415    No                0.08000%                National Consumer Cooperative Bank
416    No                0.08000%                National Consumer Cooperative Bank
417    No                0.08000%                National Consumer Cooperative Bank

(1)      Based on a Cut-off date in March 2006.
(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.
(3)      Anticipated Repayment Date.
(4) National Consumer Cooperative Bank will act as special servicer, if and when necessary, for those loans sold into the trust by KeyBank National Association which are collateralized by multifamily cooperative properties.
(5) The Cut-off balance is the Pooled portion only. The Carlton Court Loan has a total Cut-off Date Principal Balance of $21,400,000, comprised of a $19,530,000 Pooled portion and a $1,870,000 Non-pooled portion that is collateral for the class [CCA] Certificates as further described in the Prospectus under "Description of Mortgage Assets and Related Mortgage Properties."

                                   EXHIBIT C-1

                       LIST OF ADDITIONAL COLLATERAL LOANS

                                      Montgomery Park I
                                      Walgreens Pool 6/ DCWI VI
                                      Parkville Commons
                                      Diamante Del Mar
                                      Blackstone Center
                                      Riverhill Center
                                      Huck Finn Shopping Center
                                      Holly Hill Plaza Shopping Center
                                      Gateway Commons
                                      Stoney Batter Office Building
                                      Shoppes of Grove City
                                      Sage Meadows Apartments
                                      Cumberland Pointe Retail
                                      Crossview Court Apartments
                                      Farmville Town Center
                                      Cathedral City Retail
                                      Hesperia Town Center
                                      Mulberry Acres MHP
                                      Desert Country Plaza
                                      Hollywood Video Plaza (Column)
                                      Holland South Building

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

                                 230 Park Avenue
                                 Wells Headquarters
                                 Southgate I
                                 Creekside Business Park
                                 Walgreens Pool 6/ DCWI VI
                                 Walgreens Pool 5/ DCWI V
                                 Walgreens Pool 4/ DCWI IV
                                 Pullman Industrial
                                 Tall Oaks Apartments
                                 Salem Arms Apartments

                                    EXHIBIT D

             FORM OF [MASTER] [SPECIAL] SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention:  Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as [Master] [Special] Servicer No. [1][2][3] hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.    Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, a Mortgage Loan Combination Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    ____________________________________________
                                    as [Master] [Special] Servicer


                                    By: ________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT E

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                               See Attached Report

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation                                                   6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        Principal Prepayment Detail                                          18
                        Historical Detail                                                    19
                        Delinquency Loan Detail                                              20
                        Specially Serviced Loan Detail                                     21 - 22
                        Modified Loan Detail                                                 23
                        Liquidated Loan Detail                                               24
                        Bond / Collateral Realized Loss Reconciliation                       25
                        Supplemental Reporting                                               26
                     -------------------------------------------------------------------------------

              Issuer                                Master Servicer
-----------------------------------       -----------------------------------
Credit Suisse First Boston Mortgage       KeyCorp Real Estate Capital
Securities Corp.                          Markets, Inc.
11 Madison Avenue, 5th Floor              911 Main Street, Suite 1500
New York, NY 10010                        Kansas City, MO 64105

Contact: General Information Number       Contact:       Marty O'Conner
Phone Number: (212) 325-2000              Phone Number:  (816) 221-8800
-----------------------------------       -----------------------------------

     Master & Special Servicer                 Master & Special Servicer
-----------------------------------       -----------------------------------
GMAC Commercial Mortgage                  NCB, FSB
Corporation                               National Consumer Cooperative Bank
200 Witmer Road                           1725 Eye Street, NW
Horsham, PA 19044-8015                    Washington, DC 20006

Contact:       Darri Cunningham           Contact:       Kathleen Luzik
Phone Number:  (215) 328-1784             Phone Number:  (202) 336-7633
-----------------------------------       -----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2006, Wells Fargo Bank, N.A.                                                                                  Page 1 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 CCA         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                            Original  Beginning                                            Ending
              Pass-Through  Notional   Notional    Interest    Prepayment    Total        Notional
Class  CUSIP      Rate       Amount     Amount   Distribution   Premium   Distribution     Amount
---------------------------------------------------------------------------------------------------
 A-X           0.000000%      0.00      0.00        0.00         0.00        0.00          0.00
 A-Y           0.000000%      0.00      0.00        0.00         0.00        0.00          0.00
---------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 CCA              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X             0.00000000     0.00000000      0.00000000     0.00000000
 A-Y             0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail

       Advance Summary                                                            Servicing Fee Summary
P & I Advances Outstanding                 0.00             Current Period Accrued Servicing Fees                           0.00

Servicing Advances Outstanding             0.00             Less Servicing Fees on Delinquent Payments                      0.00

                                                            Less Reductions to Servicing Fees                               0.00
Reimbursement for Interest on P & I        0.00
Advances paid from general collections                      Plus Servicing Fees for Delinquent Payments Received            0.00

                                                            Plus Adjustments for Prior Servicing Calculation                0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections                      Total Servicing Fees Collected                                  0.00

Certificate Interest Reconciliation
-----------------------------------------------------------------------------------------------------------------------

                        Accrued      Net Aggregate      Distributable       Distributable                   Additional
            Accrued   Certificate      Prepayment        Certificate    Certificate Interest    WAC CAP     Trust Fund
Class         Days     Interest    Interest Shortfall      Interest          Adjustment        Shortfall     Expenses
-----------------------------------------------------------------------------------------------------------------------
 A-1           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-2           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-3           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-AB          0         0.00             0.00                0.00             0.00               0.00          0.00
 A-4           0         0.00             0.00                0.00             0.00               0.00          0.00
A-1-A          0         0.00             0.00                0.00             0.00               0.00          0.00
 A-M           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-J           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-X           0         0.00             0.00                0.00             0.00               0.00          0.00
 A-Y           0         0.00             0.00                0.00             0.00               0.00          0.00
  B            0         0.00             0.00                0.00             0.00               0.00          0.00
  C            0         0.00             0.00                0.00             0.00               0.00          0.00
  D            0         0.00             0.00                0.00             0.00               0.00          0.00
  E            0         0.00             0.00                0.00             0.00               0.00          0.00
  F            0         0.00             0.00                0.00             0.00               0.00          0.00
  G            0         0.00             0.00                0.00             0.00               0.00          0.00
  H            0         0.00             0.00                0.00             0.00               0.00          0.00
  J            0         0.00             0.00                0.00             0.00               0.00          0.00
  K            0         0.00             0.00                0.00             0.00               0.00          0.00
  L            0         0.00             0.00                0.00             0.00               0.00          0.00
  M            0         0.00             0.00                0.00             0.00               0.00          0.00
  N            0         0.00             0.00                0.00             0.00               0.00          0.00
  O            0         0.00             0.00                0.00             0.00               0.00          0.00
  P            0         0.00             0.00                0.00             0.00               0.00          0.00
  Q            0         0.00             0.00                0.00             0.00               0.00          0.00
  S            0         0.00             0.00                0.00             0.00               0.00          0.00
 CCA           0         0.00             0.00                0.00             0.00               0.00          0.00
-----------------------------------------------------------------------------------------------------------------------
Totals         0         0.00             0.00                0.00             0.00               0.00          0.00
-----------------------------------------------------------------------------------------------------------------------



------------------------------------------------

                             Remaining Unpaid
             Interest         Distributable
Class      Distribution   Certificate Interest
------------------------------------------------
 A-1           0.00               0.00
 A-2           0.00               0.00
 A-3           0.00               0.00
 A-AB          0.00               0.00
 A-4           0.00               0.00
A-1-A          0.00               0.00
 A-M           0.00               0.00
 A-J           0.00               0.00
 A-X           0.00               0.00
 A-Y           0.00               0.00
  B            0.00               0.00
  C            0.00               0.00
  D            0.00               0.00
  E            0.00               0.00
  F            0.00               0.00
  G            0.00               0.00
  H            0.00               0.00
  J            0.00               0.00
  K            0.00               0.00
  L            0.00               0.00
  M            0.00               0.00
  N            0.00               0.00
  O            0.00               0.00
  P            0.00               0.00
  Q            0.00               0.00
  S            0.00               0.00
 CCA           0.00               0.00
-----------------------------------------------
Totals         0.00               0.00
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------



                           Other Required Information

-----------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                           0.00             Additional Trust Fund Expenses/(Gains)        0.00

                                                                               Fees Paid to Special Servicers          0.00

                                                                               Interest on Advances                    0.00
Aggregate Number of Outstanding Loans                      0
                                                                               Other Expenses of Trust                 0.00
Aggregate Unpaid Principal Balance of Loans             0.00

Aggregate Stated Principal Balance of Loans             0.00
                                                                         Appraisal Reduction Amount

                                                                         ----------------------------------------------------
                                                                                     Appraisal     Cumulative    Most Recent
                                                                           Loan      Reduction        ASER        App. Red.
Aggregate Amount of Servicing Fee                       0.00              Number     Effected        Amount         Date
                                                                         ----------------------------------------------------
Aggregate Amount of Special Servicing Fee               0.00

Aggregate Stand-by Fee                                  0.00

Aggregate Paying Agent Fee                              0.00

Aggregate Amount of Trustee Fee                         0.00

Aggregate Trust Fund Expenses                           0.00


                                                                         ----------------------------------------------------
                                                                         Total
                                                                         ----------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

-----------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-AB
       A-4
      A-1-A
       A-M
       A-J
       A-X
       A-Y
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
       CCA

      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                                % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of    Scheduled   Agg.  WAM         Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props.   Balance    Bal.  (2)  WAC   Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                                % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of    Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------



      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props.  Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props.  Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------


      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props.  Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props.  Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------




                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans  Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                  Prepayment Penalties
                  Offering Document       ------------------------------------------------------------------------------------------
Loan Number       Cross-Reference         Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Current     Outstanding
              Servicing     Servicing       Bankruptcy     REO
Loan Number   Advances      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification          Pre-Modification     Post-Modification     Modification     Modification
Number      Cross-Reference         Balance                 Interest Rate        Interest Rate            Date         Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                             Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery        Offering                                                    Gross Proceeds      Aggregate
Loan                Determination        Document      Appraisal    Appraisal   Actual     Gross       as a % of        Liquidation
Number                  Date         Cross-Reference      Date        Value     Balance   Proceeds   Actual Balance      Expenses *
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       Net           Net Proceeds                    Repurchased
Loan               Liquidation        as a % of         Realized      by Seller
Number               Proceeds       Actual Balance        Loss          (Y/N)
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                     Bond/Collateral Reallized Loss Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                             Amounts
                                   Balance of     Aggregate      Prior Realized      Covered by Over-       Interest (Shortage)/
Distribution         Prospectus   the Loan at   Realized Loss     Loss Applied     collateralization and    Excesses applied to
    Date                 Id       Liquidation     on Loans       to Certificates    other Credit Support    other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification          Additional
                        Adjustments/         (Recoveries)/        Current Realized        Recoveries of      (Recoveries)/Realized
Distribution        Appraisal Reduction   Expenses applied to      Loss Applied to       Realized Losses        Loss Applied to
    Date                 Adjustment         Realized Losses          Certificates         Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |           Credit Suisse Commercial Mortgage Trust Series 2006-C1    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    04/17/2006
Columbia, MD 21045-1951    Determination Date: 04/11/2006                                      Record Date:     03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 26

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___   (e)   Other.  (Please specify brief description of method) _________
            ____________________________________________________________________
            ____________________________________________________________________

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

            (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

            (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

            (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon,
      (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                    Very truly yours,


                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class _________ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 1, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
      (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                    Very truly yours,


                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 1, 2006 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                    Very truly yours,


                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 22, 2006 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

            3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                  (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
      (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

                  (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

            4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                  (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.


                                    Very truly yours,


                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class _____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,


                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________((1)) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

--------------
((1)) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    ____________________________________________
                                    Print Name of Transferee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Date: ______________________________________

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee or Adviser

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    IF AN ADVISER:

                                    Print Name of Transferee

                                    Date: ______________________________________

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class _______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    By: ________________________________________
                                        (Transferee)

                                    Name:
                                    Title:

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                    Name:
                                    Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March [_], 2006 (the "Closing Date") of $__________] (the
                  "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee, the Trustee and the Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                    Very truly yours,

                                    (Transferee)

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________((1)) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

--------------
((1)) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ____  ____  Will the Transferee be acquiring interests in the
            Yes   No    Transferred Certificates only for the Transferee's own
                        account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee)


                                    By: ________________________________________
                                    Name:
                                    Title:
                                    Date:

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ____  ____   Will the Transferee be acquiring interests in the
            Yes   No     Transferred Certificates only for the Transferee's own
                         account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)


                                    By: ________________________________________
                                    Name:
                                    Title:

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    Date:

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] (the
                  "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee, the Trustee and the Certificate Registrar, that:

            1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____

                                    By: ________________________________________
                                    As, or agent for, the beneficial owner(s) of
                                    the Certificates to which this certificate
                                    relates

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
            (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicers, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                    Very truly yours,


                                    ____________________________________________
                                    (Transferee)

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

      ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                   _____________________________________________
                                   (Transferee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   EXHIBIT H-1

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                      )
                              ) ss:
COUNTY OF                     )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class R Certificates, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. Check the applicable paragraph:

                  The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class R Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  None of the above.

            11. The Transferee will not cause the income from the Residual Interest Certificate to be attributed to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or any other United States Person.

            12. The Transferee has historically paid its debts as they have come due and intends to pay its debt as they come due in the future. The Transferee further represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                   [TRANSFEREE]


                                    By: ________________________________________
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:

___________________________________
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ______ day of __________________, _________.

________________________________
NOTARY PUBLIC

COUNTY OF   ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    [TRANSFEROR]

                                    By: ________________________________________
                                    (Transferor)
                                    Name:
                                    Title:

                                    EXHIBIT I

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

            Pursuant to Section 7.01(c) of the Pooling and Servicing Agreement, dated as of March 1, 2006, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                       By: _____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT J

                           FORM OF LOST NOTE AFFIDAVIT

STATE OF                )
                        )  ss.:
COUNTY OF               )

            _________________________________________, _______________________,
being duly sworn, deposes and says:

            1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

            2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ________________________________________, located in ____________________;

            3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $___________ made by _____________________, to __________________________, under date of ___________
(the "Note");

            4. that the Note is now owned and held by the Noteholder;

            5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

            7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank, N.A., as trustee, (the "Trustee") for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C5 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees
(a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                    NAME OF NOTEHOLDER


                                    By: ________________________________________
                                        Authorized Signatory

Sworn to before me this
_______  day of ____________, 20__

                                    EXHIBIT K

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

                          Capstone Realty Advisors, LLC
                         Churchill Mortgage Corporation
                          NorthMarq Capital Group, Inc.
                          Bernard Financial Corporation
                         Draper and Kramer, Incorporated

                                   EXHIBIT L-1

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

            Re: Credit Suisse Commercial Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C1

            I, [identify the certifying individual], a [title] of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC Commercial Mortgage Corporation, KeyCorp Real Estate Capital Markets, Inc., NCB, FSB, National Consumer Cooperative Bank and Wells Fargo Bank, N.A.

Date: _____________________________



___________________________________
President and Chief Executive Officer
Credit Suisse First Boston Mortgage Securities Corp.

                                   EXHIBIT L-2

                      FORM OF TRUSTEE BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C1

      The undersigned, __________, a __________ of WELLS FARGO BANK, N.A., on behalf of WELLS FARGO BANK, N.A., as Trustee (the "Trustee"), under that certain pooling and servicing agreement, dated as of March 1, 2006, (the "Pooling and Servicing Agreement") entered into by Credit Suisse First Boston Mortgage Securities Corp., (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer ("Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 2"), NCB, FSB, as master servicer ("Master Servicer No. 3" and collectively with Master Servicer No. 1 and Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer ("Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and the Trustee, certify to [_______], the Depositor and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the information in the Reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the Master Servicers or the Special Servicers, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the last day of the period covered by the Annual Report; and

            3. Based on my knowledge, all of the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: _________________________

WELLS FARGO BANK, N.A.


_______________________________
[Signature]
[Title]

                                   EXHIBIT L-3

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C1

      I, [identify the certifying individual], a [_______________] of [GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, ("Master Servicer No. 1")][KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation, ("Master Servicer No. 2")][NCB, FSB, a federal savings bank, ("Master Servicer No. 3")] as [Master Servicer No. 1][Master Servicer No. 2][Master Servicer No. 3] under that certain pooling and servicing agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer ("Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 2"), NCB, FSB, as master servicer ("Master Servicer No. 3" and collectively with Master Servicer No. 1 and Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of [Master Servicer No. 1][Master Servicer No. 2][Master Servicer No. 3], certify to [Name of Certifying Person(s) for Sarbanes Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the Relevant Period, all servicing information and all reports required to be submitted by [Master Servicer No. 1][Master Servicer No. 2][Master Servicer No. 3] to the Trustee pursuant to Sections 3.12(a) and 3.12(c) of the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by [Master Servicer No. 1][Master Servicer No. 2][Master Servicer No. 3] to the Trustee for inclusion in these reports;

            2. Based on my knowledge, and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the Relevant Period, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period; and

            3. Based on my knowledge and the compliance review conducted in preparing the annual compliance statement required under
                  Section 11.12 of the Pooling and Servicing Agreement, during the Relevant Period [Master Servicer No. 1][Master Servicer No. 2][Master Servicer No. 3] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer]]

Date: _________________________

[GMAC COMMERCIAL MORTGAGE CORPORATION]

By: _____________________________
    Name:
    Title:

[KEYCORP REAL ESTATE CAPITAL MARKETS, INC.]

By: _____________________________
    Name:
    Title:

[NCB, FSB]

By: _____________________________
    Name:
    Title:

                                   EXHIBIT L-4

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C1

      I, [identify the certifying individual], a [_______________ ] of [GMAC COMMERCIAL MORTGAGE CORPORATION ("Special Servicer No. 1")][NATIONAL CONSUMER COOPERATIVE BANK ("Special Servicer No. 2")] as [Special Servicer No. 1][Special Servicer No. 2] under that certain pooling and servicing agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer ("Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 2"), NCB, FSB, as master servicer ("Master Servicer No. 3" and collectively with Master Servicer No. 1 and Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer ("Special Servicer No. 1"), National Consumer Cooperative Bank, as special servicer "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of [Special Servicer No. 1][Special Servicer No. 2] certify to [Name of Certifying Person(s) for Sarbanes Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by [Special Servicer No. 1][Special Servicer No. 2] to the applicable Master Servicer or Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by [Special Servicer No. 1][Special Servicer No. 2] to the applicable Master Servicer or the Trustee, as applicable, for inclusion in these reports;

            2. Based on my knowledge, the information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__]; and

            3. Based on my knowledge and the annual compliance review required under Section 11.11 of the Pooling and Servicing Agreement, during the Relevant Period [Special Servicer No. 1][Special Servicer No. 2] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

Date: _________________________
[GMAC COMMERCIAL MORTGAGE CORPORATION]

By:_____________________________
Name:
Title:

[NATIONAL CONSUMER COOPERATIVE BANK]

By:_____________________________
Name:
Title:

                                    EXHIBIT M

                           LIST OF BROKER STRIP LOANS


Loan No.:    Loan Name:                            Broker Strip:        Payee:
---------    ----------                            -------------        ------
156          All American Mini Storage - Napa      7.5 bps (0.075%)     Mayer & Clifton Partners, Inc.
162          Capella I Shopping Center             5 bps (0.050%)       Pace Financial
225          Shops at Westar                       5 bps (0.050%)       Pace Financial
15           Hanes Point Shopping Center           3 bps (0.030%)       Pace Financial
179          Associated Energy Systems Building    5 bps(0.050%)        Ronald Nelson Associates


                                    EXHIBIT N

                                    RESERVED

                                    EXHIBIT O

                        FORM OF CUSTODIAL CERTIFICATATION

                                     [Date]

[DEPOSITOR]

[MASTER SERVICER]             MORTGAGE LOAN SELLERS

[SPECIAL SERVICER]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of March 1, 2006 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Trust Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

            Other than as stipulated in the Agreement, none of the Trustee, the Master Servicers, the Special Servicers, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (ix),
(xi), (xii), (xvi) and (xviii) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

            Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,

                                       WELLS FARGO BANK, N.A.
                                       as Trustee


                                       By: _____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT P

              FORM OF NOTICE REGARDING DEFEASANCE OF MORTGAGE LOAN

For loans not among ten largest and having a principal balance of less than (a) $20,000,000 and (b) 5% of outstanding pool balance

To: Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Servicer No.[__] (the "Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A. as Trustee, and others.

                             Date: _________, 20___

            Re: Commercial Mortgage Pass-Through Certificates, Series 2006-C1 Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.

            Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this notice should be conformed to terms used in the Pooling and Servicing Agreement]

            THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

            We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the applicable Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  1. The related borrower (the "Borrower") has consummated a defeasance of the Mortgage Loan of the type checked below:

      ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

      ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

                  2. The defeasance was consummated on __________, 20__.

                  3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

                  4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association,
      (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

                  5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

                  6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Statement to Certificateholders received by the Servicer (the "Current Report").

                  7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

                  8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

                  9. The applicable Master Servicer received written confirmation from an independent certified public accountant stating that
      (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

                  10. The applicable Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Borrower and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

                  11. The agreements executed in connection with the defeasance
      (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full,
      (iv) include representations and/or covenants of the Borrower and/or securities intermediary substantially as set forth on Exhibit B hereto,
      (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

                  12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool.

                  13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

                  14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

            IN WITNESS WHEREOF, the applicable Master Servicer has caused this notice to be executed as of the date captioned above.

                                       [APPLICABLE MASTER SERVICER]

                                        By:
                                        ________________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                                    EXHIBIT B

                   Perfected Security Interest Representations

General:

            1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

            Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

            2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

            3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

            4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

            5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

            6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

            7. [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

            8. [Debtor] has taken all steps _necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person: having a security entitlement against the securities intermediary in the [Securities Account].

            9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

            10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

            11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                    EXHIBIT Q

                 FORM OF SUBORDINATION AGREEMENT OF CO-OP LOANS

            THIS Agreement made this _____ day of ___, 20__, between [_______], a ____________ having an address at __________ (the "Subordinate Mortgagee"), and ___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                              W I T N E S S E T H:

            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at ____________________________________________ more particularly described in the
Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease; (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee;
(iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.

                                       [Subordinate Mortgagee]

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       [Superior Mortgagee]

                                       By: _____________________________________
                                       Name:
                                       Title:

      [PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                    EXHIBIT R

                                    RESERVED

                                   EXHIBIT S-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044
Attn: Managing Director, Commercial Servicing Operations

KeyCorp Real Estate Capital Markets, Inc.,
911 Main Street, Suite 1500
Kansas City, Missouri 64105

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C.  20006

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn:  Edmund Taylor

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            Commercial Mortgage Pass-Through Certificates, Series 2006-C1

      In accordance with the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3" and collectively with Master Servicer No. 1 and Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating Investor's investment in the Certificates:

            ___ The information available on the [Master Servicers'] Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the applicable Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the applicable Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the applicable Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the applicable Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the applicable Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [CERTIFICATEHOLDER]
                                    [BENEFICIAL OWNER OF A CERTIFICATE]

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Telephone No.: _____________________________

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                   EXHIBIT S-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044
Attn: Managing Director, Commercial Servicing Operations

KeyCorp Real Estate Capital Markets, Inc.,
911 Main Street, Suite 1500
Kansas City, Missouri 64105

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C.  20006

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn:  Edmund Taylor

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            Commercial Mortgage Pass-Through Certificates, Series
            2005-C1

            In accordance with the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer No. 1"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer No. 2"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 3" and collectively with Master Servicer No. 1 and Master Servicer No. 2, the "Master Servicers"), GMAC Commercial Mortgage Corporation, as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1.    Investor is contemplating an investment in the Class ____
            Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___ The information available on the [Master Servicers'] Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Telephone No.: _____________________________

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                    EXHIBIT T

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

 Distribution Date        Balance           Distribution Date      Balance
------------------- -------------------- ------------------- -----------------
April 2006            $155,000,000.00       December 2010     $155,000,000.00
May 2006              $155,000,000.00       January 2011      $155,000,000.00
June 2006             $155,000,000.00       February 2011     $154,496,453.02
July 2006             $155,000,000.00       March 2011        $151,059,000.00
August 2006           $155,000,000.00       April 2011        $148,545,000.00
September 2006        $155,000,000.00       May 2011          $145,706,000.00
October 2006          $155,000,000.00       June 2011         $143,166,000.00
November 2006         $155,000,000.00       July 2011         $140,301,000.00
December 2006         $155,000,000.00       August 2011       $137,734,000.00
January 2007          $155,000,000.00       September 2011    $132,607,000.00
February 2007         $155,000,000.00       October 2011      $127,935,000.00
March 2007            $155,000,000.00       November 2011     $125,340,000.00
April 2007            $155,000,000.00       December 2011     $122,422,000.00
May 2007              $155,000,000.00       January 2012      $119,825,000.00
June 2007             $155,000,000.00       February 2012     $117,215,000.00
July 2007             $155,000,000.00       March 2012        $113,975,000.00
August 2007           $155,000,000.00       April 2012        $111,336,000.00
September 2007        $155,000,000.00       May 2012          $108,377,000.00
October 2007          $155,000,000.00       June 2012         $105,710,000.00
November 2007         $155,000,000.00       July 2012         $102,724,000.00
December 2007         $155,000,000.00       August 2012       $100,030,000.00
January 2008          $155,000,000.00       September 2012     $97,322,000.00
February 2008         $155,000,000.00       October 2012       $94,296,000.00
March 2008            $155,000,000.00       November 2012      $91,566,000.00
April 2008            $155,000,000.00       December 2012      $88,836,000.00
May 2008              $155,000,000.00       January 2013       $86,106,000.00
June 2008             $155,000,000.00       February 2013      $83,375,653.84
July 2008             $155,000,000.00       March 2013         $80,182,000.00
August 2008           $155,000,000.00       April 2013         $77,699,000.00
September 2008        $155,000,000.00       May 2013           $74,964,000.00
October 2008          $155,000,000.00       June 2013          $72,456,000.00
November 2008         $155,000,000.00       July 2013          $69,696,000.00
December 2008         $155,000,000.00       August 2013        $67,163,000.00
January 2009          $155,000,000.00       September 2013     $64,617,000.00
February 2009         $155,000,000.00       October 2013       $61,820,000.00
March 2009            $155,000,000.00       November 2013      $59,249,000.00
April 2009            $155,000,000.00       December 2013      $56,426,000.00
May 2009              $155,000,000.00       January 2014       $53,829,000.00
June 2009             $155,000,000.00       February 2014      $51,219,000.00
July 2009             $155,000,000.00       March 2014         $47,884,000.00
August 2009           $155,000,000.00       April 2014         $45,245,000.00
September 2009        $155,000,000.00       May 2014           $42,357,000.00
October 2009          $155,000,000.00       June 2014          $39,691,000.00
November 2009         $155,000,000.00       July 2014          $36,777,000.00
December 2009         $155,000,000.00       August 2014        $34,084,000.00
January 2010          $155,000,000.00       September 2014     $31,379,000.00
February 2010         $155,000,000.00       October 2014       $28,425,000.00
March 2010            $155,000,000.00       November 2014      $25,692,000.00
April 2010            $155,000,000.00       December 2014      $22,712,000.00
May 2010              $155,000,000.00       January 2015       $19,951,000.00
June 2010             $155,000,000.00       February 2015      $15,894,000.00
July 2010             $155,000,000.00       March 2015          $9,641,000.00
August 2010           $155,000,000.00       April 2015          $6,844,000.00
September 2010        $155,000,000.00       May 2015            $3,804,000.00
October 2010          $155,000,000.00       June 2015                     -
November 2010         $155,000,000.00